      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 8, 2001


                                                      REGISTRATION NO. 333-61480

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                         ------------------------------


                                AMENDMENT NO. 1
                                       TO
                                    FORM S-4


                             REGISTRATION STATEMENT

                                     UNDER

                           THE SECURITIES ACT OF 1933
                         ------------------------------

                      VERTEX PHARMACEUTICALS INCORPORATED

             (Exact name of Registrant as specified in its Charter)

           MASSACHUSETTS                              8731                               04-3039129
  (State or other jurisdiction of         (Primary Standard Industrial                (I.R.S. Employer
   Incorporation or organization)         Classification Code Number)              Identification Number)

                               130 WAVERLY STREET
                      CAMBRIDGE, MASSACHUSETTS 02139-4242
                                 (617) 577-6000

         (Address, including Zip Code, and Telephone Number, including
            Area Code, of Registrant's Principal Executive Offices)

                                JOSHUA S. BOGER
                      CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                      VERTEX PHARMACEUTICALS INCORPORATED
                               130 WAVERLY STREET
                      CAMBRIDGE, MASSACHUSETTS 02139-4242
                                 (617) 577-6000

 (Name, Address, including Zip Code, and Telephone Number, including Area Code, of Agent for Service)
                         ------------------------------

                                   COPIES TO:

      Michael L. Fantozzi, Esq.                Sarah P. Cecil, Esq.                   Thomas A. Coll, Esq.
     Mintz, Levin, Cohn, Ferris,                 Corporate Counsel                   Carl R. Sanchez, Esq.
       Glovsky and Popeo, P.C.          Vertex Pharmaceuticals Incorporated            Cooley Godward LLP
         One Financial Center                   130 Waverly Street              4365 Executive Drive, Suite 1100
           Boston, MA 02111             Cambridge, Massachusetts 02139-4242       San Diego, California 92121
            (617) 542-6000                        (617) 577-6000                         (858) 550-6000

                         ------------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
PUBLIC: As soon as practicable after this Registration Statement becomes effective and all other conditions to the proposed merger described herein have been satisfied or waived.

    If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
                         ------------------------------


                        CALCULATION OF REGISTRATION FEE



                                                              PROPOSED MAXIMUM     PROPOSED MAXIMUM
        TITLE OF EACH CLASS OF               AMOUNT TO         OFFERING PRICE          AGGREGATE            AMOUNT OF
     SECURITIES TO BE REGISTERED         BE REGISTERED(1)         PER SHARE         OFFERING PRICE      REGISTRATION FEE
Common stock, $0.01 par value per
  share(3)............................      14,725,000               N/A             $471,437,500        $117,860.00(2)



(1) Based upon the estimated maximum number of shares of common stock of the Registrant that may be issued in connection with the merger described herein.



(2) Previously paid.



(3) The Vertex common stock being registered hereby includes associated preferred stock purchase rights.

                         ------------------------------


    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                     [LOGO]                                            [LOGO]


     TO THE STOCKHOLDERS OF VERTEX PHARMACEUTICALS INCORPORATED AND AURORA
                            BIOSCIENCES CORPORATION


                 A MERGER PROPOSAL--YOUR VOTE IS VERY IMPORTANT

    The boards of directors of Vertex Pharmaceuticals Incorporated and Aurora Biosciences Corporation have approved a merger agreement. When the merger is completed, holders of Aurora common stock will receive 0.62 of a share of Vertex common stock for each share they own, and Aurora will become a wholly-owned subsidiary of Vertex. The boards of directors of both Vertex and Aurora have approved the merger and recommend that the stockholders of each company vote FOR the merger.


    Vertex common stock is listed on The Nasdaq National Market under the trading symbol "VRTX" and on June 7, 2001, Vertex common stock closed at $48.70 per share. Aurora common stock is listed on The Nasdaq National Market under the trading symbol "ABSC" and on June 7, 2001, Aurora common stock closed at $29.98 per share.


    If the merger is approved, the number of Vertex employees will increase from approximately 475 to approximately 825. Accordingly, the board of directors of Vertex has also approved an amendment to Vertex's 1996 Stock and Option Plan to increase the number of shares reserved for issuance under this plan from 13,000,000 to 16,000,000. The board of directors of Vertex recommends that its stockholders vote FOR this amendment.

    Information about the merger and the amendment to Vertex's 1996 Stock and Option Plan is contained in this joint proxy statement-prospectus. WE URGE YOU TO READ THIS ENTIRE DOCUMENT, INCLUDING THE SECTION DESCRIBING RISK FACTORS THAT BEGINS ON PAGE 15.

    The dates, times and places of the special meetings are as follows:


             For Vertex stockholders:                            For Aurora stockholders:

    July 18, 2001 at 12:00 p.m. (Eastern Time)          July 18, 2001 at 9:00 a.m. (Pacific Time)
                130 Waverly Street                                 11010 Torreyana Road
             Cambridge, Massachusetts                             San Diego, California


    Your vote is very important, regardless of the number of shares you own. WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE COMPLETE, SIGN AND RETURN THE ENCLOSED PROXY AS SOON AS POSSIBLE TO MAKE SURE THAT YOUR SHARES ARE REPRESENTED AT THE MEETING.

    We strongly support this merger and join with our boards of directors in enthusiastically recommending that you vote in favor of the merger.


               /s/ Joshua S. Boger                              /s/ Stuart J.M. Collinson
                 Joshua S. Boger                                  Stuart J.M. Collinson
       CHAIRMAN AND CHIEF EXECUTIVE OFFICER          CHAIRMAN, CHIEF EXECUTIVE OFFICER AND PRESIDENT
       VERTEX PHARMACEUTICALS INCORPORATED                    AURORA BIOSCIENCES CORPORATION


    NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE SECURITIES TO BE ISSUED IN CONNECTION WITH THE MERGER OR DETERMINED IF THIS JOINT PROXY
STATEMENT-PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


    This joint proxy statement-prospectus is dated June 8, 2001, and is first being mailed to stockholders of Vertex and Aurora on or about June 13, 2001.

                             ADDITIONAL INFORMATION

    This joint proxy statement-prospectus incorporates important business and financial information about Vertex and Aurora from other documents that are not included in or delivered with the joint proxy statement-prospectus. This information is available to you without charge upon your written or oral request. You can obtain the documents incorporated by reference in this joint proxy statement-prospectus by requesting them in writing or by telephone or over the Internet from the appropriate company at one of the following addresses:


VERTEX PHARMACEUTICALS INCORPORATED            AURORA BIOSCIENCES CORPORATION
130 Waverly Street                             11010 Torreyana Road
Cambridge, Massachusetts 02139-4242            San Diego, California 92121
Attn: Investor Relations                       Attn: Investor Relations
Telephone: (617) 577-6000                      Telephone: (858) 404-6600
email: InvestorInfo@vpharm.com                 email: ir@aurorabio.com


    IF YOU WOULD LIKE TO REQUEST ANY DOCUMENTS, PLEASE DO SO BY JULY 11, 2001 IN ORDER TO RECEIVE THEM BEFORE THE SPECIAL MEETINGS.



See "Where You Can Find More Information" beginning on page 91.


    This joint proxy statement-prospectus contains trademarks of Vertex, Aurora and other companies.

                                     [LOGO]

                      VERTEX PHARMACEUTICALS INCORPORATED
                               130 WAVERLY STREET
                      CAMBRIDGE, MASSACHUSETTS 02139-4242


 NOTICE OF SPECIAL MEETING OF VERTEX PHARMACEUTICALS INCORPORATED STOCKHOLDERS
                          JULY 18, 2001 AT 12:00 P.M.


To the stockholders of Vertex Pharmaceuticals Incorporated:


    Notice is hereby given that a special meeting of stockholders of Vertex Pharmaceuticals Incorporated will be held on Wednesday, July 18, 2001 at 12:00 p.m. Eastern Time at Vertex's offices at 130 Waverly Street, Cambridge, Massachusetts for the following purposes:


    1. To consider and vote upon a proposal to approve the issuance of shares of Vertex common stock in connection with the merger between Vertex and Aurora Biosciences Corporation. In the merger, each share of Aurora common stock will be automatically converted into 0.62 of a share of Vertex common stock, and Aurora will become a wholly-owned subsidiary of Vertex.

    2. To consider and vote upon a proposal to approve an amendment to Vertex's 1996 Stock and Option Plan to increase the number of shares of Vertex common stock reserved for issuance under the plan from 13,000,000 to 16,000,000.

    3. To transact any other business as may properly come before the special meeting or any adjournment or postponement of the special meeting.


    These items of business are described in the attached joint proxy statement-prospectus. Holders of record of Vertex common stock at the close of business on June 6, 2001, the record date, are entitled to notice of, and to vote at, the special meeting and any adjournments or postponements of the special meeting.


    Your vote is very important, regardless of the number of shares you own. We cannot complete the merger unless our stockholders vote to approve the issuance of the Vertex common stock in connection with the merger. Please vote as soon as possible to make sure that your shares are represented at the special meeting. To vote your shares, you may complete and return the enclosed proxy card. If you are a holder of record, you may also cast your vote in person at the special meeting. If your shares are held in an account at a brokerage firm or bank, you must instruct them on how to vote your shares.


                                          By Order of the Board of Directors,
                                          /s/ Sarah P. Cecil
                                          Sarah P. Cecil
                                          CLERK



Cambridge, Massachusetts
June 8, 2001

                                     [LOGO]

                         AURORA BIOSCIENCES CORPORATION
                              11010 TORREYANA ROAD
                          SAN DIEGO, CALIFORNIA 92121


    NOTICE OF SPECIAL MEETING OF AURORA BIOSCIENCES CORPORATION STOCKHOLDERS
                           JULY 18, 2001 AT 9:00 A.M.


To the stockholders of Aurora Biosciences Corporation:


    Notice is hereby given that a special meeting of stockholders of Aurora Biosciences Corporation will be held on Wednesday, July 18, 2001 at 9:00 a.m. Pacific Time at Aurora's offices at 11010 Torreyana Road, San Diego, California for the following purposes:


    1. To consider and vote upon a proposal to approve and adopt a merger agreement between Vertex Pharmaceuticals Incorporated and Aurora. In the merger, each share of Aurora common stock will be automatically converted into 0.62 of a share of Vertex common stock, and Aurora will become a wholly-owned subsidiary of Vertex. Approval and adoption of the merger agreement will also constitute approval of the merger and the other transactions contemplated by the merger agreement.

    2. To transact any other business as may properly come before the special meeting or any adjournment or postponement of the special meeting.


    These items of business are described in the attached joint proxy statement-prospectus. The Board of directors of Aurora has fixed the close of business on June 6, 2001, as the record date for the determination of stockholders entitled to notice of, and to vote at, the special meeting and any adjournments or postponements of the special meeting. Only holders of record of Aurora common stock on the record date are entitled to vote at the Aurora special meeting.


    Your vote is very important, regardless of the number of shares you own. Stockholder approval of the proposal will be required in order to consummate the merger. If the proposal is not approved by the Aurora stockholders, the merger cannot be completed.

    If you would like to attend the special meeting and your shares are held by a broker, bank or other nominee, you must bring to the meeting a recent brokerage statement or a letter from the nominee confirming your beneficial ownership of the shares. You must also bring a form of personal identification. In order to vote your shares at the special meeting, you must obtain from the nominee a proxy issued in your name.

    You can ensure that your shares are voted at the special meeting by signing and dating the enclosed proxy and returning it in the envelope provided. Sending in a signed proxy will not affect your right to attend the meeting and vote in person. You may revoke your proxy at any time before it is voted by giving written notice to the Secretary of Aurora at Aurora's headquarters, located at 11010 Torreyana Road, San Diego, California 92121, by signing and returning a later dated proxy or by voting in person at the special meeting.

    All shares represented by properly executed proxies will be voted in accordance with the specifications of the proxy card. If no such specifications are made, proxies will be voted for approval and adoption of the proposal above.

    ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE AURORA SPECIAL MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE AURORA SPECIAL MEETING, WE URGE YOU TO SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED.



                                               By Order of the Board of Directors,

                                               /s/ Stuart J.M. Collinson
                                               Stuart J.M. Collinson
                                               CHAIRMAN OF THE BOARD,
                                               CHIEF EXECUTIVE OFFICER
                                               AND PRESIDENT

San Diego, California
June 8, 2001

                               TABLE OF CONTENTS

                                                                PAGE
                                                              --------
QUESTIONS AND ANSWERS ABOUT THE MERGER......................      1
SUMMARY OF THE JOINT PROXY STATEMENT-PROSPECTUS.............      4
  The Companies.............................................      4
  The Merger................................................      5
  Additional Proposal For the Vertex Special Meeting........      9
SELECTED HISTORICAL CONSOLIDATED AND PRO FORMA FINANCIAL
  DATA......................................................     10
  Vertex Selected Historical Consolidated Financial Data....     11
  Aurora Selected Historical Consolidated Financial Data....     12
  Vertex Selected Unaudited Pro Forma Combined Financial
    Data....................................................     13
UNAUDITED COMPARATIVE PER SHARE INFORMATION.................     14
RISK FACTORS................................................     15
  Risks Relating to the Merger..............................     15
  Risks Relating to the Vertex..............................     18
THE SPECIAL MEETINGS........................................     26
  Joint Proxy Statement-Prospectus..........................     26
  Date, Time and Place of the Special Meetings..............     26
  Purposes of the Special Meetings..........................     26
  Stockholder Record Dates for the Special Meetings.........     26
  Votes Required at the Special Meetings....................     27
  Proxies...................................................     27
  Revocation of Proxies.....................................     28
  Solicitation of Proxies...................................     28
THE MERGER..................................................     29
  Background of Merger......................................     29
  Vertex's Reasons for the Merger...........................     35
  Aurora's Reasons for the Merger...........................     36
  Structure of the Merger and Conversion of Aurora Stock....     38
  Recommendation of Vertex's Board of Directors.............     38
  Opinion of Vertex's Financial Advisor.....................     38
  Recommendation of Aurora's Board of Directors.............     44
  Opinion of Aurora's Financial Advisor.....................     45
  Interests of Aurora Directors and Executive Officers in
    the Merger..............................................     52
  Completion and Effectiveness of the Merger................     53
  Exchange of Aurora Stock Certificates for Vertex Stock
    Certificates............................................     53
  Treatment of Aurora's Employees and Employee Benefits.....     54
  Treatment of Aurora Stock Options.........................     54
  Material United States Federal Income Tax Consequences of
    the Merger..............................................     55
  Accounting Treatment of the Merger........................     57
  Regulatory Matters........................................     57
  Restriction on Sales of Shares by Affiliates of Aurora....     57
  No Appraisal Rights.......................................     58
  Listing on The Nasdaq National Market of the Vertex Common
    Stock to be Issued in the Merger........................     58
  Delisting and Deregistration of Aurora Common Stock After
    the Merger..............................................     58
  The Merger Agreement......................................     58
  Affiliate Agreements......................................     67
  Stockholder Agreements....................................     68

                                                                PAGE
                                                              --------
  Employment Agreements.....................................     68
  Operations After the Merger...............................     70
UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION..........     71
DESCRIPTION OF VERTEX CAPITAL STOCK.........................     78
  General...................................................     78
  Vertex Common Stock.......................................     78
  Vertex Preferred Stock....................................     78
  Vertex Options............................................     78
  Vertex Stockholder Rights Plan............................     78
  Provisions of Vertex's Charter and By-laws Relating to a
    Change in Control.......................................     79
  Transfer Agent and Registrar..............................     79
COMPARISON OF RIGHTS OF AURORA STOCKHOLDERS AND VERTEX
  STOCKHOLDERS..............................................     80
  Capitalization............................................     80
  Voting Rights.............................................     80
  Number of Directors.......................................     80
  Classification of Board of Directors......................     80
  Removal of Directors......................................     81
  Filling Vacancies on the Board of Directors...............     81
  Amendments to Charter.....................................     81
  Amendments to By-Laws.....................................     81
  Special Stockholder Meetings..............................     82
  Action by Consent of Stockholders.........................     82
  Inspection Rights.........................................     82
  Limitation of Personal Liability of Directors.............     82
  Indemnification of Directors and Officers.................     83
  Stockholder Rights Plans..................................     83
  Relevant Business Combination Provisions and Statutes.....     84
ADDITIONAL PROPOSAL FOR THE VERTEX SPECIAL MEETING TO AMEND
  VERTEX'S 1996 STOCK AND OPTION PLAN.......................     86
  General...................................................     86
  Amendment to the Plan.....................................     86
  Description of Material Features of the Plan..............     87
  Federal Income Tax Consequences...........................     87
  Option Information........................................     89
LEGAL MATTERS...............................................     90
EXPERTS.....................................................     90
OTHER MATTERS...............................................     90
STOCKHOLDER PROPOSALS.......................................     90
WHERE YOU CAN FIND MORE INFORMATION.........................     91
STATEMENTS REGARDING FORWARD-LOOKING INFORMATION............     93

ANNEX A--Agreement and Plan of Merger
ANNEX B--Opinion of Merrill Lynch, Pierce, Fenner & Smith
  Incorporated
ANNEX C--Opinion of Goldman, Sachs & Co.

                     QUESTIONS AND ANSWERS ABOUT THE MERGER



Q:   WHY ARE VERTEX AND AURORA PROPOSING THE MERGER?

A: Vertex is proposing the merger because it believes that by integrating Aurora's core strengths in assay development and ultra-throughput screening technology, Vertex will be able to expand its research into new gene families, as well as enhance its existing multi-target research programs in the kinase, caspase and protease gene families. Aurora is proposing the merger because it believes that the merger significantly accelerates Aurora's comprehensive drug discovery initiatives and creates new and enhanced collaborative opportunities.

Q:   WHY IS VERTEX AMENDING ITS 1996 STOCK AND OPTION PLAN?

A: If the merger is completed, approximately 350 additional employees will be eligible to receive options and stock awards under Vertex's 1996 Stock and Option Plan.
     Accordingly, Vertex's board of directors believes that the increase in the number of shares reserved for issuance under this plan is advisable to give Vertex the flexibility needed to attract, retain and motivate employees, directors and consultants after the merger is completed.

Q:   AS A HOLDER OF AURORA COMMON STOCK, WHAT WILL I RECEIVE IN
     THE MERGER?

A: Holders of Aurora common stock will receive 0.62 of a share of Vertex common stock for each share of Aurora common stock they own. No fractional shares, however, will be issued. You will receive cash for any fractional shares you would otherwise be entitled to receive. The number of shares of Vertex common stock to be issued for each share of Aurora common stock is fixed and will not be adjusted based upon changes in the respective values of these shares.

Q:   WHAT STOCKHOLDER APPROVALS ARE NEEDED?

A: For Vertex, the affirmative vote of the holders of at least a majority of the shares of Vertex common stock present or represented and voting at the Vertex special meeting is required to approve the issuance of Vertex common stock in connection with the merger and to approve the amendment to Vertex's 1996 Stock and Option Plan. Each holder of Vertex common stock is entitled to one vote per share. As of the record date, Vertex directors and executive officers and their affiliates owned approximately 1.9% of the outstanding shares of Vertex common stock. They have executed proxies so that these shares will be voted in favor of the issuance of the Vertex common stock in connection with the merger.

     For Aurora, the affirmative vote of the holders of at least a majority of the outstanding shares of Aurora common stock is required to approve and adopt the merger agreement. Each holder of Aurora common stock is entitled to one vote per share. As of the record date, Aurora directors and executive officers and their affiliates owned approximately 3.8% of the outstanding shares of Aurora common stock. They have executed proxies so that these shares will be voted in favor of approval and adoption of the merger agreement.


Q:   WHAT DO I NEED TO DO NOW?

A: After carefully reading and considering the information contained in this joint proxy statement-prospectus, please respond by completing, signing and dating your proxy card or voting instructions and returning it in the enclosed postage paid envelope as soon as possible so that your shares may be represented at the special meeting.

Q:   WHAT IF I DON'T VOTE?

A: If you are an Aurora stockholder and you fail to respond or you respond and abstain from voting, it will have the same effect as a vote against the merger. If you return a properly executed proxy card without instructions, your shares will be voted in favor of approval and adoption of the merger agreement.

     If you are a Vertex stockholder and you fail to respond or you respond and abstain from voting, so long as a quorum is present at the special meeting, it will have no effect on the vote to approve the issuance of common stock in connection with the merger or on the vote to approve the amendment to Vertex's 1996 Stock and Option Plan. If you return a properly executed proxy card without instructions, your shares will be voted in favor of these proposals.

Q:   IF MY SHARES OF VERTEX OR AURORA COMMON STOCK ARE HELD IN
     STREET NAME BY MY BROKER, WILL MY BROKER VOTE MY SHARES FOR
     ME?

A: If you are an Aurora stockholder, your broker will vote your shares with respect to the proposal to approve and adopt the merger agreement only if you provide instructions on how to vote. You should follow the directions provided by your broker regarding how to instruct your broker to vote your shares. Without instructions, your shares will not be voted, and this will have the same effect as a vote against the merger.

     If you are a Vertex stockholder, your broker will vote your shares with respect to the proposal to approve the issuance of Vertex common stock in connection with the merger only if you provide instructions on how to vote. You should follow the directions provided by your broker regarding how to instruct your broker to vote your shares. Without instructions, your shares will not be voted with respect to this proposal. With respect to the proposal to amend
     Vertex's 1996 Stock and Option Plan, your broker will have discretion to vote your shares even if you do not provide instructions.

Q:   CAN I CHANGE MY VOTE AFTER I HAVE DELIVERED MY PROXY?

A: Yes. You can change your vote at any time before your proxy is voted at the special meeting. If you are a holder of record, you can do this in one of three ways. First, you can notify us that you would like to revoke your proxy. Second, you can complete and submit a new proxy. If you choose either of these two methods, you must submit your notice of revocation or your new proxy to the Clerk of Vertex or the Secretary of Aurora, as appropriate, before the special meeting. Third, you can attend your respective special meeting and vote in person.

     If your shares are held in an account at a brokerage firm or bank, you must follow the directions received from your broker to change your vote or to vote at your respective special meeting.


Q:   SHOULD AURORA STOCKHOLDERS SEND IN THEIR STOCK CERTIFICATES
     NOW?

A: No. After the merger is completed, Aurora stockholders will receive written instructions for exchanging their stock certificates. Please do not send in your stock certificates with your proxy.

Q:   WHEN DO YOU EXPECT THE MERGER TO BE COMPLETED?

A: Each of Vertex and Aurora is working to complete the merger as quickly as possible. Assuming that both Vertex and Aurora satisfy or waive all of the conditions to closing contained in the merger agreement, Vertex and Aurora anticipate that the merger will occur as soon as practicable after approval of the merger proposals at the special meetings.

Q:   WHO CAN HELP ANSWER MY QUESTIONS?

A: If you have any questions about the merger or how to submit your proxy, or if you need additional copies of this joint proxy statement-prospectus or the enclosed proxy card or voting instructions, you should contact:

    - IF YOU ARE A VERTEX STOCKHOLDER:
     Vertex Pharmaceuticals Incorporated
     130 Waverly Street
     Cambridge, Massachusetts 02139-4242
     Attn: Investor Relations
     Telephone: (617) 577-6000
     e-mail: InvestorInfo@vpharm.com

    - IF YOU ARE AN AURORA STOCKHOLDER:
     Aurora Biosciences Corporation
     11010 Torreyana Road
     San Diego, California 92121
     Attn: Investor Relations
     Telephone: (858) 404-6600
     e-mail: ir@aurorabio.com

                SUMMARY OF THE JOINT PROXY STATEMENT-PROSPECTUS


    THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION IN THE JOINT PROXY STATEMENT-PROSPECTUS AND MAY NOT CONTAIN ALL OF THE INFORMATION THAT IS IMPORTANT TO YOU. YOU SHOULD CAREFULLY READ THIS ENTIRE JOINT PROXY STATEMENT-PROSPECTUS AND THE OTHER DOCUMENTS WE REFER TO FOR A MORE COMPLETE UNDERSTANDING OF THE MERGER. IN PARTICULAR, YOU SHOULD READ THE DOCUMENTS ATTACHED TO THIS JOINT PROXY STATEMENT-PROSPECTUS, INCLUDING THE MERGER AGREEMENT, WHICH IS ATTACHED AS ANNEX A AND IS INCORPORATED BY REFERENCE INTO THIS JOINT PROXY STATEMENT-PROSPECTUS. IN ADDITION, WE INCORPORATE BY REFERENCE OTHER IMPORTANT BUSINESS AND FINANCIAL INFORMATION ABOUT VERTEX AND AURORA INTO THIS JOINT PROXY STATEMENT-PROSPECTUS. YOU MAY OBTAIN THE INFORMATION INCORPORATED BY REFERENCE INTO THIS JOINT PROXY STATEMENT-PROSPECTUS WITHOUT CHARGE BY FOLLOWING THE INSTRUCTIONS IN THE SECTION ENTITLED "WHERE YOU CAN FIND MORE INFORMATION" THAT BEGINS ON PAGE 91 OF THIS JOINT PROXY STATEMENT-PROSPECTUS.


                                 THE COMPANIES

VERTEX PHARMACEUTICALS INCORPORATED
130 Waverly Street
Cambridge, Massachusetts 02139-4242
(617) 577-6000

    Vertex is a global biotechnology company. Vertex seeks to discover, develop and commercialize major pharmaceutical products independently and with partners. Chemogenomics, Vertex's proprietary, systematic, genomics-based platform, is designed to accelerate the discovery of new drugs and to expand intellectual property coverage of drug candidate compounds and classes of related compounds. This approach, which targets gene families, has formed the basis for several commercial collaborations that retain rights to downstream revenue for Vertex. Vertex's first approved product is Agenerase-Registered Trademark-, an HIV protease inhibitor, which Vertex co-promotes with GlaxoSmithKline. Vertex has 12 drug candidates in development to treat viral diseases, inflammation, cancer, autoimmune diseases and neurological disorders.

    Vertex's web site address is www.vpharm.com. The information contained in the Vertex web site is not incorporated by reference in this joint proxy statement-prospectus. Vertex has included its web site address in this joint proxy statement-prospectus only as an inactive textual reference and does not intend it to be an active link to its web site.

AURORA BIOSCIENCES CORPORATION
11010 Torreyana Road
San Diego, California 92121
(858) 404-6600

    Aurora develops and commercializes technologies, products and services to accelerate the discovery of new medicines by the pharmaceutical and biopharmaceutical industries. Aurora believes it is a leading provider of proprietary drug discovery solutions for all major classes of gene targets, including receptors, ion channels and enzymes. Aurora is currently launching its Big Biology-TM- initiative, an internal drug discovery program intended to identify drug candidates within all major classes of gene targets.

    Aurora's web site address is www.aurorabio.com. The information contained in the Aurora web site is not incorporated by reference in this joint proxy statement-prospectus. Aurora has included its web site address in this joint proxy statement-prospectus only as an inactive textual reference and does not intend it to be an active link to its web site.

                                   THE MERGER

THE STRUCTURE OF THE MERGER (SEE PAGE 38)

    In the proposed merger, Aurora will become a wholly-owned subsidiary of Vertex. Upon completion of the merger, each outstanding share of Aurora common stock will be automatically converted into 0.62 of a share of Vertex common stock, and the stockholders of Aurora will become stockholders of Vertex. In addition, Vertex will assume each outstanding option to purchase Aurora common stock, and each such option will be converted into and become a right to purchase Vertex common stock, at the same exchange ratio of 0.62 per share.

RECOMMENDATIONS OF THE BOARDS OF DIRECTORS AND OPINIONS OF FINANCIAL ADVISORS (SEE PAGES 38, 44 AND 45)

    TO VERTEX STOCKHOLDERS: The Vertex board of directors believes that the merger is fair to you and in your best interest and recommends that you vote FOR the approval of the issuance of the Vertex common stock in connection with the merger. The Vertex board of directors also believes that the amendment to authorize additional shares under the 1996 Stock and Option Plan is in your best interest and recommends that you vote FOR this proposal.

    TO AURORA STOCKHOLDERS: The Aurora board of directors believes that the merger is fair to you and in your best interest and recommends that you vote FOR the approval and adoption of the merger agreement.

    OPINION OF VERTEX'S FINANCIAL ADVISOR. In deciding to approve the merger, the Vertex board of directors considered the opinion of its financial advisor, Merrill Lynch, Pierce, Fenner & Smith Incorporated, that, as of the date of its opinion, based upon and subject to the factors and assumptions described in its opinion, the exchange ratio was fair from a financial point of view to Vertex. The full text of this opinion is attached as Annex B to this joint proxy statement-prospectus. VERTEX URGES ITS STOCKHOLDERS TO READ THE OPINION OF MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED CAREFULLY AND IN ITS ENTIRETY.

    OPINION OF AURORA'S FINANCIAL ADVISOR. In deciding to approve the merger, the Aurora board of directors considered the opinion of its financial advisor, Goldman, Sachs & Co., that, as of the date of its opinion, based upon and subject to the considerations described in its opinion, the exchange ratio provided by the merger agreement was fair from a financial point of view to the holders of Aurora common stock. The full text of this opinion is attached as Annex C to this joint proxy statement-prospectus. AURORA URGES ITS STOCKHOLDERS TO READ THE OPINION OF GOLDMAN, SACHS & CO. CAREFULLY AND IN ITS ENTIRETY.

THE SPECIAL MEETINGS (SEE PAGE 26)


    SPECIAL MEETING OF VERTEX'S STOCKHOLDERS. The Vertex special meeting will be held at Vertex's offices at 130 Waverly Street, Cambridge, Massachusetts on July 18, 2001, starting at 12:00 p.m., Eastern Time. At the Vertex special meeting, Vertex will ask the holders of Vertex common stock to consider and vote upon (1) a proposal to approve the issuance of the Vertex common stock in connection with the merger, (2) a proposal to amend Vertex's 1996 Stock and Option Plan and (3) any other matters as may properly come before the Vertex special meeting or any postponements or adjournments of the meeting.



    SPECIAL MEETING OF AURORA'S STOCKHOLDERS. The Aurora special meeting will be held at Aurora's offices at 11010 Torreyana Road, San Diego, California on July 18, 2001, starting at 9:00 a.m., Pacific Time. At the Aurora special meeting, Aurora will ask the holders of Aurora common stock to consider and vote upon (1) a proposal to approve and adopt the merger agreement and (2) any other matters as may properly come before the Aurora special meeting or any postponements or adjournments of the meeting.

INTERESTS OF DIRECTORS AND OFFICERS OF AURORA IN THE MERGER (SEE PAGE 52)

    Some of the directors and officers of Aurora have interests in the merger that are different from, or are in addition to, the interests of Aurora's stockholders. These interests include the potential for positions as directors and officers in the merged company, the acceleration of options under Aurora's Non-Employee Director Stock Option Plan as a result of the merger, and the right to continued indemnification and insurance coverage by Vertex for acts or omissions occurring prior to the merger.

TREATMENT OF AURORA STOCK OPTIONS (SEE PAGE 54)

    When the merger is completed, each outstanding Aurora stock option (other than options outstanding under Aurora's Non-Employee Directors' Stock Option
Plan) will be assumed by Vertex and converted into and become a right to purchase Vertex common stock. Each option assumed by Vertex will be exercisable for the number of shares of Vertex common stock equal to the number of shares of Aurora common stock issuable upon exercise of the option multiplied by 0.62, rounded down to the nearest whole share. The per share exercise price for each option will be the exercise price of the Aurora option divided by 0.62, rounded up to the nearest whole cent. Any restrictions on the exercise of any options shall continue, and the term, vesting schedule and other provisions of each option shall remain unchanged.

    Each option outstanding pursuant to Aurora's Non-Employee Directors' Stock Option Plan will, by its terms, become fully vested and immediately exercisable prior to and subject to the merger and if not exercised prior to the completion of the merger, will terminate as of the completion of the merger.

TAX CONSEQUENCES (SEE PAGE 55)

    We expect the merger to be treated as a tax-free reorganization pursuant to
Section 368(a) of the Internal Revenue Code. If the merger is treated as a reorganization, generally no gain or loss will be recognized by the stockholders of Aurora for federal income tax purposes (except with respect to cash received by Aurora stockholders instead of fractional shares of Vertex common stock).

ACCOUNTING TREATMENT OF THE MERGER (SEE PAGE 57)

    We intend to account for the merger as a "pooling of interests" business combination. The conditions to completion of the merger include that Vertex be advised in writing by (1) its independent accountants that they concur with the conclusion of Vertex's management that the merger can properly be accounted for as a pooling of interests and (2) Aurora's independent auditors regarding such firm's concurrence with Aurora's management's conclusions as to whether Aurora meets the conditions necessary for it to enter into the business combination accounted for as a pooling of interests. These conditions, however, may be waived.

ANTITRUST APPROVAL IS REQUIRED TO COMPLETE THE MERGER (SEE PAGE 57)


    The merger is subject to antitrust laws. We have made the required filings with the Department of Justice and the Federal Trade Commission. However, we are not permitted to complete the merger until the applicable waiting periods have expired or terminated. We believe that we have substantially complied with all requests for information from the Department of Justice and the Federal Trade Commission and we expect that the applicable waiting periods will expire or be terminated on or before July 5, 2001. However, the Department of Justice or the Federal Trade Commission, as well as a foreign regulatory agency or government, state or private person, may challenge the merger at any time before its completion.

RESTRICTIONS ON THE ABILITY TO SELL VERTEX COMMON STOCK (SEE PAGE 57)

    All shares of Vertex common stock received by Aurora stockholders in connection with the merger will be freely transferable unless you are considered an "affiliate" of Aurora under the Securities Act of 1933 or unless your Aurora shares are subject to a transfer restriction. Persons who may be deemed to be affiliates of Aurora include individuals or entities that control, are controlled by, or are under the common control of Aurora and may include Aurora's executive officers and directors, as well as Aurora's significant stockholders.

APPRAISAL RIGHTS (SEE PAGE 58)

    Under applicable law, neither Vertex stockholders nor Aurora stockholders have appraisal rights.

OVERVIEW OF THE MERGER AGREEMENT (SEE PAGE 58)

    Each of Vertex's and Aurora's obligation to complete the merger are subject to the satisfaction or waiver of specified conditions before completion of the merger, including the following:

    - Vertex's registration statement on Form S-4, of which this joint proxy statement-prospectus forms a part, must be effective;

    - the merger agreement must be approved and adopted at the Aurora special meeting, and the issuance of the Vertex common stock must be approved at the Vertex special meeting;

    - the applicable waiting periods under U.S. antitrust laws must expire or terminate;

    - the shares of Vertex common stock to be issued in the merger must be approved for listing on The Nasdaq National Market;

    - no law, order, injunction or proceeding preventing completion of the merger may be in effect;

    - we must receive all other necessary regulatory authorizations or approvals; and

    - each of Vertex and Aurora must receive an opinion of tax counsel that the merger will constitute a tax-free reorganization under the tax code.

    Vertex's obligation to complete the merger is subject to the satisfaction or waiver of each of the following additional conditions before completion of the merger:

    - Aurora's representations and warranties in the merger agreement must be true and correct in all material respects;

    - Aurora must have complied with its covenants and obligations required by the merger agreement;

    - there must be no event that has had and is continuing to have a material adverse effect on Aurora and its subsidiaries;

    - Vertex must have received executed affiliate agreements from Aurora's affiliates;

    - Vertex must have received a letter from its independent accountants and Aurora's independent auditors concerning the accounting treatment of the merger as a pooling of interests; and

    - all of the directors of Aurora and its subsidiaries must have resigned.

    Aurora's obligation to complete the merger is subject to the satisfaction or waiver of each of the following additional conditions before completion of the merger:

    - Vertex's representations and warranties in the merger agreement must be true and correct in all material respects;

    - Vertex must have complied with its covenants and obligations required by the merger agreement; and

    - there must be no event that has had and is continuing to have a material adverse effect on Vertex.

    "NO SOLICITATION" PROVISION. The merger agreement contains detailed provisions prohibiting Aurora from seeking an alternative transaction. These "no solicitation" provisions prohibit Aurora, as well as its officers, directors, subsidiaries and representatives, from taking any action to solicit an acquisition proposal as described on page 61. The merger agreement does not, however, prohibit Aurora or its board of directors from considering, and potentially recommending, an unsolicited bona fide written superior proposal from a third party as described on page 61.

    TERMINATION. Vertex and Aurora can jointly agree to terminate the merger agreement at any time. Either company may also terminate the merger agreement if:

    - the merger is not completed by September 30, 2001 (extended to December 31, 2001 if the merger is not completed solely due to U.S. antitrust laws), so long as the failure to complete the merger is not the result of failure by that company to fulfill any of its obligations under the merger agreement;

    - government actions do not permit the completion of the merger;

    - the requisite stockholder approval is not received at either of the special meetings, so long as the failure to receive stockholder approval is not the result of failure by that company to fulfill any of its obligations under the merger agreement;

    - the board of directors of the other company takes specified actions or fails to take other required actions as described on page 63; or

    - the other company breaches its representations, warranties or covenants in the merger agreement in a material way.

    In addition, Aurora may terminate the merger agreement, if its board of directors believes the failure to do so would create a substantial likelihood of a liability for breach of its fiduciary duties to Aurora's stockholders.

    PAYMENT OF TERMINATION FEE AND OTHER FEES AND EXPENSES UPON
TERMINATION. The merger agreement provides that, in several circumstances, Vertex or Aurora may be required to pay a termination fee to, and the fees and expenses of, the other party as described on page 62.

STOCKHOLDER AGREEMENTS (SEE PAGE 68)


    Vertex has entered into stockholder agreements with all of Aurora's directors and executive officers, pursuant to which they have granted proxies to officers of Vertex so that all of the shares of Aurora common stock owned by Aurora's directors and executive officers will be voted by the officers of Vertex at the Aurora special meeting to approve and adopt the merger agreement. As of the record date, Aurora's directors and executive officers and their affiliates owned approximately 3.8% of the outstanding Aurora common stock. Aurora has entered into stockholder agreements with all of Vertex's directors and executive officers, pursuant to which they have granted proxies to officers of Aurora so that all of the shares of Vertex common stock owned by Vertex's directors and executive officers will be voted by the officers of Aurora at the Vertex special meeting to approve the issuance of the Vertex common stock in connection with the merger. As of the record date, Vertex's directors and executive officers and their affiliates owned approximately 1.9% of the outstanding Vertex common stock.

COMPARISON OF STOCKHOLDER RIGHTS (SEE PAGE 80)


    After the merger, Aurora's stockholders will become stockholders of Vertex. Their rights as stockholders of Vertex will differ from their rights as stockholders of Aurora. After the merger, as stockholders of Vertex, their rights will be governed by Vertex's restated articles of organization, as amended, Vertex's amended and restated by-laws and the laws of the Commonwealth of Massachusetts, rather than by Aurora's amended and restated certificate of incorporation, Aurora's amended and restated by-laws and the laws of the State of Delaware.

MARKET PRICE INFORMATION


    The following table sets forth the closing prices per share of Vertex common stock and Aurora common stock as reported on The Nasdaq National Market on (1) April 27, 2001, the last full trading day prior to the public announcement that Vertex and Aurora had entered into the merger agreement, and (2) June 7, 2001, the last full trading day for which closing prices were available at the time of the printing of this joint proxy statement-prospectus. This table also sets forth the pro forma equivalent per share value of Aurora common stock on those dates, which is calculated by taking the closing price of the Vertex common stock on that date and multiplying it by 0.62, the exchange ratio.



                                                  COMMON STOCK   COMMON STOCK   PRO FORMA EQUIVALENT
DATE                                                 VERTEX         AURORA        PER SHARE VALUE
----                                              ------------   ------------   --------------------
April 27, 2001..................................     $39.25         $16.85             $24.34
June 7, 2001....................................     $48.70         $29.98             $30.19


               ADDITIONAL PROPOSAL FOR THE VERTEX SPECIAL MEETING


PROPOSAL TO AMEND VERTEX'S 1996 STOCK AND OPTION PLAN (SEE PAGE 86)


    As a result of the merger, Vertex will have approximately 350 additional persons eligible to receive stock options and stock awards under its 1996 Stock and Option Plan. Accordingly, an amendment to increase the number of shares of Vertex common stock reserved for issuance under this plan from 13,000,000 to 16,000,000 is also being submitted for stockholder approval at the Vertex special meeting. The affirmative vote of the holders of at least a majority of the shares of Vertex common stock present or represented and voting at the Vertex special meeting is required to approve the amendment to Vertex's 1996 Stock and Option Plan.

         SELECTED HISTORICAL CONSOLIDATED AND PRO FORMA FINANCIAL DATA

    The following tables present (1) selected historical consolidated financial data of Vertex, (2) selected historical consolidated financial data of Aurora and (3) selected unaudited pro forma combined financial data of Vertex, which reflects the proposed merger, including the conversion of each outstanding share of Aurora common stock into 0.62 of a share of Vertex common stock, and assumes the pooling of interests method of accounting.

    The selected historical financial data of Vertex has been derived from the audited historical consolidated financial statements and related notes of Vertex for each of the years in the five-year period ended December 31, 2000 and the unaudited consolidated financial statements for the three months ended March 31, 2001. The selected historical financial data of Aurora has been derived from the audited consolidated financial statements of Aurora as of December 31, 2000 and 1999 and for each of the three years in the period ended December 31, 2000 and the unaudited selected financial data of Aurora as of December 31, 1998, 1997 and 1996 and for each of the two years in the period ended December 31, 1997 included in its current report on Form 8-K dated May 18, 2001. The selected historical financial data of Aurora as of March 31, 2001 and for the three month periods ended March 31, 2001 and 2000 have been derived from the unaudited consolidated financial statements of Aurora. The historical information is only a summary and you should read it in conjunction with the historical consolidated financial statements and related notes contained in the annual and quarterly reports for Vertex and Aurora and Aurora's Form 8-K which have been incorporated by reference into this joint proxy statement-prospectus. The selected unaudited pro forma combined financial data of Vertex has been derived from the unaudited pro forma combined financial information included elsewhere in this joint proxy statement-prospectus and should be read in conjunction with the unaudited pro forma combined financial information and related notes.

                                     VERTEX
                SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

STATEMENT OF OPERATIONS DATA:
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                          THREE MONTHS
                                                         ENDED MARCH 31,                  YEAR ENDED DECEMBER 31, *
                                                       -------------------   ----------------------------------------------------
                                                         2001       2000       2000       1999       1998       1997       1996
                                                       --------   --------   --------   --------   --------   --------   --------
Revenues:
  Royalties and product sales........................  $  2,513   $  2,619   $ 12,036   $  8,053   $     --   $     --   $     --
  Collaborative and other research and development
    revenues.........................................    16,544      5,513     66,091     42,507     29,055     29,926     13,341
                                                       --------   --------   --------   --------   --------   --------   --------
    Total revenues...................................    19,057      8,132     78,127     50,560     29,055     29,926     13,341
Operating expenses:
  Royalties and product costs........................       837        872      4,082      2,925         --         --         --
  Research and development...........................    26,119     18,604     84,921     72,180     58,668     51,624     35,212
  Sales, general and administrative..................     7,496      6,577     27,806     26,131     18,135     11,430     22,929
                                                       --------   --------   --------   --------   --------   --------   --------
    Total operating expenses.........................    34,452     26,053    116,809    101,236     76,803     63,054     58,141
                                                       --------   --------   --------   --------   --------   --------   --------
Net loss from operations.............................   (15,395)   (17,921)   (38,682)   (50,676)   (47,748)   (33,128)   (44,800)
                                                       --------   --------   --------   --------   --------   --------   --------
Interest and other income............................    11,299      3,243     27,679     11,088     15,343     13,873      5,257
Interest expense.....................................    (4,774)      (891)   (24,944)      (654)      (681)      (576)      (462)
Equity in income (losses) of unconsolidated
  subsidiary.........................................        --         19       (550)      (724)        --         --         --
                                                       --------   --------   --------   --------   --------   --------   --------
Net loss before cumulative effect of change in
  accounting principle...............................    (8,870)   (15,550)   (36,497)   (40,966)   (33,086)   (19,831)   (40,005)
                                                       --------   --------   --------   --------   --------   --------   --------
Cumulative effect of change in accounting
  principle*.........................................        --     (3,161)    (3,161)        --         --         --         --
                                                       --------   --------   --------   --------   --------   --------   --------
Net loss.............................................  $ (8,870)  $(18,711)  $(39,658)  $(40,966)  $(33,086)  $(19,831)  $(40,005)
                                                       ========   ========   ========   ========   ========   ========   ========
Basic and diluted net loss per common share before
  cumulative effect of change in accounting
  principle..........................................  $  (0.15)  $  (0.30)  $  (0.67)  $  (0.80)  $  (0.65)  $  (0.41)  $  (1.06)
Cumulative effect of change in accounting
  principle--basic and diluted*......................  $     --   $  (0.06)  $  (0.06)  $     --   $     --   $     --   $     --
                                                       --------   --------   --------   --------   --------   --------   --------
Basic and diluted net loss per common share..........  $  (0.15)  $  (0.36)  $  (0.73)  $  (0.80)  $  (0.65)  $  (0.41)  $  (1.06)
                                                       ========   ========   ========   ========   ========   ========   ========
Basic and diluted weighted average number of common
  shares outstanding.................................    60,011     51,928     54,322     51,036     50,598     48,528     37,596

BALANCE SHEET DATA:
(IN THOUSANDS)

                                         MARCH 31,                       DECEMBER 31,
                                         ---------   ----------------------------------------------------
                                           2001        2000       1999       1998       1997       1996
                                         ---------   --------   --------   --------   --------   --------
Cash, cash equivalents and
  investments..........................  $684,871    $707,424   $187,802   $245,652   $279,671   $130,359
Total assets...........................   769,544     772,881    232,445    266,346    295,604    143,499
Obligations under capital leases and
  debt, excluding current portion......   346,966     347,313      4,693      7,032      5,905      5,617
Accumulated deficit....................  (239,355)   (230,485)  (190,827)  (149,861)  (116,775)   (96,944)
Total stockholders' equity.............   390,706     386,897    209,234    246,212    276,001    130,826

------------------------

* Note: In the fourth quarter of 2000, retroactive to January 1, 2000, Vertex adopted Staff Accounting Bulletin No. 101, "Revenue Recognition in Financial Statements" ("SAB 101"). Previously reported financial data for the years ended December 31, 1996 through December 31, 1999 has not been restated to give the pro forma effect of the adoption of the provisions of SAB 101 as the effect could not be reasonably determined. See "Note C: Change in Accounting Principle" in the Notes to the Consolidated Financial Statements contained in the Vertex 2000 annual report on Form 10-K for further information.

                                     AURORA
                SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

STATEMENT OF OPERATIONS DATA:
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                    THREE MONTHS
                                                        ENDED
                                                      MARCH 31,                      YEAR ENDED DECEMBER 31,
                                                 -------------------   ----------------------------------------------------
                                                   2001       2000       2000       1999       1998       1997       1996
                                                 --------   --------   --------   --------   --------   --------   --------
Revenue........................................  $17,521    $15,287    $75,155    $58,327    $ 33,511   $19,788    $ 5,569
Operating expenses:
  Cost of revenue..............................    9,004      8,996     39,563     31,656      27,110     9,792      1,955
  Research and development.....................    5,844      2,956     16,172     12,849      18,204     6,168      5,084
  Sales, general and administrative............    5,739      4,036     18,181     14,787       8,100     4,812      2,169
                                                 -------    -------    -------    -------    --------   -------    -------
    Total operating expenses...................   20,587     15,988     73,916     59,292      53,414    20,772      9,208
                                                 -------    -------    -------    -------    --------   -------    -------
Net income (loss) from operations..............   (3,066)      (701)     1,239       (965)    (19,903)     (984)    (3,639)
                                                 -------    -------    -------    -------    --------   -------    -------
Interest income and other, net.................    1,771      1,189      5,633      1,866       2,510     1,873        665
Interest expense...............................     (229)      (277)    (1,084)    (1,050)       (740)     (380)       (76)
                                                 -------    -------    -------    -------    --------   -------    -------
Income (loss) before taxes.....................   (1,524)       211      5,788       (149)    (18,133)      509     (3,050)
                                                 -------    -------    -------    -------    --------   -------    -------
Benefit (provision) for income taxes...........     (198)       (57)      (870)       (39)        212       (20)        --
                                                 -------    -------    -------    -------    --------   -------    -------
Net income (loss)..............................  $(1,722)   $   154    $ 4,918    $  (188)   $(17,921)  $   489    $(3,050)
                                                 =======    =======    =======    =======    ========   =======    =======
Basic net income (loss) per common share.......  $ (0.08)   $  0.01    $  0.23    $ (0.01)   $  (1.00)  $  0.05    $ (1.16)
                                                 =======    =======    =======    =======    ========   =======    =======
Diluted net income (loss) per common share.....  $ (0.08)   $  0.01    $  0.20    $ (0.01)   $  (1.00)  $  0.03    $ (1.16)
                                                 =======    =======    =======    =======    ========   =======    =======
Basic weighted average number of common shares
  outstanding..................................   22,437     20,320     21,548     18,655      17,972    10,806      2,625
Diluted weighted average number of common
  shares outstanding...........................   22,437     23,230     24,094     18,655      17,972    17,437      2,625

BALANCE SHEET DATA:
(IN THOUSANDS)

                                             MARCH 31,                       DECEMBER 31,
                                             ---------   ----------------------------------------------------
                                               2001        2000       1999       1998       1997       1996
                                             ---------   --------   --------   --------   --------   --------
Cash, cash equivalents and investments.....  $102,313    $106,637   $37,153    $28,986    $50,229    $14,752
Total assets...............................   165,921     168,255    74,893     55,175     66,100     20,711
Obligations under capital leases and debt,
  excluding current portion................     9,293       9,956    11,310      5,452      4,274      1,111
Accumulated deficit........................   (19,536)    (17,814)  (22,337)   (22,148)    (4,227)    (4,716)
Total stockholders' equity.................   126,718     127,114    42,683     39,844     55,826     17,878

                                     VERTEX
              SELECTED UNAUDITED PRO FORMA COMBINED FINANCIAL DATA

STATEMENT OF OPERATIONS DATA:
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                          THREE MONTHS
                                                         ENDED MARCH 31,                  YEAR ENDED DECEMBER 31, *
                                                       -------------------   ----------------------------------------------------
                                                         2001       2000       2000       1999       1998       1997       1996
                                                       --------   --------   --------   --------   --------   --------   --------
Revenues:
  Royalties and product sales........................  $  2,513   $  2,619   $ 12,036   $  8,053   $     --   $     --   $     --
  Discovery service and technology revenues..........    17,521     15,287     75,155     58,327     33,511     19,788      5,569
  Collaborative and other research and development
    revenues.........................................    16,544      5,513     66,091     42,507     29,055     29,926     13,341
                                                       --------   --------   --------   --------   --------   --------   --------
    Total revenues...................................    36,578     23,419    153,282    108,887     62,566     49,714     18,910
Operating expenses
  Royalties and product costs........................       837        872      4,082      2,925         --         --         --
  Cost of discovery service and technology
    revenues.........................................     9,004      8,996     39,563     31,656     27,110      9,792      1,955
  Research and development...........................    31,963     21,560    101,093     85,029     76,872     57,792     40,296
  Sales, general and administrative..................    13,235     10,613     45,987     40,918     26,235     16,242     25,098
                                                       --------   --------   --------   --------   --------   --------   --------
    Total operating expenses.........................    55,039     42,041    190,725    160,528    130,217     83,826     67,349
                                                       --------   --------   --------   --------   --------   --------   --------
Net loss from operations.............................   (18,461)   (18,622)   (37,443)   (51,641)   (67,651)   (34,112)   (48,439)
                                                       --------   --------   --------   --------   --------   --------   --------
Interest income and other, net.......................    13,070      4,432     33,312     12,954     17,853     15,746      5,922
Interest expense.....................................    (5,003)    (1,168)   (26,028)    (1,704)    (1,421)      (956)      (538)
Equity in income (losses) of unconsolidated
  subsidiary.........................................        --         19       (550)      (724)        --         --         --
                                                       --------   --------   --------   --------   --------   --------   --------
Loss before taxes....................................   (10,394)   (15,339)   (30,709)   (41,115)   (51,219)   (19,322)   (43,055)
                                                       --------   --------   --------   --------   --------   --------   --------
Benefit (provision) for income taxes.................      (198)       (57)      (870)       (39)       212        (20)        --
                                                       --------   --------   --------   --------   --------   --------   --------
Net loss before cumulative effect of change in
  accounting principle...............................   (10,592)   (15,396)   (31,579)   (41,154)   (51,007)   (19,342)   (43,055)
                                                       --------   --------   --------   --------   --------   --------   --------
Cumulative effect of change in accounting
  principle*.........................................        --     (3,161)    (3,161)        --         --         --         --
                                                       --------   --------   --------   --------   --------   --------   --------
Net loss.............................................  $(10,592)  $(18,557)  $(34,740)  $(41,154)  $(51,007)  $(19,342)  $(43,055)
                                                       ========   ========   ========   ========   ========   ========   ========
Basic and diluted net loss per common share before
  cumulative effect of change in accounting
  principle..........................................  $  (0.14)  $  (0.24)  $  (0.47)  $  (0.66)  $  (0.83)  $  (0.35)  $  (1.10)
Cumulative effect of change in accounting
  principle--basic and diluted*......................  $     --   $  (0.05)  $  (0.04)  $     --   $     --   $     --   $     --
                                                       --------   --------   --------   --------   --------   --------   --------
Basic and diluted net loss per common share..........  $  (0.14)  $  (0.29)  $  (0.51)  $  (0.66)  $  (0.83)  $  (0.35)  $  (1.10)
                                                       ========   ========   ========   ========   ========   ========   ========
Basic and diluted weighted average number of common
  shares outstanding.................................    73,922     64,526     67,682     62,602     61,741     55,228     39,224


BALANCE SHEET DATA:
(IN THOUSANDS)


                                                            MARCH 31,                        DECEMBER 31,
                                                           -----------   ----------------------------------------------------
                                                              2001         2000       1999       1998       1997       1996
                                                           -----------   --------   --------   --------   --------   --------
Cash, cash equivalents and investments...................   $787,184     $814,061   $224,955   $274,638   $329,900   $145,111
Total assets.............................................    935,465      941,136    307,338    321,521    361,704    164,210
Obligations under capital leases and debt, excluding
  current portion........................................    356,259      357,269     16,003     12,484     10,179      6,728
Accumulated deficit......................................    274,341     (248,299)  (213,164)  (172,009)  (121,002)  (101,660)
Total stockholders' equity...............................    501,974      514,011    251,917    286,056    331,827    148,704

------------------------------

* Note: In the fourth quarter of 2000, retroactive to January 1, 2000, Vertex adopted SAB 101. Previously reported financial data for the years ended December 31, 1996 through December 31, 1999 has not been restated to give the pro forma effect of the adoption of the provisions of SAB 101 as the effect could not be reasonably determined. See "Note C: Change in Accounting Principle" in the Notes to the Consolidated Financial Statements contained in the Vertex 2000 annual report on Form 10-K for further information.

                  UNAUDITED COMPARATIVE PER SHARE INFORMATION

    The following table summarizes the per share information for Vertex and Aurora on a historical, pro forma combined and pro forma equivalent basis. You should read this information in conjunction with Vertex's and Aurora's historical financial statements and related notes that are incorporated by reference into this joint proxy statement-prospectus and the unaudited pro forma combined financial information and related notes that are included elsewhere in this joint proxy statement-prospectus. The Aurora pro forma per share equivalent data is calculated by multiplying the pro forma combined per share amounts by 0.62, the exchange ratio. The pro forma per share data is not necessarily indicative of the results that would have occurred if the merger had been completed on the dates indicated or the results that will occur after the merger.

                           COMPARATIVE PER SHARE DATA
                                  (UNAUDITED)

                                                                THREE
                                                               MONTHS
                                                                ENDED              YEARS ENDED
                                                              ---------   ------------------------------
                                                              MARCH 31,
                                                                2001        2000       1999       1998
                                                              ---------   --------   --------   --------
Vertex--Historical
  Net loss per share (basic and diluted)....................   $(0.15)     $(0.73)    $(0.80)    $(0.65)
  Book value per share(1)...................................   $ 6.49      $ 6.49     $ 4.07     $ 4.85
Aurora--Historical
  Net income (loss) per share (diluted).....................   $(0.08)     $ 0.20     $(0.01)    $(1.00)
  Book value per share(2)...................................   $ 5.63      $ 5.69     $ 2.23     $ 2.13
Pro Forma combined net loss per share (basic and diluted)
  Pro forma net loss per share(3)...........................   $(0.14)     $(0.51)    $(0.66)    $(0.83)
  Equivalent pro forma net loss per Aurora share(4).........   $(0.09)     $(0.32)    $(0.41)    $(0.51)
Pro forma combined net book value per share
  Pro forma net book value per share(5).....................   $ 6.77      $ 7.00     $ 3.98     $ 4.59
  Equivalent pro forma book value per Aurora share(4).......   $ 4.32      $ 4.34     $ 2.47     $ 2.85

------------------------------

(1) The Vertex historical book value per share is calculated by dividing Vertex's stockholders' equity by the total number of outstanding shares of common stock at the end of the period.

(2) The Aurora historical book value per share is calculated by dividing Aurora's stockholders' equity by the total number of outstanding shares of common stock at the end of the period.

(3) The pro forma combined net loss per share is calculated by dividing the pro forma net income by the pro forma number of basic and diluted shares outstanding.

(4) The equivalent pro forma combined amounts are calculated by multiplying the pro forma combined per share amounts by the exchange ratio of 0.62 per share of Vertex common stock for each share of Aurora common stock equivalent share.

(5) The pro forma combined net book value per share is calculated by dividing the pro forma stockholders' equity by the pro forma number of shares outstanding at the end of the period.

                                  RISK FACTORS

    IN ADDITION TO THE OTHER INFORMATION CONTAINED IN OR INCORPORATED BY REFERENCE INTO THIS JOINT PROXY STATEMENT-PROSPECTUS, YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS IN DECIDING HOW TO VOTE ON THE MERGER.

                          RISKS RELATING TO THE MERGER

AURORA STOCKHOLDERS WILL RECEIVE 0.62 OF A SHARE OF VERTEX COMMON STOCK FOR EACH SHARE OF AURORA COMMON STOCK DESPITE CHANGES IN MARKET VALUE OF VERTEX COMMON STOCK OR AURORA COMMON STOCK.

    Upon completion of the merger, each outstanding share of Aurora common stock will be converted into 0.62 of a share of Vertex common stock. This exchange ratio is fixed, and there will be no adjustment for changes in the market price of either Vertex common stock or Aurora common stock. Any change in the price of either Vertex common stock or Aurora common stock will affect the relative value per share that Aurora stockholders will receive in the merger. Vertex common stock and Aurora common stock have both historically experienced significant volatility, and the relative value of the shares of Vertex common stock received in the merger may go up or down as the market price of Vertex common stock or Aurora common stock goes up or down. Stock price changes may result from a variety of factors that are beyond the control of Vertex and Aurora, including changes in their businesses, operations and prospects, regulatory considerations and general market and economic conditions. Neither party is permitted to "walk away" from the merger or resolicit the vote of its stockholders solely because of changes in the market price of either party's common stock.

    The prices of Vertex common stock and Aurora common stock at the closing of the merger may vary from their respective prices on the date of this joint proxy statement-prospectus and on the dates of the special meetings. Because the date the merger is completed may be later than the dates of the special meetings, the prices of Vertex common stock and Aurora common stock on the dates of the special meetings may not be indicative of their respective prices on the date the merger is completed.

ALTHOUGH VERTEX AND AURORA EXPECT THAT THE MERGER WILL RESULT IN BENEFITS, THOSE BENEFITS MAY NOT BE REALIZED.

    Vertex and Aurora entered into the merger agreement with the expectation that the merger will result in benefits, including:

    - an increase in the flow of new drug candidates into development;

    - acceleration of the creation of a broad intellectual property estate; and

    - enhancement and acceleration of opportunities for major drug discovery, development and commercial alliances.

    Achieving the benefits of the merger will depend in part on the successful integration of Vertex's and Aurora's operations and personnel in a timely and efficient manner. Integrating Vertex and Aurora will be a complex, time consuming and expensive process. Employees and management of each of Vertex and Aurora have played a key role in creating each company. The successful integration of these two companies will alter prior relationships and may affect productivity. In addition, the merger is likely to divert the attention of management of each company and could negatively affect Vertex's ability to operate and retain key employees after the merger. Neither company can assure you that Vertex and Aurora can be successfully integrated or that any of the anticipated benefits will be realized, and failure to do so could have a material adverse effect on Vertex's business.

AURORA'S OFFICERS AND DIRECTORS HAVE CONFLICTS OF INTEREST THAT MAY INFLUENCE THEM TO SUPPORT OR APPROVE THE MERGER.

    The directors and officers of Aurora will participate in arrangements that provide them with interests in the merger that are different from, or are in addition to, those of Aurora's stockholders, including:

    - upon completion of the merger, Stuart J.M. Collinson, Aurora's Chairman of the Board, Chief Executive Officer and President, will be appointed to Vertex's board of directors;

    - several officers of Aurora have entered into employment agreements with Aurora that become effective upon completion of the merger and are guaranteed by Vertex;

    - options outstanding pursuant to Aurora's Non-Employee Directors' Stock Option Plan will, by their terms, become fully vested and immediately exercisable prior to and subject to the merger;

    - options granted under the Aurora 1996 Stock Plan to officers of Aurora will become fully vested and immediately exercisable if an optionee is terminated by Vertex without cause or if an optionee voluntarily terminates his or her employment as a result of a constructive termination within the period beginning 60 days before completion of the merger and ending 13 months following the merger; and

    - for six years following the merger, Aurora's current directors and officers are entitled to continued indemnification and limitation of personal liability for, and Vertex must provide policies of directors' and officers' liability insurance with respect to, acts or omissions occurring prior to the completion of the merger.

    As a result, these directors and officers could be more likely to vote to approve the merger agreement than if they did not hold these interests. Aurora stockholders should consider whether these interests may have influenced these directors and officers to support or recommend the merger.

THIRD PARTIES MAY TERMINATE OR ALTER EXISTING CONTRACTS WITH AURORA IF WE FAIL TO OBTAIN REQUIRED CONSENTS AND WAIVERS OR, IN SOME CASES, WITHOUT CAUSE.

    Aurora has contracts with suppliers, customers, licensors, licensees and other business partners relating to, among other things, intellectual property rights. Some of these contracts require Aurora to obtain the consent, waiver or approval of these other parties in connection with the merger agreement. Other contracts may be terminated by the other party without cause at any time upon written notice to Aurora. If a required consent, waiver or approval cannot be obtained, Aurora may lose the right to use intellectual property and enforce its rights under other contracts. Aurora has agreed to use reasonable efforts to secure the necessary consents, waivers and approvals, and it is a condition to Vertex's obligation to complete the merger that Aurora obtain any consents, waivers and approvals which, if not obtained, would have a material adverse effect on Aurora. However, we cannot assure you that Aurora will be able to obtain all of the necessary consents, waivers and approvals. In the event Vertex elects to complete the merger without the necessary consents, waivers and approvals, or if a significant customer with a right to terminate its agreement with Aurora without cause were to exercise that right, it could have a material adverse effect on Vertex's business.

FAILURE TO COMPLETE THE MERGER COULD NEGATIVELY IMPACT VERTEX'S AND AURORA'S STOCK PRICES AND FUTURE BUSINESS AND OPERATIONS.

    If the merger is not completed for any reason, Vertex and Aurora may be subject to a number of material risks, including the following:

    - depending upon the circumstances, either Vertex or Aurora may be required to pay a termination fee of $20,000,000 and reimburse expenses of the other company of up to $1,500,000;

    - the price of Vertex common stock and Aurora common stock may decline to the extent that the current market price reflects a market assumption that the merger is more beneficial to the companies than the companies remaining independent; and

    - costs related to the merger, such as legal and accounting fees and expenses and a portion of the financial advisor fees, must be paid even if the merger is not completed.

    If the merger is terminated and Aurora's board of directors determines to seek another merger or business combination, there can be no assurance that it will be able to find a partner willing to pay an equivalent or more attractive price than that which would be paid in the merger.

THE FAILURE TO QUALIFY THE MERGER FOR "POOLING OF INTERESTS" ACCOUNTING TREATMENT WOULD CREATE THE NEED TO ACCOUNT FOR THE PURCHASE OF GOODWILL, WHICH WILL NEGATIVELY IMPACT THE FUTURE EARNINGS OF VERTEX.


    Vertex and Aurora intend to treat the merger for accounting purposes as a "pooling of interests." The availability of pooling of interests accounting depends on a number of factors, including that affiliates of Vertex and Aurora not sell or otherwise transfer more than a DE MINIMIS number of shares held by them during the period beginning 30 days prior to the closing of the merger and ending when financial results covering at least 30 days of combined operations of Aurora and Vertex have been published. Vertex will not receive written commitments from all of its stockholders who may be deemed affiliates that they will not transfer shares during this period. If the merger is consummated but not treated as a pooling of interests, Vertex will have to account for its purchase of Aurora's goodwill and other intangible assets. This "purchase accounting" will negatively affect Vertex's earnings, as goodwill and other intangible assets would be amortized over a period of years and cause decreased earnings for each quarter during those years. Although Vertex expects to receive letters from its independent accountants concurring with the conclusion of Vertex's management that the merger will qualify for pooling of interests accounting treatment and from Aurora's independent auditors that they concur with the conclusion of Aurora's management as to whether Aurora meets the conditions necessary for it to enter into the business combination accounted for as a pooling of interests, such opinions are not binding on the Securities and Exchange Commission and do not take into account transactions that may occur subsequent to the completion of the merger that would disallow pooling of interests accounting.


VERTEX STOCKHOLDERS FACE IMMEDIATE DILUTION AS A RESULT OF THE MERGER.

    Vertex stockholders will experience immediate and substantial dilution as a result of the shares of Vertex common stock issued to Aurora stockholders in the merger. Additional dilution may also occur upon exercise of any of the outstanding options to purchase Aurora common stock that will be assumed by Vertex in the merger.

                            RISKS RELATING TO VERTEX

    BY VOTING IN FAVOR OF THE MERGER, AURORA STOCKHOLDERS ARE CHOOSING TO INVEST IN VERTEX COMMON STOCK. AN INVESTMENT IN VERTEX COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. IN ADDITION TO THE OTHER INFORMATION CONTAINED IN OR INCORPORATED BY REFERENCE INTO THIS JOINT PROXY STATEMENT-PROSPECTUS, AURORA STOCKHOLDERS SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS CONCERNING VERTEX IN DECIDING WHETHER TO APPROVE AND ADOPT THE MERGER AGREEMENT.

VERTEX DOES NOT KNOW HOW SUCCESSFUL AGENERASE WILL BE IN EUROPE, OR WHETHER AGENERASE SALES IN THE UNITED STATES WILL CONTINUE AT CURRENT LEVELS.

    Vertex's first approved product is Agenerase, an HIV protease inhibitor, which Vertex co-promotes with GlaxoSmithKline. Agenerase was only recently launched in Europe. It is too early to predict the extent to which Agenerase will be successful in Europe. Also, Agenerase's share of the U.S. protease inhibitor market may decrease due to competitive forces and market dynamics. Five other HIV protease inhibitors and a number of other products, including DuPont's Sustiva and GlaxoSmithKline's Ziagen, are on the market for the treatment of HIV infection and AIDS. Other drugs are still in development by Vertex's competitors, including Bristol Myers Squibb and Boehringer Ingelheim, which may have better efficacy, fewer side effects, easier administration and/or lower costs than Agenerase. Moreover, the growth in the worldwide market for HIV protease inhibitors has, to a certain extent, occurred as a result of early and aggressive treatment of HIV infection with a protease inhibitor-based regimen. Changes in treatment strategy, in which treatment is initiated later in the course of infection, or in which treatment is more often initiated with a regimen that does not include a protease inhibitor, may result in less use of HIV protease inhibitors. In addition, the clinical benefit of strategies used to boost drug levels of Agenerase by co-administering other antiretrovirals may not prove to be effective, or may not result in increased revenues. As a result, the total market for protease inhibitors in the U.S. and Europe may decline, decreasing Agenerase sales potential. Consequently, Vertex may not recognize additional royalty and milestone revenues on Agenerase as soon as it had planned. Further, although Vertex co-promotes Agenerase in the U.S. and Europe, GlaxoSmithKline is making most of the marketing and sales efforts and Vertex will have little control over the success of those efforts. GlaxoSmithKline has the right to terminate its agreement with Vertex without cause upon twelve months' notice.

IF VERTEX DOES NOT SUCCESSFULLY DEVELOP ITS DRUG PIPELINE, IT MAY NOT GENERATE SUFFICIENT FUNDS TO ACHIEVE OR SUSTAIN PROFITABILITY IN THE FUTURE.


    As of June 1, 2001, Vertex and its collaborators were conducting clinical trials for eight product candidates resulting from Vertex's research and development programs, including additional clinical trials of VX-175, VX-497, VX-740 and VX-745, and preclinical testing of four product candidates from these programs. All of the products that Vertex is pursuing will require extensive additional development, testing and investment, as well as regulatory approvals, prior to commercialization. Vertex's product research and development efforts may not be successful and its drug candidates may not enter preclinical or clinical studies as or when anticipated or receive the required regulatory approvals. Moreover, Vertex's products, if introduced, may not be commercially successful. The results of preclinical and initial clinical trials of products under development by Vertex are not necessarily predictive of results that will be obtained from large-scale clinical testing. Clinical trials of products under development may not demonstrate the safety and efficacy of such products or result in a marketable product. In addition, the administration alone or in combination with other drugs of any product developed by Vertex may produce undesirable side effects in humans.


    The failure to demonstrate adequately the safety and efficacy of a therapeutic drug under development could delay or prevent regulatory approval of the product and could have a material adverse effect on Vertex. In addition, the FDA may require additional clinical trials, which could result in increased costs and significant development delays. While all or a portion of these additional costs may be covered by payments under Vertex's collaborative agreements, Vertex bears all of the costs for its drug candidates that are not developed with partners.

IF DELAYS IN PATIENT ENROLLMENT SLOW VERTEX'S DEVELOPMENT PROCESS, IT MAY LOSE ITS COMPETITIVE ADVANTAGE OR BE UNABLE TO BRING ITS DRUGS TO MARKET.

    The rate of completion of clinical trials of Vertex's products is dependent upon, among other factors, the rate of patient accrual. Patient accrual is a function of many factors, including the size of the patient population, the proximity of patients to clinical sites, the eligibility criteria for the trial, the level of compliance by the clinical sites to clinical trial protocols, and the availability of clinical trial material. Vertex's drug candidate VX-745 is the first p38 MAP kinase inhibitor to enter Phase II clinical trials. While none of Vertex's clinical trials are currently experiencing slower than expected patient accrual, delays in patient enrollment in Vertex's planned clinical trials for VX-745 may result in increased costs, program delays or both, which could have a material adverse effect on Vertex. While all or a portion of these additional costs may be covered by payments under Vertex's collaborative agreements, Vertex bears all of the costs for its drug candidates that are not developed with partners. If any of Vertex's clinical trials are not completed, it may not be able to submit a new drug application and any such application may not be reviewed and approved by the FDA in a timely manner, if at all.

IF VERTEX DOES NOT OBTAIN REGULATORY APPROVAL FOR ITS PRODUCTS ON A TIMELY BASIS, OR AT ALL, ITS REVENUES WILL BE NEGATIVELY IMPACTED.

    The FDA and comparable agencies in foreign countries impose substantial requirements on the introduction of therapeutic pharmaceutical products through lengthy and detailed laboratory and clinical testing procedures, sampling activities and other costly and time-consuming procedures. Satisfaction of these requirements typically takes several years or longer and may vary substantially based upon the type, complexity and novelty of the pharmaceutical product. Data obtained from preclinical and clinical activities are susceptible to varying interpretations, which could delay, limit or prevent regulatory approval. In addition, delays or rejections may be encountered based on changes in, or additions to, regulatory policies for drug approval during the period of product development and regulatory review. The effect of government regulation may be to delay or prevent the commencement of planned clinical trials for Vertex's drug candidates in clinical development, including VX-175, VX-497, VX-740, VX-745, VX-148 and timcodar. It may also delay the commercialization of Vertex's products, if any are developed and submitted for approval, for a considerable period of time, impose costly procedures upon Vertex's activities and provide competitive advantages to companies more experienced in regulatory affairs that compete with Vertex. Moreover, even if approval is granted, such approval may entail limitations on the indicated uses for which a compound may be marketed.

IF VERTEX IS UNABLE TO ATTRACT AND RETAIN COLLABORATIVE PARTNERS FOR RESEARCH SUPPORT AND THE DEVELOPMENT AND COMMERCIALIZATION OF ITS PRODUCTS, IT MAY NOT BE ABLE TO FUND ITS RESEARCH AND DEVELOPMENT ACTIVITIES.

    Vertex's collaborative partners have agreed to fund portions of Vertex's research and development programs and/or to conduct certain research and development relating to specified products. In exchange, Vertex has given them technology, product manufacturing and marketing rights relating to those products. Some of Vertex's corporate partners, including Novartis, GlaxoSmithKline, Aventis and Eli Lilly, have rights to control the planning and execution of product development and clinical programs. Corporate partners may exercise their control rights in ways that may negatively impact the timing and success of those programs. Vertex's collaborations are subject to termination rights by the collaborators. If any of Novartis, GlaxoSmithKline, Aventis or Eli Lilly were to terminate its relationship with Vertex, or fail to meet its contractual obligations, it could have a material adverse effect on Vertex's ability to undertake research, to fund related and other programs and to develop, manufacture and market any products that may have resulted from the collaboration. For example, if Novartis were to terminate its collaboration with Vertex before the end of the research term specified in the contract, Vertex would no longer be eligible to receive milestone payments and reimbursements worth as much as $400 million from Novartis. Vertex expects to seek additional collaborative arrangements to provide research support and to develop and commercialize its products in the future. Vertex may not be able to establish acceptable collaborative arrangements in the future, and even if it does establish such collaborations, they may not be successful. Under certain of Vertex's collaborative agreements, its partners have agreed to provide funding for only a portion of its research and development activities, and Vertex is committed to investing its own capital to fund the remainder of the agreed upon programs. However, Vertex may not have adequate financial resources to satisfy those requirements.

IF VERTEX LOSES ITS TECHNOLOGICAL ADVANTAGES, IT MAY NOT BE ABLE TO COMPETE IN THE MARKETPLACE.

    Vertex believes that its chemogenomics platform and parallel drug design strategy give it a technological advantage. However, the pharmaceutical research field is characterized by rapid technological progress and intense competition. As a result, Vertex may not realize the expected benefits of these technologies. For example, a large pharmaceutical company, with significantly more resources than Vertex has, could pursue a novel, systematic approach to discover drugs based on gene families using proprietary drug targets, compound libraries, compound approaches, structural protein analysis and information technologies. Such a company might identify broadly applicable compound classes faster and more effectively than Vertex does, impeding Vertex's ability to develop and market drugs based on its approach. Further, Vertex believes that interest in the application of structure-based drug design, parallel drug design and related approaches may continue and may accelerate as the strategies become more widely understood. Businesses, academic institutions, governmental agencies and other public and private research organizations are conducting research to develop technologies that may compete with those Vertex uses. It is possible that Vertex's competitors could acquire or develop technologies that would render its technology obsolete or noncompetitive. For example, a competitor could develop information technologies that accelerate the atomic-level analysis of potential compounds that bind to the active site of a drug target, and predict the absorption, toxicity, and relative ease-of-synthesis of candidate compounds. If Vertex were unable to access the same technologies at an acceptable price, its business could be adversely affected.

IF VERTEX'S COMPETITORS BRING SUPERIOR PRODUCTS TO MARKET OR BRING THEIR PRODUCTS TO MARKET BEFORE VERTEX DOES, VERTEX MAY BE UNABLE TO FIND A MARKET FOR ITS PRODUCTS.


    Vertex's products in development may not be able to compete effectively with products that are currently on the market or new products that may be developed by others. There are many other companies developing products for the same indications that Vertex is pursuing in development. For example, Vertex knows of at least ten drugs in development for the treatment of HIV, five drugs in development for the treatment of hepatitis C infection, and 20 drugs in development for the treatment of rheumatoid arthritis, by competitors in the pharmaceutical and biotechnology industries. In order to compete successfully in these areas, Vertex must demonstrate improved safety, efficacy, and ease of manufacturing and gain market acceptance over competing products which have received regulatory approval and are currently marketed. Many of Vertex's competitors, including major pharmaceutical companies such as GlaxoSmithKline, Novartis, Abbott and Merck, have substantially greater financial, technical and human resources than Vertex does. In addition, many of its competitors have significantly greater experience than Vertex does in conducting preclinical testing and human clinical trials of new pharmaceutical products, and in obtaining FDA and other regulatory approvals of products. Accordingly, Vertex's competitors may succeed in obtaining regulatory approval for products more rapidly than Vertex does. If Vertex obtains regulatory approval and launches commercial sales of its products, it will also compete with respect to manufacturing efficiency and sales and marketing capabilities, areas in which it currently has limited experience.


THE LOSS OF THE SERVICES OF KEY EMPLOYEES OR THE FAILURE TO HIRE QUALIFIED EMPLOYEES WOULD NEGATIVELY IMPACT VERTEX'S BUSINESS AND FUTURE GROWTH.

    Because Vertex's products are highly technical in nature, only highly qualified and trained scientists have the necessary skills to develop these products. Vertex's future success will depend in large part on the continued services of its key scientific and management personnel, including Dr. Joshua S. Boger, its Chief Executive Officer, and Dr. Vicki L. Sato, its President. While Vertex has entered into employment agreements with Dr. Boger and Dr. Sato, they may be terminated by the employee upon six months' notice. Vertex faces intense competition for its scientific personnel from its competitors, its collaborative partners and other companies throughout its industry. Moreover, the growth of local biotechnology companies and the expansion of major pharmaceutical companies into the Cambridge, Massachusetts area has increased competition for the available pool of skilled employees, especially in technical fields, and the high cost of living in the Boston area makes it difficult to attract employees from other parts of the country. A failure to retain, as well as hire, train and effectively integrate into its organization, a sufficient number of qualified scientists and professionals would negatively impact Vertex's business and its ability to grow its business. In addition, the level of funding under some of Vertex's collaborative agreements, in particular the Novartis collaboration, depends on the number of Vertex's scientists performing research under those agreements. If Vertex cannot hire and retain the required personnel, funding received under the agreements may be reduced.

IF VERTEX FAILS TO MANAGE ITS GROWTH EFFECTIVELY, ITS BUSINESS MAY SUFFER.

    During the year 2000, Vertex added approximately 100 employees, increasing the size of its organization by almost 30%. In addition, if the merger is completed, Vertex will add approximately 350 more employees, and Vertex intends to continue to grow. This type of growth requires a significant investment in personnel, management systems and resources. Vertex's ability to commercialize its products, achieve its research and development objectives, and satisfy its commitments under its collaboration agreements depends on its ability to respond effectively to these demands and expand its internal organization to accommodate additional anticipated growth. If Vertex is unable to manage growth effectively, there could be a material adverse effect on its business.

VERTEX DEPENDS ON THIRD PARTY MANUFACTURERS, AND IF IT IS UNABLE TO OBTAIN CONTRACT MANUFACTURING ON REASONABLE TERMS, IT MAY NOT BE ABLE TO DEVELOP OR COMMERCIALIZE ITS PRODUCTS.

    Vertex's ability to conduct clinical trials and its ability to commercialize its potential products will depend, in part, on its ability to manufacture its products on a large scale, either directly or through third parties, at a competitive cost and in accordance with FDA and other regulatory requirements. Vertex has no experience in manufacturing pharmaceuticals or other products, and it may not be able to develop such capabilities in the foreseeable future. In addition, some of Vertex's current corporate partners have manufacturing rights with respect to Vertex's products under development. Accordingly, Vertex is dependent on third party manufacturers and its collaborative partners for the production of its compounds for preclinical research, clinical trial purposes and commercial production. If Vertex is not able to obtain contract manufacturing from these third parties on commercially reasonable terms, it may not be able to conduct or complete clinical trials or commercialize its products as planned. Further, commercial formulation and manufacturing processes have yet to be developed for Vertex's drug candidates other than Agenerase. As a result, Vertex or its collaborators may encounter difficulties developing commercial formulations and manufacturing processes for Vertex's drug candidates that could result in delays in clinical trials, regulatory submissions, regulatory approvals and commercialization of its products.

IF VERTEX'S PATENTS DO NOT PROTECT ITS PRODUCTS, OR VERTEX'S PRODUCTS INFRINGE THIRD-PARTY PATENTS, VERTEX COULD BE SUBJECT TO LITIGATION AND SUBSTANTIAL LIABILITIES.


    As of June 1, 2001, Vertex had 105 patent applications pending in the United States, as well as foreign counterparts in other countries. Vertex's success will depend, in significant part, on its ability to obtain and maintain United States and foreign patent protection for its products, their uses and its processes, to preserve Vertex's trade secrets and to operate without infringing the proprietary rights of third parties. Vertex does not know whether any patents will issue from any of its patent applications or, even if patents issue or have issued, that the issued claims will provide Vertex with any significant protection against competitive products or otherwise be valuable commercially. Legal standards relating to the validity of patents and the proper scope of their claims in the biopharmaceutical field are still evolving, and there is no consistent law or policy regarding the valid breadth of claims in biopharmaceutical patents or the effect of prior art on them. If Vertex is not able to obtain adequate patent protection, its ability to prevent competitors from making, using and selling competing products will be limited. Furthermore, Vertex's activities may infringe the claims of patents held by third parties. Vertex is currently contesting a suit filed by Chiron Corporation claiming infringement of three U.S. patents issued to Chiron. Although Vertex believes that the ultimate outcome of the action will not have a material impact on its consolidated financial position, defense and prosecution of patent claims, including those at issue in the Chiron case, as well as participation in other inter-party proceedings, can be expensive and time-consuming, even in those instances in which the outcome is favorable to Vertex. If the outcome of any such litigation or proceeding were adverse, Vertex could be subject to significant liabilities to third parties, could be required to obtain licenses from third parties or could be required to cease sales of the affected products, any of which could have a material adverse effect on Vertex's business.


VERTEX EXPECTS TO INCUR FUTURE LOSSES AND IT MAY NEVER BECOME PROFITABLE.

    Vertex has incurred significant operating losses each year since its inception and expects to incur a significant operating loss in 2001. Vertex believes that operating losses will continue beyond 2001, even if Vertex receives significant future payments under its existing and future collaborative agreements and royalties on Agenerase sales, because it is planning to make significant investments in research and development and will incur significant selling, general, and administrative expenses for its potential products. Vertex expects that losses will fluctuate from quarter to quarter and year to year, and that such fluctuations may be substantial. Vertex may never achieve or sustain profitability.

VERTEX MAY NEED TO RAISE ADDITIONAL CAPITAL THAT MAY NOT BE AVAILABLE.

    Vertex expects to incur substantial research and development and related supporting expenses as it designs and develops existing and future compounds and undertakes clinical trials of potential drugs resulting from such compounds. Vertex also expects to incur substantial administrative and commercialization expenditures in the future and substantial expenses related to the filing, prosecution, defense and enforcement of patent and other intellectual property claims. Vertex anticipates that it will finance these substantial cash needs with:

    - future payments under its collaborative agreements;

    - additional collaborative agreements;

    - Agenerase royalty revenue;

    - existing cash reserves, together with interest earned on those reserves;

    - facilities and equipment financing; and

    - future product sales (including sales of Aurora products) to the extent that it markets products directly.

    Vertex expects that funds from these sources will be sufficient to fund its planned activities for at least the next 18 months. If not, it will be necessary to raise additional funds through public offerings or private placements of equity or debt securities or other methods of financing. Any equity financings could result in dilution to Vertex's then existing securityholders. Any debt financing, if available at all, may be on terms which, among other things, restrict Vertex's ability to pay dividends and interest (although Vertex does not intend to pay dividends for the foreseeable future). The required interest payments associated with any significant additional debt financing could materially adversely impact Vertex's ability to service its outstanding notes. The terms of any additional debt financing may also, under certain circumstances, restrict or prohibit Vertex from making interest payments on its outstanding notes. If adequate funds are not available, Vertex may be required to curtail significantly or discontinue one or more of its research, drug discovery or development programs, including clinical trials, or attempt to obtain funds through arrangements with collaborative partners or others that may require Vertex to relinquish rights to certain of its technologies or products in research or development. Additional financing may not be available on acceptable terms, if at all.

IF GOVERNMENT AND PRIVATE INSURANCE PLANS DO NOT PAY FOR VERTEX PRODUCTS, THOSE PRODUCTS MAY NOT BE SUCCESSFUL.

    The success of Vertex products in the United States and other significant markets will depend, in part, upon the extent to which a consumer will be able to obtain reimbursement for the cost of those products from government health administration authorities, third-party payors and other organizations. We cannot always determine in advance the reimbursement status of newly approved therapeutic products. Even if a product is approved for marketing, the amount paid by reimbursing organizations may not be adequate. Also, future legislation or regulation, or related announcements or developments, concerning the health care industry or third-party or governmental coverage and reimbursement may adversely affect reimbursement policies. In particular, legislation or regulation limiting consumers' reimbursement rights could limit reimbursement amounts for the cost of Agenerase.

VERTEX HAS LIMITED SALES AND MARKETING EXPERIENCE.

    Vertex currently has little experience in marketing and selling pharmaceutical products. Vertex must either develop a marketing and sales force or enter into arrangements with third parties to market and sell any of its product candidates which are approved by the FDA. Vertex currently intends to bring VX-497 and VX-745 to market itself. For these drug candidates and other drug candidates for which Vertex has retained marketing or co-promotion rights, Vertex may not be able to develop successfully its own sales and marketing force, and Vertex does not know whether it will be able to enter into marketing and sales agreements with others on acceptable terms, if at all. If Vertex develops its own marketing and sales capability, it may be competing with other companies that currently have experienced and well-funded marketing and sales operations. Vertex has granted exclusive marketing rights for Agenerase and VX-175 to GlaxoSmithKline worldwide except the Far East, and for VX-740 to Aventis worldwide. Kissei has exclusive marketing rights to Agenerase, VX-745 and VX-702 in Japan and an option for VX-850. Even though Vertex retains some co-promotion rights, to the extent that its collaborative partners have commercial rights to its products, any revenues Vertex receives from those products will depend primarily on the sales and marketing efforts of others.

IF VERTEX INCURS PRODUCT LIABILITY EXPENSES, ITS EARNINGS COULD BE NEGATIVELY IMPACTED.

    Vertex's business will expose it to potential product liability risks that arise from the testing, manufacturing and sales of its products. In addition to direct expenditures for damages, settlement and defense costs, there is the possibility of adverse publicity as a result of product liability claims. These risks will increase as Vertex's products receive regulatory approval and are commercialized. Vertex currently carries a total of $10 million of product liability insurance. This level of insurance may not be sufficient. Moreover, Vertex may not be able to maintain its existing levels of insurance or be able to obtain or maintain additional insurance that it may need in the future on acceptable terms.

    In addition, Vertex's research and development activities may from time to time involve the controlled use of hazardous materials, including hazardous chemicals and radioactive materials. Accordingly, Vertex is subject to federal, state and local laws governing the use, handling and disposal of these materials. Although Vertex believes that its safety procedures for handling and disposing of hazardous materials comply with regulatory requirements, it cannot completely eliminate the risk that accidental contamination or injury from these materials could expose Vertex to significant liability.

EVENTS WITH RESPECT TO VERTEX'S SHARE CAPITAL COULD CAUSE THE PRICE OF VERTEX COMMON STOCK TO DECLINE.


    Sales of substantial amounts of Vertex common stock in the open market, or the availability of such shares for sale, could adversely affect the price of Vertex common stock. As of June 1, 2001, Vertex had 60,373,345 shares of common stock outstanding, excluding shares reserved for issuance upon the exercise of outstanding stock options, employee stock purchase and 401(k) plans and upon conversion of its outstanding notes. As of June 1, 2001, Vertex had outstanding stock options to purchase 11,428,148 shares of Vertex common stock at a weighted average exercise price of approximately $25.23 per share. Of this total, 5,152,966 were currently exercisable at a weighted average exercise price of approximately $13.94 per share. The shares of Vertex common stock that may be issued under the options will generally be freely tradable or transferable pursuant to an effective registration statement. In addition, upon completion of the merger, based on shares of Aurora common stock and options to purchase shares of Aurora common stock outstanding as of June 1, 2001, Vertex will issue approximately 14,160,814 shares of common stock to the stockholders of Aurora and will assume options to purchase approximately 2,733,366 shares of Vertex common stock. All shares of Vertex common stock issuable upon completion of the merger, except those held by affiliates of Aurora, will be freely transferable. In addition, Vertex has agreed to file a registration statement on Form S-8 relating to the shares of Vertex common stock issuable upon exercise of the assumed Aurora stock options within 20 days after completion of the merger.


VERTEX HAS ADOPTED ANTI-TAKEOVER PROVISIONS THAT MAY FRUSTRATE ANY ATTEMPT TO ACQUIRE VERTEX OR TO REMOVE OR REPLACE ITS MANAGEMENT.

    Provisions in Vertex's restated articles of organization, as amended, and amended and restated by-laws and Vertex's stockholder rights plan may discourage certain types of transactions involving an actual or potential change of control of Vertex which might be beneficial to the company or its securityholders. Vertex's restated articles of organization, as amended, provides for staggered terms for the members of its board of directors. Vertex's by-laws grant the directors a right to adjourn annual meetings of stockholders, and certain provisions of the by-laws may be amended only with an 80% stockholder vote. Pursuant to Vertex's stockholder rights plan, each share of Vertex common stock has an associated preferred share purchase right. The rights will not trade separately from the common stock until, and are exercisable only upon, the acquisition or the potential acquisition through tender offer by a person or group of 15% or more of the outstanding Vertex common stock. Vertex may also issue shares of any class or series of preferred stock in the future without stockholder approval and upon such terms as its board of directors may determine. The rights of the holders of common stock will be subject to, and may be adversely affected by, the rights of the holders of any class or series of preferred stock that may be issued in the future. As a result, stockholders or other parties may find it more difficult to remove or replace Vertex's management.

VERTEX'S STOCK PRICE MAY FLUCTUATE BASED ON FACTORS BEYOND ITS CONTROL.

    Market prices for securities of biopharmaceutical companies such as Vertex are highly volatile. Within the 12 months ended March 31, 2001, Vertex common stock traded between $18.88 and $99.25. The market for Vertex common stock, like that of stock of other companies in the biopharmaceutical field, has from time to time experienced significant price and volume fluctuations that are unrelated to Vertex's operating performance. The future market price of Vertex's securities could be significantly and adversely affected by factors such as:

    - announcements of results of clinical trials;

    - technological innovations or the introduction of new products by Vertex's competitors;

    - government regulatory action;

    - public concern as to the safety of products developed by others;

    - developments in patent or other intellectual property rights or announcements relating to these matters;

    - developments in domestic and international governmental policy or regulation, for example relating to intellectual property rights; and

    - developments and market conditions for pharmaceutical and biotechnology stocks, in general.

VERTEX'S OUTSTANDING INDEBTEDNESS MAY INCREASE ITS COSTS AND MAKE IT MORE DIFFICULT TO OBTAIN ADDITIONAL FINANCING.

    As of March 31, 2001, Vertex had approximately $347 million in long-term debt. The high level of its indebtedness will impact Vertex by:

    - significantly increasing its interest expense and related debt service costs;

    - making it more difficult to obtain additional financing for working capital, capital expenditures, debt service requirements or other purposes; and

    - constraining Vertex's ability to react quickly in an unfavorable economic climate.

                              THE SPECIAL MEETINGS

JOINT PROXY STATEMENT-PROSPECTUS

    This joint proxy statement-prospectus is being furnished to you in connection with the solicitation of proxies by each of Vertex's and Aurora's board of directors in connection with the proposed merger between Vertex and Aurora. In the merger, each share of Aurora common stock will be automatically converted into 0.62 of a share of Vertex common stock, and Aurora will become a wholly-owned subsidiary of Vertex.


    This joint proxy statement-prospectus is first being furnished to stockholders of Vertex and Aurora on or about June 13, 2001.


DATE, TIME AND PLACE OF THE SPECIAL MEETINGS

    The special meetings are scheduled to be held as follows:



          For Vertex stockholders:                       For Aurora stockholders:
 July 18, 2001 at 12:00 p.m. (Eastern Time)      July 18, 2001 at 9:00 a.m. (Pacific Time)
             130 Waverly Street                            11010 Torreyana Road
          Cambridge, Massachusetts                         San Diego, California


PURPOSES OF THE SPECIAL MEETINGS

    The special meeting of Vertex is being held so that stockholders of Vertex may consider and vote upon:

    - a proposal to approve the issuance of shares of Vertex common stock in connection with the merger; and

    - a proposal to approve an amendment to Vertex's 1996 Stock and Option Plan to increase the number of shares of Vertex common stock reserved for issuance under the plan from 13,000,000 to 16,000,000.

    The special meeting of Aurora is being held so that stockholders of Aurora may consider and vote upon a proposal to approve and adopt the merger agreement. Adoption of the merger agreement by the Aurora stockholders will also constitute approval of the merger and the other transactions contemplated by the merger agreement.

    At the special meetings, stockholders of each of Vertex and Aurora will also transact any other business that properly comes before the special meetings or any adjournment or postponement of the special meetings.

STOCKHOLDER RECORD DATES FOR THE SPECIAL MEETINGS


    VERTEX. Vertex's board of directors has fixed the close of business on June 6, 2001 as the record date for determination of Vertex's stockholders entitled to notice of and to vote at the special meeting. On the record date, there were 60,373,345 shares of Vertex common stock outstanding, held by approximately 191 holders of record.



    AURORA. Aurora's board of directors has fixed the close of business on June 6, 2001 as the record date for determination of Aurora's stockholders entitled to notice of and to vote at the special meeting. On the record date, there were 22,738,438 shares of Aurora common stock outstanding, held by approximately 233 holders of record.

VOTES REQUIRED AT THE SPECIAL MEETINGS


    VERTEX. At least a majority of the outstanding shares of Vertex common stock must be represented, either in person or by proxy, to constitute a quorum at the Vertex special meeting. Abstentions and broker non-votes will each be included in determining whether a quorum is present. The affirmative vote of the holders of at least a majority of the shares of Vertex's outstanding common stock present or represented and voting at the special meeting is required to approve the issuance of the Vertex common stock in connection with the merger and to approve the amendment to Vertex's 1996 Stock and Option Plan. At the Vertex special meeting, each share of Vertex common stock is entitled to one vote on all matters properly submitted to the Vertex stockholders at the special meeting. As of the record date for the special meeting, directors and executive officers of Vertex and their affiliates owned approximately 1.9% of all outstanding shares of Vertex common stock entitled to vote at the special meeting. These directors and executive officers of Vertex have executed proxies so that these shares will be voted in favor of the approval of the issuance of the Vertex common stock in connection with the merger.



    AURORA. At least a majority of the outstanding shares of Aurora common stock must be represented, either in person or by proxy, to constitute a quorum at the Aurora special meeting. Abstentions and broker non-votes will each be included in determining whether a quorum is present. The affirmative vote of the holders of at least a majority of the outstanding shares of Aurora's common stock is required to approve and adopt the merger agreement. At the Aurora special meeting, each share of Aurora common stock is entitled to one vote on all matters properly submitted to the Aurora stockholders at the special meeting. As of the record date for the special meeting, directors and executive officers of Aurora and their affiliates owned approximately 3.8% of all outstanding shares of Aurora common stock entitled to vote at the special meeting. These directors and executive officers of Aurora have executed proxies so that these shares will be voted in favor of the approval and adoption of the merger agreement.


PROXIES

    VERTEX. All shares of Vertex common stock represented by properly executed proxies or voting instructions received before or at the Vertex special meeting will, unless the proxies or voting instructions are revoked, be voted in accordance with the instructions indicated on those proxies or voting instructions. If no instructions are indicated on a properly executed proxy card, the shares will be voted FOR the approval of the issuance of the Vertex common stock in connection with the merger and FOR the approval of the amendment to Vertex's 1996 Stock and Option Plan. You are urged to mark the boxes on the proxy card to indicate how to vote your shares.

    If you hold your shares of Vertex common stock through a brokerage firm or bank, they may only vote your Vertex common stock with respect to the proposal to approve the issuance of Vertex common stock in connection with the merger in accordance with your instructions. If the broker does not timely receive your instructions, it may not vote your Vertex common stock with respect to this proposal. With respect to the proposal to amend Vertex's 1996 Stock and Option Plan, your broker will have discretion to vote your shares even if you do not provide instructions. Broker non-votes, as well as abstentions and failures to vote, will have no effect on the approval of the proposal to approve the issuance of the Vertex common stock in connection with the merger or the proposal to approve the amendment to Vertex's 1996 Stock and Option Plan.

    Vertex does not expect that any matter other than approval of the issuance of Vertex common stock in connection with the merger and approval of the amendment to Vertex's 1996 Stock and Option Plan will be brought before the Vertex special meeting. If, however, other matters are properly presented, the persons named as proxies will vote in accordance with their judgment with respect to those matters, unless authority to do so is withheld on the proxy card.

    AURORA. All shares of Aurora common stock represented by properly executed proxies or voting instructions received before or at the Aurora special meeting will, unless the proxies or voting instructions are revoked, be voted in accordance with the instructions indicated on those proxies or voting instructions. If no instructions are indicated on a properly executed proxy card, the shares will be voted FOR the approval and adoption of the merger agreement. You are urged to mark the box on the proxy card to indicate how to vote your shares.

    If you hold your shares of Aurora common stock through a brokerage firm or bank, they may only vote your Aurora common stock at the special meeting in accordance with your instructions. If the broker does not timely receive your instructions, it may not vote your Aurora common stock. Because the approval and adoption of the merger agreement requires the affirmative vote of at least a majority of the shares of Aurora's common stock outstanding on the record date, broker non-votes, as well as abstentions and failures to vote, will have the same effect as a vote against approval and adoption of the merger agreement.

    Aurora does not expect that any matter other than the approval and adoption of the merger agreement will be brought before the special meeting. If, however, other matters are properly presented, the persons named as proxies will vote in accordance with their judgment with respect to those matters, unless authority to do so is withheld on the proxy card.

REVOCATION OF PROXIES


    A stockholder of record may revoke his or her proxy at any time before it is voted by:


    - notifying in writing the Clerk of Vertex Pharmaceuticals Incorporated at 130 Waverly Street, Cambridge, Massachusetts 02139-4242, if you are a Vertex stockholder, or the Secretary of Aurora Biosciences Corporation at 11010 Torreyana Road, San Diego, California 92121, if you are an Aurora stockholder;

    - granting a subsequently dated proxy; or

    - appearing in person and voting at the special meeting if you are a holder of record.


If your shares are held in an account at a brokerage firm or bank, you must follow the directions received from your broker to revoke your vote or to vote at your respective special meeting. Attendance at the special meeting will not in and of itself constitute revocation of a proxy.


SOLICITATION OF PROXIES


    Vertex and Aurora will equally share the expenses incurred in connection with the printing and mailing of this joint proxy statement-prospectus. Vertex has retained D.F. King & Co., Inc. , at an estimated cost of $4,000.00 plus reimbursement of expenses, to assist in the solicitation of proxies for the Vertex special meeting. Vertex, its proxy solicitor and Aurora will also request banks, brokers and other intermediaries holding shares of Vertex common stock or Aurora common stock beneficially owned by others to send this joint proxy statement-prospectus to, and obtain proxies from, the beneficial owners and will reimburse the holders for their reasonable expenses in so doing. Solicitation of proxies by mail may be supplemented by telephone, telegram, and other electronic means, advertisements and personal solicitation by the directors, officers or employees of Vertex and Aurora. No additional compensation will be paid to directors, officers or employees for such solicitation.


    AURORA STOCKHOLDERS SHOULD NOT SEND IN ANY STOCK CERTIFICATES WITH THEIR PROXY CARD. A TRANSMITTAL LETTER WITH INSTRUCTIONS FOR THE SURRENDER OF STOCK CERTIFICATES FOR AURORA COMMON STOCK WILL BE MAILED TO AURORA STOCKHOLDERS AS SOON AS PRACTICABLE AFTER COMPLETION OF THE MERGER.

                                   THE MERGER

    THIS SECTION OF THE JOINT PROXY STATEMENT-PROSPECTUS DESCRIBES MATERIAL ASPECTS OF THE PROPOSED MERGER, INCLUDING THE MERGER AGREEMENT AND OTHER RELATED AGREEMENTS. WHILE WE BELIEVE THAT THE DESCRIPTION COVERS THE MATERIAL TERMS OF THE MERGER, THIS SUMMARY MAY NOT CONTAIN ALL OF THE INFORMATION THAT IS IMPORTANT TO YOU. YOU SHOULD READ THIS ENTIRE JOINT PROXY STATEMENT-PROSPECTUS AND THE OTHER DOCUMENTS WE REFER TO CAREFULLY FOR A MORE COMPLETE UNDERSTANDING OF THE MERGER. IN ADDITION, WE INCORPORATE IMPORTANT BUSINESS AND FINANCIAL INFORMATION ABOUT EACH OF US INTO THIS JOINT PROXY STATEMENT-PROSPECTUS BY REFERENCE. YOU MAY OBTAIN THE INFORMATION INCORPORATED BY REFERENCE INTO THIS JOINT PROXY STATEMENT-PROSPECTUS WITHOUT CHARGE BY FOLLOWING THE INSTRUCTIONS IN THE SECTION ENTITLED "WHERE YOU CAN FIND MORE INFORMATION" THAT BEGINS ON
PAGE 89 OF THIS JOINT PROXY STATEMENT-PROSPECTUS.

BACKGROUND OF THE MERGER

    In evaluating its strategic direction during 2000, Vertex determined that one of its near-term goals was to acquire complementary products, capabilities and technologies that would enhance its drug discovery capabilities.

    Throughout the year 2000, Aurora's board of directors and executive management team had numerous discussions regarding potential strategic transactions that would enable Aurora to accelerate Aurora's comprehensive drug discovery initiatives and create new and enhanced partnership opportunities. During this time period, Aurora's executive management team reviewed available information regarding the business and technology of other companies that would complement and enhance those of Aurora. As a result of these discussions, Aurora's executive management team decided to explore entering into discussions with companies that presented the best potential opportunities to accelerate Aurora's development and growth.

    On May 26, 2000, Dr. Harry Stylli, Aurora's Senior Vice President, Commercial Development, and Dr. Paul Negulescu, Aurora's Senior Vice President, Discovery Biology, met with Mr. Richard Aldrich, Vertex's former Senior Vice President and Chief Business Officer, and Dr. Vicki Sato, Vertex's President, at Vertex's facilities in Boston, Massachusetts to discuss a potential research collaboration between Aurora and Vertex. The representatives of Aurora and Vertex discussed a range of business possibilities, including strategic alternatives. However, the representatives agreed that, at that time, a strategic transaction, other than a possible joint venture, was not considered feasible.

    On October 11, 2000, Dr. Stylli met with Mr. Aldrich at Vertex's facilities where they discussed the strong complementary nature of the two companies' technology platforms, the positive commercial reputations of each company and the potential value that could be created by a strategic relationship. Among other possible business relationships discussed, Dr. Stylli and Mr. Aldrich agreed that a potential merger transaction was one alternative that could achieve the potential benefits to be derived for each company from possible new collaborations and technology synergies. Dr. Stylli and Mr. Aldrich then discussed and planned a comprehensive scientific and business meeting.

    On November 20, 2000 and November 21, 2000, Dr. Stylli, Dr. Negulescu and other members of Aurora management met with Mr. Aldrich and Dr. John Thomson, Vertex's Vice President of Research. Following presentations by each of the representatives of Aurora and Vertex on each company's business and science, the representatives of each company expressed a high interest in working with the other company. The representatives concluded that there should be further deliberation regarding the potential of a research collaboration, merger or other strategic transaction between the two companies.

    On December 4, 2000, Dr. Stylli and Mr. Aldrich had a meeting to explore a potential strategic transaction between Aurora and Vertex. At this meeting, Dr. Stylli and Mr. Aldrich discussed potential synergies and the complementary nature of the businesses of Aurora and Vertex. Dr. Stylli and Mr.

Aldrich agreed to follow-up with another conference call to include Dr. Negulescu and to arrange for Dr. Stuart J. M. Collinson, Chairman, Chief Executive Officer and President of Aurora, and Dr. Joshua Boger, Chairman and Chief Executive Officer of Vertex, to meet at the JP Morgan H&Q 19th Annual Health Care Conference in San Francisco, California scheduled for January 2001.

    On December 22, 2000, Aurora and Vertex entered into a mutual nondisclosure agreement providing for the safeguarding of confidential information which the parties might disclose to one another during any discussions.

    On January 9, 2001, Drs. Collinson, Stylli and Negulescu met with Drs. Boger and Sato and Lynne Brum, Vertex's Vice President of Corporate Communications and Market Development, at the JP Morgan H&Q 19th Annual Health Care Conference in San Francisco to discuss mutual interests regarding possible collaboration opportunities, ranging from one or more targeted research or technology collaborations to a broader strategic business combination and to discuss the agenda for an on-site visit of Aurora's facilities by the Vertex management team.

    On January 11, 2001, Drs. Boger and Sato met with members of Aurora's management team at Aurora's facilities in San Diego, California. At the meeting, Drs. Collinson, Stylli and Negulescu, and Messrs. Thomas Klopack, a Senior Vice President and the Chief Operating Officer of Aurora, and Christopher Krueger, Aurora's Vice President, Strategic Alliances and Legal Affairs, gave presentations to Drs. Boger and Sato on Aurora's systems, intellectual property and general business. In addition, Drs. Boger and Sato presented details regarding Vertex's technology and were given a tour of Aurora's facilities.

    On January 24, 2001, Dr. Boger communicated to Dr. Collinson that Vertex was interested in further pursuing substantive discussions regarding a potential acquisition of Aurora by Vertex.

    On January 31, 2001, Drs. Collinson and Boger discussed via telephone Vertex's desire to better understand Aurora's business. To this end, they agreed to meet in San Diego in mid-February.

    On February 14, 2001, at a regularly scheduled meeting of Vertex's board of directors, there was a discussion of potential merger or acquisition candidates of interest to Vertex, including Aurora.

    On February 16, 2001, Dr. Boger and Mr. Thomas G. Auchincloss, Jr., Vertex's former Vice President of Finance, met with members of the senior management team of Aurora at Aurora's facilities in San Diego. The Aurora team discussed Aurora's culture, hiring process and other business issues and gave presentations on the financial aspects of Aurora's business and commercial development strategy. In turn, Dr. Boger discussed Vertex's view on other companies within the industry and, in particular, discussed the structure of various corporate partnering deals Vertex had entered into with third parties. Dr. Boger also shared with the Aurora management team Vertex's financial position and other financial aspects of Vertex's business.

    On February 22, 2001, Merrill Lynch, Pierce, Fenner & Smith Incorporated gave a presentation to Vertex, including a preliminary evaluation of Aurora.

    On February 27, 2001, the board of directors of Aurora held a regularly scheduled meeting at which Dr. Collinson gave an update regarding a potential transaction with Vertex. The board of directors authorized and instructed Dr. Collinson to continue discussions with Vertex. In addition, the board of directors also directed management to review other opportunities regarding a potential strategic transaction.

    On March 1, 2001, Dr. Boger spoke by telephone with Dr. Collinson to signal Vertex's interest in discussing in more detail a possible merger between the companies and to gauge Dr. Collinson's interest in engaging in a more formalized process of evaluation of the opportunity. The parties agreed to meet as soon as possible to continue discussions.

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
    On March 5, 2001, Dr. Boger received a communication from Dr. Collinson indicating that the Aurora senior management team, as well as the Aurora board, were supportive of further and more detailed discussions.

    On March 7, 2001, Drs. Collinson and Boger had a telephonic meeting in which they discussed various aspects of the proposed transaction, including Aurora's desire to conduct technical, legal and financial due diligence of Vertex. In addition, the parties spoke generally about valuation and the process going forward.

    On March 8, 2001, members of Vertex senior management met with representatives of Merrill Lynch, Ernst & Young, its accounting advisors for the transaction, and Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., its outside legal counsel, to discuss plans for due diligence and timing of the proposed transaction.

    On March 8, 2001, Mr. Krueger spoke via telephone with Sarah Cecil, Vertex's Corporate Counsel, regarding the process and schedule by which Vertex would complete its due diligence review of Aurora.

    On March 8, 2001, Aurora engaged Goldman, Sachs & Co., as its financial advisor in connection with a possible transaction with Vertex.

    On March 9, 2001, Vertex engaged Merrill Lynch to act as its exclusive financial advisor in connection with the possible acquisition transaction involving Aurora and to render an opinion, if requested, on the fairness of such a transaction from a financial point of view to Vertex.

    During the weeks of March 12 and March 19, 2001, Vertex and Aurora exchanged requests for documents, materials and information required to conduct due diligence reviews of each company.

    On March 20, 2001, Vertex and Aurora along with representatives of Merrill Lynch and Goldman Sachs met in Laguna Niguel, California to discuss valuation, structure and other terms in connection with a potential strategic transaction between Vertex and Aurora. Possible financial and economic terms of the transaction were also discussed.

    On March 21, 2001, at a regularly scheduled meeting of the Aurora board of directors, Dr. Collinson provided an update of the potential strategic transaction with Vertex, including a report of the meeting held in Laguna Niguel. The board of directors directed Dr. Collinson to proceed with negotiations with Vertex.

    On March 23, 2001, Aurora and Vertex entered into a second nondisclosure agreement whereby each party agreed it would not disclose or misuse confidential information provided by the other party during discussions regarding a potential strategic relationship. This agreement provided, among other things, that until April 8, 2001, Aurora would negotiate exclusively with Vertex with respect to a strategic transaction.

    From March 26, 2001 through March 28, 2001, Vertex's management team, legal advisors and financial advisors met with representatives of Aurora's management team and financial and legal advisors at the law offices of Cooley Godward LLP, outside counsel to Aurora, in San Diego, California. During this three-day period, various members of Aurora's senior management team gave technical, commercial and financial presentations to the representatives of Vertex, and Vertex conducted due diligence review of Aurora's collaboration and partnering agreements, as well as other records and documents related to Aurora's business made available by Aurora.

    On March 29, 2001, a first draft of the merger agreement was sent to Aurora and its legal and financial advisors by Mintz Levin.

    On March 30, 2001, at a telephonic meeting of the Aurora board of directors, Dr. Collinson provided an update of the status of the proposed transaction with Vertex. Dr. Collinson reported on the proposed terms of the transaction, the risks and advantages for Aurora of proceeding with such a transaction versus continuing as an independent entity and the strengths and weaknesses of each of Aurora and Vertex. Representatives of Goldman Sachs then updated the board of directors with respect to merger and acquisition activity for biotechnology companies in general and summarized current market conditions. Goldman Sachs also discussed general matters related to the potential transaction with Vertex.

    From April 1, 2001 through April 4, 2001, members of Aurora's management team, as well as Aurora's outside legal and financial advisors, met in Boston at Vertex headquarters in Cambridge, Massachusetts, and at the offices of Mintz Levin, and conducted technical, legal and financial due diligence investigations of Vertex. Senior members of Vertex's management team gave presentations on the technical, commercial and financial aspects of Vertex's business. During this period, representatives of each of Aurora and Vertex, including members of their respective financial and legal advisory teams, conducted face-to-face negotiations with respect to the terms of the proposed merger agreement. In addition, the parties conducted numerous conferences to negotiate the terms and conditions of the merger agreement and related documents and to discuss various other legal, financial and regulatory matters related to the merger.

    On April 4, 2001, at a telephonic meeting of Aurora's board of directors, Dr. Collinson summarized the diligence presentations provided by Vertex during the parties' discussions from April 1, 2001 through April 4, 2001 and updated the board of directors on the status of discussions with Vertex, including key terms of the merger agreement and valuation. Representatives of Goldman Sachs then discussed valuation matters with the board of directors.

    On April 5, 2001, Dr. Boger communicated to Dr. Collinson proposed financial, economic and other substantive terms, including the proposed exchange ratio.

    On April 6, 2001, at a telephonic meeting of Aurora's board of directors, Aurora's management team and representatives of Foley, Hoag & Elliot, outside counsel engaged by Aurora specifically to perform a due diligence review of Vertex's intellectual property, summarized the results of the technical, regulatory and business due diligence review of Vertex. The board of directors then heard a presentation by representatives of Goldman Sachs, who summarized Vertex's most recent proposal. Following that presentation, representatives of Cooley Godward summarized the legal issues arising out of the currently proposed merger agreement. Goldman Sachs then provided the board of directors with a presentation including, among other things, a review of market performance in the biotechnology sector and a review of Vertex's business, market and trading history. The board of directors instructed management to proceed with negotiations with Vertex.

    On April 6, 2001, Dr. Collinson telephoned Dr. Boger, after consulting with the Aurora board, to report that the terms of the April 5 proposal were not acceptable to the Aurora board with respect to price and on account of outstanding issues with the merger agreement. The parties agreed to continue a dialogue to explore resolution of these issues.

    From April 6, 2001 through April 12, 2001, representatives of each of Aurora and Vertex and each of the parties' legal and financial advisors continued their due diligence reviews and conducted numerous telephone conferences to negotiate the terms and conditions of the merger agreement and related documents, and to discuss other legal, financial and regulatory matters related to the merger.

    On April 8, 2001, at a telephonic meeting of Aurora's board of directors, Dr. Collinson provided the board of directors with an update on the discussions between Aurora and Vertex since the last board of directors' meeting, including a specific discussion on valuation and other unresolved issues related to the merger agreement. Dr. Collinson also provided the board of directors with a summary of potential alternative strategies, including remaining an independent entity, to the strategic transaction with Vertex. The board of directors directed management to proceed with negotiations with Vertex.

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
    On April 8, 2001, Vertex received from Aurora and its legal advisors the terms and conditions of proposed employment agreements for Dr. Collinson, Mr. Stylli, Mr. Klopack, Dr. Negulescu, Mr. Krueger, John Pashkowsky, Aurora's Vice President, Finance, and Pamela Fritz, Aurora's Vice President, Human Resources.

    On April 10, 2001, Vertex's board of directors held a special meeting for purposes of discussing the potential merger with Aurora. Representatives of Merrill Lynch, Mintz Levin and Ernst & Young attended and participated in the discussions at the meeting. At the meeting, Dr. Boger and Dr. Sato described the status of discussions between Vertex and Aurora and the business and scientific reasons for the proposed merger. Representatives of Merrill Lynch discussed the proposed financial terms of the transaction, and representatives of Mintz Levin described key provisions and open issues with respect to the merger agreement. Representatives of Ernst & Young reported on the results of their financial due diligence on behalf of Vertex, and Ms. Cecil discussed the results of Vertex's own due diligence. The board expressed support for the merger in principle but voiced concern over the proposed financial and economic terms of the transaction, given relative stock movements since the April 5 proposal. The board tentatively agreed to meet again to consider the transaction for approval once the terms of the merger agreement and Aurora management employment agreements were substantially agreed upon.

    On April 10, 2001, at a telephonic meeting of Aurora's board of directors, Dr. Collinson provided the board of directors with an update on the discussions between Aurora and Vertex since Aurora's last board of directors' meeting. During the day and evening of April 10, 2001, Aurora and Vertex continued negotiations related to the merger agreement and employment agreements.

    On April 11, 2001, at a telephonic meeting of Aurora's board of directors, Dr. Collinson provided the board of directors with an update on the discussions between Aurora and Vertex since the previous day's board of directors' meeting. At this meeting, the board of directors expressed concern over the valuation of Aurora being proposed by Vertex. At this time, the board of directors instructed Dr. Collinson to continue discussions with Vertex relating to valuation and other unresolved issues and to report back to the board of directors the next day.

    On April 12, 2001, Dr. Boger spoke with Dr. Collinson by telephone. Dr. Boger told Dr. Collinson that, due to recent changes in the relative market prices of the two companies, Vertex's previously proposed exchange ratio no longer represented an acceptable exchange from Vertex's perspective, and the offer was withdrawn by Vertex.

    On April 12, 2001, at a telephonic meeting of Aurora's board of directors, Dr. Collinson provided the board of directors with an update on the discussions between Aurora and Vertex, including valuation, proposed terms of the merger agreement and employment agreements and business integration issues. After an extensive discussion, the board of directors directed management to discontinue discussions with Vertex based upon the decision of the board of directors that, given the market price of Aurora's common stock, the valuation and other terms relating to the merger being proposed by Vertex were unacceptable. On the evening of April 12, 2001, representatives of Goldman Sachs communicated, on behalf of Aurora, to representatives of Merrill Lynch that Aurora was terminating discussions with Vertex.

    On April 21, 2001, financial advisors of Vertex spoke with Aurora's financial advisors to determine whether there was mutual interest in reopening negotiations.

    On April 22, 2001, Dr. Collinson reported to the Aurora board of directors that Vertex had reinitiated conversations and requested authority from the board of directors to resume negotiations with Vertex. After full consideration, the board of directors directed Dr. Collinson to resume negotiations with the representatives of Vertex.

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
    On April 23, 2001, representatives of each of Aurora and Vertex, and each of the parties' respective legal and financial advisors, held a conference call to discuss the material unresolved issues relating to the merger agreement and the proposed employment agreements. In addition, the parties discussed operational and economic issues related to the proposed merger.

    From April 23, 2001 through April 29, 2001, representatives of each of Aurora and Vertex, and each of the parties' legal and financial advisors, conducted numerous telephone conferences and meetings to negotiate the terms and conditions of the merger agreement and related documents, including affiliate agreements, stockholder agreements, employment agreements and to discuss various other issues. During this period, Aurora's and Vertex's respective management teams and legal and financial advisors concluded their due diligence reviews.

    On April 27, 2001, at a telephonic meeting of Aurora's board of directors, Dr. Collinson provided the board of directors with an update on the discussions between Aurora and Vertex, including the material terms of the merger transaction and valuation. After a discussion of the proposed material terms of the transaction, the recent market performance of each of Aurora and Vertex and the recent valuation discussions between representatives of Aurora and Vertex, the board of directors directed management to proceed with negotiations with Vertex.

    On April 28, 2001, at a telephonic meeting of Aurora's board of directors, together with Aurora's legal and financial advisors, Dr. Collinson provided an update to the board of directors of the most recent discussions with Vertex. Dr. Collinson also summarized the current proposal presented by Vertex and the principal terms of the proposed merger, merger agreement and other related agreements. Dr. Collinson discussed the potential synergies and upside presented by the merger along with the risks of combining the two companies. Goldman Sachs reviewed with the board of directors its financial analysis and delivered to the board of directors its opinion, which was subsequently confirmed in writing on April 29, 2001, that as of April 28, 2001 the exchange ratio provided in the merger agreement was fair from a financial point of view to the holders of Aurora common stock. After full discussion, the Aurora board of directors unanimously concluded that the merger was in the best interests of Aurora and the Aurora stockholders, approved the merger and the merger agreement substantially in the form presented to the board of directors, and resolved to recommend that the Aurora stockholders vote in favor of the merger.

    On April 29, 2001, the board of directors of Vertex held a special meeting. Dr. Boger reviewed the rationale for the proposed merger and gave an update on the recent discussions between Vertex and Aurora. Merrill Lynch reviewed with the board of directors its financial analysis of the exchange ratio and delivered to the board of directors its oral opinion, subsequently confirmed in writing, to the effect that, as of such date, the exchange ratio was fair, from a financial point of view, to Vertex. Dr. Boger presented a summary of the proposed employment arrangements for Dr. Collinson and other members of Aurora senior management. Ms. Cecil reported on the completion of Vertex's due diligence. Representatives of Mintz Levin summarized key provisions of the merger agreement. Johanna Messina Power, Vertex's Controller, reported that PricewaterhouseCoopers LLP, Vertex's independent accountants, had advised Vertex, based on facts and circumstances at this date, that they would expect to render an opinion that the transaction would be eligible for pooling of interests accounting. After further discussion, the board approved the proposed merger.

    On April 29, 2001, Vertex and Aurora executed the merger agreement and related agreements and Dr. Collinson, Mr. Stylli, Mr. Klopack, Dr. Negulescu, Mr. Krueger, Mr. Pashkowsky, and Ms. Fritz executed employment agreements to become effective upon the closing of the merger.

    On April 30, 2001, Vertex and Aurora issued a joint press release announcing the execution of the merger agreement.

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
VERTEX'S REASONS FOR THE MERGER

    The decision of Vertex's board of directors to approve the merger was based on several potential benefits of the merger that it believes will contribute to Vertex's success. Vertex believes that the merger with Aurora will enhance Vertex's drug discovery capabilities, and expand Vertex's chemogenomics drug discovery platform into additional multi-target gene families.

    The integration of Aurora's technology and expertise with Vertex's drug discovery capabilities is expected to:

    - increase the flow of Vertex drug candidates into development,

    - accelerate the creation of a broad intellectual property estate, and

    - provide enhanced opportunities for major drug discovery, development and commercial alliances.

    Vertex has extensive efforts underway to discover and develop small molecule inhibitors for specific targets in the kinase and caspase gene families. The merger is expected to significantly enhance Vertex's drug discovery capabilities in these and other major gene families and target classes. The merger enables Vertex to integrate Aurora's capabilities in the development of cell-based assays and screening instrumentation for use in drug discovery directed at ion channels, g-protein coupled receptors, kinases, proteases and phosphatases, and for use in target validation in a wide range of gene families. Together, Vertex believes the companies will possess a comprehensive, scalable platform for systematically accelerating drug candidate output in these target-rich gene families.

    In addition to increasing Vertex's drug discovery capabilities directed at gene families, Aurora's suite of technologies has the potential to accelerate Vertex's target selection, lead generation and optimization, drug candidate selection, and the establishment of clinical proof-of-concept for many of Vertex's research and development programs. These technologies also include predictive pharmacology and proteomics approaches, which enable high-throughput assessments of toxicology and metabolic markers to establish therapeutic proof-of-concept and safety of drug candidates in early clinical testing. Aurora's recent acquisition of PanVera, a specialty supplier of high quality recombinant proteins, provides a further, valuable asset in drug discovery.

    In connection with its approval of the merger and recommendation that stockholders approve the issuance of the Vertex common stock in connection with the merger, the board of directors of Vertex consulted with its legal advisors regarding the duties of the members of the board, as well as with members of management and Vertex's financial advisors. The board of directors of Vertex also considered the following information and factors in reaching its decision to approve the merger:

    - the benefits described above;

    - the exchange ratio in the merger and the resulting ownership interest of Vertex by former stockholders of Aurora;

    - presentations by senior members of Vertex's management regarding the strategic advantages of acquiring Aurora, operational aspects of the transaction and the results of management's operational and legal due diligence review;

    - historical information concerning Vertex's and Aurora's respective businesses, financial performance and condition, operations, technology, management, competitive position, and stock performance;

    - Vertex's management's view as to the financial condition, results of operations and businesses of Vertex and Aurora before and after giving effect to the merger based on management's due diligence, publicly available earnings estimates and other publicly available information;

    - the strategic fit of Vertex and Aurora, including the belief that the merger has the potential to enhance stockholder value;

    - the opportunities and alternatives available to Vertex if the merger were not to be completed;

    - the analysis and presentation of Merrill Lynch, Pierce, Fenner and Smith Incorporated on the financial aspects of the merger, and its written opinion to the effect that, as of April 29, 2001, and based upon and subject to the factors and assumptions set forth in the opinion, the exchange ratio was fair from a financial point of view to Vertex;

    - the terms and conditions of the merger agreement, the stockholder agreements, the affiliate agreements and the employment agreements;

    - the likelihood that the merger will be completed, including the likelihood that the merger will receive the necessary regulatory approvals;

    - the expected tax treatment of the merger as a tax-free reorganization for United States federal income tax purposes;

    - the expected accounting treatment of the merger as a pooling of interests transaction; and

    - the impact of the merger on Vertex's stockholders and employees.

    Vertex's board of directors also identified and considered the potential adverse consequences of other factors on the proposed merger, including:

    - the risk that the potential benefits of the merger might not be realized;

    - the challenges and risks involved in combining the businesses of two large companies;

    - the risk of diverting management's focus and resources from other strategic opportunities and from operational matters while working to complete and implement the merger;

    - the risks associated with obtaining the consents required by the merger under Aurora's existing contracts and agreements;

    - the risk that Vertex would not be able to account for the merger as a pooling of interests;

    - the effect of the announcement of the merger on Vertex's business and Aurora's business; and

    - the risk that the merger would not be completed.

    This discussion of the information and factors considered by the Vertex board of directors is not intended to be exhaustive, but includes the material factors considered. The Vertex board of directors did not assign particular weight or rank to the factors it considered in approving the merger. In considering the factors described above, the individual members of the board of directors may have given different weight to various factors. The Vertex board of directors considered all of these factors as a whole, and overall considered them to be favorable to and to support its determination to approve the merger.

AURORA'S REASONS FOR THE MERGER

    In the course of reaching its decision to approve the merger and recommendation that the stockholders approve and adopt the merger agreement, the Aurora board of directors consulted with Aurora's legal, auditing and financial advisors, as well as with Aurora's senior management. The board of directors considered, among other things, the following information and strategic factors associated with Vertex's business and the opportunities presented by a merger of Aurora with Vertex:

    - the opportunity to accelerate the drug discovery and development efforts of Aurora;

    - the potential to create new and enhanced partnership opportunities;

    - Vertex's sizable and world-class chemistry group and people-strong organization with an established reputation in the market community;

    - the belief that Vertex's resources would be leveraged with Aurora's resources to create enhanced commercial opportunities in gene family drug discovery and development;

    - the belief that Vertex's resources would be available to facilitate the development of Aurora's pre-clinical pipeline;

    - the possibility of accelerating Aurora's collective research output in multiple gene families;

    - the acceleration of the creation of a broad intellectual property estate;

    - the benefits of maintaining facilities located in Boston, San Diego and the United Kingdom;

    - the likely realization of operational efficiencies as a result of the merger, including in the areas of research and development, sales and marketing, and finance and administration; and

    - information concerning the business, financial condition, operations, competitive position and prospects of Aurora individually and on a combined basis with Vertex.

    In addition, Aurora's board of directors considered, after consultation with it's legal, auditing and financial advisors, as well as with Aurora's senior management, the following information and factors in reaching its decision to approve the merger:

    - the benefits described above;

    - the exchange ratio in the merger and the resulting ownership interest of Vertex by former stockholders of Aurora;

    - presentations by senior members of Aurora's management regarding the strategic advantages of the potential merger with Vertex, operational aspects of the transaction and the results of management's operational and legal due diligence review;

    - Aurora's management's view as to the financial condition, results of operations and businesses of Vertex and Aurora before and after giving effect to the merger based on management's due diligence, internal projections, publicly available earnings estimates and other publicly available information;

    - the strategic fit of Vertex and Aurora, including the belief that the merger has the potential to enhance stockholder value;

    - the opportunities and alternatives available to Aurora if the merger were not to be completed, including pursuing an acquisition transaction or business combination, joint venture or collaboration with entities other than Vertex and the conclusion that the merger is expected to yield greater benefits and is more feasible than the alternatives;

    - the opinion of Goldman Sachs to the effect that, as of April 28, 2001, and based upon and subject to the considerations described in its opinion, the exchange ratio provided in the merger agreement was fair from a financial point of view to the holders of Aurora common stock;

    - the terms and conditions of the merger agreement, the stockholder agreements, the affiliate agreements and the employment agreements;

    - the likelihood that the merger will be completed, including the likelihood that the merger will receive the necessary regulatory approvals;

    - the expected tax treatment of the merger as a tax-free reorganization for United States federal income tax purposes;

    - the expected accounting treatment of the merger as a pooling of interests transaction; and

    - the impact of the merger on Aurora's stockholders and employees.

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
    The Aurora board of directors also considered a number of risks and potentially negative factors in its deliberations concerning the merger, including the risk factors described elsewhere in this joint proxy statement--prospectus, and in particular:

    - the risk that the potential benefits of the merger may not be realized, including that the expected operating synergies might not be achieved;

    - the challenges of integrating the businesses and operations of the two companies and the management effort and costs required to complete the integration following the merger;

    - the risk of management and employee disruption associated with the merger, including the risk that key personnel may decide not to continue employment with Aurora after the merger;

    - the risk that sales of substantial amounts of Vertex common stock in the public market after the proposed merger could materially adversely affect the market price of Vertex common stock;

    - the potential adverse effects on Vertex's earnings if the merger fails to qualify for pooling of interests accounting treatment; and

    - the risk that suppliers, customers, licensors, collaborators, licensees and other business partners of Aurora may terminate their relationships as a result of the merger.

    In analyzing the proposed merger, Aurora's board of directors did not view any of the factors listed above as determinative or find it practical or feasible to quantify or otherwise attempt to assign any relative or specific values to any of the foregoing factors. Rather, the Aurora board of directors made its determination based upon the total mix of information available to it. Moreover, the individual members of the board may have accorded different values to different factors.

STRUCTURE OF THE MERGER AND CONVERSION OF AURORA STOCK

    In accordance with the merger agreement and Delaware law, a newly-formed and wholly-owned subsidiary of Vertex will merge with and into Aurora. As a result of this merger, the separate corporate existence of the Vertex subsidiary will cease and Aurora will survive the merger as a wholly-owned subsidiary of Vertex. Upon completion of the merger, each outstanding share of Aurora common stock will be automatically converted into 0.62 of a share of Vertex common stock and the stockholders of Aurora will become stockholders of Vertex. No fractional shares of Vertex common stock will be issued in connection with the merger. Instead, Aurora stockholders will receive cash, without interest, in lieu of a fraction of a share of Vertex common stock, based on the closing price of Vertex common stock on The Nasdaq National Market on the date that the merger is completed.

    The number of shares of Vertex common stock issuable to Aurora stockholders in the merger will be proportionately adjusted for any stock split, stock dividend or similar event with respect to the Vertex common stock or Aurora common stock effected between the date of the merger agreement and the date of completion of the merger.

RECOMMENDATION OF VERTEX'S BOARD OF DIRECTORS

    The Vertex board of directors believes that the merger is fair to Vertex's stockholders and in their best interests, and recommends the approval of the issuance of Vertex common stock in connection with the merger.

OPINION OF VERTEX'S FINANCIAL ADVISOR

    Merrill Lynch, Pierce, Fenner and Smith Incorporated has acted as financial advisor to Vertex in connection with the merger. On April 29, 2001, Merrill Lynch delivered to Vertex's board of directors its oral opinion, subsequently confirmed in writing, to the effect that, as of such date, and based upon and subject to the factors and assumptions set forth in the opinion, the exchange ratio was fair from a financial point of view to Vertex.

    THE FULL TEXT OF MERRILL LYNCH'S FAIRNESS OPINION, WHICH SETS FORTH THE ASSUMPTIONS MADE, MATTERS CONSIDERED AND QUALIFICATIONS AND LIMITATIONS ON THE REVIEW UNDERTAKEN BY MERRILL LYNCH, IS ATTACHED AS ANNEX B AND IS INCORPORATED BY REFERENCE IN THIS JOINT PROXY STATEMENT-PROSPECTUS. THE SUMMARY OF MERRILL LYNCH'S FAIRNESS OPINION BELOW SETS FORTH THE MATERIAL TERMS OF THE FAIRNESS OPINION AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF MERRILL LYNCH'S FAIRNESS OPINION. VERTEX STOCKHOLDERS ARE URGED TO READ THE OPINION CAREFULLY AND IN ITS ENTIRETY.

    Merrill Lynch's fairness opinion was provided to Vertex's board of directors for its information and is directed only to the fairness from a financial point of view of the exchange ratio. Merrill Lynch's fairness opinion does not address any other aspect of the merger, including the merits of the underlying decision by Vertex to engage in the merger, and does not constitute a recommendation to any Vertex stockholder as to how such stockholder should vote on the merger or any related matter. The exchange ratio was determined through negotiations between Vertex and Aurora and was approved by Vertex's board of directors.

    In arriving at its opinion, Merrill Lynch, among other things:

    - reviewed publicly available business and financial information relating to Aurora and Vertex that Merrill Lynch deemed to be relevant;


    - reviewed information, including financial forecasts, relating to the business, earnings, cash flow, assets, liabilities and prospects of Aurora and Vertex, furnished to Merrill Lynch by Aurora and Vertex, respectively;


    - conducted discussions with members of senior management of Aurora and Vertex concerning the matters described above, as well as the business and prospects of Aurora and Vertex before giving effect to the merger;

    - reviewed the market prices and valuation multiples for Aurora common stock and Vertex common stock and compared them with those of publicly traded companies that Merrill Lynch deemed to be relevant;

    - reviewed the results of operations of Aurora and Vertex and compared them with those of certain publicly traded companies that Merrill Lynch deemed to be relevant;

    - compared the proposed financial terms of the merger with the financial terms of other transactions that Merrill Lynch deemed to be relevant;

    - participated in discussions and negotiations among representatives of Aurora and Vertex and their financial and legal advisors;

    - reviewed the potential pro forma impact of the merger;

    - reviewed the merger agreement, dated April 29, 2001, and related documents; and

    - reviewed such other financial studies and analyses and took into account such other matters as Merrill Lynch deemed necessary, including Merrill Lynch's assessment of general economic, market and monetary conditions.

    In preparing its opinion, Merrill Lynch assumed and relied on the accuracy and completeness of all information supplied or otherwise made available to Merrill Lynch, discussed with or reviewed by or for Merrill Lynch, or publicly available, and Merrill Lynch did not assume any responsibility for independently verifying such information. Merrill Lynch has not undertaken an independent evaluation or appraisal of any of the assets or liabilities of Vertex or Aurora or been furnished with any such evaluation or appraisal. In addition, Merrill Lynch did not assume any obligation to conduct any physical inspection of the properties or facilities of Vertex or Aurora. With respect to the financial forecast information furnished to or discussed with Merrill Lynch by Vertex and Aurora, Merrill Lynch assumed that they had been reasonably prepared and reflected the best available estimates and judgment of Vertex's or Aurora's management as to the expected future financial performance of Vertex or Aurora, as the case may be. Merrill Lynch further assumed that the merger will be accounted for as a pooling of interests under generally accepted accounting principles and that it will qualify as a tax-free reorganization for United States federal income tax purposes. Merrill Lynch also assumed that the representations and warranties of Vertex, its wholly-owned subsidiary and Aurora contained in the merger agreement are true and correct, that Vertex, its wholly-owned subsidiary and Aurora will each perform all of the covenants and agreements to be performed by it under the merger agreement, and that all conditions to the obligations of Vertex, its wholly-owned subsidiary and Aurora to consummate the merger will be satisfied without any waiver of such conditions.

    Merrill Lynch's fairness opinion is necessarily based on market, economic and other conditions as they existed and could be evaluated on, and on the information made available to Merrill Lynch as of, the date of the opinion. Merrill Lynch assumed that in the course of obtaining the necessary regulatory or other consents or approvals (contractual or otherwise) for the merger, no restrictions, including any divestiture requirements or amendments or modifications, will be imposed that will have a material adverse effect on Vertex or Aurora or materially reduce the contemplated benefits of the merger. Merrill Lynch did not express any opinion as to the prices at which Vertex common stock will trade following the announcement or consummation of the merger. Although Merrill Lynch evaluated the exchange ratio from a financial point of view, Merrill Lynch was not requested to, and did not, address the merits of the underlying decision of Vertex to engage in the merger and did not recommend to any stockholder as to how such stockholder should vote on the proposed merger or any related matter.

    In preparing its opinion to Vertex's board of directors, Merrill Lynch performed financial and comparative analyses, including those described below. The summary of analyses set forth in this joint proxy statement-prospectus does not purport to be a complete description of the analyses underlying Merrill Lynch's fairness opinion or the presentation made by Merrill Lynch to Vertex's board of directors. The preparation of a fairness opinion is a complex analytic process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to partial analysis or summary description. No company, business or transaction used in such analyses as a comparison is identical to Vertex, Aurora or the merger, nor is an evaluation of the results of such analyses entirely mathematical. Rather, it involves complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the acquisition, public trading or other values of the companies, business segments or transactions being analyzed.

    In arriving at its opinion, Merrill Lynch did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, Merrill Lynch believes that its analyses must be considered as a whole and that selecting portions of its analyses, without considering all analyses, would create an incomplete view of the process underlying its opinion.

    In performing its analyses, numerous assumptions were made with respect to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of Merrill Lynch, Vertex or Aurora. The estimates contained in the analyses performed by Merrill Lynch and the ranges of valuations resulting from any particular analysis are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by such analyses. Additionally, estimates of the value of businesses or securities do not purport to be appraisals or to reflect the prices at which such businesses or securities might actually be sold. Accordingly, such analyses and estimates are inherently subject to substantial uncertainty. In addition, as described above, Merrill Lynch's fairness opinion was among several factors taken into consideration by Vertex's board of directors in making its determination to approve the merger agreement and the merger. Consequently, the Merrill Lynch analyses described below should not be viewed as determinative of the decision of Vertex's board of directors or Vertex's management with respect to the fairness of the exchange ratio.

    The following is a summary of the material financial and comparative analyses performed by Merrill Lynch in arriving at its April 29, 2001 opinion and presented to Vertex's board of directors. The Merrill Lynch opinion is based upon Merrill Lynch's consideration of the collective results of all such analyses, together with the other factors referred to in its opinion letter.

ANALYSIS OF TRADING PERFORMANCE

    Using publicly available information, Merrill Lynch reviewed the per share daily closing market prices of the common stock of both Aurora and Vertex over the three-month and one-month trading periods ending April 27, 2001. This analysis indicated a range of closing prices per share of Aurora common stock to be $12.69 to $31.63 for the three-month period and $14.99 to $18.76 for the one-month period. The range of closing prices per share of Vertex common stock for the corresponding periods was $29.19 to $74.19 and $29.19 to $44.99, respectively.

    Merrill Lynch observed that the implied offer price for Aurora was within the three-month trading range and above the one-month trading range.

    Merrill Lynch then analyzed the ratio of the range of closing share prices of Aurora common stock to corresponding prices of Vertex common stock for the three-month and one-month periods ending April 27, 2001. This analysis yielded a range of implied exchange ratios of 0.171 to 1.084 for the three-month period ending April 27, 2001 and 0.333 to 0.643 for the one-month period ending
April 27, 2001. Merrill Lynch observed that the exchange ratio was within the ranges implied by the analyses of both the three-month period and the one-month period.

ANALYSIS OF SELECTED COMPARABLE PUBLICLY TRADED COMPANIES

    Using publicly available information, Merrill Lynch compared the valuation multiples of selected publicly traded companies in the genomics and platform technology segments of the biotechnology industry considered by Merrill Lynch to be reasonably comparable to Aurora for the purposes of this analysis. The companies comparable to Aurora included:

    - Affymetrix, Inc.

    - Arena Pharmaceuticals, Inc.

    - CuraGen Corporation

    - Evotec BioSystems AG

    - Exelixis, Inc.

    - Genencor International, Inc.

    - Myriad Genetics, Inc.

    - Oxford GlycoSciences Plc

    Using publicly available information, Merrill Lynch also compared the valuation multiples of selected publicly traded companies in the drug discovery and development sectors of biotechnology industry considered by Merrill Lynch to be reasonably comparable to Vertex for the purposes of this analysis. The companies comparable to Vertex included:

    - Chiron Corporation

    - CuraGen Corporation

    - Gilead Sciences, Inc.

    - Millennium Pharmaceuticals, Inc.

    Merrill Lynch then calculated the comparable companies' market capitalization, calculated as fully diluted equity market value, plus total debt, preferred stock and minority interests, less cash and cash equivalents, as a multiple of estimated 2001 revenues and as a multiple of 2001 estimated revenues divided by the estimated 2001-2005 compounded annual growth rate of revenues. All multiples were based on closing stock prices on April 27, 2001. Merrill Lynch then applied a range of these multiples to the corresponding financial data for Aurora and Vertex, respectively. This analysis indicated an implied value range to be $30.50 to $35.77 per share of Aurora common stock and $37.51 to $48.31 per share of Vertex common stock.

    Merrill Lynch then compared the implied per share equity reference ranges for Aurora and Vertex described above and derived an implied exchange ratio reference range of 0.631x to 1.194x. Merrill Lynch observed that the exchange ratio was slightly below the range implied by this analysis.

    Because of the inherent differences among the operations of Vertex and Aurora and the selected comparable companies, Merrill Lynch believes that a purely quantitative comparable company analysis would not be dispositive in the context of the merger. Merrill Lynch further believes that an appropriate use of a comparable company analysis in this instance involves qualitative judgments concerning differences among the financial and operating characteristics of Vertex and Aurora and the selected comparable companies, which judgments are reflected in the Merrill Lynch opinion.

RESEARCH ANALYSTS' ESTIMATES

    Merrill Lynch reviewed the price targets of selected equity research analysts for Aurora common stock and Vertex common stock. The range of analysts' price targets for Aurora was $30.00 to $80.00 per share and for Vertex $57.00 to $100.00 per share. These ranges implied exchange ratios ranging from a low of 0.300x to a high of 1.404x. Merrill Lynch observed that the exchange ratio was within the ranges implied by this analysis.

ANALYSIS OF SELECTED COMPARABLE ACQUISITION TRANSACTIONS

    Merrill Lynch also reviewed publicly available information relating to eighteen comparable acquisition transactions involving biotechnology companies announced since December 1997 and examined:

    - premiums paid for the targets' equity over pre-announcement stock prices one day prior to announcement and one month prior to announcement; and

    - transaction values for the target companies as a multiple of projected revenues for the twelve months following the announcement of each of the respective transactions (transaction value being defined as the sum of the per share offer price for the target company multiplied by the number of company shares outstanding and the number of target company options outstanding, net of option proceeds, plus the preferred equity at liquidation, if any, the short-term debt, the long-term debt and any minority interests, less cash and marketable securities).

    Merrill Lynch then applied a range of selected premiums and multiples derived from the selected transactions to the corresponding financial data for Aurora. This analysis indicated an implied value range to be $20.22 to $34.26 per share of Aurora common stock.

    Because the reasons for, and circumstances surrounding, each of the comparable transactions analyzed were so diverse and due to the inherent differences between the operations and financial conditions of Aurora and the selected companies, Merrill Lynch believes that a purely quantitative comparable transaction analysis would not be dispositive in the context of the merger. Merrill Lynch further believes that an appropriate use of a comparable transaction analysis in this instance involves qualitative judgments concerning the differences between the characteristics of these transactions and the merger that would affect the value of the acquired companies and businesses and Aurora, those judgments being reflected in the Merrill Lynch opinion.

DISCOUNTED CASH FLOW ANALYSIS

    Merrill Lynch utilized the standalone discounted cash flow analysis of Aurora and the standalone discounted cash flow analysis of Vertex to calculate a range of implied exchange ratios by dividing the discounted cash flow equity value per share of Aurora by the discounted cash flow equity value per share of Vertex.

    Merrill Lynch performed a discounted cash flow analysis of Aurora based upon the sum of the discounted net present value of Aurora's five-year stream of projected unlevered free cash flows for the years 2001 through 2005 plus the discounted net present value of Aurora's terminal value based on a range of multiples of its projected 2006 revenues of 6.0x to 8.0x. Using forecasted income statements based on equity research reports and management projections of Aurora and applying discount rates ranging from 20% to 30%, Merrill Lynch calculated that the implied equity value per share of Aurora common stock ranged from $24.04 to $43.51.

    Merrill Lynch performed a discounted cash flow analysis of Vertex based upon the sum of the discounted net present value of Vertex's five-year stream of projected unlevered free cash flows for the years 2001 through 2005 plus the discounted net present value of Vertex's terminal value based on a range of multiples of its projected 2006 revenues of 12.0x to 18.0x. Using forecasted income statements based on equity research reports and management projections of Vertex and applying discount rates ranging from 20% to 30%, Merrill Lynch calculated that the implied equity value per share of Vertex common stock ranged from $28.47 to $59.48.

    Merrill Lynch, utilizing the standalone cash flow analyses described above, calculated the implied exchange ratio by dividing the discounted cash flow equity value per share of Aurora by the discounted cash flow equity value per share of Vertex. Based upon this analysis, Merrill Lynch calculated a range of implied exchange ratios from 0.404x to 1.528x. Merrill Lynch observed that the exchange ratio was within the range implied by this analysis.

PRO FORMA MERGER ANALYSIS

    Merrill Lynch analyzed selected pro forma effects which could result from the merger for each year through 2005 based on information in selected equity research reports on Vertex and Aurora. Vertex's management advised Merrill Lynch that the merger will be accounted for as a pooling of interests under U.S. generally accepted accounting principles. Merrill Lynch assumed an exchange ratio of 0.620x and did not include in the analysis any synergies. This pro forma analysis indicated that the merger would be accretive to the Vertex's forecasted earnings per share by $0.20 in 2001, $0.27 in 2002, $0.61 in 2003, $0.85 in 2004 and $0.84 in 2005.

MISCELLANEOUS

    The summary set forth above does not purport to be a complete description of the analyses conducted by Merrill Lynch. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Merrill Lynch believes that selecting any portion of its analyses or of the summary set forth above, without considering the analyses as a whole, would create an incomplete view of the process underlying Merrill Lynch's opinion. In arriving at its opinion, Merrill Lynch considered the results of all its analyses. The analyses performed by Merrill Lynch are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than those suggested by Merrill Lynch's analyses. The analyses do not purport to be appraisals or to reflect the prices at which Vertex common stock may trade at any time in the future. Analyses based upon forecasts or future results are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by Merrill Lynch's analyses. Because the analyses are inherently subject to uncertainty, being based upon numerous factors and events, including, without limitation, factors related to general economic and competitive conditions beyond the control of Merrill Lynch or the parties to the merger, Merrill Lynch does not assume any responsibility if future results or actual values are materially different from those forecast.

    Pursuant to the terms of a letter agreement between Merrill Lynch and Vertex dated March 9, 2001, referred to as the Merrill Lynch letter agreement, Vertex agreed to pay Merrill Lynch $1,000,000 upon execution of the merger agreement and $3,500,000 upon completion of the merger for Merrill Lynch's financial advisory services in connection with the merger. Vertex has also agreed to pay Merrill Lynch the lesser of the aggregate fees described above and, if the merger agreement is terminated, 15% of any fee or payment paid to Vertex in connection with the termination of the merger during the period Merrill Lynch is retained by Vertex or one year thereafter. Vertex also has agreed to reimburse Merrill Lynch for all reasonable out-of-pocket expenses incurred by Merrill Lynch in performing its services, including the fees and expenses of Merrill Lynch's legal counsel, provided that Merrill Lynch is not entitled to reimbursement of out-of-pocket expenses in excess of $50,000 without the prior consent of Vertex, which consent shall not be unreasonably withheld. Vertex has also agreed to indemnify Merrill Lynch and related persons and entities against liabilities under federal or state law arising out of a business combination contemplated by the Merrill Lynch letter agreement or the engagement of Merrill Lynch pursuant to such agreement.

    Vertex retained Merrill Lynch based upon Merrill Lynch's experience and expertise. Merrill Lynch is an internationally recognized investment banking firm and is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes.

    Merrill Lynch has, in the past, provided financial advisory services to Vertex. During the past two years Merrill Lynch has acted as the lead manager of two offerings of convertible notes for which it received customary compensation. In addition, in the ordinary course of business, Merrill Lynch and its affiliates may actively trade in securities of Vertex and Aurora for Merrill Lynch's own accounts and for the accounts of its customers and, accordingly, may at any time hold a long or short position in securities of Vertex and Aurora.

RECOMMENDATION OF AURORA'S BOARD OF DIRECTORS

    The Aurora board of directors believes that the merger is fair to Aurora's stockholders and in their best interests, and recommends the approval and adoption of the merger agreement.

    In considering the recommendation of the Aurora board of directors with respect to the merger agreement, you should be aware that the directors and executive officers of Aurora have interests in the merger that are different from, or are in addition to, the interests of Aurora stockholders. Please see the section entitled "Interests of Aurora Directors and Executive Officers in the Merger" that begins on page 52 of this joint proxy statement-prospectus.

OPINION OF AURORA'S FINANCIAL ADVISOR

    Goldman, Sachs & Co. delivered its opinion to the board of directors of Aurora, which was subsequently confirmed in writing on April 29, 2001, that, as of April 28, 2001, and based upon and subject to the considerations described in its opinion, the exchange ratio provided in the merger agreement was fair from a financial point of view to the holders of Aurora common stock.

    THE FULL TEXT OF THE WRITTEN OPINION OF GOLDMAN SACHS, WHICH SETS FORTH THE ASSUMPTIONS MADE, PROCEDURES FOLLOWED, MATTERS CONSIDERED, AND LIMITATIONS ON THE REVIEW UNDERTAKEN IN CONNECTION WITH THE OPINION, IS ATTACHED TO THIS JOINT PROXY STATEMENT-PROSPECTUS AS ANNEX C AND IS INCORPORATED BY REFERENCE INTO THIS JOINT PROXY STATEMENT-PROSPECTUS. GOLDMAN SACHS' OPINION WAS PROVIDED FOR THE INFORMATION AND ASSISTANCE OF THE BOARD OF DIRECTORS OF AURORA IN CONNECTION WITH ITS CONSIDERATION OF THE TRANSACTION CONTEMPLATED BY THE MERGER AGREEMENT. GOLDMAN SACHS' OPINION IS DIRECTED ONLY TO THE FAIRNESS OF THE EXCHANGE RATIO AND DOES NOT CONSTITUTE A RECOMMENDATION AS TO HOW ANY HOLDER OF AURORA COMMON STOCK SHOULD VOTE WITH RESPECT TO THE TRANSACTION. AURORA STOCKHOLDERS SHOULD READ THE OPINION IN ITS ENTIRETY.

    In connection with its opinion, Goldman Sachs reviewed, among other things:

    - the merger agreement;

    - annual reports to stockholders and annual reports on Form 10-K and Form 10-K/A of Aurora for the four years ended December 31, 2000;

    - annual reports to stockholders and annual reports on Form 10-K of Vertex for the five years ended December 31, 2000;

    - selected interim reports to stockholders and quarterly reports on Form 10-Q of Aurora and Vertex;

    - other communications from Aurora and Vertex to each of their respective stockholders;

    - internal financial analyses and forecasts for Vertex prepared by the management of Vertex, which the management of Aurora instructed Goldman Sachs to use for the purposes of its opinion; and

    - internal financial analyses and forecasts for Aurora prepared by the management of Aurora.

    Goldman Sachs also held discussions with members of the senior management of Aurora and Vertex regarding their assessment of the strategic rationale for, and the potential benefits of, the transaction contemplated by the merger agreement and the past and current business operations, financial condition and future prospects of their respective companies.

    In addition, Goldman Sachs:

    - reviewed the reported price and trading activity for the Aurora common stock and Vertex common stock;

    - compared financial and stock market information for Aurora and Vertex with similar information for other companies the securities of which are publicly traded;

    - reviewed the financial terms of selected recent business combinations in the biotechnology industry specifically and in other industries generally; and

    - performed such other studies and analyses as Goldman Sachs considered appropriate.

    Goldman Sachs relied upon the accuracy and completeness of all of the financial, accounting and other information discussed with or reviewed by it and assumed the accuracy and completeness of this information for purposes of rendering its opinion. In that regard, Goldman Sachs assumed, with the consent of Aurora's board of directors, that the internal financial forecasts prepared by the managements of Aurora and Vertex were reasonably prepared reflecting the best currently available estimates and judgments of Aurora and Vertex. In addition, Goldman Sachs did not make an independent evaluation or appraisal of the assets and liabilities of Aurora or Vertex or any of their respective subsidiaries, and Goldman Sachs was not furnished with any such evaluation or appraisal. Goldman Sachs was not requested to solicit, and did not solicit, interest from other parties with respect to an acquisition of, or other business combination involving, Aurora. Goldman Sachs assumed, with the consent of Aurora's board of directors, that the transaction contemplated by the merger agreement will be accounted for as a pooling of interests under generally accepted accounting principles.

    The following is a summary of the material financial analyses presented by Goldman Sachs to the Aurora board of directors on April 28, 2001 in connection with providing its opinion to the Aurora board.

    Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before April 28, 2001, and is not necessarily indicative of current market conditions.

    THIS SUMMARY INCLUDES INFORMATION PRESENTED IN TABULAR FORMAT. THESE TABLES SHOULD BE READ TOGETHER WITH THE TEXT OF EACH SUMMARY.

ANALYSIS OF TRANSACTION PREMIUMS AND MULTIPLES

    Goldman Sachs reviewed the premiums, multiples and other information derived from the exchange ratio provided in the merger agreement. Based on the closing price of Vertex common stock of $39.25 and the closing price of Aurora common stock of $16.85 on April 27, 2001, Goldman Sachs calculated an implied price per share of Aurora common stock of $24.34, representing an implied premium of 44.4% over the closing price of Aurora common stock on April 27, 2001. Goldman Sachs then calculated the implied premium using the closing prices of Aurora's common stock on selected dates and over selected periods. The results of these calculations are as follows:

                                                                                    IMPLIED % PREMIUM
DATE                                                    AURORA PRICE ($/SHARE)   OVER $24.34 OFFER PRICE
----                                                    ----------------------   -----------------------
April 27, 2001........................................          $16.85                     44.4%
1 Month Prior.........................................          $18.31                     32.9%
1 Week Average (a)....................................          $16.07                     51.5%
2 Week Average (b)....................................          $16.24                     49.9%
1 Month Average (c)...................................          $16.39                     48.5%
2 Month Average (d)...................................          $15.88                     53.3%
3 Month Average (e)...................................          $19.00                     28.1%

------------------------

(a) Period from 4/23/2001 to 4/27/2001.
(b) Period from 4/16/2001 to 4/27/2001.
(c) Period from 3/27/2001 to 4/27/2001.
(d) Period from 2/27/2001 to 4/27/2001.
(e) Period from 1/27/2001 to 4/27/2001.

    Goldman Sachs also reviewed the historical trading prices of Vertex common stock and Aurora common stock in order to compare exchange ratios implied by those historical trading prices to the exchange ratio provided in the merger agreement. Specifically, Goldman Sachs compared the exchange ratio provided in the merger agreement to the ratio of the daily closing share prices of Vertex common stock to corresponding prices for Aurora common stock on April 27, 2001, which was the last trading day prior to the announcement of the execution of the merger agreement, and the one week, one month, two month, six month and one year periods ended April 27, 2001. These analyses indicated the following implied exchange ratios and implied premiums for these dates or periods, as compared with the exchange ratio of 0.62 provided in the merger agreement:

                                                                                   IMPLIED % PREMIUM
DATE                                                     IMPLIED EXCHANGE RATIO   OVER EXCHANGE RATIO
----                                                     ----------------------   -------------------
April 27, 2001.........................................           0.43                     44.4%
1 Month Prior..........................................           0.53                     17.2%
1 Week Average (a).....................................           0.41                     49.8%
2 Week Average (b).....................................           0.40                     55.3%
1 Month Average (c)....................................           0.44                     42.3%
2 Month Average (d)....................................           0.42                     46.6%
3 Month Average (e)....................................           0.42                     47.2%

------------------------

(a) Period from 4/23/2001 to 4/27/2001.
(b) Period from 4/16/2001 to 4/27/2001.
(c) Period from 3/27/2001 to 4/27/2001.
(d) Period from 2/27/2001 to 4/27/2001.
(e) Period from 1/27/2001 to 4/27/2001.

    Based on a Vertex closing price of $39.25 on April 27, 2001 and using the implied Aurora price per share of $24.34, Goldman Sachs calculated that the equity consideration in the transaction would be $592 million assuming exercises of outstanding options based on the transaction price and an enterprise value of $492.4 million, based on $99.4 million of net debt as of December 31, 2000. Using Aurora management estimates for fiscal years 2001, 2002 and 2006, Goldman Sachs derived the following transaction multiples:

    - enterprise value as a multiple of actual 2000 and estimated 2001, 2002 and 2006 sales;

    - enterprise value as a multiple of actual 2000 and estimated 2001, 2002 and 2006 earnings before interest and taxes, or EBIT; and

    - equity consideration on a fully-diluted basis as a multiple of actual 2000 and estimated 2001, 2002, and 2006 net income.

    The results of these analyses are as follows:

                                                                IMPLIED TRANSACTION
                                                                      MULTIPLE
                                                              AT OFFER PRICE OF $24.34
                                                              ------------------------
Enterprise Value/Sales
  2000......................................................               7.7x
  2001 (estimated)..........................................               4.9x
  2002 (estimated)..........................................               3.5x
  2006 (estimated)..........................................               1.2x

Enterprise Value/EBIT
  2000......................................................           1,266.9x
  2001 (estimated)..........................................                 NM
  2002 (estimated)..........................................              49.7x
  2006 (estimated)..........................................               3.3x

Equity Consideration/Net Income
  2000......................................................             135.9x
  2001 (estimated)..........................................             230.0x
  2002 (estimated)..........................................              66.5x
  2006 (estimated)..........................................               5.7x

HISTORICAL STOCK TRADING ANALYSIS

    Goldman Sachs reviewed and compared the historical daily trading prices of Aurora common stock, during the period from April 27, 2000 to April 27, 2001, with the following: (1) a chemistry, instrument and molecular biology reagent company composite index comprised of the common stock of Aclara Biosciences, Inc., Albany Molecular Research, Arqule, Inc., Becton, Dickinson and Co., Bio-Rad Laboratories, Inc., Caliper Technologies Corp., Evotec Biosystems AG, Invitrogen Corporation, Molecular Devices Corp., Pharmacopeia, Inc., Qiagen NV, Sepracor Inc., Tecan AG, Techne AG and Tularik Inc.; (2) the Goldman Sachs Biotechnology Index; and (3) the NASDAQ Composite Index. The chemistry, instrument and molecular biology reagent company composite companies were chosen because they are companies with operations that for purposes of analysis may be considered similar to Aurora.

    The analysis indicated that for the period from April 27, 2000 to April 27, 2001, the Aurora common stock initially outperformed all the above indices; but, since November 2000, Aurora common stock has been underperforming both the chemistry, instrument and molecular biology reagent composite and the GS Biotech Index.

    Goldman Sachs also reviewed and compared the historical daily trading prices of Vertex common stock, during the period April 27, 2000 to April 27, 2001, with the following: (1) a near-profitable biotechnology composite index comprised of the common stock of Cell Therapeutics, Inc., Cephalon, Inc., COR
Therapeutics, Inc., Corixa Corporation, Gilead Sciences, Inc., Imclone Systems Incorporated and QLT, Inc.; (2) a profitable biotechnology composite index comprised of the common stock of Amgen, Inc., BioChem Pharma, Inc., Biogen, Inc., Bio-Technology General Corp., Chiron Corporation, Genentech, Inc., Genzyme Corporation, IDEC Pharmaceuticals Corp., Immunex Corporation and MedImmune, Inc.; (3) the GS Biotechnology Index; and (4) the NASDAQ Composite Index. The near-profitable and profitable companies were chosen because they are biotechnology companies with operations that for purposes of analysis may be considered similar to Vertex. The analysis indicated that, for the period from April 27, 2000 to April 27, 2001, the Vertex common stock outperformed all the above indices.

SELECTED PUBLIC MARKET COMPANIES ANALYSIS

    Goldman Sachs reviewed and compared selected financial information relating to Aurora and Vertex to corresponding financial information, ratios and public market multiples for comparable companies whose securities are publicly traded. Goldman Sachs calculated various financial multiples and ratios for Aurora based on (1) the closing price of Aurora common stock on April 27, 2001 and (2) the implied price per share of Aurora common stock derived from the exchange ratio provided in the merger agreement. These financial multiples and ratios were compared with those of the companies in the chemistry, instrument and molecular biology reagent company composite index used in the historical stock trading analysis. Goldman Sachs also conducted a similar analysis for Vertex based on the closing price of the Vertex common stock on April 27, 2001. Financial multiples and ratios for Vertex were compared with those of the near-profitable and profitable biotechnology companies selected for the historical stock trading analysis. Where applicable, the financial multiples and ratios for Aurora, Vertex and the selected companies were calculated using (1) the closing prices of their common stock on April 27, 2001 and (2) their respective equity market capitalization. Revenues for Aurora, Vertex and the selected companies were obtained from the annual reports on Form 10-K of each of the companies.

    Goldman Sachs' analyses of the selected companies compared, among other things, the following to the results for Vertex and Aurora:

    - stock price as a percentage of the 52-week high; and

    - levered market capitalization as a multiple of the last twelve months' revenues.

    The results of these analyses are summarized as follows:

                                  CHEMISTRY,
                                 INSTRUMENTS,             AURORA
                                      AND           -------------------
                                   REAGENTS                                    PROFITABLE           NEAR-PROFITABLE       VERTEX
                              -------------------    MARKET               ---------------------   --------------------    MARKET
                               RANGE      MEDIAN     VALUE      OFFER       RANGE       MEDIAN      RANGE      MEDIAN     VALUE
                              --------   --------   --------   --------   ----------   --------   ---------   --------   --------
Stock Price as a % of
  52-Week High(%)...........  9.2-98.3     44.8       16.7       24.2     23.2-100.0     70.4     22.7-78.5     42.8       40.4
Latest Twelve Months Revenue
  Multiple(x)...............  1.0-30.6     11.0        4.8        7.7       4.0-42.8     12.8      9.7-50.7     22.1       29.7

DISCOUNTED CASH FLOW ANALYSIS

    Goldman Sachs performed an analysis to compare the present value per share of Aurora common stock, using discounted cash flow methodologies, to the value per share implied by the exchange ratio provided in the merger agreement. Using Aurora's management projections, Goldman Sachs performed this analysis by determining ranges of equity values per share for Aurora on a stand-alone basis. Specifically, Goldman Sachs considered the range of values for Aurora on a stand-alone basis based on financial models prepared by Aurora's management. Goldman Sachs analyzed three elements of the business based on these models: the "base business," which involves estimates of future revenue growth and earnings, and no contribution from the Aurora's drug discovery initiatives known as "big biology"; the big biology business, which reflects only the Company's drug discovery initiatives and no contribution from the Aurora's base business; and the "base plus big biology" business, which involves estimates of future revenue growth and earnings of both the base business and big biology business.

    In its analysis of the base business, Goldman Sachs applied discount rates ranging from 25.0% to 35.0% and terminal value multiples of estimated 2010 price to earnings ranging from 10.0x to 12.5x. In its analysis of the big biology business, Goldman Sachs applied discount rates ranging from 50.0% to 60.0% and terminal value multiples of estimated 2010 price to earnings ranging from 30.0x to 35.0x. Finally, in its analysis of the base plus big biology business, Goldman Sachs applied discount rates ranging from 40.0% to 50.0% and terminal value multiples of estimated 2010 price to earnings ranging from 25.0x to 30.0x. The various ranges for discount rates and terminal value multiples were chosen by Goldman Sachs based upon its prior experience in analyzing cost of capital ranges that could be applicable. Based on these discount rates and terminal value multiples, Goldman Sachs derived theoretical equity values per share ranging from $10.10 to $20.30 for the base business, $3.93 to $8.83 for the big biology business and $14.50 to $28.66 for the base plus big biology business.

    Goldman Sachs noted that the implied value of $24.34 per share derived from the exchange ratio provided in the merger agreement was within the range of share valuations for Aurora stockholders on a stand-alone basis implied by the range of values derived in the base business plus big biology business discounted cash flow analysis.

    Goldman Sachs also performed an analysis of the present value per share of Vertex common stock using discounted cash flow methodologies. Using Vertex management projections as provided by Vertex management for the fiscal years 2001 through 2006, Goldman Sachs performed this analysis by determining ranges of equity values per share for Vertex on a stand-alone basis. In its analysis, Goldman Sachs applied discount rates ranging from 30% to 40% and terminal value multiples of estimated 2006 price to earnings ranging from 25.0x to 30.0x. The various ranges for discount rates and terminal value multiples were chosen by Goldman Sachs based upon its prior experience in analyzing cost of capital ranges that could be applicable. Based on these discount rates and terminal value multiples, Goldman Sachs derived theoretical equity values per share ranging from $26.11 to $47.05 as compared to Vertex's closing stock price per share on April 27, 2001 of $39.25.

PRO FORMA MERGER ANALYSIS

    Goldman Sachs prepared pro forma analyses of the financial impact of the merger on Vertex and Aurora on a stand-alone basis for the fiscal years ending December 31, 2001 and March 31, 2002 using projected 2001 and 2002 earnings per share obtained from Vertex's and Aurora's management. For the years 2001 and 2002, Goldman Sachs compared, among other financial items, estimated net income and diluted earnings per share for Vertex, Aurora and the combined company on a pro forma basis. Goldman Sachs' analysis indicated that the proposed merger would be accretive to Vertex's diluted earnings per share in estimated year 2001 and estimated year 2002.

CONTRIBUTION ANALYSIS

    Goldman Sachs reviewed the historical and estimated future operating and financial information, including, among other things, revenues and net income, for Aurora, Vertex and the pro forma combined entity resulting from the merger based on Aurora's and Vertex's management projections. A contribution analysis demonstrates the parties' respective historical and projected contributions, on a percentage basis, to certain income statement items of the combined company and compares those contributions to the parties' stockholders' relative equity interests in the combined company following the merger. Goldman Sachs analyzed the relative income statement contribution of Vertex and Aurora to the combined company on a pro forma basis based on financial data and on the assumptions provided to Goldman Sachs by Aurora's and Vertex's managements for estimated years 2001, 2002 and 2006. Goldman Sachs calculated the relative contributions of Aurora and Vertex to the combined company in terms of (1) revenues, (2) net income, (3) equity market capitalization, (4) enterprise value and (5) pro forma ownership. The results of these analyses are as follows:

                                                                % CONTRIBUTION
                                                              -------------------
                                                               VERTEX     AURORA
                                                              --------   --------
Revenue:
  2001 (estimated)..........................................    50.5%      49.5%
  2002 (estimated)..........................................    55.0%      45.0%
  2006 (estimated)..........................................    77.7%      22.3%
Net Income:
  2001 (estimated)..........................................      NM      100.0%
  2002 (estimated)..........................................      NM      100.0%
  2006 (estimated)..........................................    82.7%      17.3%
Equity Market Capitalization................................    86.6%      13.4%
Enterprise Value............................................    88.1%      11.9%
Pro Forma Ownership.........................................    81.5%      18.5%

SELECTED TRANSACTIONS ANALYSIS

    Using the implied value of $24.34 per share for Aurora common stock derived from the exchange ratio provided in the merger agreement, Goldman Sachs calculated (1) the premium represented by the implied value in relation to the Aurora's closing price on April 27, 2001, one day prior to the announcement of the execution of the merger agreement, and (2) the corresponding latest twelve months, or LTM, revenue multiple. Goldman Sachs then compared those results with publicly available information for 44 pending and completed merger and acquisition transactions during 1994 -- 2001 in the biotechnology industry. The results of the analysis are as follows:

                                                                              COMPARABLE BIOTECHNOLOGY
                                                                                    TRANSACTIONS
                                                           PROPOSED   -----------------------------------------
                                                            MERGER      HIGH       MEAN      MEDIAN      LOW
                                                           --------   --------   --------   --------   --------
Premium to One Day Prior to Announcement.................    44.4%      95.8%      32.4%      30.1%      0.9%
LTM Revenue Multiple.....................................     7.7x     150.4x      19.9x      10.6x      1.4x

    The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary set forth above, without considering the analyses as a whole, could create an incomplete view of the processes underlying Goldman Sachs' opinion. In arriving at its fairness determination, Goldman Sachs considered the results of all the analyses and did not attribute any particular weight to any factor or analysis considered by it; rather, Goldman Sachs made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all the analyses. No company used in the above analyses as a comparison is directly comparable to Aurora or Vertex, and no transaction used is directly comparable to the proposed merger.

    Goldman Sachs prepared these analyses solely for purposes of providing an opinion to the Aurora board as to the fairness of the exchange ratio to the holders of shares of Aurora common stock from a financial point of view. The analyses do not purport to be appraisals or to necessarily reflect the prices at which the business or securities actually may be sold. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by these analyses. Because these analyses are inherently subject to uncertainty and are based upon numerous factors or events beyond the control of the parties or their respective advisors, none of Aurora, Vertex or Goldman Sachs assumes responsibility if future results are materially different from those forecasted. As described above, the opinion of Goldman Sachs to the Aurora board was one of many factors taken into consideration by the Aurora board in making its determination to approve the merger agreement. The foregoing summary does not purport to be a complete description of the analyses performed by Goldman Sachs.

    Goldman Sachs, as part of its investment banking business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. Goldman Sachs is familiar with Aurora, having provided certain investment banking services to Aurora from time to time, including having acted as its financial advisor in connection with, and having participated in certain of the negotiations leading to, the merger agreement. Goldman Sachs also has provided certain investment banking services to Vertex from time to time.

    Aurora selected Goldman Sachs as its financial advisor because it is an internationally recognized investment banking firm that has substantial experience in transactions similar to the merger. In addition, Goldman Sachs provides a full range of financial, advisory and securities services and in the course of its normal trading activities it may from time to time effect transactions and hold securities, including derivative securities, of Aurora and Vertex for its own account and for the accounts of customers. In addition, Goldman Sachs may provide investment banking services to Vertex and its subsidiaries in the future.

    Pursuant to a letter agreement, dated March 8, 2001, Aurora engaged Goldman Sachs to act as its financial advisor in connection with a potential transaction involving Vertex. Pursuant to this letter agreement, Aurora agreed to pay Goldman Sachs an initial fee of $100,000, payable in cash two months following the execution of the letter, which will be applied against any transaction fee which may become payable pursuant to the letter. In addition, assuming an aggregate purchase price of $591.8 million based on Vertex's closing stock price on April 27, 2001, Aurora has agreed to pay Goldman Sachs a transaction fee of approximately $8 million upon consummation of the merger. Aurora has agreed to reimburse Goldman Sachs for its reasonable out-of-pocket expenses, not to exceed $150,000 without the prior consent of Aurora, including attorneys' fees and disbursements, and to indemnify Goldman Sachs against certain liabilities, including certain liabilities under the federal securities laws.

INTERESTS OF AURORA DIRECTORS AND EXECUTIVE OFFICERS IN THE MERGER

    In considering the recommendation of the board of directors of Aurora to vote for the proposal to approve and adopt the merger agreement, stockholders of Aurora should be aware that members of the Aurora board of directors and members of Aurora's management team have agreements or arrangements that provide them with interests in the merger that differ from those of Aurora's stockholders. The board of directors of Aurora was aware of these agreements and arrangements during its deliberations of the merits of the merger and in determining to recommend to the stockholders of Aurora that they vote for the proposal to approve and adopt the merger agreement.

    VERTEX BOARD OF DIRECTORS. Upon completion of the merger, Stuart J.M. Collinson, Aurora's Chairman of the Board, Chief Executive Officer and President, will be appointed to Vertex's board of directors in the class of directors whose term expires in 2002, with a commitment by Vertex and its board of directors to renominate him for one additional three-year term.

    EMPLOYMENT AGREEMENTS. The following officers of Aurora have entered into employment agreements that become effective upon completion of the merger and are guaranteed by Vertex:

    - Stuart J.M. Collinson, Aurora's Chairman of the Board, Chief Executive Officer and President;

    - Harry Stylli, Aurora's Senior Vice President, Commercial Development;

    - Thomas Klopack, Aurora's Senior Vice President and Chief Operating
      Officer;

    - Paul Negulescu, Aurora's Senior Vice President, Discovery Biology;

    - Christopher Krueger, Aurora's Vice President, Strategic Alliances and General Counsel;

    - John Pashkowsky, Aurora's Vice President, Finance and Treasurer; and

    - Pamela Fritz, Aurora's Vice President, Human Resources.


    AURORA STOCK OPTIONS. Each option outstanding pursuant to Aurora's Non-Employee Directors' Stock Option Plan will, by its terms, become fully vested and immediately exercisable prior to and subject to completion of the merger and if not exercised prior to the completion of the merger, will terminate as of the completion of the merger. In addition, as of June 1, 2001, approximately 4,160,337 shares of Aurora common stock were subject to outstanding options granted to officers and employees of Aurora under Aurora's 1996 Stock Plan, which contains a provision that provides for acceleration of vesting after the merger if, within the period beginning 60 days before completion of the merger and ending 13 months following the merger, the optionee is terminated by Vertex without cause or if the optionee voluntarily terminates his or her employment as a result of a constructive termination.


    INDEMNIFICATION AND INSURANCE. The merger agreement provides that all rights to indemnification and limitation of personal liability existing in favor of the directors and officers of Aurora and its subsidiaries as provided in existing agreements, Aurora's amended and restated certificate of incorporation and Aurora's amended and restated by-laws will be assumed by Vertex and the surviving subsidiary in the merger and will continue in full force and effect for six years following completion of the merger. The merger agreement also provides that for six years after the completion of the merger, Vertex will maintain the existing policies of directors' and officers' liability insurance with respect to acts or omissions occurring prior to the completion of the merger or substitute policies of comparable coverage for the existing policies, subject to a maximum annual aggregate premium of $180,000.

COMPLETION AND EFFECTIVENESS OF THE MERGER

    The merger will be completed when all of the conditions to completion of the merger are satisfied or waived, including the approval of the issuance of the Vertex common stock in connection with the merger by Vertex's stockholders and the approval and adoption of the merger agreement by Aurora's stockholders. The merger will become effective upon filing of a certificate of merger with the Secretary of State of the State of Delaware.

    Each of Vertex and Aurora is working towards completing the merger as quickly as possible. Assuming that both Vertex and Aurora satisfy or waive all of the conditions to closing contained in the merger agreement, Vertex and Aurora anticipate that the merger will occur as soon as practicable after approval of the merger proposals at the special meetings.

EXCHANGE OF AURORA STOCK CERTIFICATES FOR VERTEX STOCK CERTIFICATES

    When the merger is completed, Vertex or an exchange agent will mail to Aurora stockholders a letter of transmittal and instructions for use in surrendering Aurora stock certificates in exchange for statements indicating book-entry ownership of Vertex common stock or, if requested, Vertex stock certificates. When Aurora stockholders deliver certificates to the exchange agent along with a properly executed letter of transmittal and any other required documents, the Aurora stock certificates will be canceled and the Aurora stockholder will receive statements indicating book-entry ownership of Vertex common stock or, if requested, Vertex stock certificates representing the number of full shares of Vertex common stock to which they are entitled under the merger agreement. Aurora stockholders will receive payment in cash, without interest, in lieu of any fractional shares of Vertex stock which would have been otherwise issuable to them as a result of the merger.

    You are not entitled to receive any dividends or other distributions on Vertex common stock until the merger is completed and you have surrendered your Aurora stock certificates in exchange for Vertex stock certificates. If there is any dividend or other distribution on Vertex common stock with a record date after the date on which the merger is completed and a payment date prior to the date you surrender your Aurora stock certificates in exchange for Vertex stock certificates, you will receive the dividend or distribution with respect to the whole shares of Vertex common stock issued to you promptly after they are issued. If there is any dividend or other distribution on Vertex common stock with a record date after the date on which the merger is completed and a payment date after the date you surrender your Aurora stock certificates in exchange for Vertex stock certificates, you will receive the dividend or distribution with respect to the whole shares of Vertex common stock issued to you promptly after the payment date.

    Vertex will only issue Vertex stock certificates or a check in lieu of a fractional share in a name other than the name in which a surrendered Aurora stock certificate is registered if you present the exchange agent with all documents required to show and effect the unrecorded transfer of ownership and show that you paid any applicable stock transfer taxes.

    AURORA STOCKHOLDERS SHOULD NOT SUBMIT THEIR AURORA STOCK CERTIFICATES FOR EXCHANGE UNTIL THEY RECEIVE THE TRANSMITTAL INSTRUCTIONS AND A FORM OF LETTER OF TRANSMITTAL FROM VERTEX OR THE EXCHANGE AGENT.

TREATMENT OF AURORA'S EMPLOYEES AND EMPLOYEE BENEFITS

    Vertex has agreed that all employees of Aurora who continue employment after the merger will be eligible to participate in the retirement, health, vacation and other non-equity based employee benefit plans of the surviving corporation after the merger, and Vertex will be assuming the outstanding rights of Aurora employees under the Aurora Employee Stock Purchase Plan for the offering period commencing June 1, 2001. In addition, after the merger, Aurora employees will be eligible to participate in Vertex's 1996 Stock and Option Plan. Vertex may, however, in its sole discretion, amend or terminate any Aurora employee benefit plan at any time. If Vertex terminates such employee benefit plans, employees will be eligible to participate in Vertex's employee benefit plans, to substantially the same extent as employees of Vertex in similar positions and at similar levels. Aurora employees will receive full credit for purposes of eligibility and vesting under any employee benefit plans or arrangements for their service with Aurora and its subsidiaries. Vertex or the surviving corporation, as the case may be, will use its best efforts to cause any applicable insurance carrier to waive all limitations as to preexisting conditions, exclusions and waiting periods with respect to participation and coverage requirements under any employee benefits plans that Aurora employees may be eligible to participate in after the completion of the merger and will also credit any co-payments and deductibles paid during the calendar year prior to the completion of the merger in satisfying any applicable deductible or out-of-pocket requirements under any employee benefit plans that Aurora employees may be eligible to participate in after the completion of the merger.

TREATMENT OF AURORA STOCK OPTIONS

    When the merger is completed, each outstanding option to purchase Aurora common stock (other than options outstanding under Aurora's Non-Employee Directors' Stock Option Plan) will be assumed by Vertex and converted into and become a right to purchase Vertex common stock. Each assumed option will be governed by the same terms and conditions that governed the applicable Aurora stock option immediately before the merger except that:

    - each such option will be exercisable for the number of shares of Vertex common stock equal to the number of shares of Aurora common stock issuable upon exercise of the option multiplied by 0.62, rounded down to the nearest whole share;

    - the per share exercise price for the shares of Vertex common stock issuable upon the exercise of the assumed option will be equal to the exercise price per share of the Aurora option divided by 0.62, rounded up to the nearest whole cent; and

    - each option outstanding pursuant to Aurora's Non-Employee Directors' Stock Option Plan will, by its terms, become fully vested and immediately exercisable prior to and subject to the merger and if not exercised prior to the completion of the merger, will terminate as of the completion of the merger.


    Any restrictions on the exercise of such options shall continue, and the term, vesting schedule and other provisions of each such option shall remain unchanged. However, as of June 1, 2001, approximately 4,160,337 shares of Aurora common stock were subject to outstanding options granted to officers and employees of Aurora under Aurora's 1996 Stock Plan, which contains a provision that provides for acceleration of vesting after the merger if, within the period beginning 60 days before completion of the merger and ending 13 months following the merger, the optionee is terminated by Vertex without cause or if the optionee voluntarily terminates his or her employment as a result of a constructive termination. On June 1, 2001, excluding outstanding options under the Aurora Non-Employee Directors' Stock Option Plan, there were options to purchase 4,408,654 shares of Aurora common stock outstanding at a weighted average exercise price of $22.55 per share. On June 1, 2001 there were options to purchase 101,584 shares of Aurora common stock outstanding under the Aurora Non-Employee Directors' Stock Option Plan at a weighted average exercise price of $28.13 per share.

    Vertex has agreed to file a registration statement on Form S-8 relating to the shares of Vertex common stock issuable upon exercise of the assumed Aurora stock options within 20 days after completion of the merger.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

    The following general discussion summarizes the anticipated material United States federal income tax consequences of the merger. This discussion is based on the Internal Revenue Code of 1986, the regulations promulgated thereunder, existing administrative interpretations and court decisions, all of which are subject to change, possibly with retroactive effect, and assumptions, limitations, representations and covenants, including those contained in certificates of officers of Vertex, its wholly-owned subsidiary and Aurora expected to be executed as of the completion of the merger. This discussion does not address all aspects of United States federal income taxation that may be important to you in light of your particular circumstances or if you are subject to special rules, such as rules relating to:

    - stockholders who are not citizens or residents of the United States;

    - financial institutions;

    - mutual funds;

    - tax-exempt organizations;

    - insurance companies;

    - dealers in securities;

    - stockholders who acquired their Aurora common stock pursuant to the exercise of options or similar derivative securities or otherwise as compensation;

    - stockholders whose shares are qualified small business stock for purposes of Section 1202 of the Internal Revenue Code; and

    - stockholders who hold their Aurora common stock as part of an integrated investment such as a hedge, constructive sale, straddle or other risk reduction strategy or as part of a conversion transaction.

    This discussion assumes you hold your Aurora common stock as a capital asset within the meaning of Section 1221 of the Internal Revenue Code.

    TAX OPINIONS REGARDING THE MERGER.

    Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. has delivered to Vertex and Cooley Godward LLP has delivered to Aurora, opinions stating that the merger will qualify as a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code. These opinions assume the absence of changes in existing facts and rely on assumptions, representations and covenants contained in these opinions and in certificates executed by officers of Vertex, its wholly-owned subsidiary and Aurora. These opinions neither bind the Internal Revenue Service, or IRS, nor preclude the IRS from adopting a position contrary to that expressed below, and no assurance can be given that contrary positions will not be successfully asserted by the IRS or adopted by a court if the issues are litigated. If either Mintz Levin or Cooley Godward does not render such opinion, the condition will be satisfied if the other law firm renders its opinion to both Vertex and Aurora. Neither Vertex nor Aurora intends to obtain a ruling from the IRS with respect to the tax consequences of the merger.

    Assuming the merger constitutes a reorganization, the following tax consequences will result:

    - Except as discussed below, Aurora stockholders will not recognize gain or loss for United States federal income tax purposes when shares of Aurora common stock are exchanged for Vertex common stock pursuant to the merger.

    - The aggregate tax basis of the Vertex common stock received by an Aurora stockholder as a result of the merger will be the same as the aggregate tax basis in the Aurora common stock surrendered in the exchange, reduced by the tax basis of any Aurora common stock for which the Aurora stockholder receives cash instead of fractional shares of Vertex common stock.

    - The holding period of the Vertex common stock an Aurora stockholder receives as a result of the exchange will include the period during which the stockholder held the Aurora common stock exchanged in the merger.

    - Because fractional shares of Vertex common stock will not be issued in the merger, Aurora stockholders will recognize capital gain or loss for United States federal income tax purposes with respect to the cash received instead of fractional share interests in Vertex common stock. This gain or loss will equal the difference between the amount of cash received and the tax basis of the Aurora stock surrendered in the merger that is allocated to fractional shares. This gain or loss will be a long-term capital gain or loss if the Aurora common stock has been held for more than one year at the time the merger is completed.

    - Vertex, its wholly-owned subsidiary and Aurora will not recognize gain or loss for United States federal income tax purposes as a result of the merger.

    In addition to the foregoing, there are other tax-related issues of which you should be aware, including:

    - OTHER CONSIDERATION. Even if the merger qualifies as a reorganization, a recipient of Vertex common stock would recognize income to the extent that, for example, any such shares were determined to have been received in exchange for services, to satisfy obligations or in consideration for anything other than the Aurora common stock surrendered. Generally, such income is taxable as ordinary income upon receipt. In addition, to the extent that an Aurora stockholder were treated as receiving, directly or indirectly, consideration other than Vertex common stock in exchange for such stockholder's Aurora common stock, gain or loss would have to be recognized.

    - REPORTING REQUIREMENTS. Each Aurora stockholder that receives Vertex common stock in the merger will be required to file a statement with the stockholder's federal income tax return setting forth the stockholder's basis in the Aurora common stock surrendered and the fair market value of the Vertex common stock and cash, if any, received in the merger, and to retain permanent records of these facts relating to the merger.

    - BACKUP WITHHOLDING. Unless an exemption applies under the applicable law and regulations and is proved in a manner satisfactory to the exchange agent, the exchange agent may be required to withhold and, if required, will withhold 31% of any cash payments to an Aurora stockholder in the merger unless the stockholder provides the appropriate form. A stockholder should complete and sign the substitute Form W-9 enclosed with the letter of transmittal sent by the exchange agent. This completed form provides the information, including the holder's taxpayer identification number, and certification necessary to avoid backup withholding.

    - CONSEQUENCES OF IRS CHALLENGE. In the event of a successful IRS challenge to the status of the merger as a reorganization, Aurora stockholders would recognize gain or loss with respect to each share of Aurora common stock surrendered in the merger. Such gain or loss would be equal to the difference between the stockholder's basis in such shares and the sum of the fair

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      market value, as of the effective time, of the Vertex common stock received. In such event, a stockholder's aggregate basis in the Vertex common stock so received would equal its fair market value as of the effective time, and the stockholder's holding period for such stock would begin the day after the merger is completed.

    THIS DISCUSSION IS NOT INTENDED TO BE A COMPLETE ANALYSIS OR DESCRIPTION OF ALL POTENTIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OR ANY OTHER CONSEQUENCES OF THE MERGER. IN ADDITION, THIS DISCUSSION DOES NOT ADDRESS TAX CONSEQUENCES WHICH MAY VARY WITH, OR ARE CONTINGENT ON, YOUR INDIVIDUAL CIRCUMSTANCES. MOREOVER, THIS DISCUSSION DOES NOT ADDRESS ANY NON-INCOME TAX OR ANY FOREIGN, STATE OR LOCAL TAX CONSEQUENCES OF THE MERGER. ACCORDINGLY, YOU ARE STRONGLY URGED TO CONSULT WITH YOUR TAX ADVISOR TO DETERMINE THE PARTICULAR UNITED STATES FEDERAL, STATE, LOCAL OR FOREIGN INCOME OR OTHER TAX CONSEQUENCES TO YOU OF THE MERGER.

ACCOUNTING TREATMENT OF THE MERGER

    We intend to account for the merger as a "pooling of interests" business combination. It is a condition to completion of the merger that Vertex be advised in writing by its independent accountants, PricewaterhouseCoopers LLP, that they concur with the conclusion of Vertex's management that the merger can properly be accounted for as a pooling of interests business combination. It is also a condition to completion of the merger that Vertex be advised in writing by Aurora's independent auditors, Ernst & Young LLP, that they concur with Aurora's management's conclusion as to whether Aurora meets the conditions necessary for it to enter into the business combination accounted for as a pooling of interests. Each of these conditions, however, may be waived. Under the pooling of interests method of accounting, each of Vertex's and Aurora's historical recorded assets and liabilities will be carried forward to the combined company at their recorded amounts. In addition, the operating results of the combined company will include Vertex's and Aurora's operating results for the entire fiscal year in which the merger is completed and Vertex's and Aurora's historical reported operating results for prior periods will be combined and restated as the operating results of the combined company.

REGULATORY MATTERS


    Under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, Vertex may not complete the merger until notifications have been furnished to the Federal Trade Commission and the Antitrust Division of the Department of Justice, and the required waiting period has expired or been terminated. Vertex and Aurora each filed a pre-merger notification and report form with the FTC and the Antitrust Division on June 5, 2001. We expect that the applicable waiting period under the Hart-Scott-Rodino Act will expire or be terminated on or before July 5, 2001. As a result, the merger will be deemed to have received antitrust approval and may be consummated, pending compliance with the other closing conditions.


    At any time before the completion of the merger, the Antitrust Division, the FTC or a private person or entity could seek under antitrust laws, among other things, to enjoin the merger and any time after the completion of the merger, to cause Vertex to divest itself, in whole or in part, of the surviving corporation of the merger or of business conducted by the surviving corporation of the merger. We cannot assure you that a challenge to the merger will not be made or that, if a challenge is made, Vertex will prevail. The obligation of Vertex and Aurora to complete the merger is subject to the condition that any applicable waiting period under the Hart-Scott-Rodino Act shall have expired without action by the Antitrust Division or the FTC to prevent completion of the merger.

RESTRICTIONS ON SALES OF SHARES BY AFFILIATES OF AURORA

    The shares of Vertex common stock to be issued to Aurora stockholders in connection with the merger will be registered under the Securities Act of 1933 and will be freely transferable under the

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Securities Act, except for shares of Vertex common stock issued to any person who is deemed to be an "affiliate" of Aurora at the time of the Aurora special meeting and shares issued in exchange for Aurora shares that are subject to a transfer restriction. Persons who may be deemed to be affiliates include individuals or entities that control, are controlled by, or are under the common control of Aurora and may include Aurora's executive officers and directors, as well as Aurora's significant stockholders. Affiliates may not sell their shares of Vertex common stock acquired in connection with the merger except pursuant to:

    - an effective registration statement under the Securities Act covering the resale of those shares;

    - an exemption under paragraph (d) of Rule 145 under the Securities Act; or

    - any other applicable exemption under the Securities Act.

    In addition, the directors and executive officers of Aurora and all other stockholders who may be deemed affiliates of Aurora have executed affiliate agreements with Vertex prohibiting the sale, exchange, transfer, pledge or other disposition of the Aurora common stock held by them or the Vertex common stock received by them in the merger:

    - during the 30-day period prior to the closing of the merger; and

    - until after the merger when Vertex has published the financial results covering at least 30 days of combined operations of Aurora and Vertex.

    Vertex's registration statement on Form S-4, of which this joint proxy statement-prospectus forms a part, does not cover the resale of shares of Vertex common stock to be received by affiliates of Aurora in the merger.

NO APPRAISAL RIGHTS

    Vertex stockholders and Aurora stockholders are not entitled to exercise dissenter's or appraisal rights as a result of the merger or to demand payment for their shares under applicable law.

LISTING ON THE NASDAQ NATIONAL MARKET OF THE VERTEX COMMON STOCK TO BE ISSUED IN THE MERGER

    Vertex will use reasonable best efforts to cause the shares of Vertex common stock to be issued in connection with the merger to be approved for listing on The Nasdaq National Market, subject to official notice of issuance, before the completion of the merger.

DELISTING AND DEREGISTRATION OF AURORA COMMON STOCK AFTER THE MERGER

    When the merger is completed, Aurora common stock will be delisted from The Nasdaq National Market and will be deregistered under the Securities Exchange Act of 1934.

THE MERGER AGREEMENT

    The following summary of the merger agreement is qualified in its entirety by reference to the complete text of the merger agreement, which is incorporated by reference and attached as Annex A to this joint proxy statement-prospectus.

    CONDITIONS TO COMPLETION OF THE MERGER. Each of Vertex's and Aurora's obligations to complete the merger are subject to the satisfaction or waiver of specified conditions before completion of the merger, including the following:

    - the declaration of effectiveness of Vertex's registration statement on Form S-4, of which this joint proxy statement-prospectus forms a part, with no stop order initiated, pending or threatened;

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
    - the approval and adoption of the merger agreement at the Aurora special meeting by at least a majority of the outstanding shares of Aurora common stock;

    - the approval of the issuance of the Vertex common stock by at least a majority of the shares of Vertex common stock present or represented and voting at the Vertex special meeting;

    - the expiration or termination of the applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976;

    - the approval for listing on The Nasdaq National Market of the shares of Vertex common stock to be issued, or to be reserved for issuance, in connection with the merger, subject to official notice of issuance;

    - the absence of any law, order, injunction or proceeding prohibiting or seeking to prevent completion of the merger;

    - the receipt of all authorizations, consents, orders, permits or approvals of, or declarations or filings with, and all expirations of waiting periods imposed by, any governmental authority necessary for completion of the merger, other than those which, if not obtained, would not in the aggregate have a Material Adverse Effect, as described below, on Vertex or Aurora; and

    - the receipt by Vertex of an opinion from its tax counsel, Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., and by Aurora of an opinion from its tax counsel, Cooley Godward LLP, that the merger will constitute a tax-free reorganization under the tax code.

    Subject to limited exceptions under specified circumstances, "Material Adverse Effect" means any event, change, effect, occurrence, violation, inaccuracy, circumstance or other matter, which, either individually or together with other such matters, had or would reasonably be expected to have a material adverse effect on:

    - the business, condition, capitalization, assets, liabilities, operations or financial performance of either Vertex or Aurora and its subsidiaries, taken as a whole;

    - the ability of either Vertex or Aurora to complete the merger or any of the other transactions or obligations of such party as contemplated by the merger agreement; or

    - with respect to Vertex only, Vertex's ability to vote, receive dividends with respect to or otherwise exercise ownership rights with respect to the stock of Aurora after the merger is completed.

    Vertex's obligation to complete the merger is subject to the satisfaction or waiver of each of the following additional conditions before completion of the merger:

    - Aurora's representations and warranties must be true and correct in all material respects as of the date of the merger agreement, except that Aurora shall have the longer of 20 days or until all other conditions to completion of the merger are satisfied to cure any untrue or incorrect representation or warranty;

    - Aurora's representations and warranties must be true and correct in all material respects as of the date the merger is to be completed, except for any failure of such representations and warranties to be true and correct that would not, individually or in the aggregate, constitute a Material Adverse Effect with respect to Aurora;

    - Aurora must have complied with or performed, in all material respects, each of the covenants and obligations required of it by the merger agreement;

    - Aurora and its subsidiaries must not have suffered a Material Adverse Effect which has not been cured as of the date that all other conditions to completion of the merger are satisfied;

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
    - Vertex must have received from each of Aurora's affiliates an executed affiliate agreement;

    - Vertex must have received a letter from Aurora's independent auditors, Ernst & Young LLP, to the effect that Ernst & Young concurs with Aurora's management's conclusions as to the appropriateness of accounting for the merger as a pooling of interests in accordance with generally accepted accounting principles and the regulations and policies of the Securities and Exchange Commission;

    - Vertex must have received a letter from its independent accountants, PricewaterhouseCoopers LLP, to the effect that PricewaterhouseCoopers concurs with the conclusion of Vertex's management that it may account for the merger as a pooling of interests in accordance with generally accepted accounting principles and the regulations and policies of the Securities and Exchange Commission; and

    - Vertex must have received resignations from all of the directors of Aurora and its subsidiaries.

    Aurora's obligation to complete the merger is subject to the satisfaction or waiver of each of the following additional conditions before completion of the merger:

    - Vertex's representations and warranties must be true and correct in all material respects as of the date of the merger agreement;

    - Vertex's representations and warranties must be true and correct in all material respects as of the date the merger is to be completed;

    - Vertex must have complied with or performed, in all material respects, each of the covenants and obligations required of it by the merger agreement; and

    - from the date of the merger agreement, Vertex must not have suffered a Material Adverse Effect that is continuing as of the date that all other conditions to completion of the merger are satisfied.

    NO SOLICITATION OF OTHER PROPOSALS BY AURORA. The merger agreement contains detailed provisions prohibiting Aurora from seeking an alternative transaction. Under these "no solicitation" provisions, Aurora has agreed that until the merger agreement is terminated, it will not, nor will it permit any of its subsidiaries or representatives acting on behalf of its subsidiaries to, directly or indirectly:

    - solicit, initiate, knowingly encourage or induce the making, submission or announcement of an Acquisition Proposal, as described below;

    - take any action that would reasonably be expected to lead to an Acquisition Proposal;

    - furnish any nonpublic information regarding itself or its subsidiaries in connection with or in response to an Acquisition Proposal or an inquiry or indication of interest that would reasonably be expected to lead to an Acquisition Proposal;

    - engage in discussions or negotiations with respect to any Acquisition Proposal;

    - approve, endorse or recommend any Acquisition Proposal; or

    - enter into any letter of intent or similar document or contract contemplating or otherwise relating to an Acquisition Transaction, as described below.

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
    However, the merger agreement does not prevent Aurora from entering into discussions, or furnishing confidential information in connection with a Superior Proposal, as described below, submitted to Aurora if:

    - Aurora's board of directors concludes in good faith, after consultation with its outside legal counsel, that the failure to do so would create a substantial risk of liability for breach of its fiduciary duties to Aurora's stockholders; and

    - at least two business days prior to having such discussions, Aurora notifies Vertex in writing.

    "Acquisition Proposal" means an offer, proposal, inquiry or indication of interest contemplating or relating to an Acquisition Transaction.

    "Acquisition Transaction" means a transaction or series of transactions involving a merger, consolidation, share exchange, business combination, issuance of securities, acquisition of securities, tender offer, exchange offer or other similar transaction:

    - involving Aurora or any of its subsidiaries;

    - in which beneficial or record ownership of securities representing more than 20% of the outstanding securities of any class of voting securities of Aurora or its subsidiaries is acquired;

    - involving the issuance or sale of more than 20% of the outstanding securities of any class of voting securities of Aurora or its subsidiaries; or

    - any sale, lease, exchange, transfer, license, acquisition or disposition of any business or assets, other than in the ordinary course of business, that constitute or account for 20% or more of the consolidated net revenues, net income or assets of Aurora and its subsidiaries.

    "Superior Proposal" means an unsolicited, bona fide written offer made by a third party to purchase a majority of the outstanding Aurora common stock on terms that Aurora's board of directors determines, in its reasonable judgment:

    - after consultation with an independent financial advisor, to be more favorable from a financial point of view to the Aurora's stockholders than the terms of the merger (including any improved terms offered in writing by Vertex); and

    - is reasonably capable of being consummated.

    TERMINATION. The merger agreement may be terminated at any time prior to completion of the merger, whether or not stockholder approvals have already been obtained, as follows:

    - by mutual written consent of Vertex and Aurora;

    - by either Vertex or Aurora if the merger is not completed by September 30, 2001 (extended to December 31, 2001 if the merger is not completed solely due to delays under the Hart-Scott-Rodino Antitrust Improvements Act of
      1976), except that this right to terminate the merger agreement will not be available to any party whose failure to fulfill any obligation under the merger agreement has been the cause of, or has resulted in, the failure of the merger to be completed by such date;

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
    - by either Vertex or Aurora if any governmental authority issues an order, decree or ruling or takes any other action permanently restraining, enjoining or otherwise prohibiting the merger, and the order, decree, ruling or other action becomes final and nonappealable;

    - by either Vertex or Aurora if the required vote to approve and adopt the merger agreement is not obtained at the Aurora special meeting, except that this right to terminate the merger agreement will not be available to any party whose failure to fulfill any obligation under the merger agreement has been the cause of, or has resulted in, the failure to obtain the approval of the Aurora stockholders;

    - by either Vertex or Aurora if the required vote to approve the issuance of the Vertex common stock in connection with the merger is not obtained at the Vertex special meeting, except that this right to terminate the merger agreement will not be available to any party whose failure to fulfill any obligation under the merger agreement has been the cause of, or has resulted in, the failure to obtain the approval of the Vertex stockholders;

    - by Vertex, at any time prior to the approval and adoption of the merger agreement by the Aurora stockholders, if an Aurora Triggering Event, as described below, occurs;

    - by Aurora, at any time prior to the approval of the issuance of the Vertex common stock in connection with the merger by the Vertex stockholders, if a Vertex Triggering Event, as described below, occurs;

    - by either Vertex or Aurora if the other party breaches or fails to perform any of its representations, warranties, covenants or other obligations contained in the merger agreement in such a way as to render the conditions to the completion of the merger relating to the accuracy of representations and warranties and the performance of or compliance with obligations and covenants contained in the merger agreement incapable of being satisfied on or before the later of 20 days or until all other conditions to completion of the merger are satisfied; and

    - by Aurora, if Aurora's board of directors determines in good faith, after consultation with outside legal counsel, that the failure to terminate the merger agreement would create a substantial risk of liability for breach of its fiduciary duties to Aurora's stockholders.

    PAYMENT OF TERMINATION FEE AND OTHER FEES AND EXPENSES UPON TERMINATION. As set forth in more detail below, the merger agreement requires each of Vertex and Aurora to pay a termination fee to, and the fees and expenses of, the other party in specified circumstances.

    Aurora shall be required to pay a termination fee of $20,000,000 and up to $1,500,000 of the fees and expenses of Vertex incurred in connection with the merger if:

    - either Vertex or Aurora terminates the merger agreement because of failure to obtain the approval of Aurora stockholders after an Acquisition Proposal is made public and within 12 months of the termination, Aurora completes a transaction with the party that made the Acquisition Proposal or with another party;

    - Vertex terminates the merger agreement due to an Aurora Triggering Event;
      or

    - Aurora terminates the merger agreement after determination that failure to do so would create a substantial risk of liability for breach of its fiduciary duties to Aurora's stockholders.

    Vertex shall be required to pay a termination fee of $20,000,000 and up to $1,500,000 of the fees and expenses of Aurora incurred in connection with the merger if Aurora terminates the merger agreement due to a Vertex Triggering Event.

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
    "Aurora Triggering Event" means:

    - the failure of Aurora's board of directors to recommend that its stockholders vote to approve and adopt the merger agreement, or the withdrawal or modification of such recommendation in a manner adverse to Vertex;

    - the failure of Aurora to include in this joint proxy statement-prospectus its recommendation or a statement to the effect that its board of directors has determined that the merger is in the best interests of Aurora's stockholders;

    - the failure of Aurora's board of directors to reaffirm, without qualification, its recommendation or to publicly state, without qualification, that the merger is in the best interests of Aurora's stockholders, within five business days after Vertex requests that it do so;

    - the approval, endorsement or recommendation of any Acquisition Proposal by Aurora's board of directors;

    - the failure of Aurora to hold the Aurora special meeting within sixty days after the registration statement on Form S-4, of which this joint proxy statement-prospectus forms a part, is declared effective by the Securities and Exchange Commission;

    - the commencement of a tender or exchange offer relating to Aurora securities and the failure of Aurora to send to its stockholders, within ten business days, a statement disclosing that the board of directors recommends rejection of such offer;

    - the public announcement of an Acquisition Proposal and the failure of Aurora to issue a press release announcing its opposition to such Acquisition Proposal within ten business days; or

    - the breach of or taking of any action inconsistent with the provisions set forth below in the section titled "Conduct of Aurora's Business Pending the Merger."

    "Vertex Triggering Event" means:

    - the failure of Vertex's board of directors to recommend that its stockholders vote to approve the issuance of the Vertex common stock in connection with the merger, or the withdrawal or modification of such recommendation in a manner adverse to Aurora;

    - the failure of Vertex to include in this joint proxy statement-prospectus its recommendation or a statement to the effect that its board of directors has determined that the merger is in the best interests of Vertex and its stockholders;

    - the failure of Vertex's board of directors to reaffirm, without qualification, its recommendation or to publicly state, without qualification, that the merger is in the best interests of Vertex's stockholders, within five business days after Aurora requests that it do so; or

    - the failure of Vertex to hold the Vertex special meeting within sixty days after the registration statement on Form S-4, of which this joint proxy statement-prospectus forms a part, is declared effective by the Securities and Exchange Commission.

    CONDUCT OF AURORA'S BUSINESS PENDING THE MERGER. Under the merger agreement, Aurora has agreed that during the period before completion of the merger, it will ensure that it and its subsidiaries will conduct business and operations in the ordinary course in accordance with past practices and in compliance with the law and the requirements of all material contracts to which they are a party. Aurora has also agreed that it will use commercially reasonable efforts to ensure that it and each of its subsidiaries preserves intact its current business organization, keeps available the services of its current officers and employees and maintains its relations and goodwill with all suppliers, customers, landlords, creditors, licensors, licensees, employees and others with whom they have business relationships. Aurora must also maintain all material insurance policies and provide all notices required by any material contract. Prior to the completion of the merger, Aurora must promptly notify Vertex that it has

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received notice from a third party that its consent is required for the merger or that a legal proceeding has been commenced or threatened in writing that affects Aurora or any of its subsidiaries. Aurora shall, if requested by Vertex, cause its officers to report regularly to Vertex concerning the status of its business, and shall disclose to Vertex specified matters concerning its intellectual property.

    In addition to these agreements regarding the general conduct of its business, Aurora has agreed to some specific restrictions relating to the following:

    - the issuance, sale, pledge, disposal of, encumbrance or authorization of any shares of capital stock of any class, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of capital stock of, or any other ownership interest in, Aurora or any of its subsidiaries;

    - amendments to its certificate of incorporation or by-laws or the charter documents of any of its subsidiaries;

    - adoption of or amendments to any shareholder rights plan or related rights agreement;

    - alteration of share capital, including stock splits, combinations or reclassifications;

    - declaration or payment of dividend or distributions with respect to its common stock;

    - redemption or repurchase of its capital stock;

    - acquisition of stock or assets of, or investments in, other entities;

    - the sale, transfer, lease, license, or sublicense, mortgage, pledge, disposal of, encumbrance or grant of material intellectual property rights;

    - material amendments to or modifications of existing agreements with respect to any material intellectual property rights;

    - incurrence of indebtedness, issuance of debt securities or the assumption, guarantee or endorsement of third party obligations;

    - the making of loans or advances;

    - authorization of capital expenditures;

    - hiring or termination of employees, independent contractors or consultants;

    - compensation payable to its officers or employees, and employment or severance agreements;

    - establishment, adoption or amendment of collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, benefits, retirement, deferred compensation, employment, termination, severance or other plans, agreements or arrangements for the benefit of any current or former directors, officers or employees;

    - changes in accounting policies or procedures;

    - encumbrance of any material assets;

    - entrance into, modification or amendment of, or waiver or release of rights with respect to specified material contracts;

    - the making of tax elections, settlements or compromises of tax liabilities or agreements to extend statute of limitations;

    - the taking of any actions that would result in the acceleration of vesting rights for options for Aurora's common stock;

    - settlement of any material litigation or waiver, assignment or release of material rights or claims;

    - transactions or agreements with directors or officers of Aurora and its subsidiaries;

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    - the taking of any actions which would reasonably be expected to adversely affect or delay the ability to obtain any consent or approval required to complete the merger;

    - the taking of any actions to cause the Aurora common stock to be delisted from The Nasdaq National Market;

    - payments of investment banking, financial advisory or other similar fees; and

    - the taking of any actions which would cause any of Aurora's representations and warranties contained in the merger agreement to become inaccurate in any material respect.

    CONDUCT OF VERTEX'S BUSINESS PENDING THE MERGER. Under the merger agreement, Vertex has agreed that during the period before completion of the merger it will ensure that it will conduct its business and operations in the ordinary course in accordance with past practices and in compliance with the law and the requirements of all of its material contracts. Vertex has also agreed that it will use commercially reasonable efforts to ensure that it preserves intact its current business organization, keeps available the services of its current officers and employees and maintains its relations and goodwill with all suppliers, customers, landlords, creditors, licensors, licensees, employees and others with whom they have business relationships. Prior to the completion of the merger, Vertex must promptly notify Aurora that a legal proceeding has been commenced or threatened in writing that affects Vertex.

    In addition to these agreements regarding the general conduct of its business, Vertex has agreed to some specific restrictions relating to the following:

    - actions which would reasonably be expected to adversely affect or delay the ability to obtain any consent or approval required to complete the merger;

    - the taking of any actions to cause the Vertex common stock to be delisted from The Nasdaq National Market; and

    - the taking of any actions which would cause any of Vertex's representations and warranties contained in the merger agreement to become inaccurate in any material respect.

    EXPENSES. Except as otherwise set forth above, upon termination of the merger agreement in specified circumstances, all fees and expenses incurred in connection with the merger agreement shall be paid by the party incurring such expenses, whether or not the merger is completed, except that Vertex and Aurora shall share equally all fees and expenses, other than attorneys' fees, incurred in connection with:

    - the filing, printing and mailing of this joint proxy statement-prospectus and the registration statement on Form S-4, of which it forms a part;

    - the filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976; and

    - the filing of any notice or other document under any applicable foreign antitrust law or regulation.

    REPRESENTATIONS AND WARRANTIES. The merger agreement contains representations and warranties given by Aurora and its subsidiaries relating, to among other things:

    - corporate organization and qualification to do business;

    - subsidiaries of Aurora;

    - charter documents and by-laws;

    - authority to enter into and binding nature of the merger agreement;

    - capitalization;

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    - documents filed with the Securities and Exchange Commission and the financial statements included in those documents;

    - absence of conflicts;

    - consents required for the merger;

    - absence of specified changes in Aurora's business between December 31, 2000 and the date of the merger agreement;

    - identification of material receivables;

    - loans to employees and directors;

    - identification of major customers;

    - leased real property and equipment;

    - intellectual property;

    - specified material contracts;

    - product sales and performance of services;

    - absence of undisclosed liabilities;

    - compliance with legal requirements;

    - absence of specified unlawful business practices;

    - governmental consents, approvals, orders and authorizations in connection with the merger;

    - filing of tax returns, payment of taxes and other tax related matters;

    - employee and labor matters and employee benefit plans;

    - environmental matters;

    - insurance;

    - transactions with affiliates;

    - absence of undisclosed litigation;

    - absence of other discussions with respect to an Acquisition Proposal;

    - the treatment of the merger as a pooling of interests;

    - the required vote of Aurora stockholders to approve and adopt the merger agreement;

    - inapplicability of anti-takeover statutes;

    - receipt of a fairness opinion from Goldman Sachs;

    - payment of fees to financial advisors in connection with the merger; and

    - the accuracy and completeness of all matters disclosed, and to be disclosed, in connection with the merger.

The representations and warranties given by Aurora in the merger agreement do not survive completion of the merger.

    The merger agreement also contains representations and warranties given by Vertex relating, to among other things:

    - corporate organization and qualification to do business;

    - subsidiaries of Vertex;

    - charter documents and by-laws;

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    - authority to enter into and binding nature of the merger agreement;

    - capitalization;

    - documents filed with the Securities and Exchange Commission and the financial statements included in those documents;

    - absence of specified changes in Vertex's business between December 31, 2000 and the date of the merger agreement;

    - compliance with governmental regulations with respect to Vertex's products;

    - intellectual property;

    - absence of undisclosed liabilities;

    - compliance with legal requirements;

    - governmental consents, approvals, orders and authorizations in connection with the merger;

    - absence of undisclosed litigation;

    - absence of other discussions with respect to an Acquisition Proposal;

    - the treatment of the merger as a pooling of interests;

    - the required vote of Vertex stockholders to approve the issuance of the Vertex common stock in the merger;

    - receipt of a fairness opinion from Merrill Lynch;

    - the valid issuance of the Vertex common stock in connection with the merger;

    - the activities of Vertex's wholly-owned subsidiary; and

    - the accuracy and completeness of all matters disclosed, and to be disclosed, in connection with the merger.

The representations and warranties given by Vertex in the merger agreement do not survive completion of the merger.

    The representations and warranties in the merger agreement are complicated and not easily summarized. You are urged to read carefully ARTICLE 2 of the merger agreement entitled "Representations and Warranties of the Company" and
ARTICLE 3 of the merger agreement entitled "Representations and Warranties of Parent and Merger Sub."

    AMENDMENT. The merger agreement may be amended with the approval of the boards of directors of Vertex, its wholly-owned subsidiary and Aurora at any time, except that:

    - after the approval and adoption of the merger agreement by Aurora's stockholders, no amendment shall be made which requires further approval of Aurora's stockholders without further approval; and

    - after the approval of the issuance of the Vertex common stock in connection with the merger by Vertex's stockholders, no amendment shall be made which requires further approval of Vertex's stockholders without further approval.

AFFILIATE AGREEMENTS

    Vertex and Aurora must use all reasonable efforts to obtain from all of their executive officers and directors, and all of their other stockholders who may be deemed affiliates, executed affiliate agreements providing that they will not sell, exchange, transfer, pledge, dispose of or otherwise reduce their risk with respect to any of the shares of Vertex common stock or Aurora common stock they own during the period beginning 30 days prior to the completion of the merger and ending on the date that

Vertex has published financial results covering at least 30 days of combined operations of Vertex and Aurora. Additionally, the affiliate agreements executed by the officers, directors and other affiliates of Aurora contain representations that such Aurora affiliates will not offer, sell, exchange, transfer, pledge or otherwise dispose of any shares of Vertex common stock except:

    - in conformity with the requirements of Rule 145 under the Securities Act;

    - upon receipt by Vertex of an opinion letter that no registration is required in connection with the transaction;

    - pursuant to an effective registration statement under the Securities Act;
      or

    - pursuant to a written "no-action" letter from the staff of the Securities and Exchange Commission that it would not recommend that the Securities and Exchange Commission take action with respect to the proposed transaction.

STOCKHOLDER AGREEMENTS


    As an inducement to Vertex to enter into the merger agreement, on April 29, 2001, all of Aurora's directors and executive officers, who own an aggregate of 869,279 shares of Aurora common stock, or approximately 3.8% of the outstanding Aurora common stock as of the record date, entered into stockholder agreements with Vertex. These stockholder agreements provide that each of these directors and executive officers (1) agrees not to sell, transfer or otherwise dispose of any of their Aurora common stock until the earlier of the completion of the merger or the termination of the merger agreement and (2) to appoint specified officers of Vertex as their proxy for any matters concerning the merger. The proxy holders agreed that they will vote such shares of Aurora common stock in favor of approval and adoption of the merger agreement. The proxy terminates upon the earlier of the completion of the merger or the termination of the merger agreement.



    As an inducement to Aurora to enter into the merger agreement, on April 29, 2001, all of Vertex's directors and executive officers, who own an aggregate of 1,160,300 shares of Vertex common stock, or approximately 1.9% of the outstanding Vertex common stock as of the record date, entered into stockholder agreements with Aurora. These stockholder agreements provide that each of these directors and executive officers (1) agrees not to sell, transfer or otherwise dispose of any of their Vertex common stock until the earlier of the completion of the merger or the termination of the merger agreement and (2) to appoint specified officers of Aurora as their proxy for any matters concerning the merger. The proxy holders agreed that they will vote such shares of Vertex common stock in favor of the issuance of Vertex common stock in connection with the merger. The proxy terminates upon the earlier of the completion of the merger or the termination of the merger agreement.


EMPLOYMENT AGREEMENTS

    The following officers of Aurora have entered into employment agreements with Aurora that will become effective upon completion of the merger and will be guaranteed by Vertex:

    - Harry Stylli, Aurora's Senior Vice President, Commercial Development;

    - Thomas Klopack, Aurora's Senior Vice President and Chief Operating
      Officer;

    - Paul Negulescu, Aurora's Senior Vice President, Discovery Biology;

    - Christopher Krueger, Aurora's Vice President, Strategic Alliances and General Counsel;

    - John Pashkowsky, Aurora's Vice President, Finance and Treasurer; and

    - Pamela Fritz, Aurora's Vice President, Human Resources.

Each of these agreements provide for the following:

    - base salary and benefits;

    - a retention bonus payable in installments provided that certain integration milestones are achieved and that the employee is not terminated for cause and does not resign other than for good reason;

    - a performance bonus pursuant to Aurora's current 2001 Annual Bonus Performance Plan, based on objectives to be determined;

    - consideration for a grant of options to purchase Vertex common stock at a level commensurate with similarly situated executive employees of Vertex;

    - continued vesting of existing stock options; and

    - in the event of termination without cause or a resignation for good reason within 18 months of completion of the merger, payment of any unpaid portion of the retention bonus, plus a lump sum severance payment, in the amounts indicated below, plus payment of COBRA premiums for up to one year.

The specific terms of the individual agreements are as follows:

    HARRY STYLLI. If the merger is completed, Dr. Stylli will serve as Aurora's President and will be entitled to receive (1) a $250,000 annual base salary, (2) a $250,000 retention bonus and (3) subject to the conditions described above, a severance payment equal to one year's salary plus his most recent annual bonus. In addition, if Dr. Stylli is terminated without cause or resigns for good reason more than 18 months after the closing of the merger, he will receive a severance payment equal to six months' salary.

    THOMAS KLOPACK. If the merger is completed, Mr. Klopack will serve as Aurora's Senior Vice President of Operations and Chief Operating Officer and will be entitled to receive (1) a $240,250 annual base salary, (2) a $250,000 retention bonus, and (3) subject to the conditions described above, a severance payment equal to one year's salary plus his most recent annual bonus. In addition, upon the closing of the merger, Aurora will forgive a loan to Mr. Klopack in the original amount of $60,000, $30,000 of which is currently outstanding.

    PAUL NEGULESCU. If the merger is completed, Dr. Negulescu will serve as Aurora's Senior Vice President, Discovery Biology and as a Vertex Senior Research Fellow and will be entitled to receive (1) a $200,000 annual base salary, (2) a $250,000 retention bonus, and (3) subject to the conditions described above, a severance payment equal to one year's salary plus his most recent annual bonus.

    CHRISTOPHER KRUEGER. If the merger is completed, Mr. Krueger will serve as Aurora's Vice President, Business Development and will be entitled to receive
(1) a $210,000 annual base salary, (2) a $175,000 retention bonus, and (3) subject to the conditions described above, a severance payment equal to six months' salary plus fifty percent of his most recent annual bonus.

    JOHN PASHKOWSKY. If the merger is completed, Mr. Pashkowsky will serve as Aurora's Vice President, Finance and will be entitled to receive (1) a $164,580 annual base salary, (2) a $175,000 retention bonus, and (3) subject to the conditions described above, a severance payment equal to six months' salary plus fifty percent of his most recent annual bonus.

    PAMELA FRITZ. If the merger is completed, Ms. Fritz will serve as Aurora's Vice President, Human Resources and will be entitled to receive (1) $160,000 annual base salary, (2) a $100,000 retention bonus, and (3) subject to the conditions described above, a severance payment equal to six months' salary plus fifty percent of her most recent annual bonus.

    In addition, Stuart J.M. Collinson, Aurora's Chairman of the Board, Chief Executive Officer and President, has also entered into an employment agreement with Aurora that will become effective upon completion of the merger and will be guaranteed by Vertex. Under this agreement, Dr. Collinson will cease to serve as President and Chief Executive Officer of Aurora upon completion of the merger. For a period of six months following the merger, Dr. Collinson will remain an employee of Aurora on the following terms:

    - an annual base salary of $385,000;

    - consideration for a grant of options to purchase Vertex common stock, at a level commensurate with similarly situated executive employees of Vertex;

    - a retention bonus of $169,486, payable six months following the completion of the merger, provided that Dr. Collinson's employment has not been earlier terminated for cause or by Dr. Collinson other than for good reason;

    - in return for execution of a Non-Disclosure, Non-Competition and Inventions Agreement, payment of $800,000, payable in installments;

    - continued vesting of existing stock options in accordance with Aurora's 1996 Stock Plan; and

    - appointment to the Vertex board of directors in the class of directors whose term expires in 2002, with a commitment by Vertex and its board of directors to renominate him for one additional three-year term.

    Upon expiration of the six-month period following the merger, Dr. Collinson's employment will automatically terminate and he will be retained as a part-time consultant for a term of four years, at the rate of $80,000 per year.

    Upon the automatic termination of Dr. Collinson's employment, or if he is earlier terminated without cause or resigns for good reason: (1) he will receive payment of the above-referenced retention bonus, (2) his unvested stock options will immediately vest pursuant to the terms of his employment agreement with Aurora dated December 7, 1999, (3) he will receive reimbursement of reasonable expenses of relocation to the United Kingdom incurred within twelve months following termination, and (4) a loan for $132,000 payable to Aurora will be forgiven. Dr. Collinson will also receive COBRA payments for up to eighteen months.

OPERATIONS AFTER THE MERGER

    Following the merger, Aurora will continue its operations as a wholly-owned subsidiary of Vertex and will retain the name Aurora Biosciences Corporation. After completion of the merger, Aurora's management will remain unchanged, except that Dr. Collinson will cease to serve as President and Chief Executive Officer and Dr. Stylli will become President of Aurora. Vertex's management and the membership of its board of directors will remain unchanged as a result of the merger, except that the number of seats on the board of directors will be increased by one and Dr. Collinson will be appointed to Vertex's board of directors for one year, with a commitment by Vertex and its board of directors to renominate him for an additional three-year term.


    Upon completion of the merger, the stockholders of Aurora will become stockholders of Vertex, and their rights as stockholders will be governed by Vertex's restated articles of organization, as amended, Vertex's amended and restated by-laws and the laws of the Commonwealth of Massachusetts. See the section entitled "Comparison of Rights of Holders of Aurora Common Stock and Vertex Common Stock" that begins on page 80 of this joint proxy statement-prospectus.

               UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

    The following unaudited pro forma combined financial information gives effect to the merger using the pooling of interests method of accounting, after giving effect to the pro forma adjustments described in the accompanying notes. The unaudited pro forma combined financial information should be read in conjunction with the audited historical consolidated financial statements and related notes of Vertex and Aurora, which are incorporated by reference into this joint proxy statement-prospectus. The audited consolidated financial statements and related notes thereto of Aurora are included in its current report on Form 8-K dated May 18, 2001, which is incorporated by reference into this joint proxy statement-prospectus.

    The unaudited pro forma combined statements of operations give effect to the merger as if it had occurred at the beginning of the periods presented. The unaudited pro forma combined statements of operations for each year in the three-year period ended December 31, 2000 combine the audited historical consolidated statements of operations of Vertex for each year in the three-year period ended December 31, 2000 included in its annual report on Form 10-K and the audited consolidated statements of operations of Aurora for each year in the three-year period ended December 31, 2000 included in its current report on Form 8-K dated May 18, 2001. The unaudited pro forma combined statements of operations for the three months ended March 31, 2001 and 2000 combine the unaudited historical consolidated statements of operations of Vertex for the three months ended March 31, 2001 and 2000 and the unaudited historical consolidated statements of operations of Aurora for the three months ended March 31, 2001 and 2000 as found in their respective filings on Form 10-Q.

    The unaudited pro forma combined condensed balance sheet gives effect to the merger as if it had occurred on March 31, 2001. The unaudited pro forma combined condensed balance sheet combines the unaudited condensed historical consolidated balance sheets of Vertex and Aurora as of March 31, 2001. We intend to account for the merger as a pooling of interests business combination. Upon completion of the merger, each outstanding share of Aurora common stock will be converted into 0.62 of a share of Vertex common stock and the stockholders of Aurora will become stockholders of Vertex. The pro forma balance sheet as of March 31, 2001 reflects $15.45 million in accounts payable and accrued expenses and in stockholders' equity representing estimated expenses to be incurred in connection with the merger--mainly advisor, legal and accounting fees and expenses. These costs have not been reflected in the pro forma statements of operations for any period; they will be reflected in the statement of operations during the accounting period in which the merger is consummated.

    The unaudited pro forma combined financial information is presented for illustrative purposes only and does not purport to be indicative of the operating results or financial position that would have actually occurred if the merger had been in effect on the dates indicated, nor is it necessarily indicative of future operating results or financial position of the merged companies. The pro forma adjustments are based on the information and assumptions available at the time of the printing of this joint proxy statement-prospectus.

                      VERTEX PHARMACEUTICALS INCORPORATED
                        PRO FORMA COMBINED BALANCE SHEET
                                 MARCH 31, 2001
                                  (UNAUDITED)

                                                                            PRO FORMA    PRO FORMA
                                                      VERTEX     AURORA    ADJUSTMENTS   COMBINED
                                                     --------   --------   -----------   ---------
                                                                    (IN THOUSANDS)
                           ASSETS
Current assets:
  Cash and cash equivalents........................  $222,662   $ 10,367    $      --    $233,029
  Short-term investments, available for sale.......   100,674     61,752           --     162,426
  Accounts receivable..............................     7,615     20,681           --      28,296
  Prepaid expenses and other current assets........     2,327      8,070           --      10,397
                                                     --------   --------    ---------    --------
    Total current assets...........................   333,278    100,870           --     434,148
Property and equipment, net........................    36,063     20,913           --      56,976
Long-term investments, available for sale..........   361,535     30,194           --     391,729
Other assets.......................................    38,668     13,944           --      52,612
                                                     --------   --------    ---------    --------
    Total assets...................................  $769,544   $165,921    $      --    $935,465
                                                     ========   ========    =========    ========
            LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable and accrued expenses............  $ 18,512   $ 12,396    $  15,450(1) $ 46,358
  Deferred revenue.................................    11,174     12,209           --      23,383
  Other current liabilities........................     2,186      5,305           --       7,491
                                                     --------   --------    ---------    --------
    Total current liabilities......................    31,872     29,910       15,450      77,232
Other noncurrent liabilities.......................     1,966      9,293           --      11,259
Convertible subordinated notes.....................   345,000         --           --     345,000
                                                     --------   --------    ---------    --------
    Total liabilities..............................   378,838     39,203       15,450     433,491
                                                     --------   --------    ---------    --------
Stockholders' equity...............................   390,706    126,718      (15,450)(1)  501,974(2)
                                                     --------   --------    ---------    --------
    Total liabilities and stockholders' equity.....  $769,544   $165,921    $      --    $935,465
                                                     ========   ========    =========    ========

------------------------

(1) Reflects estimated expenses of $15.45 million in connection with the merger--mainly advisor, legal and accounting fees and expenses.

(2) Reflects the conversion of 22.5 million shares of Aurora common stock to
    14.0 million shares of Vertex common stock based on the exchange ratio in the merger agreement.

                      VERTEX PHARMACEUTICALS INCORPORATED
                   PRO FORMA COMBINED STATEMENT OF OPERATIONS
                       THREE MONTHS ENDED MARCH 31, 2001
                                  (UNAUDITED)

                                                                                             PRO
                                                                              PRO FORMA     FORMA
                                                        VERTEX     AURORA    ADJUSTMENTS   COMBINED
                                                       --------   --------   -----------   --------
                                                         (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Revenues:
  Royalties and product sales........................  $ 2,513    $    --    $       --    $  2,513
  Discovery service and technology revenues..........       --     17,521            --      17,521
  Collaborative and other research and development
    revenues.........................................   16,544         --            --      16,544
                                                       -------    -------    ----------    --------
    Total revenues...................................   19,057     17,521            --      36,578

Operating expenses:
  Royalties and product costs........................      837         --            --         837
  Cost of discovery service and technology
    revenues.........................................       --      9,004            --       9,004
  Research and development...........................   26,119      5,844            --      31,963
  Sales, general and administrative..................    7,496      5,739            --      13,235
                                                       -------    -------    ----------    --------
    Total operating expenses.........................   34,452     20,587            --      55,039
                                                       -------    -------    ----------    --------
Net loss from operations.............................  (15,395)    (3,066)           --     (18,461)
                                                       -------    -------    ----------    --------
Interest income and other, net.......................   11,299      1,771            --      13,070
Interest expense.....................................   (4,774)      (229)           --      (5,003)
                                                       -------    -------                  --------
Loss before taxes....................................   (8,870)    (1,524)           --     (10,394)
                                                       -------    -------    ----------    --------
Provision for income taxes...........................       --       (198)           --        (198)
Net loss.............................................  $(8,870)   $(1,722)   $       --    $(10,592)
                                                       =======    =======    ==========    ========
Basic and diluted net loss per common share..........  $ (0.15)   $ (0.08)                 $  (0.14)
                                                       =======    =======                  ========
Basic and diluted weighted average number of common
  shares outstanding.................................   60,011     22,437                    73,922

                      VERTEX PHARMACEUTICALS INCORPORATED
                   PRO FORMA COMBINED STATEMENT OF OPERATIONS
                       THREE MONTHS ENDED MARCH 31, 2000
                                  (UNAUDITED)

                                                                              PRO FORMA    PRO FORMA
                                                        VERTEX     AURORA    ADJUSTMENTS   COMBINED
                                                       --------   --------   -----------   ---------
                                                         (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Revenues:
  Royalties and product sales........................  $  2,619    $   --      $    --     $  2,619
  Discovery service and technology revenues..........        --    15,287           --       15,287
  Collaborative and other research and development
    revenues.........................................     5,513        --           --        5,513
                                                       --------    ------      -------     --------
    Total revenues...................................     8,132    15,287           --       23,419

Operating expenses:
  Royalties and product costs........................       872        --           --          872
  Cost of discovery service and technology
    revenues.........................................        --     8,996           --        8,996
  Research and development...........................    18,604     2,956           --       21,560
  Sales, general and administrative..................     6,577     4,036           --       10,613
                                                       --------    ------      -------     --------
    Total operating expenses.........................    26,053    15,988           --       42,041
                                                       --------    ------      -------     --------

Net loss from operations.............................   (17,921)     (701)          --      (18,622)
                                                       --------    ------      -------     --------
Interest income and other, net.......................     3,243     1,189           --        4,432
Interest expense.....................................      (891)     (277)          --       (1,168)
Equity in income of unconsolidated subsidiary........        19        --           --           19
                                                       --------    ------      -------     --------

Income (loss) before taxes...........................   (15,550)      211           --      (15,339)
                                                       --------    ------      -------     --------
Provision for income taxes...........................        --       (57)          --          (57)
                                                       --------    ------      -------     --------
Net income (loss) before cumulative effect of change
  in accounting principle............................   (15,550)      154           --      (15,396)
                                                       --------    ------      -------     --------

Cumulative effect of change in accounting
  principle..........................................    (3,161)       --           --       (3,161)
                                                       --------    ------      -------     --------
Net income (loss)....................................  $(18,711)   $  154      $    --     $(18,557)
                                                       ========    ======      =======     ========
Basic net income (loss) per common share before
  cumulative effect of change in accounting
  principle..........................................  $  (0.30)   $ 0.01                  $  (0.24)
Diluted net income (loss) per common share before
  cumulative effect of change in accounting
  principle..........................................  $  (0.30)   $ 0.01                  $  (0.24)
Cumulative effect of change in accounting principle -
  basic..............................................  $  (0.06)       --                  $  (0.05)
Cumulative effect of change in accounting principle -
  diluted............................................  $  (0.06)       --                  $  (0.05)
                                                       --------    ------                  --------
Basic net income (loss) per common share.............  $  (0.36)   $ 0.01                  $  (0.29)
                                                       ========    ======                  ========
Diluted net income (loss) per common share...........  $  (0.36)   $ 0.01                  $  (0.29)
                                                       ========    ======                  ========
Basic weighted average number of common shares
  outstanding........................................    51,928    20,320                    64,526
Diluted weighted average number of common shares
  outstanding........................................    51,928    23,230                    64,526

                      VERTEX PHARMACEUTICALS INCORPORATED
                   PRO FORMA COMBINED STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 2000
                                  (UNAUDITED)

                                                                             PRO FORMA    PRO FORMA
                                                       VERTEX     AURORA    ADJUSTMENTS   COMBINED
                                                      --------   --------   -----------   ---------
                                                        (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Revenues:
  Royalties and product sales.......................  $ 12,036   $    --      $    --     $ 12,036
  Discovery service and technology revenues.........        --    75,155           --       75,155

  Collaborative and other research and development
    revenues........................................    66,091        --           --       66,091
                                                      --------   -------      -------     --------
    Total revenues..................................    78,127    75,155           --      153,282

Operating expenses:
  Royalties and product costs.......................     4,082        --           --        4,082
  Cost of discovery service and technology
    revenues........................................        --    39,563           --       39,563
  Research and development..........................    84,921    16,172           --      101,093
  Sales, general and administrative.................    27,806    18,181           --       45,987
                                                      --------   -------      -------     --------
    Total operating expenses........................   116,809    73,916           --      190,725
                                                      --------   -------      -------     --------

Net income (loss) from operations...................   (38,682)    1,239           --      (37,443)
                                                      --------   -------      -------     --------
Interest income and other, net......................    27,679     5,633           --       33,312
Interest expense....................................   (24,944)   (1,084)          --      (26,028)
Equity in losses of unconsolidated subsidiary.......      (550)       --           --         (550)
                                                      --------   -------      -------     --------

Income (loss) before taxes..........................   (36,497)    5,788           --      (30,709)
                                                      --------   -------      -------     --------
Provision for income taxes..........................        --      (870)          --         (870)
                                                      --------   -------      -------     --------
Net income (loss) before cumulative effect of change
  in accounting principle...........................   (36,497)    4,918           --      (31,579)
                                                      --------   -------      -------     --------

Cumulative effect of change in accounting
  principle.........................................    (3,161)       --           --       (3,161)
Net income (loss)...................................  $(39,658)  $ 4,918      $    --     $(34,740)
                                                      ========   =======      =======     ========
Basic net income (loss) per common share before
  cumulative effect of change in accounting
  principle.........................................  $  (0.67)  $  0.23                  $  (0.47)
Diluted net income (loss) per common share before
  cumulative effect of change in accounting
  principle.........................................  $  (0.67)  $  0.20                  $  (0.47)
Cumulative effect of change in accounting
  principle--basic..................................  $  (0.06)       --                  $  (0.04)
Cumulative effect of change in accounting
  principle--diluted................................  $  (0.06)       --                  $  (0.04)
                                                      --------   -------                  --------
Basic net income (loss) per common share............  $  (0.73)  $  0.23                  $  (0.51)
                                                      ========   =======                  ========
Diluted net income (loss) per common share..........  $  (0.73)  $  0.20                  $  (0.51)
                                                      ========   =======                  ========
Basic weighted average number of common shares
  outstanding.......................................    54,322    21,548                    67,682
Diluted weighted average number of common shares
  outstanding.......................................    54,322    24,094                    67,682

                      VERTEX PHARMACEUTICALS INCORPORATED
                   PRO FORMA COMBINED STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1999
                                  (UNAUDITED)

                                                                             PRO FORMA    PRO FORMA
                                                       VERTEX     AURORA    ADJUSTMENTS   COMBINED
                                                      --------   --------   -----------   ---------
                                                        (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Revenues:
  Royalties and product sales.......................  $  8,053   $    --    $       --    $  8,053
  Discovery service and technology revenues.........        --    58,327            --      58,327

  Collaborative and other research and development
    revenues........................................    42,507        --            --      42,507
                                                      --------   -------    -----------   --------
    Total revenues..................................    50,560    58,327            --     108,887

Operating expenses:
  Royalties and product costs.......................     2,925        --            --       2,925
  Cost of discovery service and technology
    revenues........................................        --    31,656            --      31,656
  Research and development..........................    72,180    12,849            --      85,029
  Sales, general and administrative.................    26,131    14,787            --      40,918
                                                      --------   -------    -----------   --------
    Total operating expenses........................   101,236    59,292            --     160,528
                                                      --------   -------    -----------   --------
Net loss from operations............................   (50,676)     (965)           --     (51,641)
                                                      --------   -------    -----------   --------
Interest income and other, net......................    11,088     1,866            --      12,954
Interest expense....................................      (654)   (1,050)           --      (1,704)
Equity in losses of unconsolidated subsidiary.......      (724)       --            --        (724)
                                                      --------   -------    -----------   --------
Loss before taxes...................................   (40,966)     (149)           --     (41,115)
                                                      --------   -------    -----------   --------

Provision for income taxes..........................        --       (39)           --         (39)
                                                      --------   -------    -----------   --------
Net loss............................................  $(40,966)  $  (188)   $       --    $(41,154)
                                                      ========   =======    ===========   ========
Basic and diluted net loss per common share.........  $  (0.80)  $ (0.01)                 $  (0.66)
                                                      ========   =======                  ========
Basic and diluted weighted average number of common
  shares outstanding................................    51,036    18,655                    62,602

                      VERTEX PHARMACEUTICALS INCORPORATED
                   PRO FORMA COMBINED STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1998
                                  (UNAUDITED)

                                                                            PRO FORMA    PRO FORMA
                                                      VERTEX     AURORA    ADJUSTMENTS   COMBINED
                                                     --------   --------   -----------   ---------
                                                       (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Revenues:
  Discovery service and technology revenues........  $     --   $ 33,511   $       --    $ 33,511
  Collaborative and other research and development
    revenues.......................................    29,055         --           --      29,055
                                                     --------   --------   -----------   --------
    Total revenues.................................    29,055     33,511           --      62,566

Operating expenses:
  Cost of discovery service and technology
    revenues.......................................        --     27,110           --      27,110
  Research and development.........................    58,668     18,204           --      76,872
  Sales, general and administrative................    18,135      8,100           --      26,235
                                                     --------   --------   -----------   --------
    Total operating expenses.......................    76,803     53,414           --     130,217
                                                     --------   --------   -----------   --------

Net loss from operations...........................   (47,748)   (19,903)          --     (67,651)
                                                     --------   --------   -----------   --------
Interest income and other, net.....................    15,343      2,510           --      17,853
Interest expense...................................      (681)      (740)          --      (1,421)
                                                     --------   --------   -----------   --------
Loss before taxes..................................   (33,086)   (18,133)          --     (51,219)
                                                     --------   --------   -----------   --------
Benefit for income taxes...........................        --        212           --         212
                                                     --------   --------   -----------   --------
Net loss...........................................  $(33,086)  $(17,921)  $       --    $(51,007)
                                                     ========   ========   ===========   ========
Basic and diluted net loss per common share........  $  (0.65)  $  (1.00)                $  (0.83)
                                                     ========   ========                 ========
Basic and diluted weighted average number of common
  shares outstanding...............................    50,598     17,972                   61,741

                      DESCRIPTION OF VERTEX CAPITAL STOCK



    The following is a summary of the material terms of Vertex's capital stock. Because it is only a summary, it does not contain all information that may be important to you. Therefore, you should read carefully the more detailed provisions of Vertex's restated articles of organization, as amended, Vertex's amended and restated by-laws and the Vertex stockholder rights plan.



GENERAL



    Vertex's authorized capital stock consists of 200,000,000 shares of common stock, $0.01 par value, and 1,000,000 shares of preferred stock, $0.01 par value.



VERTEX COMMON STOCK



    As of the record date, there were 60,373,345 shares of Vertex common stock outstanding held by approximately 191 stockholders of record. Holders of Vertex common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders and do not have cumulative voting rights. Accordingly, holders of a majority of the shares of Vertex common stock entitled to vote in any election of directors may elect all of the directors standing for election. Holders of Vertex common stock are entitled to receive ratably such dividends, if any, as may be declared by Vertex's board of directors out of funds legally available therefor, subject to any preferential dividend rights of any outstanding preferred stock. Upon the liquidation, dissolution or winding up of Vertex, the holders of Vertex common stock are entitled to receive ratably the net assets of Vertex available after the payment of all debts and other liabilities and subject to any prior rights of any outstanding preferred stock. Holders of Vertex common stock have no preemptive, subscription, redemption or conversion rights. The outstanding shares of Vertex common stock are fully paid and nonassessable. The rights, preferences and privileges of holders of Vertex common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock which Vertex may designate and issue in the future.



VERTEX PREFERRED STOCK



    Vertex's board of directors has the authority, without further action by the stockholders, to issue up to 1,000,000 shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, sinking fund terms and the number of shares constituting any series or the designation of such series, without any further vote or action by stockholders. The issuance of preferred stock could adversely affect the voting power of holders of Vertex common stock and the likelihood that such holders will receive dividend payments and payments upon liquidation and could have the effect of delaying, deferring or preventing a change in control. Vertex has no present plan to issue any shares of preferred stock.



VERTEX OPTIONS



    As of June 1, 2001, there were outstanding options for the purchase of 11,428,148 shares of Vertex common stock at a weighted average exercise price of approximately $25.23 per share. Options for the purchase of 5,152,966 shares of Vertex common stock were exercisable as of that date at a weighted average exercise price of approximately $13.94 per share.



VERTEX STOCKHOLDER RIGHTS PLAN



    Vertex has a stockholder rights plan. See the section entitled "Comparison of Rights of Aurora Stockholders and Vertex Stockholders--Stockholder Rights Plans" that begins on page 83 of this joint proxy statement-prospectus for a discussion of the Vertex stockholder rights plan.

PROVISIONS OF VERTEX'S CHARTER AND BY-LAWS RELATING TO A CHANGE IN CONTROL



    Provisions of Vertex's restated articles of organization, as amended, amended and restated by-laws and stockholder rights plan may discourage certain types of transactions involving an actual or potential change in control of Vertex which might be beneficial to the company or its stockholders. Vertex's restated articles of organization, as amended, provides for staggered terms for the members of the Vertex board of directors. Vertex's amended and restated by-laws grant the directors a right to adjourn annual meetings of stockholders, and certain provisions of the amended and restated by-laws may be amended only with an 80% stockholder vote.



TRANSFER AGENT AND REGISTRAR



    The transfer agent and registrar for Vertex common stock is EquiServe Limited Partnership. The transfer agent's address is P.O. Box 8040, Boston, Massachusetts 02266-8040, and its telephone number is 781-575-3120.

      COMPARISON OF RIGHTS OF AURORA STOCKHOLDERS AND VERTEX STOCKHOLDERS

    Aurora is a Delaware corporation subject to the provisions of the Delaware General Corporation Law, or DGCL. Vertex is a Massachusetts corporation subject to the provisions of the Massachusetts Business Corporation Law, or MBCL. Aurora's stockholders' rights are currently governed by Aurora's amended and restated certificate of incorporation and Aurora's amended and restated by-laws, or Aurora's charter and by-laws, and the DGCL. However, upon completion of the merger, Aurora's stockholders will become stockholders of Vertex and their rights will be governed by Vertex's restated articles of organization, as amended, and Vertex's amended and restated by-laws, or Vertex's charter and by-laws, and the MBCL.

    The following description summarizes the material differences which may affect the current rights of stockholders of Aurora and Vertex but is not a complete statement of all such differences, or a complete description of the specific provisions referred to in this summary. You are encouraged to read carefully the relevant provisions of the MBCL, the DGCL, Vertex's charter and by-laws, and Aurora's charter and bylaws.

CAPITALIZATION


    AURORA. The total authorized capital stock of Aurora consists of (1) 150,000,000 shares of common stock, par value $0.001 per share, and (2) 7,500,000 shares of preferred stock, par value $0.001 per share. As of the record date, there were 22,738,438 shares of Aurora common stock outstanding and no shares of Aurora preferred stock outstanding.



    VERTEX.  The total authorized shares of capital stock of Vertex consist of
(1) 200,000,000 shares of common stock, par value $0.01 per share, and (2) 1,000,000 shares of preferred stock, par value $0.01 per share. As of the record date, there were 60,373,345 shares of Vertex common stock outstanding and no shares of Vertex preferred stock outstanding.


VOTING RIGHTS

    AURORA. Each holder of Aurora common stock is entitled to one vote for each share held of record and may not cumulate votes for the election of directors.

    VERTEX. Each holder of Vertex common stock is entitled to one vote for each share held of record and may not cumulate votes for the election of directors.

NUMBER OF DIRECTORS

    AURORA. Aurora's board of directors currently consists of seven members. Aurora's charter and by-laws provide that the number of directors shall be fixed exclusively by Aurora's board of directors.

    VERTEX. Vertex's board of directors currently consists of seven members. Vertex's by-laws state that the number of directors shall be fixed by the affirmative vote of a majority of the directors then in office, but shall not be less than three nor more than nine persons. Upon completion of the merger, the number of directors will be increased to eight, and Stuart J.M. Collinson, the current Chairman of the Board, Chief Executive Officer and President of Aurora, will be appointed as a director of Vertex.

CLASSIFICATION OF BOARD OF DIRECTORS

    AURORA. The DGCL permits, but does not require, a classified board of directors, divided into as many as three classes with staggered terms under which one half or one-third of the directors are elected for terms of two or three years. Aurora's charter does not provide for the classification of its board of directors. Accordingly, each director holds office for one year and until the director's successor has been elected (or until the director's prior death, resignation or removal).

    VERTEX. Vertex's charter and by-laws provide that the board of directors shall be divided into three classes, as nearly equal in number as possible, with each class having a three-year term.

REMOVAL OF DIRECTORS

    AURORA. Directors of Aurora may be removed from office for cause by the holders of a majority of outstanding stock entitled to vote at an election of directors, or removed without cause by the affirmative vote of the holders of at least 66 2/3% of the outstanding stock entitled to vote at an election of directors.

    VERTEX. Directors of Vertex may be removed from office, but only for cause, by a majority of shares entitled to vote at an election of directors. Any director may also be removed from office for cause by vote of a majority of the directors then in office.

FILLING VACANCIES ON THE BOARD OF DIRECTORS

    AURORA. A vacancy or newly created directorship resulting from death, resignation, disqualification, removal or other cause and any newly created directorship resulting from an increase in the number of directors may be filled by a majority of directors then in office, even if less than a quorum. The board of directors of Aurora may also determine by resolution that any such vacancies shall be filled by stockholders.

    VERTEX. A vacancy or newly created directorship, whether resulting from an increase in the size of the board of directors, the death, resignation, disqualification, removal of a director or other cause may be filled solely by the affirmative vote of a majority of the remaining directors then in office, even if less than a quorum.

AMENDMENTS TO CHARTER

    AURORA. Under the DGCL, a corporation's charter may be amended by approval of the board of directors and the affirmative vote of the holders of a majority of the outstanding shares entitled to vote for the amendment, unless a higher vote is required by the corporation's charter. Aurora's charter provides that the affirmative vote of at least 66 2/3% of the outstanding voting shares, voting as a single class, is required to alter, amend or repeal the provisions of Aurora's charter related to:

    - election, nomination and removal of directors;

    - amendment of Aurora's by-laws;

    - indemnification of directors; and

    - amendment of Aurora's charter.

    VERTEX. Vertex's charter generally may be amended by the affirmative vote of the holders of a majority of the outstanding shares entitled to vote for the amendment. However, Vertex's charter also requires (1) the affirmative vote of holders of at least 80% of the outstanding shares of Vertex's capital stock entitled to vote in an election of directors, voting as a single class, to amend provisions related to election, nomination and removal of directors, and (2) the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series A Preferred Stock, voting together as a single class, to amend the charter in any manner which would materially alter or change the powers, preferences or special rights of the Series A Preferred Stock so as to affect them adversely.

AMENDMENTS TO BY-LAWS

    AURORA. Under the DGCL, the power to amend the by-laws rests with the stockholders entitled to vote, although the certificate of incorporation may give the board of directors power to amend the by-laws. Aurora's charter provides that Aurora's by-laws may be amended, altered or repealed and new by-laws may be adopted, by the board of directors or the affirmative vote of at least 66 2/3% of the voting power of all of the outstanding shares of Aurora voting stock.

    VERTEX. Vertex's by-laws generally may be amended, altered or repealed and new by-laws may be adopted, by a vote of at least a majority of the outstanding shares of Vertex stock entitled to vote, or except with respect to any provision which requires action by the stockholders, by a vote of a majority of the directors then in office. However, the affirmative vote of the holders of at least 80% of the outstanding shares entitled to vote in the election of directors, voting together as a single class, shall be required to alter, amend, adopt any provision inconsistent with, or repeal any provision of the by-laws concerning election, nomination, and removal of directors, vacancies on the board of directors, or the amendment requirements.

SPECIAL STOCKHOLDER MEETINGS

    AURORA. A special meeting of Aurora's stockholders may be called, for any purpose, only by the Chairman of the Board, the Chief Executive Officer, or the board of directors pursuant to a resolution adopted by a majority of the total number of authorized directors.

    VERTEX. A special meeting of Vertex's stockholders may be called by the Chairman of the Board, the President, or the board of directors. A special meeting may also be called by the Clerk, or any other officer in the Clerk's absence or refusal, upon the written application of stockholders holding at least 40% of the Vertex capital stock entitled to vote at the proposed meeting.

ACTION BY CONSENT OF STOCKHOLDERS

    AURORA. Under the DGCL, unless a company's certificate of incorporation specifies otherwise, stockholders may execute an action by written consent in lieu of a stockholder meeting. Aurora's charter provides that actions by written consent of the stockholders are prohibited.

    VERTEX.  Vertex stockholders may act by unanimous written consent.

INSPECTION RIGHTS

    AURORA. By law, every stockholder of record has the right to examine for any proper purpose a Delaware corporation's stock ledger, a list of its stockholders and its other books and records.

    VERTEX. By law, stockholders have the right for a proper purpose to inspect a Massachusetts corporation's charter, by-laws, records of all meetings of incorporators and stockholders, and stock and transfer records, including the stockholder list. Additionally, stockholders have a qualified right to inspect other books and records of a Massachusetts corporation.

LIMITATION OF PERSONAL LIABILITY OF DIRECTORS

    AURORA. Aurora's charter provides that no director of Aurora shall be personally liable for monetary damages for breach of fiduciary duty as a director. However, no such provision will eliminate the liability of a director for:

    - any breach of the director's duty of loyalty to Aurora or its stockholders;

    - acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law;

    - violation of the provisions of the DGCL regarding unlawful payment of dividends or unlawful stock purchases or redemptions; or

    - any transaction from which the director derived an improper personal benefit.

    VERTEX. Vertex's charter provides that no Vertex director shall be personally liable for monetary damages for breach of fiduciary duty as a director. However, this provision will not eliminate the liability of a Vertex director for:

    - any breach of the director's loyalty to Vertex or its stockholders;

    - acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of laws;

    - any violation of the provisions of the MBCL regarding unlawful distributions to stockholders, or unlawful loans to directors, officers and stockholders; or

    - for any transactions from which the director derived an improper personal benefit.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

    AURORA. Aurora's by-laws provide that Aurora shall indemnify its directors and executive officers to the fullest extent not prohibited by the DGCL, provided that Aurora may limit the extent of such indemnification by individual contracts with its directors and executive officers and that Aurora shall not be required to indemnify any director or executive officer in connection with any proceeding initiated by such person or any proceeding by such person against Aurora or its directors, officers, employees or other agents unless (1) such indemnification is expressly required to be made by law, (2) the proceeding was authorized by the board of directors, or (3) such indemnification is provided by Aurora, in its sole discretion, pursuant to the powers vested in it under the DGCL.

    VERTEX. Vertex's by-laws provide that Vertex shall indemnify each of its directors and officers against all liabilities and expenses, including amounts paid in satisfaction of judgments, in compromise, or as fines and penalties, and counsel fees reasonably incurred by such director or officer in connection with the defense or disposition of any action, suit, or other proceeding, whether civil or criminal, in which such director or officer may be involved or with which such person may be threatened, while in office or thereafter, by reason of such person's being or having been such a director, officer, or trustee. However, indemnification will not apply with respect to any matter as to which such director or officer shall have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that such director's or officer's action was in the best interest of Vertex or, to the extent that such matter relates to service with respect to an employee benefit plan, in the best interest of the participants or beneficiaries of such employee benefit plan.

STOCKHOLDER RIGHTS PLANS

    AURORA. Pursuant to a Rights Agreement dated April 2, 2001, as amended on April 29, 2001, each holder of Aurora common stock as of April 17, 2001 is entitled to receive one right for each share of common stock held. These rights expire ten years from the date of adoption of the Rights Agreement.

    Each right entitles the holder thereof, upon the occurrence of certain events, to purchase one one-hundredth of a share of newly-created Series A Junior Participating Preferred Stock of Aurora for a purchase price equal to $200.00 per right. These rights initially trade with the common stock, but detach from the common stock and become exercisable (1) in the event a person or affiliated group acquires 15% or more of the Aurora's outstanding common stock, or (2) ten business days after the commencement (or public announcement of the intention to commence) by a person or affiliated group of a tender offer or exchange offer for 15% or more of the Aurora's outstanding common stock. In addition, in the event a person or affiliated group acquires 15% of more of the Aurora's outstanding common stock, the holders of rights will be entitled, in lieu of purchasing shares of Series A Preferred Stock, to purchase shares of Aurora common stock from the Company at a 50% discount.

    If after the rights are exercisable, Aurora is acquired in a business combination transaction or 50% or more of its assets are sold, each holder of a right will then be allowed to purchase at the purchase price a number of shares of the acquiring company's common stock which at the time of the transaction has a market value of twice the purchase price.

    The Aurora's board of directors may terminate the Rights Agreement or redeem the rights for $0.001 per right at any time prior to the time a person or affiliated group acquires 15% or more of the Aurora's common stock.

    On April 29, 2001, the Rights Agreement was amended to provide for the exclusion of the merger as a transaction that would trigger any rights under the agreement.


    VERTEX. Pursuant to a Rights Agreement dated July 1, 1991, as amended on February 21, 1997, each outstanding share of Vertex common stock has, and each share of Vertex common stock issued in the future, including the shares of Vertex common stock issued in exchange for Aurora common stock upon completion of the merger, will have an associated preferred share purchase right that entitles the holder to purchase from Vertex one half of one-hundredth of a share of Vertex's Series A Junior Participating Preferred Stock, $0.01 par value, at a purchase price of $135, subject to adjustment for stock splits and other recapitalization events. The Rights Agreement will expire by its terms on June 30, 2001. On May 8, 2001, the board of directors of Vertex met and voted to amend the Rights Agreement to extend the term of the Rights Agreement through June 30, 2011. These rights are not currently exercisable, but will become exercisable upon the earlier of:


    - ten days following the acquisition by a person, group or entity of 15% or more of Vertex's outstanding common stock; or

    - ten business days following the commencement of a tender or exchange offer, the consummation of which would result in the beneficial ownership by a person, group of persons or entity of 15% or more of Vertex's outstanding common stock.

    When exercisable, each right permits its holder to purchase that number of shares of Vertex's common stock equal in value to twice the purchase price. The acquiror that triggers the exercisability of the rights cannot exercise or transfer their rights. Additionally, if after the rights are exercisable, Vertex is acquired in a business combination transaction or 50% or more of its assets are sold, each holder of a right will then be allowed to purchase at the purchase price a number of shares of the acquiring company's common stock which at the time of the transaction has a market value of twice the purchase price.


    At any time after any person, group or entity triggers the exercisability of the right and prior to the acquisition by such person, group or entity of 50% or more of the outstanding Vertex common stock, Vertex's board of directors may cause the rights (other than rights owned by such person, group or entity) to be exchanged, in whole or in part, for Vertex common stock or junior preferred shares, at an exchange rate of one share of Vertex common stock per right or one half of one-hundredth of a junior preferred share per right.


    At any time prior to the rights becoming exercisable, Vertex's board of directors may redeem the rights in whole at a price of $.01 per right.

RELEVANT BUSINESS COMBINATION PROVISIONS AND STATUTES

    AURORA. The DGCL provides that if a person acquires 15% or more of the stock of a Delaware corporation, such person may not engage in certain transactions with the corporation for a period of three years. The statute contains certain exceptions to this prohibition. If, for example, the board of directors approves the acquisition of stock or the transaction prior to the time that the person becomes an interested stockholder, or if the interested stockholder acquires at least 85% of the voting stock of the corporation (excluding voting stock owned by directors who are also officers and certain employee stock plans) in one transaction, or if the transaction is approved by the board of directors and the affirmative vote of two-thirds of the holders of the outstanding voting stock which is not owned by the interested stockholder at a meeting of the stockholders, then the prohibition on business combinations is not applicable.

    VERTEX. The MBCL provides that, if a person acquires 5% or more of the stock of a Massachusetts corporation, such person may not engage in certain transactions with the corporation for a period of three years. The statute contains certain exceptions to this prohibition. If, for example, the board of directors approves the subject transaction prior to the time that the person becomes an interested stockholder, or if the interested stockholder acquires 90% of the voting stock of the corporation (excluding voting stock owned by directors who are also officers and certain employee stock plans) in one transaction, or if the transaction is approved by the board of directors and by the affirmative vote of two-thirds of the holders of the outstanding voting stock which is not owned by the interested stockholder at a meeting of the stockholders, then the prohibition on business combinations is not applicable.

    Under the Massachusetts Control Share Acquisition Statute, a person who acquires beneficial ownership of shares of stock of a corporation in a threshold amount equal to greater than one-fifth, one-third, or a majority of the voting stock of the corporation (a "control share acquisition"), must obtain the approval of a majority of shares entitled to vote generally in the election of directors (excluding (1) any shares owned by such person acquiring or proposing to acquire beneficial ownership of shares in a control share acquisition, (2) any shares owned by any officer of the corporation and (3) any shares owned by any employee of the corporation who is also a director of the corporation) in order to vote the shares that such person acquires in crossing the foregoing thresholds. The statute does not require that such person consummate the purchase before the stockholder vote is taken. The Massachusetts Control Share Acquisition statute permits, to the extent authorized by a corporation's articles of organization or by-laws, redemption of all shares acquired by an acquiring person in a control share acquisition for fair value (which is to be determined in accordance with procedures adopted by the corporation) if (1) no control share acquisition statement is delivered by the acquiring person or (2) a control share acquisition statement has been delivered and voting rights were not authorized for such shares by the stockholders in accordance with applicable law. If the stockholders authorize voting rights and after such control share acquisition the acquiring person beneficially owns shares entitling such person to vote, or direct the voting of, shares having a majority or more of all voting power in the election of directors, each stockholder who did not vote in favor of authorizing the voting rights may demand payment for his shares and appraisal rights.

               ADDITIONAL PROPOSAL FOR THE VERTEX SPECIAL MEETING
                  TO AMEND VERTEX'S 1996 STOCK AND OPTION PLAN

GENERAL

    Vertex's board of directors adopted the 1996 Stock and Option Plan, or the Plan, in December 1996. Under the Plan, Vertex may grant:

    - options intended to qualify as incentive stock options, or ISOs, under
      Section 422(b) of the Internal Revenue Code;

    - non-qualified stock options, or NQSOs; and

    - awards of shares of Vertex common stock or the opportunity to make a direct purchase of shares of Vertex common stock, or Stock Awards.

Any of these stock rights may be granted under the Plan to employees of Vertex and its subsidiaries, including officers and directors who are employees. Consultants, advisors and non-employee directors of Vertex and its subsidiaries are eligible to receive NQSOs and Stock Awards under the Plan. As of May 17, 2001, approximately 480 employees and directors of Vertex and its subsidiaries were eligible to receive stock rights under the Plan. Upon completion of the merger, approximately 350 Aurora employees will be eligible to receive stock rights under the Plan.

AMENDMENT TO THE PLAN

    Due to the increase in the number of persons eligible to receive stock rights under the Plan upon completion of the merger, on May 17, 2001 Vertex's board of directors adopted an amendment to the Plan to increase the number of shares of Vertex common stock reserved for issuance under the Plan by 3,000,000, from 13,000,000 to a total of 16,000,000. This amendment is being submitted for stockholder approval at the Vertex special meeting to ensure continued qualification of the Plan under the Internal Revenue Code's rules relating to ISOs. If the merger is approved by both the Vertex stockholders and the Aurora stockholders, but the amendment to the Plan is not approved by the Vertex stockholders, the amendment to the Plan as approved by the board of directors will remain in effect, but any options that are granted relating to the additional shares must be granted as NQSOs. Vertex's board of directors believes that the increase is advisable to give Vertex the flexibility needed to attract, retain and motivate employees, directors and consultants after the merger is completed.


    As of June 1, 2001, stock options to purchase 7,938,733 shares of common stock were outstanding under the Plan, with exercise prices ranging from $7.66 to $93.12. These options have expiration dates ranging from December 11, 2006 to December 21, 2010. As of the same date, after giving effect to this amendment, 6,372,354 shares of Vertex common stock remained available for the grant of additional stock rights under the Plan. On June 7, 2001, the last sales price for Vertex's common stock reported on The Nasdaq National Market was $48.70. The number of shares subject to the Plan is subject to adjustment in the case of a stock split, stock dividend, combination, recapitalization or similar transaction.



    As of June 1, 2001, unexercised options for 1,544,689 shares of Vertex common stock were outstanding under the Vertex 1991 Stock Option Plan, and 22,522 shares remained available for the granting of additional options under that plan. As of the same date, unexercised options for 1,936,360 shares of Vertex common stock were outstanding under the Vertex 1994 Stock and Option Plan, and 18,239 shares of Vertex common stock remained available for the granting of additional options and stock awards under that plan. The number of shares authorized for issuance under the Plan will be increased by the number of shares reserved for options under the 1991 Stock Option Plan and the 1994 Stock and Option Plan but not granted, if any.

DESCRIPTION OF MATERIAL FEATURES OF THE PLAN

    Vertex's compensation committee administers the Plan. Subject to the provisions of the Plan, the compensation committee has the authority to determine the persons to whom stock rights will be granted, the number of shares to be covered by each stock right, the exercise price per share and the manner of exercise, and the terms and conditions upon which stock rights are granted. The compensation committee may also accelerate the vesting schedule of any stock option, and is generally responsible for interpreting the provisions of the Plan.

    Stock options may not be granted under the Plan at a price less than the fair market value of Vertex common stock on the date of grant. ISOs granted under the Plan must expire not more than ten years from the date of grant. No participant may be granted options in any calendar year for the purchase of more than 400,000 shares of Vertex common stock, subject to adjustment in the event of certain stock dividends, stock splits and other corporate events. Stock Awards may be granted on such terms and conditions as are approved by the compensation committee, provided that the purchase price per share cannot be less than the par value per share of the Vertex common stock. Stock Awards under the Plan must be subject to restrictions on transfer and a right of repurchase by Vertex, which shall vest over a period of not less than three years from the date of grant, or until the later of one year after the date of grant or the achievement of specified performance objectives approved by the compensation committee.

    ISOs granted under the Plan are exercisable during the optionholder's lifetime only by the optionholder and are not transferable except by will or by the laws of descent and distribution or pursuant to qualified domestic relations orders or otherwise by law.

    Each newly elected non-employee director of Vertex is automatically granted a NQSO to purchase 20,000 shares of Vertex common stock, at a purchase price equal to the fair market value per share of Vertex's common stock on the date of election of such director. These options vest in equal quarterly installments over a period of four years from the date of grant. In addition, each non-employee director serving in office on June 1 of any year is granted a NQSO to purchase 7,500 shares of Vertex common stock at an exercise price equal to the fair market value per share of Vertex's common stock on the date of grant. These options are fully exercisable immediately upon grant and have a term of ten years.

    In the event of certain consolidations or acquisitions of Vertex or a sale of substantially all of Vertex's assets, either:

    - the compensation committee shall provide for the surviving or acquiring entity or an affiliate to assume the outstanding options or grant replacement options on an equitable basis as determined by the compensation committee; or

    - if there is no such assumption or substitution, all outstanding options shall become fully exercisable immediately prior to the acquisition, notwithstanding any restrictions or vesting conditions set forth in the option agreements.

    The Plan may be amended by the stockholders or by the Board of Directors or the compensation committee. No amendment may adversely affect the rights of any participant to whom stock rights have previously been granted without that participant's consent.

FEDERAL INCOME TAX CONSEQUENCES

    STOCK OPTIONS. Options granted under the Plan may be either ISOs which satisfy the requirements of Section 422 of the Internal Revenue Code or NQSOs which are not intended to meet such requirements. The federal income tax treatment for the two types of options differs as follows:

       ISOS. No taxable income is recognized by the optionee at the time of the option grant, and no taxable income is generally recognized at the time the option is exercised. The optionee will, however, recognize taxable income in the year in which the purchased shares are sold or otherwise made the subject of a taxable disposition. For federal tax purposes, dispositions are divided into two categories: qualifying and disqualifying. A qualifying disposition occurs if the sale or other disposition is made after the optionee has held the shares for more than two years after the option grant date and more than one year after the exercise date. If either of these two holding periods is not satisfied, then a disqualifying disposition will result.

       Upon a qualifying disposition of the shares, the optionee will recognize long-term capital gain in an amount equal to the excess of the amount realized upon the sale or other disposition of the purchased shares over the exercise price paid for those shares. If there is a disqualifying disposition of the shares, then the excess of the fair market value of the shares on the exercise date (or the amount realized on a disqualifying sale, if less) over the exercise price paid for those shares will be taxable as ordinary income to the optionee; any additional gain or loss recognized upon the disposition will be taxable as a capital gain or loss.

       NQSOS. No taxable income is recognized by an optionee upon the grant of a NQSO. The optionee will in general recognize ordinary income, in the year in which the option is exercised, equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares, and the optionee will be required to satisfy the tax withholding requirements applicable to such income.

    Vertex will generally be entitled to an income tax deduction equal to the amount of ordinary income recognized by the optionee with respect to the exercise of a NQSO or the disqualifying disposition of an ISO. The deduction will in general be allowed for the taxable year of Vertex in which such ordinary income is recognized by the optionee.

    STOCK AWARDS. Under the Stock Awards feature of the Plan, an eligible individual may be granted a specified number of shares of Vertex common stock. However, vested rights to such stock must be made subject to certain restrictions or conditioned on the attainment of certain performance goals. If the recipient violates any of the restrictions during the period specified by the compensation committee or the performance standards fail to be satisfied, the shares may be forfeited.

    A recipient of a Stock Award will recognize ordinary income equal to the fair market value of the Vertex common stock at the time the restrictions lapse, less any amount which the recipient paid for the stock. However, instead of postponing the income tax consequences of a Stock Award, the recipient may elect to include the fair market value of the Vertex common stock (less any purchase price paid) in income in the year the award is granted. This election is made under Section 83(b) of the Internal Revenue Code by filing a written notice with the Internal Revenue Service. In general, Vertex will be entitled to a deduction for federal income tax purposes equal to the amount of compensation recognized by the recipient at such time as the recipient recognizes such income.

    The tax treatment of the subsequent disposition of restricted stock will depend upon whether the recipient has made a Section 83(b) election to include the value of the Vertex common stock in income when awarded. If the recipient makes a Section 83(b) election, any disposition thereafter will result in a capital gain or loss equal to the difference between the selling price of the Vertex common stock and the fair market value of the Vertex common stock on the date of grant. If no Section 83(b) election is made, any disposition will result in a capital gain or loss equal to the difference between the selling price of the Vertex common stock and the fair market value of the Vertex common stock on the date the restrictions lapsed.

OPTION INFORMATION

    Options for 7,500 shares each will be granted under the Plan to all non-employee directors who continue to serve as directors on June 1, 2002 (currently six persons). The number of additional shares or options, if any, that will be granted to executive officers and directors under the Plan is indeterminable at this time, since any such grants are subject to the discretion of the compensation committee. However, pursuant to employment agreements with seven Aurora officers that will become effective upon completion of the merger and are guaranteed by Vertex, upon completion of the merger, Vertex will consider grants of options to these officers to purchase Vertex common stock at a level commensurate with similarly situated employees of Vertex. In addition, Dr. Collinson will become a member of Vertex's board of directors upon the closing of the merger and will be eligible to receive the annual 7,500 share non-employee director stock option grant under the Plan after the end of his employment with Aurora and for so long as he remains a member of Vertex's board of directors.

    THE VERTEX BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE AMENDMENT TO THE 1996 STOCK AND OPTION PLAN AS DESCRIBED ABOVE. THE AFFIRMATIVE VOTE OF THE HOLDERS OF AT LEAST A MAJORITY OF THE SHARES OF VERTEX COMMON STOCK PRESENT OR REPRESENTED AND VOTING AT THE VERTEX SPECIAL MEETING IS REQUIRED TO APPROVE THE AMENDMENT.

                                 LEGAL MATTERS

    The validity of the shares of Vertex common stock offered by this joint proxy statement-prospectus and the federal tax consequences of the merger will be passed upon for Vertex by Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., Boston, Massachusetts.

    Cooley Godward LLP, San Diego, California, will pass upon federal income tax consequences of the merger for Aurora.

                                    EXPERTS

    The consolidated financial statements incorporated in this joint proxy statement-prospectus by reference to the Annual Report on Form 10-K for Vertex Pharmaceuticals Incorporated for the year ended December 31, 2000, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

    The consolidated financial statements of Aurora at December 31, 2000 and 1999, and for each of the three years in the period ended December 31, 2000 included in Aurora's Current Report on Form 8-K, filed on May 18, 2001 with the Securities and Exchange Commission, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report which is incorporated by reference in this joint proxy statement-prospectus, which, as to December 31 1999 and the two years ended December 31, 2000, are based in part on the report of Arthur Andersen LLP, independent auditors, and as to the year ended December 31, 1998 are based in part on the report of KPMG LLP, independent auditors. The consolidated financial statements referred to above are incorporated by reference in reliance upon such reports given on the authority of such firms as experts in accounting and auditing.

                                 OTHER MATTERS

    Neither Vertex nor Aurora presently intends to bring any matters other than those described in this document before its special meeting. Further, neither Vertex nor Aurora has any knowledge of any other matters that may be introduced by other persons. If any other matters do properly come before either company's special meeting or any adjournment or postponement of either company's special meeting, the persons named in the enclosed proxy forms of Vertex or Aurora, as applicable, will vote the proxies in keeping with their judgment on such matters.

                             STOCKHOLDER PROPOSALS

    Pursuant to Rule 14a-8 under the Exchange Act, stockholders may present proper proposals for inclusion in a company's proxy statement and for consideration at the next annual meeting of its stockholders by submitting their proposals to the company in a timely manner.

    VERTEX. Vertex has already held its 2001 Annual Meeting of Stockholders. In order to be considered for inclusion in the proxy statement for Vertex's 2002 Annual Meeting of Stockholders, stockholder proposals must be received by Vertex no later than December 4, 2001. In addition, if Vertex does not receive notice of any matter to be considered for presentation at its 2002 Annual Meeting of Stockholders, although not included in the proxy statement, by February 17, 2002, its proxy holders will have the right to exercise discretionary voting authority with respect to the proposal, if presented at the meeting, without including information regarding the proposal in its proxy materials.

    Stockholder nominations for election to the board of directors at the 2002 Annual Meeting of Stockholders must be submitted to the Clerk no later than February 7, 2002 and must include: (1) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated;
(2) a representation that the stockholder is a holder of record of Vertex common stock entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (3) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (4) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission; and (5) the consent of each nominee to serve as a director of Vertex if so elected.

    Proposals should be sent to the attention of the Clerk at Vertex's offices at 130 Waverly Street, Cambridge, MA 02139-4242.

    AURORA. Aurora has already held its 2001 Annual Meeting of Stockholders. Aurora will hold an annual meeting in 2002 only if the merger has not already been completed. In order to be considered for inclusion in the proxy statement for Aurora's 2002 Annual Meeting of Stockholders, stockholder proposals must be received by Aurora no later than December 24, 2001. The deadline for submitting a stockholder proposal or a nomination for director that is not to be included in the proxy statement is also December 24, 2001.

                      WHERE YOU CAN FIND MORE INFORMATION

    This joint proxy statement-prospectus incorporates documents by reference which are not presented in or delivered with this joint proxy statement-prospectus.

    All documents filed by Vertex and Aurora pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this joint proxy statement-prospectus and before the date of each company's special meeting are incorporated by reference into and are deemed to be a part of this joint proxy statement-prospectus from the date of filing of those documents.

    You should rely only on the information contained in this document or that which we have referred you to. Neither Vertex nor Aurora has authorized anyone to provide you with any additional information.

    The following documents, which have been filed by Vertex with the Securities and Exchange Commission (SEC file number 000-19319), are incorporated by reference into this joint proxy statement-prospectus:

    - Vertex's Annual Report on Form 10-K for the fiscal year ended December 31, 2000 (filing date March 26, 2001);

    - Vertex's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2001 (filing date May 15, 2001);


    - Vertex's Proxy Statement on Schedule 14A (filing date April 3, 2001); and



    - Vertex's Current Report on Form 8-K for the April 29, 2001 event (filing date April 30, 2001).


    The following documents, which were filed by Aurora with the Securities and Exchange Commission (SEC file number 0-22669), are incorporated by reference into this joint proxy statement-prospectus:

    - Aurora's Annual Report on Form 10-K for the fiscal year ended December 31, 2000 (filing date March 15, 2001);

    - Aurora's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2001 (filing date May 11, 2001);

    - Aurora's Proxy Statement on Schedule 14A (filing date April 18, 2001);

    - Aurora's Current Report on Form 8-K for the February 7, 2001 event (filing date February 7, 2001);

    - Aurora's Current Report on Form 8-K for the March 1, 2001 event (filing date March 7, 2001);

    - Aurora's Current Report on Form 8-K for the April 2, 2001 event (filing date April 5, 2001);

    - Aurora's Current Report on Form 8-K for the April 29, 2001 event (filing date April 30, 2001); and

    - Aurora's Current Report on Form 8-K for the March 1, 2001 event (filing date May 18, 2001), which contains financial statements and related information that restate and supercede the financial statements and related information in Aurora's Annual Report on Form 10-K for the fiscal year ended December 31, 2000, filed on March 15, 2001.

    Any statement contained in a document incorporated or deemed to be incorporated by reference into this joint proxy statement-prospectus will be deemed to be modified or superseded for purposes of this joint proxy statement-prospectus to the extent that a statement contained in this joint proxy statement-prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this joint proxy statement-prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this joint proxy statement-prospectus.


    The documents incorporated by reference into this joint proxy statement-prospectus are available from us upon request. We will provide a copy of any and all of the information that is incorporated by reference in this joint proxy statement-prospectus to any person, without charge, upon written or oral request. If exhibits to the documents incorporated by reference in this joint proxy statement-prospectus are not themselves specifically incorporated by reference in this joint proxy statement-prospectus, then the exhibits will not be provided. ANY REQUEST FOR DOCUMENTS SHOULD BE MADE BY JULY 11, 2001 TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS.


    REQUESTS FOR DOCUMENTS RELATING TO VERTEX SHOULD BE DIRECTED TO:

    Vertex Pharmaceuticals Incorporated, 130 Waverly Street, Cambridge, Massachusetts 02139-4242, Attention: Investor Relations. Telephone: (617) 577-6000. e-mail: InvestorInfo@vpharm.com.

    REQUESTS FOR DOCUMENTS RELATING TO AURORA SHOULD BE DIRECTED TO:

    Aurora Biosciences Corporation, 11010 Torreyana Road, San Diego, California 92121, Attention: Investor Relations. Telephone: (858) 404-6600. e-mail: ir@aurorabio.com.

    Vertex and Aurora file reports, proxy statements and other information with the Securities and Exchange Commission. Copies of these reports, proxy statements and other information may be inspected and copied at the public reference facility maintained by the Securities and Exchange Commission at:

                                Judiciary Plaza
                                   Room 1024
                             450 Fifth Street, N.W.
                              Washington, DC 20549

    Reports, proxy statements and other information concerning Vertex and Aurora may be inspected at:

                         The Nasdaq Stock Market, Inc.
                              1735 K Street, N.W.
                              Washington, DC 20006

    Copies of these materials can also be obtained by mail at prescribed rates from the Public Reference Room of the Securities and Exchange Commission, 450 Fifth Street, N.W., Washington, D.C. 20549 or by calling the Securities and Exchange Commission at l-800-SEC-0330. The Securities and Exchange Commission maintains a website that contains reports, proxy statements and other information regarding each of us. The address of the Securities and Exchange Commission website is http://www.sec.gov.

    Vertex has filed a registration statement on Form S-4 under the Securities Act with the Securities and Exchange Commission with respect to Vertex's common stock to be issued in the merger. This joint proxy statement-prospectus constitutes the prospectus of Vertex filed as part of the registration statement. This joint proxy statement-prospectus does not contain all of the information set forth in the registration statement because certain parts of the registration statement are omitted in accordance with the rules and regulations of the Securities and Exchange Commission. The registration statement and its exhibits are available for inspection and copying as set forth above.

    If you have any questions about the merger, please call either Vertex Investor Relations at (617) 577-6000 or Aurora Investor Relations at (858) 404-6600.

    This joint proxy statement-prospectus does not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this joint proxy statement-prospectus, or the solicitation of a proxy, in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer, solicitation of an offer or proxy solicitation in such jurisdiction. Neither the delivery of this joint proxy statement-prospectus nor any distribution of securities pursuant to this joint proxy statement-prospectus shall, under any circumstances, create any implication that there has been no change in the information set forth or incorporated into this joint proxy statement-prospectus by reference or in our affairs since the date of this joint proxy statement-prospectus. The information contained in this joint proxy statement-prospectus with respect to Vertex was provided by Vertex and the information contained in this joint proxy statement-prospectus with respect to Aurora was provided by Aurora.

                STATEMENTS REGARDING FORWARD-LOOKING INFORMATION

    The Securities and Exchange Commission encourages companies to disclose forward-looking information so that investors can better understand a company's future prospects and make informed investment decisions. This joint proxy statement-prospectus contains such "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be made directly in this joint proxy statement-prospectus referring to Vertex and Aurora, and they may also be made a part of this joint proxy statement-prospectus by reference to other documents filed with the Securities and Exchange Commission by Vertex and Aurora, which is known as "incorporation by reference." These statements may include statements regarding the period following completion of the merger.

    Words such as "anticipate," "estimate," "expects," "projects," "intends," "plans," "believes" and words and terms of similar substance used in connection with any discussion of future operating or financial performance, or the merger of Vertex and Aurora, identify forward-looking statements. All forward-looking statements are management's present expectations of future events and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. In addition to the risks related to the businesses of Vertex and Aurora, the factors relating to the merger discussed under "Risk Factors," among others, could cause actual results to differ materially from those described on the forward-looking statements. Stockholders are cautioned not to place undue reliance on the forward-looking statements, which speak only of the date of this joint proxy statement-prospectus or the date of the document incorporated by reference in this joint proxy statement-prospectus. Neither Vertex nor Aurora is under any obligation, and each expressly disclaims any obligation, to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise.

    For additional information about factors that could cause results to differ materially from those described in the forward-looking statements, please see the quarterly reports on Form 10-Q and the annual reports on Form 10-K that Vertex and Aurora have filed with the Securities and Exchange Commission.

    All subsequent forward-looking statements attributable to Vertex or Aurora or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section.

                                    ANNEX A
                          AGREEMENT AND PLAN OF MERGER

                                     among:

                      VERTEX PHARMACEUTICALS INCORPORATED,
                          a Massachusetts corporation;

                          AHAB ACQUISITION SUB, INC.,
                          a Delaware corporation; and

                        AURORA BIOSCIENCES CORPORATION,
                            a Delaware corporation.

                            ------------------------

                           Dated as of April 29, 2001

                            ------------------------

                               TABLE OF CONTENTS

                                                                                        PAGE
                                                                                      --------
ARTICLE 1  THE MERGER...............................................................      1

  Section 1.1           MERGER OF MERGER SUB INTO THE COMPANY.......................      1
  Section 1.2           EFFECT OF THE MERGER........................................      1
  Section 1.3           CLOSING; EFFECTIVE TIME.....................................      1
  Section 1.4           CERTIFICATE OF INCORPORATION AND BYLAWS; DIRECTORS AND
                        OFFICERS....................................................      2
  Section 1.5           CONVERSION OF SECURITIES....................................      2
  Section 1.6           CLOSING OF THE COMPANY'S TRANSFER BOOKS.....................      3
  Section 1.7           EXCHANGE OF CERTIFICATES....................................      3
  Section 1.8           TAX CONSEQUENCES............................................      4
  Section 1.9           ACCOUNTING CONSEQUENCES.....................................      4
  Section 1.10          FURTHER ACTION..............................................      5

ARTICLE 2  REPRESENTATIONS AND WARRANTIES OF THE COMPANY............................      5

  Section 2.1           DUE ORGANIZATION; SUBSIDIARIES; ETC.........................      5
  Section 2.2           CERTIFICATE OF INCORPORATION AND BYLAWS.....................      5
  Section 2.3           AUTHORITY; INAPPLICABILITY OF ANTI-TAKEOVER STATUTES;
                        BINDING NATURE OF AGREEMENT.................................      5
  Section 2.4           CAPITALIZATION, ETC.........................................      6
  Section 2.5           SEC FILINGS; FINANCIAL STATEMENTS...........................      7
  Section 2.6           NON-CONTRAVENTION; CONSENTS.................................      8
  Section 2.7           ABSENCE OF CHANGES..........................................      9
  Section 2.8           TITLE TO ASSETS.............................................     10
  Section 2.9           RECEIVABLES; EMPLOYEE LOANS; CUSTOMERS......................     10
  Section 2.10          REAL PROPERTY; EQUIPMENT; LEASEHOLD.........................     11
  Section 2.11          INTELLECTUAL PROPERTY.......................................     11
  Section 2.12          CONTRACTS...................................................     13
  Section 2.13          SALE OF PRODUCTS; PERFORMANCE OF SERVICES...................     15
  Section 2.14          LIABILITIES.................................................     15
  Section 2.15          COMPLIANCE WITH LEGAL REQUIREMENTS..........................     16
  Section 2.16          CERTAIN BUSINESS PRACTICES..................................     16
  Section 2.17          GOVERNMENTAL AUTHORIZATIONS.................................     16
  Section 2.18          TAX MATTERS.................................................     16
  Section 2.19          EMPLOYEE AND LABOR MATTERS; BENEFIT PLANS...................     17
  Section 2.20          ENVIRONMENTAL MATTERS.......................................     20
  Section 2.21          INSURANCE...................................................     21
  Section 2.22          TRANSACTIONS WITH AFFILIATES................................     21
  Section 2.23          LEGAL PROCEEDINGS; ORDERS...................................     21
  Section 2.24          NO EXISTING DISCUSSIONS.....................................     21
  Section 2.25          ACCOUNTING MATTERS..........................................     22
  Section 2.26          VOTE REQUIRED...............................................     22
  Section 2.27          SECTION 203 OF THE DGCL NOT APPLICABLE......................     22
  Section 2.28          FAIRNESS OPINION............................................     22
  Section 2.29          FINANCIAL ADVISOR...........................................     22
  Section 2.30          FULL DISCLOSURE.............................................     22

ARTICLE 3  REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER
            SUB.....................................................................     23

  Section 3.1           DUE ORGANIZATION; SUBSIDIARIES; ETC.........................     23

                                                                                        PAGE
                                                                                      --------
  Section 3.2           ARTICLES OF ORGANIZATION AND BYLAWS.........................     23
  Section 3.3           AUTHORITY; BINDING NATURE OF AGREEMENT......................     23
  Section 3.4           CAPITALIZATION, ETC.........................................     23
  Section 3.5           SEC FILINGS; FINANCIAL STATEMENTS...........................     24
  Section 3.6           NON-CONTRAVENTION; CONSENTS.................................     24
  Section 3.7           ABSENCE OF CHANGES..........................................     25
  Section 3.8           PRODUCTS; GOVERNMENT COMPLIANCE.............................     26
  Section 3.9           INTELLECTUAL PROPERTY.......................................     27
  Section 3.10          LIABILITIES.................................................     28
  Section 3.11          COMPLIANCE WITH LEGAL REQUIREMENTS..........................     28
  Section 3.12          GOVERNMENTAL AUTHORIZATIONS.................................     28
  Section 3.13          LEGAL PROCEEDINGS; ORDERS...................................     28
  Section 3.14          NO EXISTING DISCUSSIONS.....................................     28
  Section 3.15          ACCOUNTING MATTERS..........................................     29
  Section 3.16          VOTE REQUIRED...............................................     29
  Section 3.17          FAIRNESS OPINION............................................     29
  Section 3.18          VALID ISSUANCE..............................................     29
  Section 3.19          MERGER SUB..................................................     29
  Section 3.20          FULL DISCLOSURE.............................................     29
  Section 3.21          TAXES.......................................................     29

ARTICLE 4  CERTAIN COVENANTS OF THE COMPANY AND PARENT..............................     30

  Section 4.1           ACCESS AND INVESTIGATION....................................     30
  Section 4.2           OPERATION OF THE COMPANY'S BUSINESS.........................     31
  Section 4.3           OPERATION OF PARENT'S BUSINESS..............................     34
  Section 4.4           NO SOLICITATION.............................................     34

ARTICLE 5  ADDITIONAL COVENANTS OF THE PARTIES......................................     36

  Section 5.1           REGISTRATION STATEMENT; JOINT PROXY STATEMENT...............     36
  Section 5.2           COMPANY STOCKHOLDERS' MEETING...............................     37
  Section 5.3           PARENT STOCKHOLDERS' MEETING................................     37
  Section 5.4           REGULATORY APPROVALS........................................     38
  Section 5.5           STOCK OPTIONS...............................................     39
  Section 5.6           EMPLOYEE BENEFITS...........................................     40
  Section 5.7           INDEMNIFICATION OF OFFICERS AND DIRECTORS...................     41
  Section 5.8           POOLING OF INTERESTS........................................     42
  Section 5.9           DISCLOSURE..................................................     42
  Section 5.10          AFFILIATE AGREEMENTS........................................     42
  Section 5.11          TAX MATTERS.................................................     42
  Section 5.12          LETTER OF THE COMPANY'S ACCOUNTANTS.........................     43
  Section 5.13          LISTING.....................................................     43
  Section 5.14          SECTION 16B-3...............................................     43
  Section 5.15          EMPLOYMENT AGREEMENTS.......................................     43
  Section 5.16          RIGHTS AGREEMENTS...........................................     43
  Section 5.17          TERMINATION OF CHANGE IN CONTROL BONUS PLAN.................     43

ARTICLE 6  CONDITIONS PRECEDENT TO OBLIGATIONS OF EACH PARTY........................     44

  Section 6.1           EFFECTIVENESS OF FORM S-4 REGISTRATION STATEMENT............     44
  Section 6.2           STOCKHOLDER APPROVAL........................................     44
  Section 6.3           HSR ACT.....................................................     44

                                                                                        PAGE
                                                                                      --------
  Section 6.4           LISTING.....................................................     44
  Section 6.5           NO RESTRAINTS; LEGALITY.....................................     44
  Section 6.6           REGULATORY MATTERS..........................................     44
  Section 6.7           TAX OPINIONS................................................     44

ARTICLE 7  CONDITIONS PRECEDENT TO OBLIGATIONS OF PARENT AND
            MERGER SUB..............................................................     45

  Section 7.1           ACCURACY OF REPRESENTATIONS.................................     45
  Section 7.2           PERFORMANCE OF COVENANTS....................................     45
  Section 7.3           CONSENTS....................................................     45
  Section 7.4           NO MATERIAL ADVERSE EFFECT..................................     45
  Section 7.5           AGREEMENTS AND DOCUMENTS....................................     46

ARTICLE 8  CONDITIONS PRECEDENT TO OBLIGATION OF THE COMPANY........................     46

  Section 8.1           ACCURACY OF REPRESENTATIONS.................................     46
  Section 8.2           PERFORMANCE OF COVENANTS....................................     47
  Section 8.3           NO MATERIAL ADVERSE EFFECT..................................     47

ARTICLE 9  TERMINATION..............................................................     47

  Section 9.1           TERMINATION.................................................     47
  Section 9.2           EFFECT OF TERMINATION.......................................     48
  Section 9.3           EXPENSES; TERMINATION FEES..................................     49

ARTICLE 10  MISCELLANEOUS PROVISIONS................................................     50

  Section 10.1          AMENDMENT...................................................     50
  Section 10.2          WAIVER......................................................     50
  Section 10.3          NO SURVIVAL OF REPRESENTATIONS AND WARRANTIES...............     50
  Section 10.4          ENTIRE AGREEMENT; COUNTERPARTS..............................     50
  Section 10.5          APPLICABLE LAW; JURISDICTION................................     50
  Section 10.6          DISCLOSURE SCHEDULE.........................................     51
  Section 10.7          ATTORNEYS' FEES.............................................     51
  Section 10.8          ASSIGNABILITY...............................................     51
  Section 10.9          NOTICES.....................................................     51
  Section 10.10         COOPERATION.................................................     52
  Section 10.11         CONSTRUCTION................................................     52

                                    EXHIBITS

Exhibit A               Certain Definitions

Exhibit B               Form of Affiliate Agreement

Exhibit C               Form of Stockholder Agreement

                          AGREEMENT AND PLAN OF MERGER

    THIS AGREEMENT AND PLAN OF MERGER ("Agreement") is made and entered into as of April 29, 2001, by and among: VERTEX PHARMACEUTICALS INCORPORATED, a Massachusetts corporation ("Parent"); AHAB ACQUISITION SUB, INC., a Delaware corporation and a wholly owned subsidiary of Parent ("Merger Sub"); and AURORA BIOSCIENCES CORPORATION, a Delaware corporation (the "Company"). Certain capitalized terms used in this Agreement are defined in EXHIBIT A.

                                    RECITALS

    A. Parent, Merger Sub and the Company intend to effect a merger (the "Merger") of Merger Sub into the Company in accordance with this Agreement and the Delaware General Corporation Law (the "DGCL"). Upon consummation of the Merger, Merger Sub will cease to exist, and the Company will become a wholly owned subsidiary of Parent.

    B. It is intended that the Merger qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"). For financial reporting purposes, it is intended that the Merger be accounted for as a "pooling of interests."

    C. The respective boards of directors of Parent, Merger Sub and the Company have approved this Agreement and the Merger and Parent, acting as the sole stockholder of Merger Sub, has approved this Agreement and the Merger.

                                   AGREEMENT

    The parties to this Agreement, intending to be legally bound, agree as follows:

                                   ARTICLE 1
                                   THE MERGER

    Section 1.1 MERGER OF MERGER SUB INTO THE COMPANY. Upon the terms and subject to the conditions set forth in this Agreement and the DGCL, at the Effective Time (as defined in Section 1.3), Merger Sub shall be merged with and into the Company, and the separate existence of Merger Sub shall cease. Following the Effective Time, the Company shall continue as the surviving corporation (the "Surviving Corporation").

    Section 1.2 EFFECT OF THE MERGER. The Merger shall have the effects set forth in this Agreement and in the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of the Company and Merger Sub shall continue with, or vest in, as the case may be, the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall continue to be, or become, as the case may be, the debts, liabilities and duties of the Surviving Corporation. As of the Effective Time, the Surviving Corporation shall be a direct subsidiary of Parent.

    Section 1.3 CLOSING; EFFECTIVE TIME. The consummation of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, PC, One Financial Center, Boston, Massachusetts, at 10:00 a.m. on a date to be designated by Parent and the Company (the "Closing Date"), which shall be no later than the fifth business day after the satisfaction or waiver of the last to be satisfied or waived of the conditions set forth in Articles 6, 7 and 8 (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions). Subject to the provisions of this Agreement, a certificate of merger satisfying the applicable requirements of the DGCL (the "Certificate of Merger") shall be duly executed by the Company and, simultaneously with or as soon as practicable following the Closing, filed with the Secretary of State of the State of Delaware (the "Secretary of State"). The Merger shall become effective upon the latest of: (a) the date and time of the filing of the Certificate of Merger with the Secretary of State, or (b) such later date and time as may be specified in the Certificate of Merger with the consent of Parent (the "Effective Time").

    Section 1.4  CERTIFICATE OF INCORPORATION AND BYLAWS; DIRECTORS AND
OFFICERS.:  At the Effective Time:

        (a) the Certificate of Incorporation of the Surviving Corporation shall be amended to conform to the Certificate of Incorporation of Merger Sub as in effect immediately prior to the Effective Time;

        (b) the bylaws of the Surviving Corporation shall be amended and restated to conform to the bylaws of Merger Sub as in effect immediately prior to the Effective Time; and

        (c) the officers of Merger Sub immediately prior to the Effective Time shall be the officers of the Surviving Corporation from and after the Effective Time, in each case until their successors are appointed and qualified or until their resignation or removal. The directors of Merger Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation, in each case until their successors are elected or until their resignation or removal. If at the Effective Time a vacancy shall exist on the Board of Directors or in any office of the Surviving Corporation, such vacancy may thereafter be filled in the manner provided by applicable Legal Requirements and the bylaws of the Surviving Corporation.

    Section 1.5  CONVERSION OF SECURITIES.

    (a) At the Effective Time, by virtue of the Merger and without any further action on the part of Parent, Merger Sub, the Company or any stockholder of the
Company:

        (i) any shares of Company Common Stock then held in the Company's treasury or owned by any wholly owned Subsidiary of the Company shall be canceled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor;

        (ii) any shares of Company Common Stock then held by Parent, Merger Sub or any other wholly owned Subsidiary of Parent shall be canceled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor;

       (iii) except as provided in clauses "(i)" and "(ii)" above and subject to Sections 1.5(b), 1.5(c) and 1.5(d), each share of Company Common Stock then outstanding shall be converted into the right to receive 0.62 of a share of Parent Common Stock; and

        (iv) each share of the common stock, $0.01 par value per share, of Merger Sub then outstanding shall be converted into one share of common stock of the Surviving Corporation.

The fraction of a share of Parent Common Stock specified in
Section 1.5(a)(iii) (as such fraction may be adjusted in accordance with Section 1.5(b)) is referred to as the "Exchange Ratio."

    (b) If, between the date of this Agreement and the Effective Time, the outstanding shares of Company Common Stock or Parent Common Stock are changed into a different number or class of shares by reason of any stock split, stock dividend, reverse stock split, reclassification, recapitalization or other similar transaction, then the Exchange Ratio shall be appropriately adjusted.

    (c) To the extent any shares of Company Common Stock outstanding immediately prior to the Effective Time are unvested or are subject to a repurchase option, risk of forfeiture or other condition under any applicable restricted stock purchase agreement or other agreement with the Company or under which the Company has any rights, then the shares of Parent Common Stock issued in exchange for such shares of Company Common Stock will also be unvested and subject to the same repurchase option, risk of forfeiture or other condition, and the certificates representing such shares of Parent Common Stock may accordingly be marked with appropriate legends.

    (d) No fractional shares of Parent Common Stock shall be issued in connection with the Merger, and no certificates or scrip for any such fractional shares shall be issued. Any holder of Company Common Stock who would otherwise be entitled to receive a fraction of a share of Parent Common Stock (after aggregating all fractional shares of Parent Common Stock issuable to such holder) shall, in lieu of such fraction of a share and, upon surrender of such holder's Company Stock Certificate(s) (as defined in Section 1.6), be paid in cash the dollar amount (rounded to the nearest whole cent), without interest, determined by multiplying such fraction by the closing price of a share of Parent Common Stock on The Nasdaq Stock Market on the date the Effective Time occurs.

    Section 1.6  CLOSING OF THE COMPANY'S TRANSFER BOOKS.  At the Effective
Time: (a) all shares of Company Common Stock outstanding immediately prior to the Effective Time shall automatically be canceled and retired and shall cease to exist, and all holders of certificates representing shares of Company Common Stock that were outstanding immediately prior to the Effective Time shall cease to have any rights as stockholders of the Company (other than the right to receive shares of Parent Common Stock and cash in lieu of fractional shares as set forth in Section 1.5); and (b) the stock transfer books of the Company shall be closed with respect to all shares of Company Common Stock outstanding immediately prior to the Effective Time. No further transfer of any such shares of Company Common Stock shall be made on such stock transfer books after the Effective Time. If, after the Effective Time, a valid certificate previously representing any shares of Company Common Stock (a "Company Stock Certificate") is presented to the Exchange Agent (as defined in Section 1.7) or to the Surviving Corporation or Parent, such Company Stock Certificate shall be canceled and shall be exchanged as provided in Section 1.7.

    Section 1.7  EXCHANGE OF CERTIFICATES.

    (a) On or prior to the Closing Date, Parent shall select a reputable bank or trust company reasonably acceptable to the Company to act as exchange agent in the Merger (the "Exchange Agent"). Promptly (but in any event within five
(5) business days) after the Effective Time, Parent shall deposit with the Exchange Agent (i) certificates representing the shares of Parent Common Stock issuable pursuant to this Article 1, and (ii) cash sufficient to make payments in lieu of fractional shares in accordance with Section 1.5(d). The shares of Parent Common Stock and cash amounts so deposited with the Exchange Agent, together with any dividends or distributions received by the Exchange Agent with respect to such shares, are referred to collectively as the "Exchange Fund."

    (b) As soon as reasonably practicable (but in any event within five
(5) business days) after the Effective Time, Parent shall cause the Exchange Agent to mail to the record holders of Company Stock Certificates (i) a letter of transmittal in customary form and containing such provisions as Parent may reasonably specify (including a provision confirming that delivery of Company Stock Certificates shall be effected, and risk of loss and title to Company Stock Certificates shall pass, only upon delivery of such Company Stock Certificates to the Exchange Agent), and (ii) instructions for use in effecting the surrender of Company Stock Certificates in exchange for certificates representing Parent Common Stock. Upon surrender of a Company Stock Certificate to the Exchange Agent for exchange, together with a duly executed letter of transmittal and such other documents as may be reasonably required by the Exchange Agent or Parent, (1) the holder of such Company Stock Certificate shall be entitled to receive in exchange therefor a certificate representing the number of whole shares of Parent Common Stock that such holder has the right to receive pursuant to the provisions of Section 1.5 (and cash in lieu of any fractional share of Parent Common Stock), and (2) the Company Stock Certificate so surrendered shall be canceled. Until surrendered as contemplated by this
Section 1.7, each Company Stock Certificate shall be deemed, from and after the Effective Time, to represent only the right to receive shares of Parent Common Stock (and cash in lieu of any fractional share of Parent Common Stock) as contemplated by Section 1.5. If any Company Stock Certificate shall have been lost, stolen or destroyed, Parent may, in its discretion and as a condition precedent to the issuance of any certificate representing Parent Common Stock, require the owner of such lost, stolen or destroyed Company Stock

Certificate to provide an appropriate affidavit and to deliver a bond (in such sum as Parent may reasonably direct) as indemnity against any claim that may be made against the Exchange Agent, Parent or the Surviving Corporation with respect to such Company Stock Certificate.

    (c) Notwithstanding anything to the contrary contained in this Agreement, no shares of Parent Common Stock (or certificates therefor) shall be issued in exchange for any Company Stock Certificate to any Person who may be an "affiliate" (as that term is used in Rule 145 under the Securities Act) of the Company until such Person shall have delivered to Parent and the Company a duly executed Affiliate Agreement as contemplated by Section 5.10.

    (d) No dividends or other distributions declared or made with respect to Parent Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Company Stock Certificate with respect to the shares of Parent Common Stock that such holder has the right to receive in the Merger until such holder surrenders such Company Stock Certificate in accordance with this Section 1.7 (at which time such holder shall be entitled, subject to the effect of applicable escheat or similar laws, to receive all such dividends and distributions, without interest).

    (e) Any portion of the Exchange Fund that remains undistributed to holders of Company Stock Certificates as of the date 180 days after the date on which the Merger becomes effective shall be delivered to Parent upon demand, and any holders of Company Stock Certificates who have not theretofore surrendered their Company Stock Certificates in accordance with this Section 1.7 shall thereafter look only to Parent for satisfaction of their claims for Parent Common Stock, cash in lieu of fractional shares of Parent Common Stock and any dividends or distributions with respect to Parent Common Stock.

    (f) Each of the Exchange Agent, Parent and the Surviving Corporation shall be entitled to deduct and withhold from any consideration payable or otherwise deliverable pursuant to this Agreement to any holder or former holder of Company Common Stock such amounts as may be required to be deducted or withheld therefrom under the Code or any provision of state, local or foreign tax law or under any other applicable Legal Requirement. To the extent such amounts are so deducted or withheld, such amounts shall be treated for all purposes under this Agreement as having been paid to the Person to whom such amounts would otherwise have been paid.

    (g) Neither Parent nor the Surviving Corporation shall be liable to any holder or former holder of Company Common Stock or to any other Person with respect to any shares of Parent Common Stock (or dividends or distributions with respect thereto), or for any cash amounts, delivered to any public official pursuant to any applicable abandoned property law, escheat law or similar Legal Requirement.

    Section 1.8 TAX CONSEQUENCES. For federal income tax purposes, the Merger is intended to constitute a reorganization within the meaning of Section 368 of the Code. The parties to this Agreement hereby adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Treasury Regulations and agree to take whatever other steps are necessary to give effect to the Merger on such a basis.

    Section 1.9 ACCOUNTING CONSEQUENCES. For financial reporting purposes, the Merger is intended to be accounted for as a "pooling of interests."

    Section 1.10 FURTHER ACTION. If, at any time after the Effective Time, any further action is determined by Parent to be necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation with full right, title and possession of and to all rights and property of Merger Sub and the Company, the officers and directors of the Surviving Corporation and Parent shall be fully authorized (in the name of Merger Sub, in the name of the Company and otherwise) to take such action.

                                   ARTICLE 2
                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

    The Company represents and warrants to Parent and Merger Sub as follows, except as set forth in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000 (excluding the exhibits thereto), as filed with the SEC on March 15, 2001:

    Section 2.1  DUE ORGANIZATION; SUBSIDIARIES; ETC.

    (a) The Company has no Subsidiaries, except for the corporations identified in Part 2.1(a)(i) of the Company Disclosure Schedule; and neither the Company nor any of the other corporations identified in Part 2.1(a)(i) of the Company Disclosure Schedule owns any capital stock of, or any equity interest of any nature in, any other Entity, other than the Entities identified in
Part 2.1(a)(ii) of the Company Disclosure Schedule (the Company and each of its Subsidiaries are referred to collectively in this Agreement as the "Acquired Corporations"). Except as set forth in Part 2.1(a)(ii) of the Company Disclosure Schedule, none of the Acquired Corporations has agreed or is obligated to make, or is bound by any Contract under which it may become obligated to make, any future equity investment (including any investment or other interest that by its terms is or may become convertible, in whole or part, into equity) in or capital contribution to any other Entity. None of the Acquired Corporations has, at any time, been a general partner of any general partnership, limited partnership or other Entity.

    (b) Each of the Acquired Corporations is a corporation duly organized, validly existing and in good standing (in jurisdictions that recognize such concept) under the laws of the jurisdiction of its incorporation and has all necessary power and authority: (i) to conduct its business in the manner in which its business is currently being conducted; (ii) to own and use its assets in the manner in which its assets are currently owned and used; and (iii) to perform in all material respects its obligations under all Contracts by which it is bound.

    (c) Except as set forth in Part 2.1(c) of the Company Disclosure Schedule, each of the Acquired Corporations is qualified to do business as a foreign corporation, and is in good standing (in jurisdictions that recognize such concept), under the laws of all jurisdictions where the nature of its business requires such qualification except where the failure to be so qualified does not and would not have a Material Adverse Effect on the Acquired Corporations.

    Section 2.2 CERTIFICATE OF INCORPORATION AND BYLAWS. The Company has made available to Parent accurate and complete copies of the certificate of incorporation, bylaws and other charter and organizational documents of the respective Acquired Corporations, including all amendments thereto and has made available to Parent accurate and complete copies of any proposed amendments thereto.

    Section 2.3 AUTHORITY; INAPPLICABILITY OF ANTI-TAKEOVER STATUTES; BINDING NATURE OF AGREEMENT. The Company has the absolute and unrestricted right, power and authority to enter into this Agreement and, subject to obtaining the requisite approval and adoption of this Agreement and the Merger by Company stockholders required by the DGCL, to perform its obligations under this Agreement. The board of directors of the Company (at a meeting duly called and held) has (a) unanimously determined that the Merger is advisable and fair and in the best interests of the Company and its stockholders, (b) unanimously authorized and approved the execution, delivery and performance of this Agreement by the Company and unanimously approved the Merger, (c) unanimously recommended the adoption of this Agreement by the holders of Company Common Stock and directed that this Agreement and the Merger be submitted for consideration by the Company's stockholders at the Company Stockholders' Meeting (as defined in Section 5.2), and (d) to the extent necessary, adopted a resolution having the effect of causing the Company not to be subject to any state takeover law or similar Legal Requirement that might otherwise apply to the Merger or any of the other transactions contemplated by this Agreement. This Agreement constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies. No state takeover statute or similar statute or regulation applies or purports to apply to the Merger, this Agreement or any of the transactions contemplated hereby. Except for the dividend of rights to shareholders of record on April 17, 2001 pursuant to the Rights Agreement dated April 2, 2001 between the Company and Mellon Investors Services, LLC, as amended on April 29, 2001 (the "Company Rights Agreement"), as of the date hereof, the Company has not taken any action whatsoever under the Company Rights Agreement.

    Section 2.4  CAPITALIZATION, ETC.

    (a) As of the date hereof, the authorized capital stock of the Company consists of: (i) 50,000,000 shares of Company Common Stock, of which 22,545,807 shares have been issued and are outstanding as of April 27, 2001; and
(ii) 7,500,000 shares of Company Preferred Stock, 1,500,000 of which have been designated Series A Junior Participating Preferred Stock, of which no shares are outstanding. The Company does not hold any shares of its capital stock in its treasury. All of the outstanding shares of Company Common Stock have been duly authorized and validly issued, and are fully paid and nonassessable. As of the date of this Agreement, there are no shares of Company Common Stock held by any of the other Acquired Corporations. Except as set forth in Part 2.4(a) of the Company Disclosure Schedule: (i) none of the outstanding shares of Company Common Stock is entitled or subject to any preemptive right, right of participation, right of maintenance or any similar right; (ii) none of the outstanding shares of Company Common Stock is subject to any right of first refusal in favor of the Company; and (iii) there is no Acquired Corporation Contract relating to the voting or registration of, or restricting any Person from purchasing, selling, pledging or otherwise disposing of (or granting any option or similar right with respect to), any shares of Company Common Stock. None of the Acquired Corporations is under any obligation, or is bound by any Contract pursuant to which it may become obligated, to repurchase, redeem or otherwise acquire any outstanding shares of Company Common Stock.

    (b) Except as set forth in Part 2.4(b) of the Company Disclosure Schedule, as of April 27, 2001: (i) 4,362,366 shares of Company Common Stock are reserved for future issuance pursuant to stock options granted and outstanding under the Company's 1996 Stock Plan; (ii) 71,584 shares of Company Common Stock are reserved for future issuance pursuant to stock options granted and outstanding under the Company's Non-Employee Directors' Stock Option Plan; (iii) 252,722 shares of Company Common Stock are reserved for future issuance pursuant to stock options granted and outstanding under the Panvera Corporation 1993 Stock Option Plan; (iv) no shares of Company Common Stock have been granted and no shares of Company Common Stock are reserved for future issuance pursuant to the Panvera Corporation 1998 Stock Option Plan; (v) 4,354 shares of Company Common Stock are reserved for future issuance pursuant to stock options granted and outstanding under Nonqualified Stock Option Agreements issued to seven
(7) former employees of Quorum Sciences, Inc.; and (vi) 55,821 shares of Company Common Stock are reserved for future issuance pursuant to the Company's Employee Stock Purchase Plan (the "Company ESPP") (collectively, the "Stock Plans"). (Stock options granted by the Company pursuant to the Company's Stock Plans and otherwise are referred to in this Agreement as "Company Options.") Part 2.4(b) of the Company Disclosure Schedule sets forth the following information with respect to each Company Option outstanding as of the date of this Agreement:
(i) if applicable, the particular plan pursuant to which such Company Option was granted; (ii) the name of the optionee; (iii) the number of shares of Company Common Stock subject to such Company Option; (iv) the exercise price of such Company Option; (v) the date on which such Company Option was granted; (vi) the extent to which such Company Option is vested and exercisable as of the date of this Agreement; and (vii) the date on which such Company Option expires. The Company has made available to Parent accurate and complete copies of all stock option plans pursuant to which there are currently outstanding Company Options, and the forms of all stock option agreements evidencing such options.

    (c) Except as set forth in Parts 2.4(b) and 2.4(c) of the Company Disclosure Schedule, as of the date hereof, there is no: (i) outstanding subscription, option, call, warrant or right (whether or not currently exercisable) to acquire any shares of the capital stock or other securities of the Company;
(ii) outstanding security, instrument or obligation that is or may become convertible into or exchangeable for any shares of the capital stock or other securities of the Company; (iii) stockholder rights plan (or similar plan commonly referred to as a "poison pill") or Contract under which the Company is or may become obligated to sell or otherwise issue any shares of its capital stock or any other securities; or (iv) to the knowledge of the Company, condition or circumstance that would reasonably be expected to give rise to or provide a basis for the assertion of a claim by any Person to the effect that such Person is entitled to acquire or receive any shares of capital stock or other securities of the Company.

    (d) All outstanding shares of Company Common Stock, all outstanding Company Options, all outstanding warrants to purchase Company Common Stock and all outstanding shares of capital stock of each Subsidiary of the Company have been issued and granted in compliance with (i) all applicable securities laws and other applicable Legal Requirements, and (ii) all requirements set forth in applicable Contracts.

    (e) All of the outstanding shares of capital stock of the corporations identified in Part 2.1(a)(i) and (ii) of the Company Disclosure Schedule have been duly authorized and are validly issued, are fully paid and nonassessable and are owned beneficially and of record by the Company, free and clear of any Encumbrances.

    Section 2.5  SEC FILINGS; FINANCIAL STATEMENTS.

    (a) The Company has made available (which availability will be deemed to have been made if such report, registration statement or definitive proxy statement appears in the EDGAR archives of the SEC) to Parent accurate and complete copies (excluding copies of exhibits) of each report, registration statement and definitive proxy statement filed by the Company with the SEC since January 1, 1998, and all amendments thereto (the "Company SEC Documents"). Except as set forth in Part 2.5(a) of the Company Disclosure Schedule, all statements, reports, schedules, forms and other documents required to have been filed by the Company with the SEC have been so filed on a timely basis. As of the time it was filed with the SEC (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing or on the date on which it became effective): (i) each of the Company SEC Documents complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act (as the case may be); and (ii) except to the extent that any information contained in any Company SEC Document has been revised or superseded by a later filed Company SEC Document, none of the Company SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

    (b) Except as set forth in Part 2.5(b) of the Company Disclosure Schedule, the financial statements (including any related notes) contained in the Company SEC Documents: (i) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto; (ii) were prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods covered (except as may be indicated in the notes to such financial statements or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC and except that unaudited financial statements may not contain footnotes and are subject to normal and recurring year-end audit adjustments which will not, individually or in the aggregate, be material in amount), and (iii) fairly presented the consolidated financial position of the Company and its consolidated subsidiaries as of the respective dates thereof and the consolidated results of operations and cash flows of the Company and its consolidated subsidiaries for the periods covered thereby.

    Section 2.6 NON-CONTRAVENTION; CONSENTS. Neither (1) the execution, delivery or performance of this Agreement or any of the other agreements referred to in this Agreement by the Company, nor (2) the consummation by the Company of the Merger or any of the other transactions contemplated by this Agreement, will directly or indirectly (with or without notice or lapse of time):

        (a) contravene, conflict with or result in a violation of (i) any of the provisions of the certificate of incorporation, bylaws or other charter or organizational documents of any of the Acquired Corporations, or (ii) any resolution adopted by the stockholders, the board of directors or any committee of the board of directors of any of the Acquired Corporations;

        (b) contravene, conflict with or result in a violation of, or to the Company's knowledge, give any Governmental Authority or other Person the right to challenge the Merger with a reasonable likelihood of success or any of the other transactions contemplated by this Agreement or give any Governmental Authority the right to exercise any remedy or obtain any relief under, any Legal Requirement or any order, writ, injunction, judgment or decree to which any of the Acquired Corporations, or any of the assets owned or used by any of the Acquired Corporations, is subject;

        (c) contravene, conflict with or result in a violation of any of the terms or requirements of, or give any Governmental Authority the right to revoke, withdraw, suspend, cancel, terminate or modify, any material Governmental Authorization that is held by any of the Acquired Corporations or that otherwise relates to the business of any of the Acquired Corporations or to any of the assets owned or used by any of the Acquired Corporations;

        (d) except as set forth in Part 2.6(d) of the Company Disclosure Schedule, contravene, conflict with or result in a violation or breach of, or result in a default under, any provision of any Acquired Corporation Contract that is or would constitute a Material Contract (as defined in Section 2.12), or give any Person the right to (i) declare a default or exercise any material remedy under any such Acquired Corporation Contract,
    (ii) a material rebate, chargeback, penalty or change in delivery schedule under any such Acquired Corporation Contract, (iii) accelerate the maturity or performance of any such Acquired Corporation Contract, or (iv) cancel, terminate or modify any material term of such Acquired Corporation Contract;

        (e) result in a violation by any of the Acquired Corporations of any order, writ, injunction, judgment or decree to which any of them is subject;

        (f) result in the imposition or creation of any Encumbrance upon or with respect to any asset owned or used by any of the Acquired Corporations (except for Permitted Encumbrances); or

        (g) except as set forth in Part 2.6(g) of the Company Disclosure Schedule, result in, or increase the likelihood of, the transfer of any material asset of any of the Acquired Corporations to any Person.

    Except (1) as may be required by the Exchange Act, the DGCL, the HSR Act, any foreign antitrust law or regulation, (2) as may be required by the rules, regulations and bylaws of the National Association of Securities Dealers ("NASD") (as such rules, regulations and bylaws relate to the Form S-4 Registration Statement and the Joint Proxy Statement), and (3) as set forth in
Part 2.6 of the Company Disclosure Schedule, none of the Acquired Corporations was, is or will be required to make any material filing with or give any material notice to, or to obtain any material Consent from, any

Person in connection with (x) the execution, delivery or performance of this Agreement or any of the other agreements referred to in this Agreement by the Company, or (y) the consummation by the Company of the Merger or any of the other transactions contemplated by this Agreement.

    Section 2.7 ABSENCE OF CHANGES. Except as set forth in Part 2.7 of the Company Disclosure Schedule, between December 31, 2000 and the date of this
Agreement:

        (a) there has not been any material adverse change in the business, condition, capitalization, assets, liabilities, operations or financial performance of the Acquired Corporations taken as a whole, and no event has occurred or circumstance has arisen that, in combination with any other events or circumstances, would reasonably be expected to have a Material Adverse Effect on the Acquired Corporations;

        (b) there has not been any material loss, damage or destruction to, or any material interruption in the use of, any of the assets of any of the Acquired Corporations (whether or not covered by insurance);

        (c) none of the Acquired Corporations has (i) declared, accrued, set aside or paid any dividend or made any other distribution in respect of any shares of capital stock, or (ii) repurchased, redeemed or otherwise reacquired any shares of capital stock or other securities;

        (d) none of the Acquired Corporations has sold, issued or granted, or authorized the issuance of, (i) any capital stock or other security (except for Company Common Stock issued upon the valid exercise of outstanding Company Options), (ii) any option, warrant or right to acquire any capital stock or any other security (except for Company Options described in Parts 2.4(b) or 2.4(c) of the Company Disclosure Schedule), or (iii) any instrument convertible into or exchangeable for any capital stock or other security;

        (e) except as proposed or described in the Company's Proxy Statement for the Company's 2001 Annual Meeting, a copy of which has been provided to Parent, the Company has not amended or waived any of its rights under, or permitted the acceleration of vesting under, (i) any provision of any of the Company's Stock Plans, (ii) any provision of any Contract evidencing any outstanding Company Options, or (iii) any restricted stock purchase agreement;

        (f) except as proposed or described in the Company's Proxy Statement for the Company's 2001 Annual Meeting, there has been no amendment to the certificate of incorporation, bylaws or other charter or organizational documents of any of the Acquired Corporations, and none of the Acquired Corporations has effected or been a party to any merger, consolidation, share exchange, business combination, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction;

        (g) none of the Acquired Corporations has received any Acquisition Proposal (other than from Parent);

        (h) none of the Acquired Corporations has formed any Subsidiary or acquired any equity interest or other interest in any other Entity;

        (i) except as set out in the budget of the Acquired Corporations for the 2001 fiscal year, a copy of which has previously been provided to Parent, none of the Acquired Corporations has made any capital expenditure which exceeds $100,000 individually or any series of related capital expenditures that exceeds $250,000;

        (j) except in the ordinary course of business and consistent with past practices, none of the Acquired Corporations has (i) entered into or permitted any of the assets owned or used by it to become bound by any Material Contract (as defined in Section 2.12), or (ii) amended or terminated, or waived any material right or remedy under, any Material Contract;

        (k) except for rights or other assets acquired, leased, licensed, sold or disposed of in the ordinary course of business and consistent with past practices, none of the Acquired Corporations has (i) acquired, leased or licensed any material right or other material asset from any other Person,
    (ii) sold or otherwise disposed of, or leased or licensed, any material right or other material asset to any other Person, or (iii) waived or relinquished any right;

        (l) none of the Acquired Corporations has written off as uncorrectable, or established any extraordinary reserve with respect to, any account receivable or other indebtedness;

        (m) none of the Acquired Corporations has written down the value of any of its inventory;

        (n) none of the Acquired Corporations has made any pledge of any of its assets or otherwise permitted any of its assets to become subject to any Encumbrance, except for Permitted Encumbrances;

        (o) none of the Acquired Corporations has (i) lent money to any Person, or (ii) incurred or guaranteed any indebtedness for borrowed money;

        (p) none of the Acquired Corporations has (i) adopted, established or entered into any Plan (as defined in Section 2.19(a)), (ii) caused or permitted any Plan to be amended in any material respect, or (iii) paid any bonus or made any profit-sharing or similar payment to, or materially increased the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors, officers or employees;

        (q) none of the Acquired Corporations has changed any of its methods of accounting or accounting practices in any material respect;

        (r) none of the Acquired Corporations has made any material Tax election;

        (s) none of the Acquired Corporations has commenced or settled any Legal Proceeding;

        (t) none of the Acquired Corporations has (i) entered into any material transaction or (ii) taken any other action that has had, or would reasonably be expected to have, a Material Adverse Effect on the Acquired Corporations; and

        (u) none of the Acquired Corporations has agreed or committed to take any of the actions referred to in clauses"(c)" through "(t)" above.

    Section 2.8 TITLE TO ASSETS. Except as disclosed in Part 2.8 of the Company Disclosure Schedule, the Acquired Corporations own, and have good and valid title to, all assets purported to be owned by them, including: (i) all assets reflected on the Company Balance Sheet (except for inventory sold or otherwise disposed of in the ordinary course of business since the date of the Company Balance Sheet); and (ii) all other assets reflected in the books and records of the Acquired Corporations as being owned by the Acquired Corporations. All of said assets are owned by the Acquired Corporations free and clear of any Encumbrances, except for Permitted Encumbrances.

    Section 2.9  RECEIVABLES; EMPLOYEE LOANS; CUSTOMERS.

    (a) Except as disclosed in Part 2.9(a) of the Company Disclosure Schedule, all existing accounts receivable of the Acquired Corporations (including those accounts receivable reflected on the Company Balance Sheet that have not yet been collected and those accounts receivable that have arisen since
December 31, 2000, and have not yet been collected) (i) represent valid obligations of customers of the Acquired Corporations arising from bona fide transactions entered into in the ordinary course of business, (ii) are current and, to the Company's knowledge, will be collected in full when due, without any counterclaim or set off (net of an allowance for doubtful accounts not to exceed $100,000 in the aggregate).

    (b) Part 2.9(b) of the Company Disclosure Schedule contains an accurate and complete list as of the date of this Agreement of all (i) loans and advances made by any of the Acquired Corporations to any employee, director, consultant or independent contractor, other than routine travel advances made to employees in the ordinary course of business and (ii) loans made pursuant to the Company's 401(k) Plan.

    (c) Part 2.9(c) of the Company Disclosure Schedule accurately identifies, and provides an accurate and complete breakdown of the revenues received from, each customer or other Person that accounted for more than $1,000,000 of the consolidated gross revenues of the Acquired Corporations in fiscal year 2000. Except as described in Part 2.9(c) of the Company Disclosure Schedule, the Company has not received any notice or other communication (in writing or otherwise), and has not received any other information, indicating that any customer or other Person identified in Part 2.9(c) of the Company Disclosure Schedule may cease dealing with the Company or may otherwise reduce the volume of business transacted by such Person with the Company below historical levels.

    Section 2.10 REAL PROPERTY; EQUIPMENT; LEASEHOLD. All material items of equipment and other tangible assets owned by or leased to the Acquired Corporations are adequate for the uses to which they are being put, are in good and safe condition and repair (ordinary wear and tear excepted) and are adequate for the conduct of the business of the Acquired Corporations in the manner in which such business is currently being conducted. None of the Acquired Corporations own any real property or any interest in real property. None of the acquired Corporations is a party to any lease or agreement to lease in respect of any real property, whether as lessor or lessee, other than the leases (the "Leases") described in Part 2.10 of the Company Disclosure Schedule. Part 2.10 of the Company Disclosure schedule sets out the parties to each of the Leases, their dates of execution and the rent payable thereunder. Except as described in
Part 2.10 of the Company Disclosure Schedule, the Acquired Corporations occupy the leased property subject to the Leases and have the exclusive right to occupy and use such leased property. Each of the Leases is in good standing and in full force and effect, and none of the Acquired Corporations nor, to the Company's knowledge, any other party thereto is in breach of any covenants, conditions or obligations contained therein. The Company has made available to Parent a true and complete copy of each Lease and all amendments thereto.

    Section 2.11  INTELLECTUAL PROPERTY.

    (a) Part 2.11(a)(i) of the Company Disclosure Schedule sets forth, with respect to all Intellectual Property owned by the Acquired Corporations and registered with any Governmental Authority or for which an application has been filed with any Governmental Authority, (i) the registration or application number and the date filed, the title, if applicable, of the registration or application, and (ii) the names of the jurisdictions covered by the applicable registration or application. Part 2.11(a)(ii) of the Company Disclosure Schedule identifies and provides a brief description of all other Intellectual Property owned by the Acquired Corporations as of the date hereof that is material to the business of the Acquired Corporations. Part 2.11(a)(iii) of the Company Disclosure Schedule identifies each Contract currently in effect containing any ongoing royalty or payment obligations in excess of $50,000 per annum with respect to, Intellectual Property that is licensed or otherwise made available to the Acquired Corporations by any Person or is material to the business of the Acquired Corporations (except for any Intellectual Property that is licensed to the Acquired Corporations under any third party software license generally available to the public). The Acquired Corporations have good and valid title to all of the Acquired Corporation Intellectual Property identified in Parts 2.11(a)(i) and 2.11(a)(ii) of the Company Disclosure Schedule, free and clear of all Encumbrances, except for Permitted Encumbrances. To the Company's knowledge, the Acquired Corporations have a valid right to use, license and otherwise exploit all Intellectual Property identified in Part 2.11(a)(iii) of the Company Disclosure Schedule. Except as set forth in Part 2.11(a)(iv) of the Company Disclosure Schedule, none of the Acquired Corporations has developed jointly with any other Person any Acquired Corporation Intellectual Property that is material to the business of the Acquired Corporations with respect to which such other Person has any rights. Except as set forth in
Part 2.11(a)(v) of the Company Disclosure Schedule, there is no Acquired Corporation Contract (with the exception of end user license agreements in the form previously made available to Parent) pursuant to which any Person has any right (whether or not currently exercisable) to use, license or otherwise exploit any Acquired Corporation Intellectual Property that is material to any of the Acquired Corporations.

    (b) The Acquired Corporations have taken reasonable measures and precautions to protect and maintain the confidentiality, secrecy and value of all material Acquired Corporation Intellectual Property (except Acquired Corporation Intellectual Property whose value would be unimpaired by disclosure). Without limiting the generality of the foregoing, except as set forth in Part 2.11(b) of the Company Disclosure Schedule, (i) all current and former employees of the Acquired Corporations who are or were involved in, or who have contributed to, the creation or development of any material Acquired Corporation Intellectual Property have executed and delivered to the Acquired Corporations an agreement (containing no exceptions to or exclusions from the scope of its coverage with respect to the assignment of Intellectual Property other than inventions conceived of or reduced to practice prior to such person's employment with the Company) that is similar in scope to the form of Proprietary Information and Inventions Agreement previously made available to Parent, and (ii) all current and former consultants and independent contractors to the Acquired Corporations who are or were involved in, or who have contributed to, the creation or development of any material Acquired Corporation Intellectual Property have executed and delivered to the Company an agreement (containing no exceptions to or exclusions from the scope of its coverage with respect to the assignment of Intellectual Property other than inventions conceived of or reduced to practice prior to such person's providing services to the Company) that contains terms substantially similar to those in the form of Proprietary Information and Inventions Agreement previously made available to Parent. No current or former employee, officer, director, stockholder, consultant or independent contractor has any right, claim or interest in or with respect to any Acquired Corporation Intellectual Property. All Proprietary Information and Inventions Agreements signed by current and former employees, consultants and independent contractors remain in full force and effect and have not been superceded by any subsequent agreements.

    (c) To the knowledge of the Company and except as described on Part 2.11(c) of the Company Disclosure Schedule: (i) all patents, trademarks, service marks and copyrights held by any of the Acquired Corporations are valid, enforceable and subsisting; (ii) none of the Acquired Corporation Intellectual Property and no Intellectual Property that is currently being developed by any of the Acquired Corporations (either by itself or with any other Person) infringes, misappropriates or conflicts with any Intellectual Property owned or used by any other Person; (iii) none of the products that are or have been designed, created, developed, assembled, manufactured or sold by any of the Acquired Corporations is infringing, misappropriating or making any unlawful or unauthorized use of any Intellectual Property owned or used by any other Person, and none of the Acquired Corporations has received any notice or other communication (in writing or otherwise) of any actual or alleged infringement, misappropriation or unlawful or unauthorized use of, any Intellectual Property owned or used by any other Person; (iv) no other Person is infringing, misappropriating or making any unlawful or unauthorized use of, and no Intellectual Property owned or used by any other Person infringes or conflicts with, any material Acquired Corporation Intellectual Property.

    (d) The Acquired Corporation Intellectual Property constitutes all the Intellectual Property necessary to enable the Acquired Corporations to conduct their business in the manner in which such business is being conducted. Except as described on Part 2.11(d) of the Company Disclosure Schedule, none of the Acquired Corporations has (i) licensed any of the material Acquired Corporation Intellectual Property to any Person on an exclusive basis, or (ii) entered into any covenant not to compete or Contract (other than non-exclusive license agreements) limiting its ability to exploit fully any material Acquired Corporation Intellectual Property or to transact business in any market or geographical area or with any Person.

    (e) Except as set forth in Part 2.11(e) of the Company Disclosure Schedule, none of the Acquired Corporations has disclosed or delivered to any Person, or permitted the disclosure or delivery to any escrow agent or other Person, of any Acquired Corporation Source Code. No event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) would reasonably be expected to, result in the disclosure or delivery to any Person of any Acquired Corporation Source Code. Part 2.11(e) of the Company Disclosure
Schedule identifies each Contract currently in effect pursuant to which the Company has deposited or is required to deposit with an escrowholder or any other Person of any Acquired Corporation Source Code, and further describes whether the execution of this Agreement or the consummation of any of the transactions contemplated hereby would reasonably be expected to result in the release or disclosure of any Acquired Corporation Source Code.

    Section 2.12  CONTRACTS.

    (a) Part 2.12 of the Company Disclosure Schedule identifies each Acquired Corporation Contract that constitutes a "Material Contract." For purposes of this Agreement, each of the following Contracts shall be deemed to constitute a "Material Contract":

        (i) any Contract relating to the employment of, or the performance of services by, any employee of or consultant to, any of the Acquired Corporations that is in excess of $100,000 for any single individual, other than offer letters for "at will" employment that do not contain any severance obligations, and any Contract pursuant to which any of the Acquired Corporations is or may become obligated to make any severance, termination or similar payment to any current or former employee, executive officer or director of or consultant to any of the Acquired Corporations; and any Contract pursuant to which any of the Acquired Corporations is or may become obligated to make any bonus or similar payment or series of payments (other than payments constituting base salary) in excess of $50,000 to any current or former employee, executive officer or director of the Acquired Corporations;

        (ii) any Contract (A) relating to the acquisition, transfer, development, sharing or license of any Intellectual Property (except for any Contract pursuant to which any Intellectual Property is licensed to the Acquired Corporations under any third party software license generally available to the public) (B) creating or relating to any partnership or joint venture or any sharing of revenues, profits, losses, costs or liabilities; or (C) of the type referred to in Section 2.11(e);

       (iii) any Contract that provides any of the Acquired Corporations to indemnify any current or former officer, director, employee, agent, consultant or independent contractor of the Acquired Corporations in an amount, in each instance in excess of $200,000;

        (iv) any Contract imposing any restriction on the right or ability of any Acquired Corporation (A) to compete with any other Person, (B) to acquire any product or other asset or any services from any other Person,
    (C) to solicit, hire or retain any Person as an employee, consultant or independent contractor, (D) to develop, sell, supply, distribute, offer, support or service any product or any technology or other asset to or for any other Person, (E) to perform services for any other Person, or (F) to transact business or deal in any other manner with any other Person;

        (v) any Contract (other than Contracts evidencing Company Options)
    (A) relating to the acquisition, issuance, voting, registration, sale or transfer of any securities of any of the Acquired Corporations,
    (B) providing any Person with any preemptive right, right of participation, right of maintenance or any similar right with respect to any securities of any of the Acquired Corporations, or (C) providing any of the Acquired Corporations with any right of first refusal with respect to, or right to repurchase or redeem, any securities of any of the Acquired Corporations;

        (vi) any Contract incorporating or relating to any guaranty, pledge, warranty or indemnity or similar obligation by an Acquired Corporation for the benefit of any other Person;

       (vii) any Contract relating to any currency hedging;

      (viii) any Contract containing "standstill" or similar provisions currently in effect;

        (ix) any Contract creating or involving any agency relationship, distribution arrangement or franchise relationship;

        (x) any Contract relating to the creation of any Encumbrance with respect to any asset of any of the Acquired Corporations, other than Permitted Encumbrances;

        (xi) any Contract relating to the purchase or sale of any product or other asset by or to, or the performance of any services by or for, any affiliate of any of the Acquired Corporations;

       (xii) any Contract (A) to which any Governmental Authority is a party or under which any Governmental Authority has any rights or obligations, or
    (B) directly benefiting any Governmental Authority (including any subcontract or other Contract between any Acquired Corporation and any contractor or subcontractor to any Governmental Authority);

      (xiii) any Contract requiring that any of the Acquired Corporations give any notice or provide any information to any Person prior to considering or accepting any Acquisition Proposal or similar proposal, or prior to entering into any discussions, agreement, arrangement or understanding relating to any Acquisition Transaction or similar transaction;

       (xiv) any Contract that has a term of more than one year and that may not be terminated by an Acquired Corporation (without penalty) within 90 days after the delivery of a termination notice by such Acquired Corporation;

       (xv) any Contract that contemplates or involves the payment or delivery of cash or other consideration by any Acquired Corporation in an amount or having a value in excess of $250,000 in the aggregate, or contemplates or involves the performance of services by any Acquired Corporation having a value in excess of $250,000 in the aggregate; and

       (xvi) any Contract not otherwise identified in clauses "(i)" through "(xv)", a breach of which would reasonably be expected to have a Material Adverse Effect on the Acquired Corporations.

    The Company has made available to Parent an accurate and complete copy of each Material Contract.

    (b) Each Acquired Corporation Contract that constitutes a Material Contract, as may have been amended, is valid and in full force and effect in accordance with its terms, and is enforceable in accordance with its terms, subject to
(i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

    (c) Except as set forth in Part 2.12(c) of the Company Disclosure Schedule:
(i) none of the Acquired Corporations has violated or breached, or committed any default under (1) any Acquired Corporation Contract that is a Material Contract or (2) any other Acquired Corporation Contract where such violation, breach or default has had or would reasonably be expected to have a Material Adverse Effect on the Acquired Corporations; and, to the knowledge of the Company, no other Person has violated or breached, or committed any default under (1) any Acquired Corporation Contract that is a Material Contract or (2) any other Acquired Corporation Contract where such violation, breach or default has had or would reasonably be expected to have a Material Adverse Effect on the Acquired Corporations; (ii) to the knowledge of the Company, no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) will or would reasonably be expected to,

(A) result in a violation or breach of any of the provisions of, (B) give any Person the right to declare a default or exercise any remedy under, (C) give any Person the right to receive or require a rebate, chargeback, penalty or change in delivery schedule under, (D) give any Person the right to accelerate the maturity or performance of, or (E) give any Person the right to cancel, terminate or modify, in each instance, (1) any Acquired Corporation Contract that is a Material Contract or (2) any other Acquired Corporation Contract where such violation, breach or default has had or would reasonably be expected to have a Material Adverse Effect on the Acquired Corporations; and (iii) since December 31, 2000, none of the Acquired Corporations has received any notice or other communication regarding any actual or possible violation, breach or acceleration of, or default under, (1) any Acquired Corporation Contract that is a Material Contract or (2) any other Acquired Corporation Contract where such violation, breach or default has had or would reasonably be expected to have a Material Adverse Effect on the Acquired Corporations.

    Section 2.13  SALE OF PRODUCTS; PERFORMANCE OF SERVICES.

    (a) Except as set forth in Part 2.13(a) of the Company Disclosure Schedule, each product, system, program, Intellectual Property or other asset designed, developed, manufactured, assembled, sold, installed, repaired, licensed or otherwise made available by any of the Acquired Corporations to any Person:

        (i) conformed and complied in all material respects with the terms and requirements of any applicable warranty or other Contract and with all applicable Legal Requirements; and

        (ii) was free of any design defect or other defect or deficiency at the time it was sold or otherwise made available, other than any immaterial defect that would not adversely affect in any material respect such product, system, program, Acquired Corporation Intellectual Property or other asset (or the operation or performance thereof), except for such design defects or other defects or differences that, taken in the aggregate, would not reasonably be expected to have a Material Adverse Effect on the Acquired Corporations.

    (b) Except as set forth in Part 2.13(b) of the Company Disclosure Schedule, all installation services, programming services, repair services, maintenance services, support services, training services, upgrade services and other services that have been performed by the Acquired Corporations were performed properly and in full conformity with the terms and requirements of all applicable warranties and other Contracts and with all applicable Legal Requirements.

    (c) Except as set forth in Part 2.13(c) of the Company Disclosure Schedule, no customer or other Person has asserted or threatened to assert any claim, right or privilege against any of the Acquired Corporations (i) under or based upon any warranty provided by or on behalf of any of the Acquired Corporations,
(ii) under or based upon any right arising as a result of the late, delayed or non-performance by any of the Acquired Corporations of any obligations thereof under any Material Contract related to any product system or program designed, developed, manufactured, assembled, sold, installed, repaired, licensed or otherwise made available by any of the Acquired Corporations, or (iii) under or based upon any other warranty relating to any product, system, program, Intellectual Property or other asset designed, developed, manufactured, assembled, sold, installed, repaired, licensed or otherwise made available by any of the Acquired Corporations or any services performed by any of the Acquired Corporations.

    Section 2.14 LIABILITIES. None of the Acquired Corporations has any accrued, contingent or other liabilities of any nature, either matured or unmatured, except for: (a) liabilities included in the Company Balance Sheet (including the notes thereto); (b) liabilities that have been incurred by the Acquired Corporations since December 31, 2000 in the ordinary course of business and consistent with past practices; (c) liabilities incurred under this Agreement and the other agreements contemplated hereby; and (d) liabilities described in Part 2.14 of the Company Disclosure Schedule.

    Section 2.15  COMPLIANCE WITH LEGAL REQUIREMENTS.  Except as disclosed in
Part 2.15 of the Company Disclosure Schedule, each of the Acquired Corporations is in compliance in all material respects with all applicable Legal Requirements. None of the Acquired Corporations has received any written notice or other communication from any Governmental Authority regarding any actual or possible material violation of, or material failure to comply with, any Legal Requirement.

    Section 2.16 CERTAIN BUSINESS PRACTICES. None of the Acquired Corporations nor any director, officer, agent or employee of any of the Acquired Corporations has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, or (iii) to the Company's knowledge, made any other unlawful payment in their capacity as a director, officer, agent or employee of any of the Acquired Corporations.

    Section 2.17  GOVERNMENTAL AUTHORIZATIONS.  Except as disclosed in
Part 2.17 of the Company Disclosure Schedule, the Acquired Corporations hold all material Governmental Authorizations required to enable the Acquired Corporations to conduct their respective businesses in the manner in which such businesses are currently being conducted. All such Governmental Authorizations are valid and in full force and effect. Each Acquired Corporation is in substantial compliance with the terms and requirements of such Governmental Authorizations. None of the Acquired Corporations has received any written notice or other communication from any Governmental Authority regarding (a) any actual or possible violation of or failure to comply with any term or requirement of any material Governmental Authorization, or (b) any actual or possible revocation, withdrawal, suspension, cancellation, termination or modification of any material Governmental Authorization.

    Section 2.18  TAX MATTERS.

    (a) Except as disclosed in Part 2.18(a) of the Company Disclosure Schedule, each Tax Return required to be filed by or on behalf of the respective Acquired Corporations with any Governmental Authority with respect to any taxable period ending on or before the Closing Date (the "Acquired Corporation Returns")
(i) has been or will be filed on or before the applicable due date (including any extensions of such due date), and (ii) has been, or will be when filed, prepared in all material respects in compliance with all applicable Legal Requirements. All amounts shown on the Acquired Corporation Returns to be due on or before the Closing Date have been or will be paid on or before the Closing Date.

    (b) Except as disclosed in Part 2.18(b) of the Company Disclosure Schedule, the Company Balance Sheet fully accrues all actual and contingent liabilities for Taxes with respect to all periods through December 31, 2000 in accordance with generally accepted accounting principles. Each Acquired Corporation will establish, in the ordinary course of business and consistent with its past practices, reserves adequate for the payment of all Taxes for the period from December 31, 2000 through the Closing Date.

    (c) Except as set forth in Part 2.18(c) of the Company Disclosure Schedule,
(i) no Acquired Corporation Return has ever been examined or audited by any Governmental Authority, and (ii) no extension or waiver of the limitation period applicable to any of the Acquired Corporation Returns has been granted (by the Company or any other Person), and no such extension or waiver has been requested from any Acquired Corporation.

    (d) No claim or Legal Proceeding is pending or, to the best of the knowledge of the Company, has been threatened against or with respect to any Acquired Corporation in respect of any material Tax. There are no unsatisfied liabilities for material Taxes (including liabilities for interest, additions to tax and penalties thereon and related expenses) with respect to any notice of deficiency or similar document received by any Acquired Corporation with respect to any material Tax (other than liabilities for Taxes asserted under any such notice of deficiency or similar document which are being contested in good faith by the Acquired Corporations and with respect to which adequate reserves for payment have been established on the Company Balance Sheet). There are no liens for material Taxes upon any of the assets of any of the Acquired Corporations except liens for current Taxes not yet due and payable. None of the Acquired Corporations has entered into or become bound by any agreement or consent pursuant to Section 341(f) of the Code (or any comparable provision of state or foreign Tax laws). None of the Acquired Corporations has been, and none of the Acquired Corporations will be, required to include any adjustment in taxable income for any tax period (or portion thereof) pursuant to Section 481 or 263A of the Code (or any comparable provision under state or foreign Tax laws) as a result of transactions or events occurring, or accounting methods employed, prior to the Closing.

    (e) Except as set forth in Part 2.18(e) of the Company Disclosure Schedule, none of the Acquired Corporations is a party to any agreement, plan, arrangement or other Contract covering any employee or independent contractor or former employee or independent contractor of any of the Acquired Corporations that, considered individually or considered collectively with any other such Contracts, would reasonably be expected to, give rise directly or indirectly to the payment of any amount that would not be deductible pursuant to Section 280G or Section 162(m) the Code (or any comparable provision of state or foreign Tax laws). None of the Acquired Corporations is, or has ever been, a party to or bound by any tax indemnity agreement, tax sharing agreement, tax allocation agreement or similar Contract.

    (f) Neither Company nor any of its affiliates has taken, failed to take or agreed to take any action or knows of any fact, circumstance, plan or intention that is or would be reasonably likely to prevent the Merger from qualifying as a "reorganization" within the meaning of Section 368(a) of the Code.

    Section 2.19  EMPLOYEE AND LABOR MATTERS; BENEFIT PLANS.

    (a) Part 2.19(a) of the Company Disclosure Schedule identifies each salary, bonus, vacation, deferred compensation, incentive compensation, stock purchase, stock option, severance pay, termination pay, death and disability benefits, hospitalization, medical, life or other insurance, flexible benefits, supplemental unemployment benefits, profit-sharing, pension or retirement plan, program or agreement and each other employee benefit plan or arrangement sponsored, maintained, contributed to or required to be contributed to by any of the Acquired Corporations for the benefit of any current or former employee of any of the Acquired Corporations (collectively, the "Plans"). Part 2.19(a) of the Company Disclosure Schedule also identifies (i) each Legal Requirement pursuant to which any of the Acquired Corporations is required to establish any reserve or make any contribution for the benefit of any current or former employee located in any foreign jurisdiction and (ii) any change of control provision in any agreement or arrangement between an employee, director or consultant of any of the Acquired Corporations and any of the Acquired Corporations. Except as disclosed in Part 2.19(a) of the Company Disclosure Schedule, none of the Acquired Corporations has any outstanding payment or other obligation pursuant to any severance agreement, separation agreement, or other agreement to settle or compromise any legal claim or right, regardless of whether any Legal Proceeding to enforce any such claim or right has been threatened or commenced.

    (b) Except as set forth in Part 2.19(b) of the Company Disclosure Schedule, none of the Acquired Corporations maintains, sponsors or contributes to, and none of the Acquired Corporations has at any time in the past maintained, sponsored or contributed to, any employee pension benefit plan (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or any similar pension benefit plan under the laws of any foreign jurisdiction, whether or not excluded from coverage under specific Titles or Subtitles of ERISA for the benefit of employees or former employees of any of the Acquired Corporations (a "Pension Plan").

    (c) Except as set forth in Part 2.19(c) of the Company Disclosure Schedule, none of the Acquired Corporations maintains, sponsors or contributes to any employee welfare benefit plan (as defined in Section 3(1) of ERISA or any similar welfare benefit plan under the laws of any foreign jurisdiction, whether or not excluded from coverage under specific Titles or Subtitles of ERISA), for the benefit of any current or former employees or directors of any of the Acquired Corporations (a "Welfare Plan"). No Welfare Plan is a self-insured Welfare Plan or a "multiple employer welfare arrangement" as such term is defined in Section 3(40) of ERISA.

    (d) With respect to each Plan, the Company has made available to Parent:
(i) an accurate and complete copy of such Plan (including all amendments thereto); (ii) an accurate and complete copy of the annual report (along with all schedules and attachments), if required under ERISA, with respect to such Plan for the last three (3) years; (iii) an accurate and complete copy of the most recent summary plan description, together with each summary of material modifications, if required under ERISA, with respect to such Plan, (iv) if such Plan is funded through a trust or any third party funding vehicle, an accurate and complete copy of the trust or other funding agreement (including all amendments thereto) and accurate and complete copies of the most recent financial statements thereof; (v) accurate and complete copies of all Contracts relating to such Plan, including service provider agreements, insurance contracts, minimum premium contracts, stop-loss agreements, investment management agreements, subscription and participation agreements and record keeping agreements; (vi) an accurate and complete copy of the most recent determination letter received from the Internal Revenue Service with respect to such Plan (if such Plan is intended to be qualified under Section 401(a) of the Code); and (vii) a copy of the nondiscrimination testing completed with respect to each plan for the last three (3) years, if applicable

    (e) None of the Acquired Corporations is or has ever been required to be treated as a single employer with any other Person under Section 4001(b)(1) of ERISA or Section 414(b), (c), (m) or (o) of the Code, except for the Acquired Corporations. None of the Acquired Corporations has ever been a member of an "affiliated service group" within the meaning of Section 414(m) of the Code. None of the Acquired Corporations has ever maintained, participated in or contributed to a multiemployer plan (within the meaning of Section 3(37) of ERISA). None of the Acquired Corporations has ever made a complete or partial withdrawal from a multiemployer plan, as such term is defined in Section 3(37) of ERISA, resulting in "withdrawal liability," as such term is defined in
Section 4201 of ERISA (without regard to subsequent reduction or waiver of such liability under either Section 4207 or 4208 of ERISA). None of the Acquired Corporations has ever sponsored, maintained or contributed to an employee pension benefit plan as defined in Section 3(2) of ERISA or which is subject to Title IV of ERISA or Section 412 of the Code.

    (f) None of the Acquired Corporations has any plan or commitment to create any Welfare Plan or any Pension Plan, or to modify or change any existing Welfare Plan or Pension Plan (other than to comply with applicable Legal Requirements).

    (g) No Plan provides death, medical or health benefits (whether or not insured) with respect to any current or former employee or director of any of the Acquired Corporations after any termination of service of such employee or director (other than benefit coverage mandated by applicable Legal Requirements, including coverage provided pursuant to Section 4980B of the Code).

    (h) With respect to any Plan constituting a group health plan within the meaning of Section 4980B(g)(2) of the Code, the provisions of Section 4980B of the Code ("COBRA") have been complied with in all material respects. Any such Plan is in compliance with the requirements of the Health Insurance Portability and Accountability Act of 1996. Part 2.19(h) of the Company Disclosure Schedule describes all obligations of the Acquired Corporations as of the date of this Agreement under any of the provisions of COBRA.

    (i) Each of the Plans has been operated and administered in all material respects in accordance with its terms and with applicable Legal Requirements, including ERISA, the Code and applicable foreign Legal Requirements, and all required governmental filings and participant reports or disclosures have been made on a timely basis.

    (j) Each of the Plans intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service, covering changes mandated by TRA '86. Each trust maintained with respect to each Plan is exempt from taxation under Section 501(a) of the Code. No act or omission has occurred that would adversely affect such qualified or tax exempt status. There have been no "prohibited transactions" within the meaning of Section 406 of ERISA or Section 4975 of the Code involving any of the Plans. There are no pending, or to the knowledge of the Company threatened or anticipated claims, litigation, administrative actions or proceedings against or otherwise involving any of the Plans or related trusts, or any fiduciary thereof, by any governmental agency, or by any employee, former employee, retiree, participant or beneficiary covered under any of the Plans, or otherwise involving the Plans (other than routine claims for benefits). There is no judgment, decree, injunction, rule or order of any court, governmental body, commission, agency or arbitrator outstanding against or in favor of any Plan or any fiduciary thereof in that capacity.

    (k) Part 2.19(k) of the Company Disclosure Schedule sets forth all bonus, golden parachute, severance or other payments or obligations to any current or former employee or director of any of the Acquired Corporations (whether or not under any Plan, written or oral) which will become payable or will be materially increased, or which such payment or vesting of such benefit will be accelerated, as a direct or indirect result of the execution, delivery or performance of this Agreement, or the consummation of the Merger or any of the other transactions contemplated by this Agreement, irrespective of whether such material increase or acceleration of vesting or time of payment is directly or indirectly related to a "change in control" (as defined in any applicable Plan, arrangement or agreement) or a voluntary or involuntary termination of employment within a certain period of time either before or after such "change in control" (as defined in the applicable Plan, arrangement or agreement). Without limiting the generality of the foregoing, except as set forth in Part 2.19(k) of the Company Disclosure Schedule, there is no stock option, restricted stock or other type of agreement pursuant to which such individual shall be entitled to actual or potential acceleration of vesting or lapsing of restrictions as a result, either directly or indirectly, of the consummation of the Merger, or the consummation of any other transactions contemplated by this Agreement, including, but not limited to, any Company Options or options or stock grants which were granted by PanVera Corporation or Quorum Sciences, Inc. without regard to whether such options have been converted into Company Options or other options or awards in the Common Stock or any other class of stock of Parent.

    (l) Part 2.19(l)(i) of the Company Disclosure Schedule contains a list of all salaried employees of each of the Acquired Corporations as of the date of this Agreement, and correctly reflects, in all material respects, their salaries, any other compensation payable to them (including compensation payable pursuant to bonus, deferred compensation or commission arrangements), their dates and terms of employment, their positions and any notice, payment, bonus, accelerated vesting of Company Options, or other form of remuneration (exclusive of accrued vacation pay) to which each such employee may be entitled upon termination of his or her employment. None of the Acquired Corporations is a party to any collective bargaining contract or other Contract with a labor union involving any of its employees. Except as set forth on Part 2.19(l)(ii) of the Company Disclosure Schedule, all employees of the Acquired Corporations are "at will" employees. The standard offer letters used by the Acquired Corporations are substantially identical in form to those previously made available to Parent.

    (m) Part 2.19(m) of the Company Disclosure Schedule identifies each employee of any of the Acquired Corporations who is not fully available to perform work because of disability or other leave and sets forth the basis of such disability or leave and the anticipated date of return to full service.

    (n) Each of the Acquired Corporations is in compliance in all material respects with all applicable Legal Requirements and Contracts relating to employment, employment practices, wages, bonuses and terms and conditions of employment, including employee compensation matters.

    (o) Each of the Acquired Corporations has good labor relations, and the Company has no knowledge of any facts indicating that (i) the consummation of the Merger or any of the other transactions contemplated by this Agreement will have a Material Adverse Effect on the labor relations of any of the Acquired Corporations, or (ii) any of the employees of any of the Acquired Corporations intends to terminate his or her employment with the Acquired Corporation with which such employee is employed.

    (p) None of the Acquired Corporations has entered into any Contracts with any labor union or employee association or made any commitments, to or conducted negotiations with, any labor union or employee association with respect to future agreements. None of the Acquired Corporations is aware of any current attempts to organize or establish labor union or employee association with respect to any employees of the Acquired Corporations.

    (q) During the last five (5) years, there has not occurred nor been threatened any labor strike, dispute, slowdown, work stoppage, picketing, concerted refusal to work regular or overtime hours or similar labor activity with respect to any employees of the Acquired Corporations.

    Section 2.20 ENVIRONMENTAL MATTERS. Except as disclosed in Part 2.20 of the Company Disclosure Schedule, each of the Acquired Corporations is in compliance in all material respects with all applicable Environmental Laws, which compliance includes, among other things, the possession by each of the Acquired Corporations of all permits, approvals, and other Governmental Authorizations required under applicable Environmental Laws, and compliance with the terms and conditions thereof, except for incidents of noncompliance which, taken in the aggregate, have not had and would not reasonably be expected to have, a Material Adverse Effect on the Acquired Corporations. No prior authorization of any Governmental Authority is required in order to maintain the effectiveness of any material permit, approval or other Governmental Authorization beyond the Effective Time. Except as set forth in Part 2.20 of the Company Disclosure Schedule, none of the Acquired Corporations has received any notice or other communication (in writing or otherwise), whether from a Governmental Authority, citizens group, employee or otherwise, that alleges liability, potential liability, or noncompliance of the Acquired Corporations with any Environmental Law; nor is the Company aware of any facts, circumstances, conditions, or occurrences regarding the Acquired Corporations' operations or any property owned, leased, managed, or operated by the Acquired Corporations that would reasonably be expected to result in such a notice, communication or allegation. To the knowledge of the Company, except as disclosed in Part 2.20 of the Company Disclosure Schedule, all property that is owned, leased, managed or operated by the Acquired Corporations, and all surface water, groundwater and soil associated with or adjacent to such property, is free of any Material Environmental Concern. To the knowledge of the Company, none of the property owned, leased, managed or operated by any of the Acquired Corporations contains any underground storage tanks, asbestos, equipment using PCBs or underground injection wells. To the knowledge of the Company, none of the property owned, leased, managed or operated by any of the Acquired Corporations contains any septic tanks into which process wastewater or any Materials of Environmental Concern have been released, spilled, or discharged. No Acquired Corporation has ever sent or transported, or arranged to send or transport, any Materials of Environmental Concern to a site that, pursuant to any applicable Environmental Law (i) has been placed on the "National Priorities List" of hazardous waste sites or any similar state list, (ii) is otherwise designated or identified as a potential site for remediation, cleanup, closure or other environmental remedial activity, or (iii) is subject to a Legal Requirement to take "removal" or "remedial" action as detailed in any applicable Environmental Law or to make payment for the cost of cleaning up the site. (For purposes of this Section 2.20: (i) "Environmental Law" means any federal, state, local or foreign Legal Requirement relating to pollution or protection of human health, safety, or the environment (including, among others, ambient air, surface water, ground water, land surface or subsurface strata), including any Legal Requirement relating to emissions, discharges, releases (including, but not limited to, any dumping, spilling, leaking, leaching, escaping, migrating, seeping, and injecting), or threatened releases of Materials of Environmental Concern, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern; and (ii) "Materials of Environmental Concern" include chemicals, pollutants, contaminants, wastes, toxic substances, radioactive substances, petroleum and petroleum products and any other substance that is regulated by any Environmental Law.

    Section 2.21 INSURANCE. The Company has made available to Parent a copy of all material insurance policies and all material self insurance programs and arrangements relating to the business, assets and operations of the Acquired Corporations. Part 2.21 of the Company Disclosure Schedule lists each such insurance policy, program and arrangement and sets out a description of all claims made (whether pending or satisfied) thereunder since January 1, 1996. Each of such insurance policies is in full force and effect. None of the Acquired Corporations has received any notice or other communication regarding any actual or possible (a) cancellation or invalidation of any insurance policy,
(b) refusal of any coverage or rejection of any material claim under any insurance policy, or (c) material adjustment in the amount of the premiums payable with respect to any insurance policy. Except as set forth in Part 2.21 of the Company Disclosure Schedule, there is no pending workers' compensation or other claim under or based upon any insurance policy of any of the Acquired Corporations.

    Section 2.22 TRANSACTIONS WITH AFFILIATES. Except as set forth in the Company SEC Documents filed prior to the date of this Agreement and except as set forth in Part 2.22 of the Company Disclosure Schedule, between the date of the Company's last proxy statement filed with the SEC and the date of this Agreement, no event has occurred that would be required to be reported by the Company pursuant to Item 404 of Regulation S-K promulgated by the SEC.
Part 2.22 of the Company Disclosure Schedule identifies each Person who is (or who may be deemed to be) an "affiliate" (as that term is used in Rule 145 under the Securities Act) of the Company as of the date of this Agreement.

    Section 2.23  LEGAL PROCEEDINGS; ORDERS.

    (a) Except as disclosed in Part 2.23(a) of the Company Disclosure Schedule, there is no pending Legal Proceeding, and to the knowledge of the Company, no Person has threatened to commence any Legal Proceeding: (i) that involves any of the Acquired Corporations or any of the assets owned or used by any of the Acquired Corporations; or (ii) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, the Merger or any of the other transactions contemplated by this Agreement. Except as disclosed in Part 2.23 of the Company Disclosure Schedule, to the knowledge of the Company, no event has occurred, and no claim, dispute or other condition or circumstance exists, that would reasonably be expected to, give rise to or serve as a basis for the commencement of any such Legal Proceeding.

    (b) There is no material order, writ, injunction, judgment or decree to which any of the Acquired Corporations, or any of the assets owned or used by any of the Acquired Corporations, is subject. To the knowledge of the Company, no officer or key employee of any of the Acquired Corporations is subject to any order, writ, injunction, judgment or decree that prohibits such officer or other employee from engaging in or continuing any conduct, activity or practice relating to the business of any of the Acquired Corporations.

    Section 2.24 NO EXISTING DISCUSSIONS. Except as set forth in Part 2.24 of the Company Disclosure Schedule, none of the Acquired Corporations, and no Representative of any of the Acquired Corporations, is engaged, directly or indirectly, in any discussions or negotiations with any Person (other than Parent) relating to any Acquisition Proposal.

    Section 2.25 ACCOUNTING MATTERS. As of the date hereof, to the knowledge of the Company, neither the Company nor any "affiliate" (as that term is used in Rule 145 under the Securities Act) of any of the Acquired Corporations has taken or agreed to take, or plans to take, any action that could prevent Parent from accounting for the Merger as a "pooling of interests."

    Section 2.26 VOTE REQUIRED. The affirmative vote of the holders of a majority of the shares of Company Common Stock outstanding on the record date for the Company Stockholders' Meeting (as defined in Section 5.2) (the "Required Company Stockholder Vote") is the only vote of the holders of any class or series of the Company's capital stock necessary to adopt this Agreement and approve the Merger and the other transactions contemplated by this Agreement.

    Section 2.27 SECTION 203 OF THE DGCL NOT APPLICABLE. As of the date hereof and at all times on or prior to the Effective Time, the board of directors of the Company has taken and will take all actions so that the restrictions applicable to business combinations contained in Section 203 of the DGCL are, and will be, inapplicable to the execution, delivery and performance of this Agreement and to the consummation of the Merger and the other transactions contemplated by this Agreement. No state takeover statute or similar Legal Requirement applies or purports to apply to the Merger, this Agreement or any of the other transactions contemplated hereby.

    Section 2.28 FAIRNESS OPINION. The Company's board of directors has received the written opinion of Goldman, Sachs & Co., financial advisor to the Company, dated the date of this Agreement, to the effect that the Exchange Ratio is fair from a financial point of view to the stockholders of the Company. The Company will furnish an accurate and complete copy of said written opinion to Parent.

    Section 2.29 FINANCIAL ADVISOR. Except for Goldman, Sachs & Co. and except as set forth on Part 2.29 of the Company Disclosure Schedule, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or any of the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of any of the Acquired Corporations. The Company has made available to Parent accurate and complete copies of all agreements under which any such fees, commissions or other amounts have been paid to, or may become payable to, and all indemnification and other agreements related to the engagement of Goldman, Sachs & Co.

    Section 2.30 FULL DISCLOSURE. None of the information supplied or to be supplied by or on behalf of the Company for inclusion or incorporation by reference in the Form S-4 Registration Statement will, at the time the Form S-4 Registration Statement is filed with the SEC or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. None of the information supplied or to be supplied by or on behalf of the Company for inclusion or incorporation by reference in the Joint Proxy Statement will, at the time the Joint Proxy Statement is mailed to the stockholders of the Company and stockholders of Parent or at the time of the Company Stockholders' Meeting (as defined in Section 5.2) or the Parent Stockholders' Meeting (as defined in Section 5.3), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. The Joint Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations promulgated by the SEC thereunder, except that no representation or warranty is made by the Company with respect to statements made or incorporated by reference therein based on information supplied by Parent for inclusion or incorporation by reference in the Joint Proxy Statement.

                                   ARTICLE 3
            REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

    Parent and Merger Sub represent and warrant to the Company as follows:

    Section 3.1 DUE ORGANIZATION; SUBSIDIARIES; ETC. Parent is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts, and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Each of Parent and Merger Sub has all necessary power and authority: (a) to conduct its business in the manner in which its business is currently being conducted; (b) to own and use its assets in the manner in which its assets are currently owned and used; and (c) to perform its obligations under all Contracts by which it is bound, except where the failure to have such power or authority does not and would not have a Material Adverse Effect on Parent or Merger Sub. Each of Parent and Merger Sub is duly qualified to do business as a foreign corporation, and is in good standing, under the laws of all jurisdictions where the nature of its business requires such qualification.

    Section 3.2 ARTICLES OF ORGANIZATION AND BYLAWS. Parent has made available to the Company accurate and complete copies of the articles of organization, bylaws and other charter and organizational documents of Parent and its Subsidiaries, including all amendments thereto.

    Section 3.3 AUTHORITY; BINDING NATURE OF AGREEMENT. Parent has the absolute and unrestricted right, power and authority to enter into this Agreement and, subject to obtaining the requisite approval of the issuance of Parent Common Stock in connection with the Merger by Parent stockholders as required by the NASD, to perform its obligations under this Agreement. Merger Sub has the absolute and unrestricted right, power and authority to enter into this Agreement and to perform its obligations under this Agreement. The execution, delivery and performance by Parent and Merger Sub of this Agreement have been duly authorized by all necessary corporate action on the part of Parent and Merger Sub, subject to obtaining requisite Parent Stockholder approval of the issuance of Parent Common Stock in connection with the Merger as required by the NASD. This Agreement constitutes the legal, valid and binding obligation of Parent and Merger Sub, enforceable against them in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

    Section 3.4  CAPITALIZATION, ETC.

    (a) The authorized capital stock of Parent consists of: (i) 100,000,000 shares of Parent Common Stock; and (ii) 1,000,000 shares of Parent Preferred Stock. As of April 27, 2001, 60,293,702 shares of Parent Common Stock were issued and outstanding. As of the date of this Agreement, no shares of Parent Preferred Stock are issued or outstanding. All of the outstanding shares of Parent Common Stock have been duly authorized and validly issued, and are fully paid and nonassessable.

    (b) As of the date of this Agreement: (i) 1,548,821 shares of Parent Common Stock are reserved for future issuance pursuant to stock options granted and outstanding under Parent's 1991 Stock Option Plan; (ii) 1,884,998 shares of Parent Common Stock are reserved for future issuance pursuant to stock options granted and outstanding under Parent's 1994 Stock and Option Plan;
(iii) 8,037,900 shares of Parent Common Stock are reserved for future issuance, pursuant to stock options granted and outstanding under Parent's 1996 Stock and Option Plan; (iv) 342,517 shares of Parent Common Stock are reserved for future issuance pursuant to Parent's Employee Stock Purchase Plan and (v) 3,739,432 shares of Parent Common Stock are reserved for future issuance upon the conversion of Parent's outstanding 5% Convertible Subordinated Notes due 2007. Parent has made available to the Company accurate and complete copies of all stock option plans pursuant to which Parent has ever granted stock options, and the forms of all stock option agreements evidencing such options. As the date of this Agreement, there are outstanding options to purchase 11,480,085 shares of Parent Common Stock.

Parent has no present intention to issue any shares of Parent capital stock or other securities other than pursuant to: (i) the exercise or conversion of outstanding options, warrants or other rights (whether or not currently exercisable) to acquire any shares of the capital stock or other securities of Parent, (ii) to Parent's Employee Stock Purchase Plan and 401(k) Plan,
(iii) upon the conversion of any Parent's outstanding 5% Convertible Subordinated Notes due 2007; and (iv) upon the exercise of options to purchase Parent Common Stock issued after the date of this Agreement under existing option plans of Parent in the ordinary course of business and consistent with past practice.

    (c) Except as set forth in Section 3.4(c) of the Parent Disclosure Schedule, there is no (i) outstanding subscription, option, call, warrant or right (whether or not currently exercisable) to acquire any shares of the capital stock or other securities of Parent; (ii) outstanding security, instrument or obligation that is or may become convertible into or exchangeable for any shares of the capital stock or other securities of Parent; (iii) stockholder rights plan (or similar plan commonly referred to as a "poison pill") or Contract under which Parent is or may become obligated to sell or otherwise issue any shares of its capital stock or any securities; or (iv) to the knowledge of Parent, condition or circumstance that would reasonably be expected to give rise to or provide a basis for the assertion of a claim by any Person to the effect that such Person is entitled to acquire or receive any shares of capital stock or other securities of Parent.

    (d) The authorized capital stock of Merger Sub consists of 3,000 shares of common stock, of which 100 are issued and outstanding. All of the outstanding shares of Merger Sub common stock have been duly authorized and validly issued, and are fully paid and nonassessable. Merger Sub is a wholly-owned subsidiary of Parent.

    Section 3.5  SEC FILINGS; FINANCIAL STATEMENTS.

    (a) Parent has made available (which availability will be deemed to have been made if such report, registration statement or definitive proxy appears in the Edgar archives of the SEC) to the Company accurate and complete copies (excluding copies of exhibits) of each report, registration statement and definitive proxy statement filed by Parent with the SEC since January 1, 1998, and all amendments thereto (the "Parent SEC Documents"). All statements, reports, schedules, forms and other documents required to have been filed by Parent with the SEC have been so filed on a timely basis. As of the time it was filed with the SEC (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing): (i) each of the Parent SEC Documents complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act (as the case may be); and (ii) none of the Parent SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

    (b) The financial statements (including any related notes) contained in the Parent SEC Documents: (i) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto; (ii) were prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods covered (except as may be indicated in the notes to such financial statements and, in the case of unaudited statements, as permitted by Form 10-Q of the SEC, and except that unaudited financial statements may not contain footnotes and are subject to normal and recurring year-end audit adjustments which will not, individually or in the aggregate, be material in amount); and (iii) fairly present the consolidated financial position of Parent and its Subsidiaries as of the respective dates thereof and the consolidated results of operations of Parent and its Subsidiaries for the periods covered thereby.

    Section 3.6 NON-CONTRAVENTION; CONSENTS. Neither (1) execution and delivery of this Agreement or any other of the agreements referenced to in this Agreement by Parent and Merger Sub, nor (2) the consummation by Merger Sub of the Merger or any of the other transactions contemplated by this Agreement, will directly or indirectly (with or without notice or lapse of time):

        (a) contravene, conflict with or result in a violation of (i) any of the provisions of the articles of organization or bylaws of Parent or the certificate of incorporation or bylaws of Merger Sub or other charter or organizational documents of either of them, or (ii) any resolution adopted by the stockholders, the board of directors or any committee of the board of directors of Parent or Merger Sub;

        (b) contravene, conflict with or result in a violation of, or to Parent's knowledge, give any Governmental Authority or other Person the right to challenge, with a reasonable likelihood of success, the Merger or any of the other transactions contemplated by this Agreement or to exercise any remedy or obtain any relief under any Legal Requirement or any order, writ, injunction, judgment or decree to which Parent or Merger Sub, or any of the assets owned or used by either of them, is subject;

        (c) contravene, conflict with or result in a violation of any of the terms or requirements of, or give any Governmental Authority the right to revoke, withdraw, suspend, cancel, terminate or modify, any material Governmental Authorization that is held by Parent or any Subsidiary of Parent or that otherwise relates to the business of Parent or any Subsidiary of Parent or to any of the assets owned or used by them;

        (d) contravene, conflict with or result in a violation or breach of, or result in a default under, any provision of any Contract of Parent that is or would constitute a Material Contract (as defined in Section 2.12), or give any Person the right to (i) declare a default or exercise any remedy under any such Contract, (ii) a rebate, chargeback, penalty or change in delivery schedule under any such Contract, (iii) accelerate the maturity or performance of any such Contract, or (iv) cancel, terminate or modify any material term of such Contract;

        (e) result in a violation by Parent or Merger Sub of any order, writ, injunction, judgment or decree to which either of them is subject;

        (f) result in the imposition or creation of any Encumbrance upon or with respect to any asset owned or used by Parent or Merger Sub (except for Permitted Encumbrances); or

        (g) result in, or increase the likelihood of, the transfer of any material asset of any Parent or Merger Sub to any Person.

    Except (1) as may be required by the Exchange Act, the DGCL, the HSR Act, any foreign antitrust law or regulation, and (2) as may be required by the rules, regulations and bylaws of the NASD (as such rules, regulations and bylaws relate to the Form S-4 Registration Statement and the Joint Proxy Statement), neither Parent or Merger Sub was, is or will be required to make any material filing with or give any material notice to, or to obtain any material Consent from, any Person in connection with (x) the execution, delivery or performance of this Agreement or any of the other agreements referred to in this Agreement by Parent or Merger Sub, or (y) the consummation by Parent and Merger Sub of the Merger or any of the other transactions contemplated by this Agreement.

    Section 3.7 ABSENCE OF CHANGES. Except as set forth in Part 3.7 of the Parent Disclosure Schedule, between December 31, 2000 and the date of this
Agreement:

        (a) there has not been any material adverse change in the business, condition, capitalization, assets, liabilities, operations or financial performance of Parent or any Subsidiary of Parent, and no event has occurred or circumstance has arisen that, in combination with any other events or circumstances, would reasonably be expected to have a Material Adverse Effect on Parent.

        (b) Parent has not commenced or settled any material Legal Proceeding;
    and

        (c) Parent has not entered into (i) any material transaction, or
    (ii) taken any other action that has had or would reasonably be expected to have a Material Adverse Effect on Parent.

    Section 3.8  PRODUCTS; GOVERNMENT COMPLIANCE.

    (a) Part 3.8(a) of the Parent Disclosure Schedule identifies any correspondence from, and any written summaries of discussions with, any Governmental Authority relating to or otherwise covering any research, development, clinical trials or Products that contain a material adverse finding or otherwise is materially adverse to any research, development, clinical trials or Products (as defined in Section 3.8(b)) being undertaken, developed, sold, distributed, marketed, manufactured or tested by or on behalf of Parent.

    (b) Except as disclosed on Part 3.8(b)(i) of the Parent Disclosure Schedule, to the Parent's knowledge, no product liability claims have been asserted or, to the knowledge of Parent, threatened against Parent relating to products or product candidates developed, tested, manufactured, marketed, distributed or sold by Parent or any of its Subsidiaries. All products and product candidates that have been developed, tested, manufactured, marketed, distributed or sold by or on behalf of Parent or any of its Subsidiaries since January 1, 1999 (the "Products") are described in Part 3.8(b)(ii) of the Parent Disclosure Schedule, which schedule also indicates each such product currently developed, manufactured, marketed, distributed or sold by or on behalf of Parent or any of its Subsidiaries.

    (c) To Parent's knowledge, the development, testing, manufacture, sale and marketing of the Products by Parent and its Subsidiaries complies, and at all times has complied, in all material respects with all applicable Legal Requirements including, without limitation, any reporting requirements thereof.

    (d) Except for noncompliance that would not reasonably be expected to have a Material Adverse Effect on Parent, Parent and each of its Subsidiaries (i) is in compliance with all material Legal Requirements applicable to the development, testing, manufacturing, sale and distribution of pharmaceuticals regulated by, and (ii) has obtained and is in compliance with all certifications, approvals and clearances from, the United States Food and Drug Administration (the "FDA"), or similar state, local or foreign Governmental Authority necessary in order to develop, test manufacture, market, export and sell the Products in any and all geographic areas in which they are currently being developed, tested, marketed, exported to and/or sold by Parent or its Subsidiaries. To Parent's knowledge, there are no rulemaking or similar proceedings before the FDA or comparable state, local or foreign Governmental Authority which involve or affect Parent or any of its Subsidiaries, which, if the subject of an action unfavorable to Parent or any of its Subsidiaries, could result in a Material Adverse Effect on Parent.

    (e) Part 3.8(e) of the Parent Disclosure Schedule contains a description of all Legal Proceedings relating to Products developed, tested, manufactured, marketed or sold, or services rendered by Parent or its Subsidiaries, which are presently pending against Parent or any of its Subsidiaries or which, to Parent's knowledge, are threatened, or which have been asserted or commenced against Parent or any of its Subsidiaries within the last three (3) years, in which a party thereto either requests injunctive relief (whether temporary or permanent) or alleges damages in excess of $25,000 (whether or not covered by insurance).

    (f) Except as disclosed in Part 3.8(f) of the Parent Disclosure Schedule, neither Parent nor any of its Subsidiaries has granted rights to manufacture (except for rights to manufacture for Parent for use in research and development in the ordinary course of business), produce, license, market, or sell any Products to any other Person, which rights are in effect on the date hereof, and is not bound by any agreement that materially limits Parent's or its Subsidiaries' right to develop, manufacture, assemble, distribute, market, or sell Products. Except for matters which would not reasonably be expected to have a Material Adverse Effect on Parent, all manufacturing operations of Parent and its Subsidiaries and all other manufacturing facilities where Products are being and have been manufactured have been and are being conducted in compliance with all applicable good manufacturing practices of the FDA, including those set forth in 21 C.F.R. Parts 210 and 211.

    Section 3.9  INTELLECTUAL PROPERTY.

    (a) Parent has good and valid title to all of the Parent Intellectual Property owned by Parent, free and clear of all Encumbrances, except for Permitted Encumbrances. To Parent's knowledge, except as set forth in
Part 3.9(a)(i) of the Parent Disclosure Schedule, Parent and its Subsidiaries have a valid right to use, license and otherwise exploit all Intellectual Property licensed to Parent or any of its Subsidiaries that is material to the business of the Parent and its Subsidiary. Except as disclosed on
Part 3.9(a)(ii) of the Parent Disclosure Schedule, neither Parent nor any of its Subsidiaries has developed jointly with any other Person any Parent Intellectual Property that is material to the business of Parent and its Subsidiaries with respect to which such other Person has any rights. Except as set forth in
Part 3.9(a)(iii) of the Parent Disclosure Schedule, there is no Contract to which Parent or any Subsidiary of Parent is a party (with the exception of end user license agreements in the form previously made available to the Company by Parent) pursuant to which any Person has any exclusive right (whether or not currently exercisable) to use, license or otherwise exploit any material Parent Intellectual Property.

    (b) Parent and its Subsidiaries have taken reasonable measures and precautions to protect and maintain the confidentiality, secrecy and value of all material Parent Intellectual Property (except Parent Intellectual Property whose value would be unimpaired by disclosure). Without limiting the generality of the foregoing, except as set forth in Part 3.9(b) of the Parent Disclosure Schedule, (i) all current and former employees of Parent who are or were involved in, or who have contributed to, the creation or development of any material Parent Intellectual Property have executed and delivered to Parent an agreement (containing no exceptions to or exclusions from the scope of its coverage with respect to assignment of Intellectual Property) that is substantially similar in scope with respect to the assignment of Intellectual Property to the form of Employee Non-Disclosure, Non-Competition and Assignment of Inventions Agreement previously made available by Parent to the Company, and
(ii) all current and former consultants and independent contractors to the Parent who are or were inventors of any material Parent Intellectual Property have executed and delivered to Parent an agreement (containing no exceptions to or exclusions from the scope of its coverage with respect to the assignment of Intellectual Property) that is similar in scope with respect to the assignment of Intellectual Property to the form of Consulting Agreement previously made available to the Company by Parent. No current or former employee, officer, director, stockholder, consultant or independent contractor has any right, claim or interest in or with respect to any Parent Intellectual Property.

    (c) Except as disclosed in Part 3.9(c) of the Parent Disclosure Schedule, to the knowledge of Parent: (i) all patents, trademarks, service marks and copyrights held by Parent or its Subsidiaries are valid, enforceable and subsisting; (ii) none of the Parent Intellectual Property and no Intellectual Property that is currently being developed by Parent (either by itself or with any other Person) infringes, misappropriates or conflicts with any Intellectual Property owned or used by any other Person; (iii) none of the Products that are or have been designed, created, developed, assembled, manufactured or sold by Parent or any of its Subsidiaries is infringing, misappropriating or making any unlawful or unauthorized use of any Intellectual Property owned or used by any other Person, (iv) since January 1, 1999, neither Parent nor any its Subsidiaries has received any notice or other communication (in writing or otherwise) of any actual or alleged infringement, misappropriation or unlawful or unauthorized use of, any Intellectual Property owned or used by any other Person; and (v) to the knowledge of Parent, no other Person is infringing, misappropriating or making any unlawful or unauthorized use of, and no Intellectual Property owned or used by any other Person infringes or conflicts with, any material Parent Intellectual Property.

    (d) The Parent Intellectual Property constitutes all the Intellectual Property necessary to enable Parent and its Subsidiaries to conduct their business in the manner in which such business is being conducted. Except as disclosed in Part 3.9(d) of the Parent Disclosure Schedule, neither Parent nor any Subsidiary of Parent has (i) licensed any of the material Parent Intellectual Property to any Person on an exclusive basis, or (ii) entered into any covenant not to compete or Contract materially limiting its ability to exploit any material Parent Intellectual Property or to transact business in any market or geographical area or with any Person.

    Section 3.10 LIABILITIES. Parent and its Subsidiaries have no accrued, contingent or other liabilities of any nature, either matured or unmatured, except for: (a) liabilities included in the Parent Balance Sheet (including the notes thereto); (b) liabilities that have been incurred by Parent and its Subsidiaries since December 31, 2000 in the ordinary course of business and consistent with past practices; (c) liabilities incurred under this Agreement and the other agreements contemplated hereby; and (d) liabilities described in
Part 3.10 of the Parent Disclosure Schedule.

    Section 3.11 COMPLIANCE WITH LEGAL REQUIREMENTS. Parent and its Subsidiaries are in compliance in all material respects with all applicable Legal Requirements. Neither Parent nor any of its Subsidiaries has received any written notice or other communication from any Governmental Authority regarding any actual or possible material violation of, or material failure to comply with, any Legal Requirement.

    Section 3.12 GOVERNMENTAL AUTHORIZATIONS. Parent and its Subsidiaries hold all material Governmental Authorizations required to enable Parent and its Subsidiaries to conduct their business in the manner in which such business is currently being conducted. All such Governmental Authorizations are valid and in full force and effect. Parent and its Subsidiaries are in substantial compliance with the terms and requirements of such Governmental Authorizations. Parent and its Subsidiaries have not received any written notice or other communication from any Governmental Authority regarding (a) any actual or possible violation of or failure to comply with any term or requirement of any material Governmental Authorization, or (b) any actual or possible revocation, withdrawal, suspension, cancellation, termination or modification of any material Governmental Authorization.

    Section 3.13  LEGAL PROCEEDINGS; ORDERS.

    (a) Except as set forth in Part 3.13 of the Parent Disclosure Schedule, there is no pending Legal Proceeding, and, to the knowledge of Parent, no Person has threatened to commence any Legal Proceeding: (i) that involves Parent or any of its Subsidiaries or Merger Sub or any of the assets owned or used by any of them; or (ii) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, the Merger or any of the other transactions contemplated by this Agreement. To the knowledge of Parent, no event has occurred, and no claim, dispute or other condition or circumstance exists, that would reasonably be expected to, give rise to or serve as a basis for the commencement of any such Legal Proceeding.

    (b) There is no material order, writ, injunction, judgment or decree to which Parent or any of its Subsidiaries, or any of the assets owned or used by any of them, is subject. To the knowledge of Parent, no officer or key employee of Parent or any of its Subsidiaries is subject to any order, writ, injunction, judgment or decree that prohibits such officer or other employee from engaging in or continuing any conduct, activity or practice relating to the business of Parent or its Subsidiaries.

    Section 3.14 NO EXISTING DISCUSSIONS. Neither Parent nor any Representative of Parent, is engaged, directly or indirectly, in any discussions or negotiations with any Person (other than the Company) relating to (i) any Acquisition Proposal (it being understood that, for the purposes of this Section 3.14, all references to the "Acquired Corporations" in the definition of Acquisition Transaction shall be deemed to refer to "Parent"); or (ii) the acquisition of a majority of the outstanding stock or substantially all of the assets of any Person.

    Section 3.15 ACCOUNTING MATTERS. As of the date hereof, to the knowledge of Parent, neither Parent nor any "affiliate" (as that term is used in Rule 145 under the Securities Act) of Parent has taken or agreed to take, or plans to take, any action that could prevent Parent from accounting for the Merger as a "pooling of interests."

    Section 3.16 VOTE REQUIRED. Approval of the issuance of Parent Common Stock in the Merger as prescribed by Marketplace Rule 4310 of the NASD (the "Required Parent Stockholder Vote") is the only vote of the holders of any class or series of the Parent's capital stock necessary to adopt this Agreement and approve the Merger and the other transactions contemplated by this Agreement.

    Section 3.17 FAIRNESS OPINION. Parent's board of directors has received the written opinion of Merrill Lynch, Pierce, Fenner & Smith Incorporated, financial advisor to Parent, dated the date of this Agreement, to the effect that the Exchange Ratio is fair to Parent from a financial point of view.

    Section 3.18 VALID ISSUANCE. The Parent Common Stock to be issued in the Merger will, when issued in accordance with the provisions of this Agreement, be validly issued, fully paid and nonassessable.

    Section 3.19 MERGER SUB. Merger Sub has not conducted any activities other than in connection with the organization of Merger Sub, the negotiation and execution of this Agreement and the consummation of the transactions contemplated hereby. Merger Sub has no Subsidiaries.

    Section 3.20  FULL DISCLOSURE.

    None of the information to be supplied by or on behalf of Parent for inclusion in the Form S-4 Registration Statement will, at the time the Form S-4 Registration Statement becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. None of the information to be supplied by or on behalf of Parent for inclusion in the Joint Proxy Statement will, at the time the Joint Proxy Statement is mailed to the stockholders of the Company and Stockholders of Parent, at the time of the Company Stockholders' Meeting (as defined in Section 5.2) or the Parent Stockholders' Meeting (as defined in Section 5.3), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. The Joint Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations promulgated by the SEC thereunder, except that no representation or warranty is made by Parent with respect to statements made or incorporated by reference therein based on information supplied by the Company for inclusion or incorporation by reference in the Joint Proxy Statement.

    Section 3.21  TAXES.

    (a) Except as disclosed in Part 3.21(a) of the Parent Disclosure Schedule, each Tax Return required to be filed by or on behalf of Parent with any Governmental Authority with respect to any taxable period ending on or before the Closing Date (the "Parent Returns") (i) has been or will be filed on or before the applicable due date (including any extensions of such due date), and
(ii) has been, or will be when filed, prepared in all material respects in compliance with all applicable Legal Requirements. All amounts shown on the Parent Returns to be due on or before the Closing Date have been or will be paid on or before the Closing Date.

    (b) Except as disclosed in Part 3.21(b) of the Parent Disclosure Schedule, the Parent Balance Sheet fully accrues all actual and contingent liabilities for Taxes with respect to all periods through December 31, 2000 in accordance with generally accepted accounting principles. Parent will establish, in the ordinary course of business and consistent with its past practices, reserves adequate for the payment of all Taxes for the period from December 31, 2000 through the Closing Date.

    (c) Neither Parent, Merger Sub nor any of their affiliates has taken, failed to take or agreed to take any action or knows of any fact, circumstance, plan or intention that is or would be reasonably likely to prevent the Merger from qualifying as a "reorganization" within the meaning of Section 368(a) of the Code.

                                   ARTICLE 4
                  CERTAIN COVENANTS OF THE COMPANY AND PARENT

    Section 4.1  ACCESS AND INVESTIGATION.

    (a) During the period from the date of this Agreement through the Effective Time (the "Pre-Closing Period"), subject to applicable antitrust laws and regulations relating to the exchange of information, the Company shall, and shall cause the respective Representatives of the Acquired Corporations to:
(i) provide Parent and Parent's Representatives with reasonable access to the Acquired Corporations' Representatives, personnel and assets and to all existing books, records, Tax Returns, work papers and other documents and information relating to the Acquired Corporations; (ii) provide Parent and Parent's Representatives with a reasonable opportunity to hold discussions regarding the Company and the Merger with customers and suppliers of the Company provided that the Company, acting reasonably, shall be entitled (A) to approve in advance the scope and substance of such discussions, and (B) to have a Representative of the Company present during all such discussions; and (iii) provide Parent and Parent's Representatives with such copies of the existing books, records, Tax Returns, work papers and other documents and information relating to the Acquired Corporations, and with such additional financial, operating and other data and information regarding the Acquired Corporations, as Parent may reasonably request. Without limiting the generality of the foregoing, during the Pre-Closing Period, the Company shall promptly provide Parent with copies of:
(A) all material operating and financial reports prepared by the Company and its Subsidiaries for the Company's senior management, including (1) copies of the unaudited monthly consolidated balance sheets of the Company and its consolidated Subsidiaries and the related unaudited monthly consolidated statements of operations, statements of stockholders' equity and statements of cash flows and (2) copies of any sales forecasts, marketing plans, development plans, discount reports, write-off reports, hiring reports and capital expenditure reports prepared for the Company's senior management; (B) any written materials or communications sent by or on behalf of the Company to its stockholders; (C) any material notice, document or other communication sent by or on behalf of any of the Acquired Corporations to any party to any Acquired Corporation Contract or sent to any of the Acquired Corporations by any party to any Acquired Corporation Contract (other than any communication that relates solely to commercial transactions between the Company and the other party to any such Acquired Corporation Contract and that is of the type sent in the ordinary course of business and consistent with past practices); (D) any notice, report or other document filed with or sent to any Governmental Authority (excluding confidential sections of HSR filings) in connection with the Merger or any of the other transactions contemplated by this Agreement; and (E) any material notice, report, correspondence or other document received by any of the Acquired Corporations from any Governmental Authority or any written summaries of discussions between any Representative of the Acquired Corporations and any Governmental Authority.

    (b) During the Pre-Closing Period, subject to applicable antitrust laws and regulations relating to the exchange of information, Parent shall, and shall cause the respective Representatives of Parent to: (i) provide the Company and the Company's Representatives with reasonable access to Parent's Representatives, personnel and assets and to all existing books, records, Tax Returns, work papers and other documents and information relating to Parent; and
(ii) provide the Company and the Company's Representatives with such copies of the existing books, records, Tax Returns, work papers and other documents and information relating to Parent, and with such additional financial, operating and other data and information regarding Parent, as the Company may reasonably request. Without limiting the generality of the foregoing, during the Pre-Closing Period, Parent shall promptly provide the Company with copies of: (i) any written materials or communications sent by or on behalf of Parent to its stockholders, (ii) any notice, report or other document filed with or sent to any Governmental Authority (excluding confidential sections of HSR filings) in connection with the Merger or any of the other transactions contemplated by this Agreement; and
(iii) any material notice, report, correspondence or other document received by Parent or any Subsidiary of Parent from any Governmental Authority or any material written summaries of discussions between any Representative of Parent or any of its Subsidiaries and any Governmental Authority.

    Section 4.2  OPERATION OF THE COMPANY'S BUSINESS.

    (a) During the Pre-Closing Period: (i) the Company shall ensure that each of the Acquired Corporations conducts its business and operations (A) in the ordinary course and in accordance with past practices and (B) in compliance with all applicable material Legal Requirements and the requirements of all Acquired Corporation Contracts that constitute Material Contracts; (ii) the Company shall use commercially reasonable efforts to ensure that each of the Acquired Corporations preserves intact its current business organization, keeps available the services of its current officers and employees and maintains its relations and goodwill with all suppliers, customers, landlords, creditors, licensors, licensees, employees and other Persons having business relationships with the respective Acquired Corporations; (iii) the Company shall keep in full force all insurance policies referred to in Section 2.21; (iv) the Company shall provide all notices required by any Material Contract; (v) the Company shall promptly notify Parent of (A) any notice or other communication from any Person alleging that the Consent of such Person is or may be required in connection with the transactions contemplated by this Agreement, and (B) any Legal Proceeding commenced or threatened in writing against, relating to or involving or otherwise affecting any of the Acquired Corporations; (vi) the Company shall (to the extent requested by Parent) cause its officers to report regularly to Parent concerning the status of the Company's business; and (vii) the Company shall disclose to Parent any interparty administrative patent proceedings including, without limitation, proceedings with respect to any patent interferences or limitations that are commenced or threatened in writing and shall also disclose to Parent any development in discussions or proceedings between the Acquired Corporations and any academic institution that are with respect to any Acquired Corporation Intellectual Property.

    (b) During the Pre-Closing Period, the Company shall not (without the prior written consent of Parent), and shall not permit any of the other Acquired Corporations to:

        (i) except for (A) the issuance of shares of Company Common Stock
    (1) upon the valid exercise of Company Options or warrants outstanding as of the date hereof and (2) 55,821 shares of Company Common Stock pursuant to the Company ESPP, which issuances shall be made by May 1, 2001 and upon such issuances all outstanding offering periods under the Company ESPP shall terminate and no further offering periods shall commence, provided however, if the stockholders of the Company approve an increase of 500,000 shares of Company Common Stock under the Company's ESPP at the Company's Annual Meeting of stockholders on May 22, 2001, the Company shall adopt a new offering period commencing June 1, 2001 which shall continue until March 31, 2002 with an interim purchase date of November 30, 2001 and a final purchase date of March 31, 2002; and (B) grants of Company Options to employees and directors in the ordinary course of business and in amounts and in a manner consistent with past practice, provided that, the aggregate number of shares of Company Common Stock issuable thereunder shall not exceed 200,000; issue, sell, pledge, dispose of, encumber, authorize, or propose the issuance, sale, pledge, disposition, encumbrance or authorization of any shares of capital stock of any class, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of capital stock of, or any other ownership interest in, the Company or any of its Subsidiaries; (ii) amend or propose to amend the Certificate of Incorporation or bylaws of the Company or any of its Subsidiaries (except as otherwise contemplated by the Company's Proxy

    Statement for the Company's 2001 Annual Meeting, a copy of which has been provided to Parent) or adopt, amend or propose to amend any shareholder rights plan or related rights agreement; (iii) split, combine or reclassify any outstanding shares of Company Common Stock, or declare, set aside or pay any dividend or distribution payable in cash, stock, property or otherwise with respect to shares of Company Common Stock, except for cash dividends to shareholders of the Company declared in accordance with existing dividend policy payable to shareholders of record on the record dates consistently used in prior periods and except for the dividend of rights to shareholders of record on April 17, 2001 pursuant to the Company Rights Agreement;
    (iv) redeem, purchase or otherwise acquire or offer to redeem, purchase or otherwise acquire any shares of its capital stock, or (v) authorize or propose or enter into any contract, agreement, commitment or arrangement with respect to any of the matters prohibited by this Section 4.2(b)(i);

        (ii) (A) acquire (by merger, consolidation, or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof, or (B) make any investment in another entity (other than any of the Subsidiaries of the Company or other commitments disclosed in
    Part 2.1(a)(i) of the Company Disclosure Schedule and other than incorporation of a wholly owned Subsidiary); (ii) except in the ordinary course of business and in a manner consistent with past practice sell, pledge, dispose of, or encumber or authorize or propose the sale, pledge, disposition or encumbrance of any assets, except for transactions which do not exceed $100,000 individually and which do not exceed $250,000 in the aggregate; or (iii) authorize, enter into or amend any contract, agreement, commitment or arrangement with respect to any of the matters prohibited by this Section 4.2(b)(ii);

       (iii) sell, transfer, lease, license, or sublicense, mortgage, pledge, dispose of, encumber, grant or otherwise dispose of any material Intellectual Property rights, or amend or modify in any material way any existing agreements with respect to any material Intellectual Property rights;

        (iv) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse or otherwise as an accommodation become responsible for, the obligations of any Person (except obligations of any other Acquired Corporation), or make any loans or advances (other than routine travel advances and loans under the Company's 401(k) Plan), except in the ordinary course of business consistent with past practice and as otherwise permitted under any loan or credit agreement to which it is a party; authorize any capital expenditures which are, in the aggregate, in excess of $100,000 and not reflected in the Company's capital expenditure budget made available to Parent; or enter into or amend in any material respect any Contract with respect to any of the matters set forth in this
    Section 4.2(b)(iv);

        (v) hire or terminate any employees, independent contractors or consultants, having a total salary or severance package that is individually in excess of $100,000, or that collectively is in excess of $300,000; terminate without cause any employees or consultants where the aggregate of such terminations could result in the acceleration of vesting of options to acquire, in the aggregate, more than 10,000 shares of Company Common Stock; increase the compensation (including, without limitation, bonus) payable or to become payable to its officers or employees, except for previously disclosed officers salary increases, increases in salary or wages of employees who are not officers in the ordinary course of business consistent with past practices, or enter into any employment or severance agreement, except for employee offer letters substantially identical to one of the forms of offer letter included in Part 2.19(l)(iii) of the Company Disclosure Schedule; or establish, adopt, enter into or amend any collective bargaining, bonus, profit sharing, thrift, compensation, stock option (except as contemplated by Section 4.2(b)(i), restricted stock, pension, benefits, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any current or former directors, officers or employees;

        (vi) change, any accounting policies or procedures (including procedures with respect to reserves, revenue recognition, payments of accounts payable and collection of accounts receivable) unless required by statutory accounting principles or GAAP;

       (vii) create, incur, or assume any Encumbrance on any material assets other than Permitted Encumbrances;

      (viii) (A) enter into any Material Contract, (B) modify, amend or transfer in any material respect or terminate any Acquired Corporation Contract that constitutes a Material Contract or waive, release or assign any material rights or claims thereto or thereunder, (C) enter into or extend any lease with respect to real property with any third party, (D) enter into any Acquired Corporation Contract that includes a change of control provision;
    (E) enter into any Acquired Corporation Contract providing for the payment of royalties in any amount or any Acquired Corporation Contract that provides for in-licensing or (F) modify, amend, transfer or terminate any Acquired Corporation Contract in a manner that could be reasonably expected to detract from the ability of Parent and the Surviving Corporation to exploit technology of the Acquired Corporations;

        (ix) make any Tax election not required to be made prior to the Effective Time or settle or compromise any federal, state, local or foreign income tax liability or agree to an extension of a statute of limitations;

        (x) take any action that results in the acceleration of vesting rights for Company Options;

        (xi) settle any material litigation or waive, assign or release any material rights or claims except, in the case of litigation, any litigation which settlement would not (A) impose either material restrictions on the conduct of the business of it or (B) for any individual litigation item settled, exceed $50,000 in cost or value to it. None of the Acquired Corporations shall pay, discharge or satisfy any liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), except in the ordinary course of business consistent with past practice in an amount or value not exceeding $50,000 in any instance or series of related instances or $100,000 in the aggregate or in accordance with their terms as in effect as of the date hereof;

       (xii) engage in any transaction, or enter into any agreement, arrangement, or understanding with, directly or indirectly, any director or officer of any of the Acquired Corporations other than (1) those existing as of the date hereof which are listed in the Company Disclosure Schedule, and
    (2) agreements regarding loans made under the Company's 401(k) Plan;

      (xiii) take any action which it believes when taken would reasonably be expected to adversely affect or delay in any material respect the ability of any of the parties to obtain any Consent or approval of any Governmental Authority required to consummate the transactions contemplated hereby;

       (xiv) other than pursuant to this Agreement, take any action to cause the shares of Company Common Stock to cease to be quoted on The Nasdaq Stock Market;

       (xv) make any payment of investment banking, financial advisory or other similar fees; or

      (xvii) take any action which it believes when taken would cause any of its representations and warranties contained herein to become inaccurate in any material respect.

    (c) During the Pre-Closing Period, the Company shall promptly notify Parent in writing of: (i) the discovery by the Company of any event, condition, fact or circumstance, whether occurring or existing on or prior to the date of this Agreement or arising hereafter, that caused or constitutes an inaccuracy in any representation or warranty made by the Company in this Agreement to the extent that the condition, set forth in Section 7.1 would not be satisfied as of the time of such inaccuracy; (ii) any breach of any covenant or obligation of the Company to the extent that the condition set forth in Section 7.2 would not be satisfied as of the time of such breach; and (iii) any event, condition, fact or circumstance that would make the timely satisfaction of any of the conditions set forth in Articles 6, 7 or 8 impossible or unlikely or that has had or would reasonably be expected to have a Material Adverse Effect on the Acquired Corporations. Without limiting the foregoing, the Company shall promptly advise Parent in writing of any Legal Proceeding or material claim threatened, or asserted in writing or commenced against or with respect to any of the Acquired Corporations. No notification given to Parent pursuant to this Section 4.2(c) shall limit or otherwise affect any of the representations, warranties, covenants or obligations of the Company contained in this Agreement.

    Section 4.3  OPERATION OF PARENT'S BUSINESS..

    (a) During the Pre-Closing Period: (i) Parent shall conduct its business and operations (A) in the ordinary course and in accordance with past practices and
(B) in compliance with all applicable material Legal Requirements and the requirements of all Material Contracts to which Parent is a party; (ii) Parent shall use commercially reasonable efforts to ensure that it preserves intact its current business organization, keeps available the services of its current officers and employees and maintains its relations and goodwill with all suppliers, customers, landlords, creditors, licensors, licensees, employees and other Persons having business relationships with Parent; and (iii) Parent shall promptly notify the Company of any Legal Proceeding commenced or, to Parent's knowledge, threatened in writing against, relating to or involving or otherwise affecting, Parent.

    (b) During the Pre-Closing Period, Parent shall not (without the prior written consent of the Company), and shall not permit any of Parent's Subsidiaries to:

        (i) take any action which it believes when taken would reasonably be expected to adversely affect or delay in any material respect the ability of any of the parties to obtain any Consent or approval of any Governmental Authority required to consummate the transactions contemplated hereby;

        (ii) other than pursuant to this Agreement, take any action to cause the shares of Parent Common Stock to cease to be quoted on The Nasdaq Stock Market; or

       (iii) take any action which it believes when taken would cause its representations and warranties contained herein to become inaccurate in any material respect.

    (c) During the Pre-Closing Period, Parent shall promptly notify the Company in writing of: (i) the discovery by Parent of any event, condition, fact or circumstance, whether occurring or existing on or prior to the date of this Agreement or arising hereafter, and that caused or constitutes an inaccuracy in any representation or warranty made by the Parent in this Agreement to the extent that the condition set forth in Section 8.1 would not be satisfied as of the time of such inaccuracy; (ii) any material breach of any covenant or obligation of Parent to the extent the condition set forth in Section 8.2 would not be satisfied as of the time of such breach; and (iii) any event, condition, fact or circumstance that would make the timely satisfaction of any of the conditions set forth in Articles 6, 7 or 8 impossible or unlikely or that has had or would reasonably be expected to have a Material Adverse Effect on Parent. Without limiting the foregoing, Parent shall promptly advise the Company in writing of any Legal Proceeding or material claim threatened or asserted in writing, or commenced against or with respect to Parent or any Subsidiary of Parent. No notification given to the Company pursuant to this Section 4.3(c) shall limit or otherwise affect any of the representations, warranties, covenants or obligations of Parent contained in this Agreement.

    Section 4.4  NO SOLICITATION.

    (a) From the date hereof until the earlier of the Effective Time and the termination of this Agreement in accordance with its terms, the Company shall not directly or indirectly, and shall not authorize or permit any of the other Acquired Corporations or any Representative acting on behalf of any of the Acquired Corporations directly or indirectly to,
(i) solicit, initiate, knowingly encourage or induce the making, submission or announcement of any Acquisition Proposal or take any action that would reasonably be expected to lead to an Acquisition Proposal (which shall include any Acquisition Proposal received prior to the date hereof), (ii) furnish any nonpublic information regarding any of the Acquired Corporations to any Person in connection with or in response to an Acquisition Proposal or an inquiry or indication of interest that would reasonably be expected to lead to an Acquisition Proposal (which shall include any Acquisition Proposal received prior to the date hereof), (iii) engage in discussions or negotiations with any Person with respect to any Acquisition Proposal, (iv) approve, endorse or recommend any Acquisition Proposal or (v) enter into any letter of intent or similar document or any Contract contemplating or otherwise relating to any Acquisition Transaction; PROVIDED, HOWEVER, this Section 4.4(a) shall not prohibit the Company from entering into discussions with, or furnishing nonpublic information to, any Person in response to a Superior Proposal that is submitted to the Company or a Representative of the Company by such Person (and not withdrawn) if (1) neither the Company nor any Representative acting on behalf of any of the Acquired Corporations shall have violated any of the restrictions set forth in this Section 4.4, (2) the board of directors of the Company concludes in good faith, after consultation with its outside legal counsel, that the failure to do so would create a substantial risk of liability for breach of its fiduciary duties to the Company's stockholders under applicable Legal Requirements, and (3) at least two (2) business days prior to having such discussions with, such Person, the Company gives Parent written notice of the identity of such Person and of the Company's intention to furnish nonpublic information to, or enter into discussions with, such Person, and the Company receives from such Person an executed confidentiality agreement containing customary limitations on the use and disclosure of all nonpublic written and oral information furnished to such Person by or on behalf of the Company and containing reasonable "standstill" provisions which continue for a term of no less than one (1) year, provided further that this Section 4.4(a) shall not prohibit the Company's board of directors from complying with Rules 14d-9 and 14e-2 under the Exchange Act or making any disclosure to the Company's stockholders that is required by applicable Legal Requirements. Without limiting the generality of the foregoing, the Company acknowledges and agrees that any violation of or the taking of any action inconsistent with any of the restrictions set forth in the preceding sentence by any Representative acting on behalf of any of the Acquired Corporations, shall be deemed to constitute a breach of this Section 4.4 by the Company for all purposes of this Agreement. Notwithstanding anything to the contrary contained in this
Section 4.4(a), at any time after the date hereof, the Company may file with the SEC (i) a report on Form 8-K with respect to this Agreement and may file a copy of this Agreement and any related agreements as exhibits thereto, and (ii) all materials and documents that the Company is required to file under Regulation M-A.

    (b) The Company shall promptly (and in no event later than two (2) business days after receipt by any officer or director of the Company or by any employee of the Company's financial advisors of any Acquisition Proposal, any inquiry or indication of interest that could lead to an Acquisition Proposal or any request for nonpublic information) advise Parent in writing of any Acquisition Proposal, any inquiry or indication of interest that would reasonably be expected to lead to an Acquisition Proposal (which shall include any Acquisition Proposal received prior to the date hereof) or any request for nonpublic information relating to any of the Acquired Corporations by a Person who would reasonably be expected to submit an Acquisition Proposal (including the identity of the Person making or submitting such Acquisition Proposal, inquiry, indication of interest or request, and the terms thereof) that is made or submitted by any Person during the Pre-Closing Period. The Company shall keep Parent informed with respect to the status of any Acquisition Proposal, inquiry, indication of interest or request and any modification or proposed modification thereto. Nothing contained in this Section 4.4(b) shall prevent any party hereto from taking a position contemplated by Rule 14d-9 and Rule 14e-2 of the Exchange Act.

    (c) The Company shall immediately cease and cause to be terminated any existing discussions or negotiations with any Person (other than Parent and/or Merger Sub) that relate to any Acquisition Proposal.

    (d) The Company has not, within the prior twelve months, released or permitted the release, and agrees not to release or permit the release of any Person from, or to waive or permit the waiver of any provision of, any confidentiality, "standstill" or similar agreement to which any of the Acquired Corporations is a party, and will use its best efforts to enforce or cause to be enforced each such agreement at the request of Parent. The Company also will promptly request each Person that has executed, within twelve months prior to the date of this Agreement, a confidentiality agreement in connection with its consideration of a possible Acquisition Transaction not consummated to return all confidential information heretofore furnished to such Person by or on behalf of any of the Acquired Corporations.

                                   ARTICLE 5
                      ADDITIONAL COVENANTS OF THE PARTIES

    Section 5.1  REGISTRATION STATEMENT; JOINT PROXY STATEMENT.

    (a) As promptly as practicable after the date of this Agreement, Parent and the Company shall prepare and cause to be filed with the SEC the Joint Proxy Statement and Parent shall prepare and cause to be filed with the SEC the Form S-4 Registration Statement, in which the Joint Proxy Statement will be included as a prospectus, with respect to the issuance of Parent Common Stock in the Merger. Each of Parent and the Company shall furnish all information concerning it and the holders of its capital stock as the other may reasonably request in connection with the preparation of the Form S-4 Registration Statement and Joint Proxy Statement. Each of Parent and the Company shall use commercially reasonable efforts to (i) cause the Form S-4 Registration Statement and the Joint Proxy Statement to comply with the rules and regulations promulgated by the SEC, (ii) respond promptly, after consultation with each other, to any comments of the SEC or its staff and (iii) have the Form S-4 Registration Statement declared effective under the Securities Act as promptly as practicable after it is filed with the SEC. Parent will cause the Joint Proxy Statement to be mailed to Parent's stockholders, and the Company will cause the Joint Proxy Statement to be mailed to the Company's stockholders, as promptly as practicable after the Form S-4 Registration Statement is declared effective under the Securities Act. Parent shall also promptly file, use all reasonable efforts to cause to become effective as promptly as possible and, if required, Parent and the Company shall mail to their respective stockholders any amendment to the Form S-4 Registration Statement or Joint Proxy Statement that becomes necessary after the date the S-4 Registration Statement is declared effective.

    (b) If at any time prior to the Effective Time any event or circumstance relating to Parent or any Parent Subsidiary or their respective directors or officers is discovered by Parent which is required to be set forth in an amendment or supplement to the Form S-4 Registration Statement or Joint Proxy Statement, Parent shall promptly inform the Company. All documents that Parent is responsible for filing with the SEC in connection with the transactions contemplated hereby will comply as to form and substance in all material respects with the applicable requirements of the Securities Act and the Exchange Act.

    (c) If at any time prior to the Effective Time any event or circumstance relating to any of the Acquired Corporations or their respective directors or officers is discovered by the Company which is required to be set forth in an amendment or supplement to the Form S-4 Registration Statement or Joint Proxy Statement, the Company shall promptly inform Parent. All documents that the Company is responsible for filing with the SEC in connection with the transaction contemplated herein will comply as to form and substance in all material respects with the applicable requirements of the Securities Act and the Exchange Act.

    (d) Each of Parent and the Company will advise the other, promptly after it receives notice thereof, of the time when the Form S-4 Registration Statement has become effective or any supplement or amendment thereto has been filed, the issuance of any stop order, or any request by the SEC for amendment of the Joint Proxy Statement or Form S-4 Registration Statement or comments thereon or responses thereto.

    (e) Prior to the Effective Time, Parent shall use reasonable efforts to obtain all regulatory approvals needed to ensure that the Parent Common Stock to be issued in the Merger (including shares of Parent Common Stock to be issued in connection with Company Options assumed by Parent) will be registered or qualified under the securities law of every jurisdiction of the United States in which any registered holder of Company Common Stock has an address of record on the record date for determining the stockholders entitled to notice of and to vote at the Company Stockholders' Meeting; PROVIDED, HOWEVER, that Parent shall not be required (i) to qualify to do business as a foreign corporation in any jurisdiction in which it is not now qualified or (ii) to file a general consent to service of process in any jurisdiction.

    Section 5.2  COMPANY STOCKHOLDERS' MEETING.

    (a) The Company shall take all action necessary under all applicable Legal Requirements to call, give notice of and hold a meeting of the holders of Company Common Stock to vote on a proposal to adopt this Agreement (the "Company Stockholders' Meeting"). The Company Stockholders' Meeting shall be held (on a date selected by the Company in consultation with Parent) as promptly as practicable after the Form S-4 Registration Statement is declared effective under the Securities Act. Once the Company Stockholders' Meeting has been called and notice given, the Company shall not postpone or adjourn (other than for the absence of a quorum and then only to a future date selected by the Company after consultation with Parent) the Company Stockholders' Meeting without the written consent of Parent. The Company shall ensure that all proxies solicited in connection with the Company Stockholders' Meeting are solicited in compliance with all applicable Legal Requirements.

    (b) Subject to Section 5.2(c): (i) the Joint Proxy Statement shall include a statement to the effect that the board of directors of the Company recommends that the Company's stockholders vote to adopt this Agreement at the Company Stockholders' Meeting (the recommendation of the Company's board of directors that the Company's stockholders vote to adopt this Agreement being referred to as the "Company Board Recommendation"); and (ii) the Company Board Recommendation shall not be withdrawn or modified in a manner adverse to Parent, and no resolution by the board of directors of the Company or any committee thereof to withdraw or modify the Company Board Recommendation in a manner adverse to Parent shall be adopted or proposed.

    (c) Notwithstanding anything to the contrary contained in Section 4.4 or 5.2(b), the Company Board Recommendation may be withdrawn or modified in a manner adverse to Parent and such modification thereto may be included in the Joint Proxy Statement (or the withdrawal of the Company Board Recommendation may be noted therein) if the board of directors of the Company determines in good faith, after consultation with outside legal counsel that the failure to do so would create a substantial risk of liability for breach of its fiduciary duties to the Company's stockholders under applicable Legal Requirements.

    (d) The Company's obligation to call, give notice of and hold the Company Stockholders' Meeting in accordance with Section 5.2(a) shall not be limited or otherwise affected by the commencement, disclosure, announcement or submission of any Superior Proposal or other Acquisition Proposal, or by any withdrawal or modification of the Company Board Recommendation.

    Section 5.3  PARENT STOCKHOLDERS' MEETING.

    (a) Parent shall take all action necessary under all applicable Legal Requirements to call, give notice of and hold a meeting of the holders of Parent Common Stock to vote on the issuance of Parent

Common Stock in the Merger (the "Parent Stockholders' Meeting"). The Parent Stockholders' Meeting will be held, on the same date and at the same time as the Company Stockholders' Meeting. Once the Parent Stockholders' Meeting has been called and notice given, Parent shall not postpone or adjourn (other than for the absence of a quorum and then only to a future date selected by Parent after consultation with the Company) the Parent Stockholders' Meeting without the written consent of the Company. Parent shall ensure that all proxies solicited in connection with the Parent Stockholders' Meeting are solicited in compliance with all applicable Legal Requirements.

    (b) The Joint Proxy Statement shall include a statement to the effect that the board of directors of Parent recommends that Parent's stockholders vote to approve the issuance of Parent Common Stock in the Merger (the recommendation of Parent's board of directors that Parent's stockholders vote to approve the issuance of Parent Common Stock in the Merger being referred to as the "Parent Board Recommendation"). The Parent Board Recommendation shall not be withdrawn or modified in a manner adverse to the Company, and no resolution by the board of directors of Parent or any committee thereof to withdraw or modify the Parent Board Recommendation in a manner adverse to the Company shall be adopted or proposed.

    (c) Notwithstanding anything to the contrary contained in Section 5.3(c), nothing in this Agreement shall prevent Parent's board of directors from making any disclosure to Parent's Stockholders where it determines in good faith, after consultation with outside legal counsel, that the failure to do so would create a substantial risk of liability for breach of its fiduciary duties to Parent's stockholders under applicable Legal Requirements.

    (d) Parent's obligation to call, give notice of and hold the Parent Stockholders' Meeting in accordance with Section 5.3(a) shall not be limited or otherwise affected by any withdrawal or modification of the Parent Board Recommendation.

    Section 5.4  REGULATORY APPROVALS.

    (a) Subject to Section 5.4(c), Parent and the Company shall use commercially reasonable efforts to take, or cause to be taken, all actions necessary to consummate the Merger and make effective the other transactions contemplated by this Agreement. Without limiting the generality of the foregoing, but subject to
Section 5.4(c), Parent and the Company (i) shall make all filings (if any) and give all notices (if any) required to be made and given by such party in connection with the Merger and the other transactions contemplated by this Agreement and to submit promptly any additional information requested in connection with such filings and notices, (ii) shall use commercially reasonable efforts to obtain each Consent (if any) required to be obtained (pursuant to any applicable Legal Requirement or Contract, or otherwise) by such party in connection with the Merger or any of the other transactions contemplated by this Agreement, and (iii) shall use all commercially reasonable efforts to lift any restraint, injunction or other legal bar to the Merger. Each party shall promptly deliver to the other party a copy of each such filing made, each such notice given and each such Consent obtained by such party during the Pre-Closing Period.

    (b) Without limiting the generality of Section 5.4(a), the Company and Parent shall, promptly after the date of this Agreement, prepare and file the notifications required under the HSR Act and any applicable foreign antitrust laws or regulations in connection with the Merger. The Company and Parent shall respond as promptly as practicable to any inquiries or requests received from any Governmental Authority in connection with antitrust or related matters. Except as may be prohibited by any Governmental Authority or any Legal Requirement, each of the Company and Parent shall: (1) give the other party prompt notice of the commencement or threat of commencement of any Legal Proceeding by or before any Governmental Authority with respect to the Merger or any of the other transactions contemplated by this Agreement, (2) keep the other party informed as to the status of any such Legal Proceeding or threat, and
(3) promptly inform the other party of any material communication concerning the HSR Act or any other foreign, federal or state antitrust or fair trade laws to or from any Governmental Authority regarding the Merger. Except as may be prohibited by any Governmental Authority or by any Legal Requirement, the Company and Parent will consult and cooperate with one another, and will consider in good faith the views of one another, in connection with any analysis, appearance, presentation, memorandum, brief, argument, opinion or proposal made or submitted in connection with any Legal Proceeding under or relating to the HSR Act or any other foreign, federal or state antitrust or fair trade law. Subject to the foregoing, Parent shall be principally responsible for and in control of the process of dealing with any Governmental Authority concerning the effect of the HSR Act and any other applicable foreign, federal or state antitrust or fair trade law on the transaction contemplated by this Agreement. In addition, except as may be prohibited by any Governmental Authority or by any Legal Requirement, in connection with any Legal Proceeding under or relating to the HSR Act or any other foreign, federal or state antitrust or fair trade law or any other similar Legal Proceeding, each of the Company and Parent will permit authorized Representatives of the other party to be present at each meeting or conference relating to any such Legal Proceeding and to have access to and be consulted in connection with any document, opinion or proposal made or submitted to any Governmental Authority in connection with any such Legal Proceeding.

    (c) Notwithstanding anything to the contrary contained in this Agreement, neither Parent nor the Company shall have any obligation under this Agreement:
(i) to dispose or transfer or cause any of its Subsidiaries to dispose of or transfer any assets, or to commit to cause any of the Acquired Corporations to dispose of any assets; (ii) to discontinue or cause any of its Subsidiaries to discontinue offering any product or service, or to commit to cause any of the Acquired Corporations to discontinue offering any product or service; (iii) to license or otherwise make available, or cause any of its Subsidiaries to license or otherwise make available, to any Person, any technology, software or other Intellectual Property, or to commit to cause any of the Acquired Corporations to license or otherwise make available to any Person any technology, software or other Intellectual Property; (iv) to hold separate or cause any of its Subsidiaries to hold separate any assets or operations (either before or after the Closing Date), or to commit to cause any of the Acquired Corporations to hold separate any assets or operations; (v) to make or cause any of its Subsidiaries to make any commitment (to any Governmental Authority or otherwise) regarding its future operations or the future operations of any of the Acquired Corporations, or (vi) to contest any Legal Proceeding relating to the Merger if Parent determines in good faith that contesting such Legal Proceeding might not be advisable.

    Section 5.5  STOCK OPTIONS.

    (a) Subject to Section 5.5(b), at the Effective Time, all rights with respect to Company Common Stock under each Company Option then outstanding, except for Company Options outstanding under the Company's Non-Employee Directors' Stock Option Plan, shall be converted into and become rights with respect to Parent Common Stock, and Parent shall assume each such Company Option in accordance with the terms (as in effect as of the date of this Agreement or, for Company Options granted after the date hereof, as in effect on the date of such grants) of the Stock Plan under which it was issued and or the terms of the stock option agreement by which it is evidenced. From and after the Effective Time, (i) each Company Option assumed by Parent may be exercised solely for shares of Parent Common Stock, (ii) the number of shares of Parent Common Stock subject to each such Company Option shall be equal to the number of shares of Company Common Stock subject to such Company Option immediately prior to the Effective Time multiplied by the Exchange Ratio, rounding down to the nearest whole share, (iii) the per share exercise price under each such Company Option shall be adjusted by dividing the per share exercise price under such Company Option by the Exchange Ratio and rounding up to the nearest cent and (iv) any restriction on the exercise of any such Company Option shall continue in full force and effect and the term, exercisability, vesting schedule and other provisions of such Company Option shall otherwise remain unchanged. All Company Options granted and outstanding under the Company's Non-Employee Directors' Stock Option Plan shall terminate immediately prior to the Effective Time. The rights of participants in the Company ESPP with respect to the offering period beginning June 1, 2001 under the Company ESPP shall continue in effect until such offering period terminates on March 31, 2002 pursuant to the Company ESPP provided, however, if the stockholders of the Company do not approve an increase of 500,000 shares of Company Common Stock under the Company ESPP at the Company's Annual Meeting of Stockholders on May 22, 2001, the Company shall terminate the Company ESPP and any outstanding offering periods prior to the Effective Time. Parent shall file with the SEC, no later than 20 days after the date on which the Effective Time occurs, a registration statement on Form S-8 relating to the shares of Parent Common Stock issuable with respect to the Company Options assumed by Parent in accordance with this Section 5.5(a).

    (b) Prior to the Effective Time, the Company shall take all action that may be necessary (under the Stock Plans pursuant to which Company Options are outstanding and otherwise) to effectuate the provisions of this Section 5.5 and to ensure that, from and after the Effective Time, holders of Company Options have no rights in connection with the Merger with respect thereto other than those specifically provided in this Section 5.5.

    Section 5.6  EMPLOYEE BENEFITS.

    (a) Parent agrees that all employees of the Acquired Corporations who continue employment with Parent, the Surviving Corporation or any Subsidiary of Parent or the Surviving Corporation after the Effective Time ("Continuing Employees") shall be eligible to participate in the Surviving Corporation's retirement, health, vacation and other non-equity based employee benefit plans; provided, however, that (i) nothing in this Section 5.6 or elsewhere in this Agreement shall limit the right of Parent or the Surviving Corporation to amend or terminate any such retirement health, vacation or other employee benefit plan at any time, and (ii) if Parent or the Surviving Corporation terminates any such retirement, health, vacation or other employee benefit plan, then, subject to any necessary transition period, the Continuing Employees shall be eligible to participate in Parent's retirement, health, vacation and other non equity based employee benefit plans, to substantially the same extent as employees of Parent in similar positions and at similar grade levels. Parent shall, or shall cause the Surviving Corporation to, give each Continuing Employee full credit for purposes of eligibility and vesting under any employee benefit plans or arrangements maintained by Parent or the Surviving Corporation for such Continuing Employee's service with any Acquired Corporation to the same extent recognized by such Acquiring Corporation prior to the Effective Time. If a Continuing Employee commences participation in an employee benefit plan of Parent or the Surviving Corporation, Parent will or will cause the Surviving Corporation to use its best efforts to cause an applicable insurance carrier to
(i) waive all limitations as to preexisting condition, exclusions and waiting periods with respect to participation and coverage requirements applicable to the Continuing Employees under any employee benefits plans maintained by Parent or the Surviving Corporation that such employees may be eligible to participate in after the Effective Time, and (ii) provide each Continuing Employee with credit for any co-payments and deductibles paid during the calendar year prior to the Effective Time in satisfying any applicable deductible or out-of-pocket requirements under any employee benefit plans that such employees may be eligible to participate in after the Effective Time. Nothing in this
Section 5.6 or elsewhere in this Agreement shall be construed to create a right in any employee to employment with Parent, the Surviving Corporation or any other Subsidiary of Parent and, subject to any other binding agreement between an employee and Parent, the Surviving Corporation or any other Subsidiary of Parent, the employment of each Continuing Employee shall be "at will" employment.

    (b) Prior to the Effective Time, the Company, at the sole discretion of Parent, shall complete all such steps as Parent reasonably determines to be necessary to correct operational failures and design defects with respect to any Plan in order for such Plan as corrected to fully comply with Applicable Law, such steps shall include without limitation the submission of any such Plan for approval of any corrections to the Internal Revenue Service in accordance with Revenue Procedure 2001-17 and/or the U.S. Department of Labor in accordance with the U.S. Department of Labor Voluntary Fiduciary

Correction Program, as applicable, and implementation of such corrective action required by the Internal Revenue Service and/or the Department of Labor, as applicable, in connection with each such submission.

    Section 5.7  INDEMNIFICATION OF OFFICERS AND DIRECTORS.

    (a) All rights to indemnification existing in favor of those Persons who are, or were, directors and officers of the Company at or prior to the Effective Time (the "Indemnified Persons") shall survive the Merger and shall be observed by the Surviving Corporation to the fullest extent permitted by Delaware law for a period of six years from the Effective Time. Without limiting the generality of the foregoing, Parent shall cause the Surviving Corporation to fulfill and honor in all respects the obligations of the Company to the Indemnified Persons, pursuant to (i) each indemnification agreement currently in effect between the Company and each Indemnified Person, and (ii) any indemnification provision under the Company's Amended and Restated Certificate of Incorporation or Amended and Restated Bylaws, each in effect as of the date of this Agreement.

    (b) Without limiting the provisions of Section 5.7(a), during the period ending six years after the Effective Time, Parent will indemnify and hold harmless each Indemnified Person against and from any costs or expenses (including reasonable attorneys' fees), judgements, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any claim, action, suit, proceeding or investigation to the extent such claim, action, suit, proceeding or investigation arises out of or pertains to (i) any action or omission or alleged action or omission in his or her capacity as a director or officer of the Company or any of its subsidiaries (regardless of whether such action or omission occurred prior to, on or after the Closing Date, or (ii) any of the transactions contemplated by this Agreement; provided however that if at any time prior to the sixth anniversary of the Effective Time, any Indemnified Person delivers to Parent a written notice asserting a claim for indemnification under this Section 5.7(b), then the claim asserted in such notice shall survive the sixth anniversary of the Effective Time until such time as such claim is fully and finally resolved. Parent shall not be entitled to settle, compromise or consent to the entry of any judgment or otherwise seek termination of any claim, action, suit, proceeding or investigation for which indemnification may be sought under this Agreement unless such settlement, compromise, consent or termination includes an unconditional release of all Indemnified Persons from all liability arising out of such claim, action, suit, proceeding or investigation.

    (c) From the Effective Time until the sixth anniversary of the Effective Time, Parent shall or shall cause the Surviving Corporation to, maintain in effect, for the benefit of the Indemnified Persons with respect to acts or omissions occurring prior to the Effective Time, the existing policy of directors' and officers' liability insurance maintained by the Company as of the date of this Agreement in the form disclosed by the Company to Parent prior to the date of this Agreement (the "Existing Policy"); provided, however, that
(i) the Surviving Corporation may substitute for the Existing Policy a policy or policies of comparable coverage, and (ii) the Surviving Corporation shall not be required to pay annual premiums for the Existing Policy (or for any substitute policies) in excess of $180,000 in the aggregate. In the event any future annual premiums for the Existing Policy (or any substitute policies) exceeds $180,000 in the aggregate, the Surviving Corporation shall be entitled to reduce the amount of coverage of the Existing Policy (or any substitute policies) to the amount of coverage that can be obtained for a premium equal to $180,000.

    (d) Parent and the Surviving Corporation agree to pay all expenses, including attorneys' fees, that may be incurred by the Indemnified Persons in enforcing the indemnity and other obligations provided for in this Section 5.7. This Section 5.7 shall survive the consummation of the Merger and the Effective Time, is intended to benefit and may be enforced by the Company, Parent, the Surviving Corporation and the Indemnified Persons, and shall be binding on all successors and assigns of Parent and the Surviving Corporation.

    Section 5.8 POOLING OF INTERESTS. Each of the Company and Parent agrees, and the Company agrees to cause the Acquired Corporations, (a) not to take any action during the Pre-Closing Period that would adversely affect the ability of Parent to account for the Merger as a "pooling of interests," and (b) to use all reasonable efforts to attempt to ensure that none of its "affiliates" (as that term is used in Rule 145 under the Securities Act) takes any action that could adversely affect the ability of Parent to account for the Merger as a "pooling of interests." The Company agrees to provide to Ernst & Young such letters as shall be reasonably requested by Ernst & Young in connection with the letters referred to in Section 7.5(c).

    Section 5.9 DISCLOSURE. Each of Parent and the Company shall consult with and obtain the approval of the other party before issuing any press release or other public announcement with respect to the Merger or this Agreement and shall not issue any such press release prior to such consultation and approval, except as may be required by applicable Legal Requirements or any listing agreement related to the trading of the shares of either party on any national securities exchange or national automated quotation system, in which case the party proposing to issue such press release or make such public announcement shall use reasonable efforts to consult in good faith with the other party before issuing any such press release or making any such public announcement. Notwithstanding the foregoing, in the event either party's Board of Directors withdraws its recommendation of this Agreement in compliance herewith, such will no longer be required to consult with or obtain the agreement of the other party in connection with any press release or public announcement.

    Section 5.10  AFFILIATE AGREEMENTS AND STOCKHOLDER AGREEMENTS.

    (a) Contemporaneous with the execution and delivery of this Agreement, each of the parties shall deliver to the other party Stockholder Agreements in the form of Exhibit B that have been executed by each of the directors and executive officers of such party.

    (b) The parties shall use all reasonable efforts to cause each Person who is or becomes (or may be deemed to be) an "affiliate" (as that term is used in Rule 145 under the Securities Act) of such party to execute and deliver to the other party, prior to the date that is 30 days prior to consummation of the Merger, an Affiliate Agreement in the form of Exhibit C. Shares of Parent Common Stock and shares of Company Common Stock beneficially owned by each "affiliate" of the Company who has not provided a signed Affiliate Agreement in accordance with this Section 5.10 shall not be transferable during any period prior to and after the Effective Time if, as a result of the transfer during any such period, taking into account the nature, extent and timing of the transfer and similar transfers by all other "affiliates" of Parent and the Company, the transfer may, in the reasonable judgment of the independent accountants to Parent, prevent Parent from accounting for the Merger as a "pooling of interests" in accordance with generally accepted accounting principles, Accounting Principles Board Opinion No. 16 and all published rules, regulations and policies of the SEC. Neither Parent nor the Company shall register, or allow its transfer agent to register, on its books any transfer of any shares of Parent Common Stock or Company Common Stock of any "affiliate" of the Company who has not provided a signed Affiliate Agreement in accordance with this Section 5.10.

    Section 5.11 TAX MATTERS. Each of Parent, Merger Sub and Company agrees that it will not engage in any action, or fail to take any action, and will cause its respective subsidiaries not to engage in any action, or fail to taken any action, which action or failure to take action would reasonably be expected to cause the Merger to fail to qualify as a "reorganization" under
Section 368(a) of the Code, whether or not permitted by the provisions of this Agreement. At or prior to the filing of the Form S-4 Registration Statement, the Company, Parent and Merger Sub shall execute and deliver to Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, PC and to Cooley Godward LLP tax representation letters in customary form. Parent, Merger Sub and the Company shall each confirm to Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, PC and to Cooley Godward LLP the accuracy and completeness as of the Effective Time of the tax representation letters delivered pursuant to the immediately preceding sentence. Following delivery of the tax representation letters pursuant to the previous sentence of this Section 5.11, each of Parent and the Company shall use its reasonable efforts to cause Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, PC and Cooley Godward LLP, respectively, to deliver to it a tax opinion satisfying the requirements of Item 601 of Regulation S-K promulgated under the Securities Act. In rendering such opinions, each of such counsel shall be entitled to rely on the tax representation letters referred to in this
Section 5.11.

    Section 5.12 LETTER OF THE COMPANY'S ACCOUNTANTS. The Company shall use all reasonable efforts to cause to be delivered to Parent a letter of Ernst & Young, dated no more than two business days before the date on which the Form S-4 Registration Statement becomes effective (and reasonably satisfactory in form and substance to Parent), that is customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Form S-4 Registration Statement.

    Section 5.13 LISTING. Parent shall use reasonable efforts to cause the shares of Parent Common Stock being issued in the Merger (including the shares of Parent Common Stock required to be reserved for issuance with respect to Company Options) to be approved for listing (subject to notice of issuance) on The Nasdaq Stock Market prior to the Effective Time.

    Section 5.14 SECTION 16B-3. Parent, Merger Sub, and the Company shall take all such steps as may be required to cause the transactions contemplated by
Article 1 and Section 5.5 and any other dispositions of equity securities of the Company (including derivative securities) or acquisitions of equity securities of Parent by each individual who (a) is a director or officer of the Company, or
(b) at the Effective Time will become a director or officer of Parent, to be exempt under Rule 16b-3 promulgated under the Exchange Act.

    Section 5.15  EMPLOYMENT AGREEMENTS.

    (a) On the date of this Agreement, subject to and as a condition to the occurrence of the Closing, Company shall enter into employment agreements with the individuals identified in Part 5.15(a) of the Company Disclosure Schedule, substantially in the form attached hereto as Part 5.15(a) of the Company Disclosure Schedule.

    (b) On the date of this Agreement, subject to and as a condition to the occurrence of the Closing, Company shall enter into an employment agreement with Stuart J.M. Collinson, substantially in the form attached hereto as
Part 5.15(b) of the Company Disclosure Schedule.

    Section 5.16 RIGHTS AGREEMENTS. The Board of Directors of the Company shall take all action necessary (including amending the Company Rights Agreement dated April 2, 2001) in order to render the Company rights thereunder inapplicable to the Merger and the other transactions contemplated by this Agreement. Except in connection with the foregoing sentence or where the board of directors of the Company determines in good faith, after consultation with outside legal counsel, that the failure to do so would create a substantial risk of liability for breach of its fiduciary duties to the Company's stockholders under applicable Legal Requirements, the Board of Directors of the Company shall not, without the prior written consent of Parent, (i) amend the Company Rights Agreement or (ii) take any action with respect to, or make any determination under, the Company Rights Agreement, including a redemption of the Company rights, in each case in order to facilitate an Acquisition Transaction.

    Section 5.17 TERMINATION OF CHANGE IN CONTROL BONUS PLAN. As soon as practicable (and, in any event, prior to the Effective Time), the Company's Board of Directors shall terminate, as of its effective date, the Company Change in Control Bonus Plan, effective March 26, 2001 (the "Change In Control Bonus Plan"), with the intention that the Change In Control Bonus Plan and the payments and benefits provided therein are rescinded as of such date, that the Change In Control Bonus Plan has no past, present or future force or effect, and, in accordance with such termination, that no employee of the Company or any other individual has any past, present or future rights to any payments or benefits under the Change In Control Bonus Plan.

                                   ARTICLE 6
               CONDITIONS PRECEDENT TO OBLIGATIONS OF EACH PARTY

    The obligation of each party to effect the Merger and otherwise consummate the transactions contemplated by this Agreement is subject to the satisfaction, at or prior to the Closing, of each of the following conditions:

    Section 6.1  EFFECTIVENESS OF FORM S-4 REGISTRATION STATEMENT.  The
Form S-4 Registration Statement shall have become effective in accordance with the provisions of the Securities Act, and no stop order suspending the effectiveness of the Form S-4 Registration Statement shall have been issued by the SEC, and no proceeding for that purpose shall have been initiated or threatened by the SEC.

    Section 6.2 STOCKHOLDER APPROVAL. This Agreement shall have been duly adopted, and the Merger shall have been duly approved, by the Required Company Stockholder Vote; and the issuance of Parent Common Stock in the Merger pursuant to this Agreement shall have been duly approved by the Required Parent Stockholder Vote.

    Section 6.3 HSR ACT. The waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated and, on the Closing Date, there shall not be in effect any voluntary agreement between Parent and the Federal Trade Commission or the Department of Justice pursuant to which Parent has agreed not consummate the Merger for a period of time; any similar waiting period under any applicable foreign antitrust law or regulation shall have expired or been terminated; and any Consent required under any applicable foreign antitrust law or regulation shall have been obtained.

    Section 6.4 LISTING. The shares of Parent Common Stock to be issued in the Merger (including the shares of Parent Common Stock reserved for issuance with respect to Company Options) pursuant to this Agreement shall have been approved for listing (subject to notice of issuance) on The Nasdaq Stock Market.

    Section 6.5 NO RESTRAINTS; LEGALITY. No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the Merger shall have been issued (and be in effect) by any court of competent jurisdiction or any other Governmental Authority, nor shall any proceeding brought by any administrative agency or commission or other Governmental Authority, domestic or foreign, seeking to prevent the consummation of the Merger be pending. No Law shall have been enacted, entered, promulgated or enforced by any Governmental Authority which is in effect and has the effect of making the Merger illegal or otherwise prohibiting the consummation of the Merger.

    Section 6.6 REGULATORY MATTERS. All authorizations, consents, orders, permits or approvals of, or declarations or filings with, and all expirations of waiting periods imposed by, any Governmental Authority (all of the foregoing, "Regulatory Consents") which are necessary for the consummation of the transactions contemplated hereby, other than Regulatory Consents which, if not obtained, would not in the aggregate have a Material Adverse Effect on Parent, with or without including its ownership of the Acquired Corporations after the Merger, or the Company, shall have been filed, have occurred or have been obtained and all such Regulatory Consents shall be in full force and effect.

    Section 6.7 TAX OPINIONS. Parent and the Company shall have received written opinions of, respectively, Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, PC and Cooley Godward LLP, in form and substance reasonably satisfactory to such law firms to the effect that the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code; provided, however, if either Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, PC or Cooley Godward LLP does not render such opinion or withdraws or modifies such opinion, this condition shall nonetheless be satisfied if the other law firm renders such opinion to Parent or the Company, as the case may be.

                                   ARTICLE 7
          CONDITIONS PRECEDENT TO OBLIGATIONS OF PARENT AND MERGER SUB

    The obligations of Parent and Merger Sub to effect the Merger and otherwise consummate the transactions contemplated by this Agreement are subject to the satisfaction, at or prior to the Closing of each of the following conditions:

    Section 7.1  ACCURACY OF REPRESENTATIONS.

    (a) The representations and warranties of the Company set forth in
Article 2 of this Agreement shall be true and correct in all material respects (or if qualified as to materiality or Material Adverse Effect, shall be true and correct), as of the date of this Agreement, provided that if any of such representations or warranties are incorrect or untrue as of the date of this Agreement, the Acquired Corporations shall have the longer of twenty
(20) business days and the date on which all other conditions in Articles 6, 7 and 8 of this Agreement are satisfied, to cure the circumstances that caused such representations or warranties to be incorrect or untrue and if such circumstances are cured within that period, such representations and warranties shall be treated as true and correct as of the date of this Agreement, provided further that any update of or modification to the Company Disclosure Schedule made or purported to have been made after the date hereof shall be disregarded.

    (b) The representations and warranties of the Company set forth in
Article 2 of this Agreement shall be true and correct in all material respects (or if qualified as to materiality or Material Adverse Effect, shall be true and correct) as of the Effective Time, provided that, for the purpose of determining whether such representations and warranties are true and correct, circumstances arising between the date of this Agreement and the Effective Time which do not constitute, individually or in the aggregate, a Material Adverse Effect with respect to the Acquired Corporations, taking into account the exceptions to Material Adverse Effect set forth in Section 7.4, shall not make such representations and warranties untrue or incorrect, provided further that any update of or modification to the Company Disclosure Schedule made or purported to have been made after the date hereof shall be disregarded.

    Section 7.2 PERFORMANCE OF COVENANTS. Each of the covenants and obligations that the Company is required to comply with or to perform at or prior to the Closing shall have been complied with or performed in all material respects.

    Section 7.3 CONSENTS. All Consents required to be obtained, made or given in connection with the Merger and the other transactions contemplated by this Agreement which, if not obtained, either individually or in the aggregate, will, or would reasonably be expected to, have a Material Adverse Effect on the Acquired Corporations, shall have been obtained, made or given and shall be in full force and effect.

    Section 7.4 NO MATERIAL ADVERSE EFFECT. From and including the date hereof, the Acquired Corporations shall not have suffered any Material Adverse Effect which is continuing on the date on which all other conditions in Articles 6, 7 and 8 of this Agreement are satisfied; provided however, that none of the following shall be deemed in themselves, either alone or in combination, to constitute, and none of the following shall be taken into account in determining, for the purposes of Section 7.1 and this Section 7.4, whether there has been or will be, a Material Adverse Effect on the Acquired Corporations or Parent, as the case may be: (a) any change in the market price or trading volume of a party's stock after the date hereof, (b) any failure by a party to meet internal projections or forecasts or published revenue or earnings predictions for any period ending (or for which revenues or earnings are released) on or after the date of this Agreement, (c) with respect to the Acquired Corporations, any adverse change, effect, event, occurrence, state of facts or development arising out of or relating to any Contract between any of the Acquired Corporations and any of the entities listed in Part 7.4 of the Company Disclosure Schedule, (d) any adverse change, effect, event, occurrence, state of facts or development affecting the biotechnology industry or the U.S. economy as a whole,
(e) any adverse change, effect, event, occurrence, state of facts or development attributable or relating to (1) out-of-pocket fees and expenses (including legal, accounting, financial advisory and other fees and expenses) incurred in connection with the transactions contemplated by this Agreement, or (2) the payment of any amounts due to, or the provision of any other benefits (including benefits relating to acceleration of stock options) to, any officers or employees under employment contracts, employee benefit plans, severance arrangements or other arrangements either as disclosed in Part 7.4 of the Company Disclosure Schedule or hereafter granted, adopted or provided in accordance with the provisions of Article 4 of this Agreement, (f) any event, violation, inaccuracy, circumstance or other matter resulting from or relating to compliance with the terms of, or the taking of any action required by, this Agreement, or (g) any event, violation, inaccuracy, circumstance or other matter arising from or relating to any change in accounting requirements or principles or any change in applicable laws, rules or regulations or the interpretation thereof.

    Section 7.5 AGREEMENTS AND DOCUMENTS. The following agreements and documents shall have been delivered to Parent, and shall be in full force and effect:

    (a) a certificate, executed on behalf of the Company by an executive officer of the Company, confirming that the conditions set forth in Sections 7.1, 7.2,
7.3 and 7.4 have been duly satisfied;

    (b) Affiliate Agreements in the form of Exhibit C, executed by each Person who could reasonably be deemed to be an "affiliate" (as that term is used in Rule 145 under the Securities Act) of the Company;

    (c) a letter from the Company's independent accountant, dated as of the Closing Date and addressed to Parent, the Company and PricewaterhouseCoopers, in its capacity as Parent's independent accountant, reasonably satisfactory in form and substance to Parent and PricewaterhouseCoopers, to the effect that, after reasonable investigation, Ernst & Young is not aware of any fact concerning the Company or any of the Company's stockholders or affiliates that could preclude Parent from accounting for the Merger as a "pooling of interests" in accordance with generally accepted accounting principles, Accounting Principles Board Opinion No. 16 and all published rules, regulations and policies of the SEC;

    (d) a letter from PricewaterhouseCoopers, in its capacity as Parent's independent accountant, dated as of the Closing Date and addressed to Parent, reasonably satisfactory in form and substance to Parent, to the effect PricewaterhouseCoopers, concurs with Parent's management conclusion that Parent may account for the Merger as a "pooling of interests" in accordance with generally accepted accounting principles, Accounting Principles Board Opinion No. 16 and all published rules, regulations and policies of the SEC; and

    (e) the written resignations of all directors of each of the Acquired Corporations, effective as of the Effective Time.

                                   ARTICLE 8
               CONDITIONS PRECEDENT TO OBLIGATION OF THE COMPANY

    The obligation of the Company to effect the Merger and otherwise consummate the transactions contemplated by this Agreement is subject to the satisfaction, at or prior to the Closing, of each of the following conditions:

    Section 8.1 ACCURACY OF REPRESENTATIONS. The representations and warranties of Parent and Merger Sub set forth in this Agreement shall be true and correct in all material respects or, if qualified as to materiality or Material Adverse Effect, true and correct, as of the date of this Agreement and as of the Effective Time, provided that any update of or modification to the Parent Disclosure Schedule made or purported to have been made after the date hereof shall be disregarded.

    Section 8.2 PERFORMANCE OF COVENANTS. Each of the covenants and obligations that Parent or Merger Sub is required to comply with or to perform at or prior to the Closing shall have been complied with or performed in all material respects.

    Section 8.3 NO MATERIAL ADVERSE EFFECT. From and including the date hereof, Parent shall not have suffered any Material Adverse Effect which is continuing on the date on which all other conditions in Articles 6, 7 and 8 of this Agreement are satisfied.

    Section 8.4 OFFICER'S CERTIFICATE. A certificate executed on behalf of Parent by an executive officer of Parent, confirming that the conditions set forth in Sections 8.1, 8.2 and 8.3 have been duly satisfied and shall have been delivered to the Company.

                                   ARTICLE 9
                                  TERMINATION

    Section 9.1 TERMINATION. This Agreement may be terminated by action taken by the board of directors of Parent or the Company, as the case may be, prior to the Effective Time (whether before or after adoption of this Agreement by the Company's stockholders and whether before or after the approval of the issuance of Parent Common Stock in the Merger by Parent's stockholders) as follows:

    (a) by mutual written consent of Parent and the Company;

    (b) by either Parent or the Company if the Merger shall not have been consummated by September 30, 2001; PROVIDED, HOWEVER, that if the Merger shall not have been consummated solely due to the waiting period (or any extension thereof) or approvals under the HSR Act not having expired or been terminated or received, then such date shall be extended to December 31, 2001; and PROVIDED, FURTHER, that the right to terminate this Agreement under this Section 9.1(b) shall not be available to any party whose willful failure to fulfill any material obligation under this Agreement has been the cause of, or resulted in, the failure of the Merger to have been consummated on or before such date;

    (c) by either Parent or the Company if a court of competent jurisdiction or other Governmental Authority shall have issued an order, decree or ruling, or shall have taken any other action, having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and non-appealable;

    (d) by either Parent or the Company if (i) the Company Stockholders' Meeting (including any adjournments and postponements thereof) shall have been held and completed and the Company's stockholders shall have voted on a proposal to adopt this Agreement, and (ii) this Agreement shall not have been adopted at such meeting (and shall not have been adopted at any adjournment or postponement thereof) by the Required Company Stockholder Vote; PROVIDED, HOWEVER, that
(A) a party shall not be permitted to terminate this Agreement pursuant to this
Section 9.1(d) if the failure to obtain such stockholder approval is attributable to a failure on the part of such party to perform any material obligation required to be performed by such party at or prior to the Effective Time pursuant to this Agreement, and (B) the Company shall not be permitted to terminate this Agreement pursuant to this Section 9.1(d) unless the Company shall have made the payment, if any, required to be made to Parent pursuant to
Section 9.3(b);

    (e) by either Parent or the Company if (i) the Parent Stockholders' Meeting (including any adjournments and postponements thereof) shall have been held and completed and Parent's stockholders shall have voted on the issuance of shares of Parent Common Stock in the Merger, and (ii) the issuance of Parent Common Stock in the Merger shall not have been approved at such meeting

(and shall not have been approved at any adjournment or postponement thereof) by the Required Parent Stockholder Vote; PROVIDED, HOWEVER, that a party shall not be permitted to terminate this Agreement pursuant to this Section 9.1(e) if the failure to obtain such stockholder vote is attributable to a failure on the part of the party seeking to terminate this Agreement to perform any material obligation required to be performed by such party at or prior to the Effective Time pursuant to this Agreement, and (B) Parent shall not be permitted to terminate this Agreement pursuant to this Section 9.1(e) unless Parent shall have made the payment, if any, required to be made pursuant to Section 9.3(b);

    (f) by Parent (at any time prior to the adoption of this Agreement by the Required Company Stockholder Vote) if a Company Triggering Event shall have occurred;

    (g) by the Company (at any time prior to the approval by the stockholders of Parent of the issuance of Parent Common Stock in the Merger) if a Parent Triggering Event shall have occurred;

    (h) by Parent (i) if any of the Company's representations and warranties shall have been inaccurate as of the date of this Agreement, such that the condition set forth in Section 7.1 would not be satisfied, or (ii) if (A) any of Company's representations and warranties become inaccurate as of a date subsequent to the date of this Agreement (as if made on such subsequent date), such that the condition set forth in Section 7.1(b) would not be satisfied, and
(B) such inaccuracy has not been cured by the Company by the later of
(1) twenty (20) business days after its receipt of written notice thereof and remains uncured at the time notice of termination is given, and (2) the date on which all other conditions set forth in Articles 6, 7 and 8 are satisfied, or
(iii) any of the Company's covenants contained in this Agreement shall not have been complied with in the time period specified such that the condition set forth in Section 7.2 would not be satisfied and such noncompliance has not been cured within 20 business days after its receipt of written notice thereof and remains uncured at the time notice of termination is given; or

    (i) by the Company (i) if any of the Parent's representations and warranties shall have been inaccurate as of the date of this Agreement, such that the condition set forth in Section 8.1 would not be satisfied, or (ii) if (A) any of Parent's representations and warranties shall have become inaccurate as of a date subsequent to the date of this Agreement (as if made on such subsequent date), such that the condition set forth in Section 8.1 would not be satisfied, and (B) such inaccuracy has not been cured by Parent within twenty
(20) business days after its receipt of written notice thereof and remains uncured at the time notice of termination is given, or (iii) any of Parent's covenants contained in this Agreement shall not have been complied with in the time period specified such that the condition set forth in Section 7.2 would not be satisfied and such noncompliance has not been cured within 20 business days after its receipt of written notice thereof and remains uncured at the time notice of termination is given; or

    (j) by the Company if the board of directors of the Company determines in good faith, after consultation with outside legal counsel, that the failure to terminate this Agreement would create a substantial risk of liability for breach of its fiduciary duties to the Company's stockholders under applicable Legal Requirements, provided that the Company shall not be permitted to terminate this Agreement pursuant to this Section 9.1(j) unless the Company shall have made the payment required to be made pursuant to Section 9.3(b).

    Section 9.2 EFFECT OF TERMINATION. In the event of the termination of this Agreement as provided in Section 9.1, this Agreement shall be of no further force or effect; PROVIDED, HOWEVER, that (i) this Section 9.2, Section 9.3 and
Section 10 shall survive the termination of this Agreement and shall remain in full force and effect, and (ii) the termination of this Agreement shall not relieve any party from any liability for any material inaccuracy in or breach of any representation or any material breach of any warranty, covenant or other provision contained in this Agreement.

    Section 9.3  EXPENSES; TERMINATION FEES.

    (a) Except as set forth in this Section 9.3, all fees and expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such expenses, whether or not the Merger is consummated; PROVIDED, HOWEVER, that Parent and the Company shall share equally all fees and expenses, other than attorneys' fees, incurred in connection with (A) the filing, printing and mailing of the Form S-4 Registration Statement and the Joint Proxy Statement and any amendments or supplements thereto and (B) the filing by the parties hereto of the premerger notification and report forms relating to the Merger under the HSR Act and the filing of any notice or other document under any applicable foreign antitrust law or regulation.

    (b) If (i) (A) this Agreement is terminated by Parent or the Company pursuant to Section 9.1(d), (B) at or prior to the time of the termination of this Agreement an Acquisition Proposal shall have been publicly disclosed or announced, and (C) within twelve (12) months after such termination the Company
(1) consummates an Acquisition Transaction with any Person who made any such Acquisition Proposal, or (2) consummates a Third Party Acquisition Transaction with any other Person, (ii) this Agreement is terminated by Parent pursuant to
Section 9.1(f), or (iii) this Agreement is terminated by the Company pursuant to
Section 9.1(j), then the Company shall pay to Parent, in cash at the time specified in the next sentence a nonrefundable fee in the amount equal to the sum of (1) $20,000,000 and (2) the aggregate amount of all fees, costs and expenses (including all attorneys' fees, financial advisory fees and filing fees) that have been paid or that may become payable by or on behalf of Parent in connection with the preparation and negotiation of this Agreement and otherwise in connection with the Merger; PROVIDED HOWEVER that the aggregate amount payable under clauses (1) and (2) shall in no event exceed $21,500,000. In the case of termination of this Agreement by the Company or Parent pursuant to Section 9.1(d), the fee referred to in the preceding sentence shall be paid by the Company on the date of the consummation of the Acquisition Transaction referred to in the preceding sentence; in the case of termination of this Agreement by the Company pursuant to Section 9.1(j), the fee referred to in the preceding sentence shall be paid by the Company prior to the time of such termination; and in the case of termination of this Agreement by Parent pursuant to Section 9.1(f), the fee referred to in the preceding sentence shall be paid by the Company within five business days after such termination. If this Agreement is terminated by the Company pursuant to Section 9.1(g), then Parent shall pay to the Company, in cash at the time specified in the next sentence, a nonrefundable fee in the amount equal to the sum of (1) $20,000,000, and
(2) the aggregate amount of all fees, costs and expenses (including all attorneys' fees, financial advisory fees and filing fees) that have been paid or that may become payable by or on behalf of the Company in connection with the preparation and negotiation of this Agreement and otherwise in connection with the Merger; PROVIDED HOWEVER that the aggregate amount payable under clauses
(1) and (2) shall in no event exceed $21,500,000. The fee referred to in the preceding sentence shall be paid by Parent within five business days after such termination.

    (c) If the Company fails to pay when due any amount payable under this
Section 9.3, then (i) the Company shall reimburse Parent for all costs and expenses (including fees and disbursements of counsel) incurred in connection with the collection of such overdue amount and the enforcement by Parent of its rights under this Section 9.3, and (ii) the Company shall pay to Parent interest on such overdue amount (for the period commencing as of the date such overdue amount was originally required to be paid and ending on the date such overdue amount is actually paid to Parent in full) at a rate per annum equal to 3% over the "prime rate" (as announced by Citibank N.A.) in effect on the date such overdue amount was originally required to be paid.

    (d) If Parent fails to pay when due any amount payable under this
Section 9.3, then (i) Parent shall reimburse the Company for all costs and expenses (including fees and disbursements of counsel) incurred in connection with the collection of such overdue amount and the enforcement by the Company of its rights under this Section 9.3, and (ii) Parent shall pay to the Company interest on such overdue amount (for the period commencing as of the date such overdue amount was originally required to be paid and ending on the date such overdue amount is actually paid to the Company in full) at a rate per annum equal to 3% over the "prime rate" (as announced by Citibank N.A.) in effect on the date such overdue amount was originally required to be paid.

                                   ARTICLE 10
                            MISCELLANEOUS PROVISIONS

    Section 10.1 AMENDMENT. This Agreement may be amended with the approval of the respective boards of directors of the Company, Parent and Merger Sub at any time (whether before or after adoption of this Agreement by the stockholders of the Company and whether before or after approval of the issuance of Parent Common Stock in the Merger by Parent's stockholders); PROVIDED, HOWEVER, that
(i) after any such adoption of this Agreement by the Company's stockholders, no amendment shall be made which under any Legal Requirement requires further approval of the stockholders of the Company without the further approval of such stockholders, and (ii) after any such approval of the issuance of Parent Common Stock in the Merger by Parent's stockholders, no amendment shall be made which under any Legal Requirement requires further approval of Parent's stockholders without the further approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

    Section 10.2  WAIVER.

    (a) No failure on the part of any party to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any party in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

    (b) No party shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such party; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

    Section 10.3 NO SURVIVAL OF REPRESENTATIONS AND WARRANTIES. None of the representations and warranties contained in this Agreement or in any certificate (other than the representations in the letters delivered pursuant to Section 5.11 of this Agreement) delivered pursuant to this Agreement shall survive the Merger.

    Section 10.4 ENTIRE AGREEMENT; COUNTERPARTS. This Agreement constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among or between any of the parties with respect to the subject matter hereof and thereof; PROVIDED, HOWEVER, that the certain non-disclosure agreement dated March 23, 2001, between the Company and Parent shall not be superceded and shall remain in full force and effect. This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument.

    Section 10.5 APPLICABLE LAW; JURISDICTION. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. In any action between any of the parties arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement: (a) each of the parties irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the state and federal courts located in the State of Delaware; (b) if any such action is commenced in a state court, then, subject to applicable Legal Requirements, no party shall object to the removal of such action to any federal court located in the State of Delaware; (c) each of the parties irrevocably waives the right to trial by jury; and (d) each of the parties irrevocably consents to service of process by first class certified mail, return receipt requested, postage prepaid, to the address at which such party is to receive notice in accordance with Section 10.9.

    Section 10.6 DISCLOSURE SCHEDULE. The Company Disclosure Schedule shall be arranged in separate parts corresponding to the numbered and lettered sections contained in Article 2, and the information disclosed in any numbered or lettered part shall be deemed to relate to and to qualify only the particular representation or warranty set forth in the corresponding numbered or lettered section in Article 2, and shall not be deemed to relate to or to qualify any other representation or warranty. The Parent Disclosure Schedule shall be arranged in separate parts corresponding to the numbered and lettered sections contained in Article 3, and the information disclosed in any numbered or lettered part shall be deemed to relate to and to qualify only the particular representation or warranty set forth in the corresponding numbered or lettered section in Article 3, and shall not be deemed to relate to or to qualify any other representation or warranty.

    Section 10.7 ATTORNEYS' FEES. In any action at law or suit in equity to enforce this Agreement or the rights of any of the parties hereunder, the prevailing party in such action or suit shall be entitled to receive a reasonable sum for its attorneys' fees and all other reasonable costs and expenses incurred in such action or suit.

    Section 10.8 ASSIGNABILITY. This Agreement shall be binding upon, and shall be enforceable by and inure solely to the benefit of, the parties hereto and their respective successors and assigns; PROVIDED, HOWEVER, that neither this Agreement nor any of the rights hereunder may be assigned by either Party without the prior written consent of the other, and any attempted assignment of this Agreement or any of such rights without such consent shall be void and of no effect. Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person (other than the parties hereto) any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

    Section 10.9 NOTICES. Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be in writing and shall be deemed properly delivered, given and received when delivered (by hand, by registered mail, by courier or express delivery service or by facsimile) to the address or facsimile telephone number set forth beneath the name of such party below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other parties hereto):

    IF TO PARENT OR MERGER SUB:

                        Vertex Pharmaceuticals Incorporated
                        130 Waverly Street
                        Cambridge, Massachusetts 02139
                        Facsimile No. (617) 577-6483
                        Attention: General Counsel

    WITH A COPY TO:

                        Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, PC
                        One Financial Center
                        Boston, Massachusetts 02111
                        Facsimile No. (617) 542-2241
                        Attention: Michael Fantozzi, Esq.

    IF TO THE COMPANY:

                        Aurora Biosciences Corporation
                        11010 Torreyana Road
                        San Diego, California 92121
                        Facsimile No. (858) 404-6713
                        Attention: General Counsel.

    WITH A COPY TO:

                        Cooley Godward LLP
                        4365 Executive Drive, Suite 1100
                        San Diego, California 92121-2128
                        Facsimile No. (858) 453-3555
                        Attention: Thomas A. Coll, Esq.

    Section 10.10 COOPERATION. The parties hereto agree to cooperate fully with each other and to execute and deliver such further documents, certificates, agreements and instruments and to take such other actions as may be reasonably requested by the other party to evidence or reflect the transactions contemplated by this Agreement and to carry out the intent and purposes of this Agreement.

    Section 10.11  CONSTRUCTION.

    (a) For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include masculine and feminine genders.

    (b) The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

    (c) As used in this Agreement, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation."

    (d) Except as otherwise indicated, all references in this Agreement to "Sections" and "Exhibits" are intended to refer to Sections of this Agreement and Exhibits to this Agreement.

    (e) The bold-faced headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

    IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first above written.

                                                       VERTEX PHARMACEUTICALS
                                                       INCORPORATED

                                                       By:  /s/ JOSHUA S. BOGER
                                                            ----------------------------------------
                                                            Name: JOSHUA S. BOGER
                                                            Title: CEO

                                                       AHAB ACQUISITION SUB, INC.

                                                       By:  /s/ JOSHUA S. BOGER
                                                            ----------------------------------------
                                                            Name: JOSHUA S. BOGER
                                                            Title: PRESIDENT

                                                       AURORA BIOSCIENCES CORPORATION

                                                       By:  /s/ STUART J.M. COLLINSON
                                                            ----------------------------------------
                                                            Name: STUART J.M. COLLINSON
                                                            Title: CHAIRMAN OF THE BOARD, CHIEF
                                                            EXECUTIVE OFFICER AND PRESIDENT

                                   EXHIBIT A
                              CERTAIN DEFINITIONS

    For purposes of this Agreement (including this Exhibit A):

    "AFFILIATE" of a person means a person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first mentioned person.

    "ACQUIRED CORPORATION CONTRACT" shall mean any Contract: (a) to which any of the Acquired Corporations is a party; (b) by which any of the Acquired Corporations or any asset of any of the Acquired Corporations is or may become bound or under which any of the Acquired Corporations has, or may become subject to, any obligation; or (c) under which any of the Acquired Corporations has or may acquire any right or interest.

    "ACQUIRED CORPORATION INTELLECTUAL PROPERTY" shall mean any Intellectual Property owned by or licensed to any of the Acquired Corporations or otherwise used by any of the Acquired Corporations.

    "ACQUIRED CORPORATION SOURCE CODE" shall mean any source code, or any portion, aspect or segment of any source code, relating to any Intellectual Property owned by or licensed to any of the Acquired Corporations or otherwise used by any of the Acquired Corporations.

    "ACQUISITION PROPOSAL" shall mean any offer, proposal, inquiry or indication of interest (other than an offer, proposal, inquiry or indication of interest by Parent) contemplating or otherwise relating to any Acquisition Transaction.

    "ACQUISITION TRANSACTION" shall mean any transaction (other than the Merger) or series of transactions involving:

        (a) any merger, consolidation, share exchange, business combination, issuance of securities, acquisition of securities, tender offer, exchange offer or other similar transaction (i) in which any of the Acquired Corporations is a constituent corporation, or (ii) in which a Person or "group" (as defined in the Exchange Act and the rules promulgated thereunder) of Persons directly or indirectly acquires beneficial or record ownership of securities representing more than 20% of the outstanding securities of any class of voting securities of any of the Acquired Corporations, or (iii) in which any of the Acquired Corporations issues or sells securities representing more than 20% of the outstanding securities of any class of voting securities of any of the Acquired Corporations; or

        (b) any sale (other than sales of inventory in the ordinary course of business), lease (other than in the ordinary course of business), exchange, transfer (other than sales of inventory in the ordinary course of business), license (other than nonexclusive licenses in the ordinary course of business), acquisition or disposition of any business or businesses or assets that constitute or account for 20% or more of the consolidated net revenues, net income or assets of the Acquired Corporations.

    "AGREEMENT" shall mean the Agreement and Plan of Merger to which this Exhibit A is attached, as it may be amended from time to time.

    "COMPANY COMMON STOCK" shall mean the Common Stock, $.001 par value per share, of the Company.

    "COMPANY DISCLOSURE SCHEDULE" shall mean the disclosure schedule that has been prepared by the Company in accordance with the requirements of
Section 10.6 and that has been delivered by the Company to Parent on the date of this Agreement and signed by the President of the Company.

    "COMPANY PREFERRED STOCK" shall mean the Preferred Stock, $.001 par value per share, of the Company.

    "COMPANY TRIGGERING EVENT" shall mean: (i) the failure of the board of directors of the Company to recommend that the Company's stockholders vote to adopt this Agreement, or the withdrawal or modification of the Company Board Recommendation in a manner adverse to the Parent; (ii) the Company shall have failed to include in the Joint Proxy Statement the Company Board Recommendation or a statement to the effect that the board of directors of the Company has determined and believes that the Merger is in the best interests of the Company's stockholders; (iii) the board of directors of the Company fails to reaffirm, without qualification, the Company Board Recommendation, or fails to publicly state, without qualification, that the Merger is in the best interests of the Company's stockholders, within five business days after Parent requests in writing that such action be taken; (iv) the board of directors of the Company shall have approved, endorsed or recommended any Acquisition Proposal; (v) the Company shall have failed to hold the Company Stockholders Meeting within sixty
(60) days after the Form S-4 Registration Statement was declared effective;
(vi) a tender or exchange offer relating to securities of the Company shall have been commenced and the Company shall not have sent to its securityholders, within ten business days after the commencement of such tender or exchange offer, a statement disclosing that the Board of Directors recommends rejection of such tender or exchange offer; (vii) an Acquisition Proposal is publicly announced, and the Company fails to issue a press release announcing its opposition to such Acquisition Proposal within ten business days after such Acquisition Proposal is announced; or (viii) any of the Acquired Corporations or any Representative acting on behalf of any of the Acquired Corporations shall have breached or taken any action inconsistent with any of the provisions set forth in Section 4.4.

    "COMPANY BALANCE SHEET" shall mean the consolidated balance sheet of the Company and its consolidated Subsidiaries as of December 31, 2000 included in the Company SEC Documents.

    "CONSENT" shall mean any approval, consent, ratification, permission, waiver or authorization (including any Governmental Authorization).

    "CONTRACT" shall mean any written, oral or other agreement, contract, subcontract, lease, understanding, instrument, note, option, warranty, purchase order, license, sublicense, insurance policy, benefit plan or legally binding commitment or undertaking of any nature.

    "ENCUMBRANCE" shall mean any lien, pledge, hypothecation, charge, mortgage, security interest, claim, infringement, interference, option, right of first refusal, preemptive right, community property interest or restriction of any nature (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset).

    "ENTITY" shall mean any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any company limited by shares, limited liability company or joint stock company), firm, society or other enterprise, association, organization or entity.

    "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

    "FORM S-4 REGISTRATION STATEMENT" shall mean the registration statement on Form S-4 to be filed with the SEC by Parent in connection with issuance of Parent Common Stock in the Merger, as said registration statement may be amended prior to the time it is declared effective by the SEC.

    "GOVERNMENTAL AUTHORIZATION" shall mean any: (a) permit, license, certificate, franchise, permission, variance, clearance, registration, qualification or authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Authority or pursuant to any Legal Requirement; or (b) right under any Contract with any Governmental Authority.

    "GOVERNMENTAL AUTHORITY" shall mean any: (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; or
(c) governmental or quasi-governmental authority of any nature (including any governmental division, department, agency, commission, instrumentality, official, organization, unit, body or Entity and any court or other tribunal).

    "HSR ACT" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

    "INTELLECTUAL PROPERTY" shall mean any: (a) patent, patent application, trademark (whether registered or unregistered), trademark application, trade name (including material Internet domain name registrations), fictitious business name, service mark (whether registered or unregistered), service mark application, copyright (whether registered or unregistered), copyright application, maskwork, maskwork application, trade secret, know-how (including protocols, results of experimentation and testing, specifications, strategies and techniques) and all tangible and intangible embodiments thereof of any kind whatsoever (including, without limitation, apparatus, biological or chemical materials), formulas, processes, invention records, procedures, research and development activity reports, laboratory notebooks, customer lists, franchise, system, computer software, computer program, source code, algorithm, invention, design, blueprint, engineering drawing, proprietary product, technology, proprietary right or other intellectual property right or intangible asset; or
(b) right to use or exploit any of the foregoing.

    "JOINT PROXY STATEMENT" shall mean the Joint Proxy Statement/prospectus to be sent to the Company's stockholders in connection with the Company Stockholders' Meeting.

    "LEGAL PROCEEDING" shall mean any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, inquiry, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any court or other Governmental Authority or any arbitrator or arbitration panel.

    "LEGAL REQUIREMENT" shall mean any federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Authority (or under the authority of the NASD) and any judicial or administrative interpretation thereof.

    "MATERIAL" shall mean, with respect to any Person or group of Persons, any material event, change, condition or effect related to the financial condition, properties, assets (including intangible assets), liabilities, business, operations or results of operations of such Person or Persons.

    "MATERIAL ADVERSE EFFECT" Except where this definition is expressly qualified in Sections 7.1 and 7.4 of the Merger Agreement, any event, change, effect, occurrence, violation, inaccuracy, circumstance or other matter will be deemed to have a "Material Adverse Effect" on a party to this Agreement if such event, change, effect, occurrence, violation, inaccuracy, circumstance or other matter (either individually or when considered together with all other matters that would constitute either exceptions to the representations and warranties or breaches of any covenant set forth in the Agreement but for the presence of "Material Adverse Effect" or other materiality qualifications, or any similar qualifications, in such representations and warranties or covenants) had or would reasonably be expected to have a material adverse effect on: (i) the business, condition, capitalization, assets, liabilities, operations or financial performance of such party and its Subsidiaries taken as a whole,
(ii) the ability of a party to consummate the Merger or any of the other transactions contemplated by the Agreement or to perform any of its obligations under the Agreement; or (iii) with respect to Parent only, Parent's ability to vote, receive dividends with respect to or otherwise exercise ownership rights with respect to the stock of the Surviving Corporation.

    "PARENT BALANCE SHEET" shall mean the consolidated balance sheet of Parent and its consolidated Subsidiaries as of December 31, 2000 included in the Parent SEC Documents.

    "PARENT COMMON STOCK" shall mean the Common Stock, $.01 par value per share, of Parent.

    "PARENT INTELLECTUAL PROPERTY" shall mean any Intellectual Property owned by or licensed to Parent or any of its Subsidiaries or otherwise used by Parent or any of its Subsidiaries.

    "PARENT TRIGGERING EVENT" shall mean: (i) the failure of the board of directors of Parent to recommend that Parent's stockholders approve the issuance of Parent Common Stock in the Merger, or the withdrawal or modification of the Parent Board Recommendation in a manner adverse to the Company, (ii) Parent shall have failed to include in the Joint Proxy Statement the Parent Board Recommendation or a statement to the effect that the board of directors of Parent has determined and believes that the issuance of Parent Common Stock in the Merger is in the best interests of Parent and its stockholders, (iii) the board of directors of Parent fails to reaffirm, without qualification, the Parent Board Recommendation, or fails to publicly state, without qualification, that the Merger is in the best interests of Parent's stockholders, within five
(5) business days after the Company requests in writing that such action be taken; and (iv) Parent shall have failed to hold the Parent Stockholders Meeting within sixty (60) days after the Form S-4 Registration Statement was declared effective.

    "PARENT PREFERRED STOCK" shall mean the Preferred Stock, $.01 par value, of the Company.

    "PERMITTED ENCUMBRANCES" shall mean such of the following as to which no enforcement, collection, execution, levy or foreclosure proceeding shall have been commenced: (a) Encumbrances for taxes, assessments and charges or levies of Governmental Authorities not yet due and payable or due but for which no notice of assessment has been given; (b) Encumbrances for taxes, assessments and charges or levies of Governmental Authorities due and being contested in good faith and diligently by appropriate proceedings (and for the payment of which adequate provision has been made); (c) Encumbrances imposed by law, such as materialmen's, mechanics', carriers', workmen's and repairmen's liens and other similar liens arising in the ordinary course of business securing obligations that are not overdue for a period of more than 30 days; (d) pledges or deposits to secure obligations under workers' compensation laws or similar legislation or to secure public or statutory obligations; (e) security given in the ordinary course of business to any Public Utility, municipality or other Government Authority in connection with the operation of the business in the ordinary course and other than security for borrowed money; and (f) assignments of insurance to landlords (or their mortgagees) pursuant to the terms of any lease and Encumbrances or rights reserved in any lease for rents or for compliance with the terms of the lease.

    "PERSON" shall mean any individual, Entity or Governmental Authority.

    "REPRESENTATIVES" shall mean officers, directors, employees, agents, attorneys, accountants and advisors.

    "SEC" shall mean the United States Securities and Exchange Commission.

    "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

    "SUBSIDIARY" An entity shall be deemed to be a "Subsidiary" of another Person if such Person directly or indirectly owns, beneficially or of record, an amount of voting securities or other interests in such Entity that is sufficient to enable such Person to elect at leased a majority of the members of such Entity's board of directors or other governing body, or (b) at least 50% of the outstanding equity or financial interests of such Entity.

    "SUPERIOR PROPOSAL" shall mean an unsolicited, bona fide written offer made by a third party to purchase a majority of the outstanding Company Common Stock on terms that the board of directors of the Company determines, in its reasonable judgment, (i) after consultation with an independent financial advisor of nationally recognized reputation, to be more favorable from a financial point of view to the Company's stockholders than the terms of the Merger, including any improved terms offered in writing by the Parent and
(ii) is reasonably capable of being consummated; PROVIDED, HOWEVER, that any such offer shall not be deemed to be a "Superior Proposal" if any financing required to consummate the transaction contemplated by such offer is not committed or is not reasonably capable of being obtained by such third party.

    "TAX" shall mean any tax (including any income tax, franchise tax, capital gains tax, gross receipts tax, value-added tax, surtax, excise tax, ad valorem tax, transfer tax, stamp tax, sales tax, use tax, property tax, business tax, withholding tax or payroll tax), levy, assessment, tariff, duty (including any customs duty), deficiency or fee, and any related charge or amount (including any fine, penalty or interest), imposed, assessed or collected by or under the authority of any Governmental Authority.

    "TAX RETURN" shall mean any return (including any information return), report, statement, declaration, estimate, schedule, notice, notification, form, election, certificate or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Authority in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Legal Requirement relating to any Tax.

    "THIRD PARTY ACQUISITION TRANSACTION" shall mean any transaction (other than the Merger) or series of transactions involving:

        (a) any merger, consolidation, share exchange, business combination, issuance of securities, acquisition of securities, tender offer, exchange offer or other similar transaction (i) in which any of the Acquired Corporations is a constituent corporation and either (1) a majority of the members of the board of directors of the Company immediately after any such transaction are not persons who were members of the board of directors of the Company prior to such transaction, or (2) the stockholders of the Company immediately prior to any such transaction (excluding any parties to such transaction and their respective affiliates) hold less than 70% of the outstanding capital stock or control less than 70% of the voting power of the outstanding capital stock of the Company immediately after the transaction, or (ii) in which a Person or "group" (as defined in the Exchange Act and the rules promulgated thereunder) of Persons directly or indirectly acquires beneficial or record ownership of securities representing more than 30% of the outstanding securities of any class of voting securities of any of the Acquired Corporations, or (iii) in which any of the Acquired Corporations issues or sells securities representing more than 30% of the outstanding securities of any class of voting securities of any of the Acquired Corporations; or

        (b) any sale (other than sales of inventory in the ordinary course of business), lease (other than in the ordinary course of business), exchange, transfer (other than sales of inventory in the ordinary course of business), license (other than nonexclusive licenses in the ordinary course of business), acquisition or disposition of any business or businesses or assets that constitute or account for 30% or more of the consolidated net revenues, net income or assets of the Acquired Corporations.

                                    ANNEX B

                         [LETTERHEAD OF MERRILL LYNCH]

                                   April 29, 2001

Board of Directors
Vertex Pharmaceuticals Incorporated
130 Waverly Street
Cambridge, MA 02139-4242

Members of the Board of Directors:


    Aurora Biosciences Corporation (the "Company"), Vertex Pharmaceuticals Incorporated (the "Acquiror") and Ahab Acquisition Sub, Inc., a newly formed, wholly owned subsidiary of the Acquiror ("Merger Sub"), propose to enter into an Agreement and Plan of Merger (the "Agreement") pursuant to which Merger Sub shall be merged with and into the Company (the "Merger") and each outstanding share of the Company's common stock, par value $0.001 per share (the "Company Shares"), will be converted into the right to receive 0.620 shares (the "Exchange Ratio") of the common stock of the Acquiror, par value $0.01 per share (the "Acquiror Shares").


    You have asked us whether, in our opinion, the Exchange Ratio is fair from a financial point of view to the Acquiror.

    In arriving at the opinion set forth below, we have, among other things:

     (1) Reviewed certain publicly available business and financial information relating to the Company and the Acquiror that we deemed to be relevant;

     (2) Reviewed certain information, including financial forecasts, relating to the business, earnings, cash flow, assets, liabilities and prospects of the Company and the Acquiror, furnished to us by the Company and the Acquiror, respectively;

     (3) Conducted discussions with members of senior management of the Company and the Acquiror concerning the matters described in clauses 1 and 2 above, as well as their respective businesses and prospects before and after giving effect to the Merger;

     (4) Reviewed the market prices and valuation multiples for the Company Shares and the Acquiror Shares and compared them with those of certain publicly traded companies that we deemed to be relevant;

     (5) Reviewed the results of operations of the Company and the Acquiror and compared them with those of certain publicly traded companies that we deemed to be relevant;

     (6) Compared the proposed financial terms of the Merger with the financial terms of certain other transactions that we deemed to be relevant;

     (7) Participated in certain discussions and negotiations among representatives of the Company and the Acquiror and their financial and legal advisors;

     (8) Reviewed the potential pro forma impact of the Merger;

     (9) Reviewed the Agreement dated April 29, 2001 and certain related documents; and

    (10) Reviewed such other financial studies and analyses and took into account such other matters as we deemed necessary, including our assessment of general economic, market and monetary conditions.

    In preparing our opinion, we have assumed and relied on the accuracy and completeness of all information supplied or otherwise made available to us, discussed with or reviewed by or for us, or publicly available, and we have not assumed any responsibility for independently verifying such information or undertaken an independent evaluation or appraisal of any of the assets or liabilities of the Company or the Acquiror or been furnished with any such evaluation or appraisal. In addition, we have not assumed any obligation to conduct any physical inspection of the properties or facilities of the Company or the Acquiror. With respect to the financial forecast information furnished to or discussed with us by the Company or the Acquiror, we have assumed that they have been reasonably prepared and reflect the best currently available estimates and judgment of the Company's or the Acquiror's management as to the expected future financial performance of the Company or the Acquiror, as the case may be. We have further assumed that the Merger will be accounted for as a pooling of interests under generally accepted accounting principles and that it will qualify as a tax-free reorganization for U.S. federal income tax purposes. We have also assumed that the that the representations and warranties of the Company, the Acquiror and Merger Sub contained in the Agreement are true and correct, that the Company, the Acquiror and Merger Sub will each perform all of the covenants and agreements to be performed by it under the Agreement, and that all conditions to the obligations of the Company, the Acquiror and Merger Sub to consummate the Merger will be satisfied without any waiver thereof.

    Our opinion is necessarily based upon market, economic and other conditions as they exist and can be evaluated on, and on the information made available to us as of, the date hereof. We have assumed that in the course of obtaining the necessary regulatory or other consents or approvals (contractual or otherwise) for the Merger, no restrictions, including any divestiture requirements or amendments or modifications, will be imposed that will have a material adverse effect on the Acquiror or the Company or materially reduce the contemplated benefits of the Merger.

    We are acting as financial advisor to the Acquiror in connection with the Merger and will receive a fee from the Acquiror for our services, a significant portion of which is contingent upon the consummation of the Merger. In addition, the Acquiror has agreed to indemnify us for certain liabilities arising out of our engagement. We have in the past provided financial advisory and financing services to the Acquiror and may continue to do so and have received, and may receive, fees for the rendering of such services. In addition, in the ordinary course of our business, we may actively trade the Company Shares and other securities of the Company, as well as the Acquiror Shares and other securities of the Acquiror, for our own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

    This opinion is for the use and benefit of the Board of Directors of the Acquiror. Our opinion does not address the merits of the underlying decision by the Acquiror to engage in the Merger and does not constitute a recommendation to any shareholder of the Acquiror as to how such shareholder should vote on the proposed Merger or any matter related thereto.

    We are not expressing any opinion herein as to the prices at which the Acquiror Shares will trade following the announcement or consummation of the Merger.

    On the basis of and subject to the foregoing, we are of the opinion that, as of the date hereof, the Exchange Ratio is fair from a financial point of view to the Acquiror.

                                                      Very truly yours,

                                                      /s/ MERRILL LYNCH, PIERCE, FENNER & SMITH
                                                      INCORPORATED
                                                      MERRILL LYNCH, PIERCE, FENNER &
                                                      SMITH INCORPORATED

                                    ANNEX C



                        [LETTERHEAD OF GOLDMAN, SACHS & CO.]



PERSONAL AND CONFIDENTIAL


April 29, 2001

Board of Directors
Aurora Biosciences Corporation
11010 Torreyana Road
San Diego, California 92121

Gentlemen:

You have requested our opinion as to the fairness from a financial point of view to the holders of the outstanding shares of Common Stock, par value $0.001 per share (the "Shares"), of Aurora Biosciences Corporation (the "Company") of the exchange ratio of 0.62 shares of Common Stock, par value $0.01 per share (the "Vertex Common Stock"), of Vertex Pharmaceuticals Incorporated ("Vertex") to be received for each Share (the "Exchange Ratio") pursuant to the Agreement and Plan of Merger, dated as of April 29, 2001, among Vertex, Ahab Acquisition Sub, Inc., a wholly-owned subsidiary of Vertex, and the Company (the "Agreement").

Goldman, Sachs & Co., as part of its investment banking business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. We are familiar with the Company having provided certain investment banking services to the Company from time to time, including having acted as its financial advisor in connection with, and having participated in certain of the negotiations leading to, the Agreement. We also have provided certain investment banking services to Vertex from time to time and may provide investment banking services to Vertex and its subsidiaries in the future. Goldman, Sachs & Co. provides a full range of financial advisory and securities services and, in the course of its normal trading activities, may from time to time effect transactions and hold securities, including derivative securities, of the Company or Vertex for its own account and for the accounts of customers.

In connection with this opinion, we have reviewed, among other things, the Agreement; Annual Reports to Stockholders and Annual Reports on Form 10-K of the Company for the four years ended December 31, 2000, and of Vertex for the five years ended December 31, 2000; certain interim reports to stockholders and Quarterly Reports on Form 10-Q of the Company and Vertex; certain other communications from the Company and Vertex to their respective stockholders; certain internal financial analyses and forecasts for Vertex prepared by the management of Vertex, which analyses and forecasts the management of the Company has instructed us to use for purposes of our opinion; and certain internal financial analyses and forecasts for the Company prepared by the management of the Company. We also have held discussions with members of the senior management of the Company and Vertex regarding their assessment of the strategic rationale for, and the potential benefits of, the transaction contemplated by the Agreement and the past and current business operations, financial condition and future prospects of their respective companies. In addition, we have reviewed the reported price and trading activity for the Shares and the Vertex Common Stock, compared certain financial and stock market information for the Company and Vertex with similar information for certain other companies the securities of which are publicly traded, reviewed the financial terms of certain recent business combinations in the biotechnology industry specifically and in other industries generally and performed such other studies and analyses as we considered appropriate.

We have relied upon the accuracy and completeness of all of the financial, accounting and other information discussed with or reviewed by us and have assumed such accuracy and completeness for purposes of rendering this opinion. In that regard, we have assumed with your consent that the internal financial forecasts prepared by the managements of the Company and Vertex have been reasonably prepared reflecting the best currently available estimates and judgments of the Company and Vertex. In addition, we have not made an independent evaluation or appraisal of the assets and liabilities of the Company or Vertex or any of their respective subsidiaries, and we have not been furnished with any such evaluation or appraisal. We were not requested to solicit, and did not solicit, interest from other parties with respect to an acquisition of, or other business combination involving, the Company. We have assumed with your consent that the transaction contemplated by the Agreement will be accounted for as a pooling-of-interests under generally accepted accounting principles. Our advisory services and the opinion expressed herein are provided for the information and assistance of the Board of Directors of the Company in connection with its consideration of the transaction contemplated by the Agreement and such opinion does not constitute a recommendation as to how any holder of Shares should vote with respect to such transaction.

Based upon and subject to the foregoing and based upon such other matters as we consider relevant, it is our opinion that as of the date hereof the Exchange Ratio pursuant to the Agreement is fair from a financial point of view to the holders of the Shares.

Very truly yours,


/s/ Goldman, Sachs & Co.
--------------------
(GOLDMAN, SACHS & CO.)

                                    ANNEX D
                      VERTEX PHARMACEUTICALS INCORPORATED
                           1996 STOCK and OPTION PLAN
                   (AS AMENDED ON MAY 17, 2001, AND RESTATED)

1.  DEFINITIONS

    Unless otherwise specified or unless the context otherwise requires, the following terms, as used in this Vertex Pharmaceuticals Incorporated 1996 Stock and Option Plan, have the following meanings:

    Affiliate means a corporation which, for purposes of Section 424 of the Code, is a parent or subsidiary of the Company, direct or indirect.

    Board of Directors means the Board of Directors of the Company.

    Code means the United States Internal Revenue Code of 1986, as amended.

    Committee means the Compensation Committee of the Board of Directors or any successor thereto appointed by the Board of Directors pursuant to Section 4 hereof to administer this Plan.

    Common Stock means shares of the Company's common stock, $.01 par value.

    Company means Vertex Pharmaceuticals Incorporated, a Massachusetts corporation.

    Disability or Disabled means permanent and total disability as defined in
Section 22(e)(3) of the Code.

    Exchange Act means the Securities Exchange Act of 1934, as amended.

    Fair Market Value of a Share of Common Stock on a particular date shall be the mean between the highest and lowest quoted selling prices on such date (the "valuation date") on the securities market where the Common Stock of the Company is traded, or if there were no sales on the valuation date, on the next preceding date within a reasonable period (as determined in the sole discretion of the Committee) on which there were sales. In the event that there were no sales in such a market within a reasonable period, the fair market value shall be as determined in good faith by the Committee in its sole discretion. The Fair Market Value as determined in this paragraph rounded down to the next lower whole cent if the foregoing calculation results in fractional cents.

    ISO means an option intended to qualify as an incentive stock option under Code Section 422(b).

    Key Employee means an employee of the Company or of an Affiliate (including, without limitation, an employee who is also serving as an officer or director of the Company or of an Affiliate), designated by the Committee to be eligible to be granted one or more Stock Rights under the Plan.

    NQSO means an option which is not intended to qualify as an ISO.

    Non-Employee Director means a member of the Board of Directors who is not an employee of the Company or any Affiliate.

    Option means an ISO or NQSO granted under the Plan.

    Participant means a Key Employee, Non-Employee Director, consultant or advisor of the Company to whom one or more Stock Rights are granted under the Plan. As used herein, "Participant" shall include "Participant's Survivors" and a Participant' s permitted transferees where the context requires.

    Participant's Survivors means a deceased Participant's legal representatives and/or any person or persons who acquires the Participant's rights to a Stock Right by will or by the laws of descent or distribution.

    Plan means this Vertex Pharmaceuticals Incorporated 1996 Stock and Option Plan, as amended from time to time.

    Shares means shares of the Common Stock as to which Stock Rights have been or may be granted under the Plan or any shares of capital stock into which the Shares are changed or for which they are exchanged within the provisions of
Section 3 of the Plan. The Shares issued upon exercise of Stock Rights granted under the Plan may be authorized and unissued shares or shares held by the Company in its treasury, or both.

    Stock Agreement means an agreement between the Company and a Participant executed and delivered pursuant to the Plan, in such form as the Committee shall approve.

    Stock Award means an award of Shares or the opportunity to make a direct purchase of Shares of the Company granted under the Plan.

    Stock Right means a right to Shares of the Company granted pursuant to the Plan as an ISO, an NQSO or a Stock Award.

2.  PURPOSES OF THE PLAN

    The Plan is intended to encourage ownership of Shares by Key Employees, Non-Employee Directors and certain consultants and advisors to the Company in order to attract such persons, to induce them to work for the benefit of the Company or of an Affiliate and to provide additional incentive for them to promote the success of the Company or of an Affiliate. The Plan provides for the granting of Stock Rights to Key Employees, Non-Employee Directors, consultants and advisors of the Company.

3.  SHARES SUBJECT TO THE PLAN

    The number of Shares subject to this Plan as to which Stock Rights may be granted from time to time shall be 16,000,000 plus the number of shares of Common Stock previously reserved for the granting of options under the Vertex Pharmaceuticals Incorporated 1991 Stock Option Plan and 1994 Stock and Option Plan but not granted thereunder, or the equivalent of such number of Shares after the Committee, in its sole discretion, has interpreted the effect of any stock split, stock dividend, combination, recapitalization or similar transaction in accordance with Section 17 of this Plan.

    If an Option granted hereunder or any option granted under the 1991 Stock Option Plan or 1994 Stock and Option Plan ceases to be "outstanding", in whole or in part, or if the Company shall reacquire any Shares issued pursuant to Stock Awards, the Shares which were subject to such Option and any Shares so reacquired by the Company shall also be available for the granting of other Stock Rights under the Plan. Any Stock Right shall be treated as "outstanding" until such Stock Right is exercised in full, or terminates or expires under the provisions of the Plan, or by agreement of the parties to the pertinent Stock Agreement, without having been exercised in full.

4.  ADMINISTRATION OF THE PLAN

    The Plan shall be administered by the Committee. Subject to the provisions of the Plan, the Committee is authorized to:

    a. Interpret the provisions of the Plan or of any Option, Stock Award or Stock Agreement and to make all rules and determinations which it deems necessary or advisable for the administration of the Plan;

    b. Determine which employees of the Company or of an Affiliate shall be designated as Key Employees and which of the Key Employees, Non-Employee Directors, consultants and advisors of the Company and its Affiliates shall be granted Stock Rights;

    c. Determine the number of Shares and exercise price for which a Stock Right or Stock Rights shall be granted;

    d. Specify the terms and conditions upon which a Stock Right or Stock Rights may be granted; and

    e. In its discretion, accelerate the date of exercise of any installment of any Option; provided that the Committee shall not, without the consent of the Option holder accelerate the exercise date of any installment of any Option granted to any Key Employee as an ISO (and not previously converted into an NQSO pursuant to Section 20) if such acceleration would violate the annual vesting limitation contained in Section 422(d) of the Code, as described in Section 6.2.3.

provided, however, that all such interpretations, rules, determinations, terms and conditions shall be made and prescribed in the context of preserving the tax status under Code Section 422 of those Options which are designated as ISOs and shall be in compliance with any applicable provisions of Rule 16b-3 under the Exchange Act. Subject to the foregoing, the interpretation and construction by the Committee of any provisions of the Plan or of any Stock Right granted under it shall be final, unless otherwise determined by the Board of Directors, if the Committee is other than the Board of Directors.

    The Committee may employ attorneys, consultants, accountants or other persons, and the Committee, the Company and its officers and directors shall be entitled to rely upon the advice, opinions or valuations of such persons. All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon the Company, all Participants, and all other interested persons. No member or agent of the Committee shall be personally liable for any action, determination, or interpretation made in good faith with respect to this Plan or grants hereunder. Each member of the Committee shall be indemnified and held harmless by the Company against any cost or expense (including counsel fees) reasonably incurred by him or liability (including any sum paid in settlement of a claim with the approval of the Company) arising out of any act or omission to act in connection with this Plan unless arising out of such member's own fraud or bad faith. Such indemnification shall be in addition to any rights of indemnification the members of the Committee may have as directors or otherwise under the by-laws of the Company, or any agreement, vote of stockholders or disinterested directors, or otherwise.

5.  ELIGIBILITY FOR PARTICIPATION

    The Committee shall, in its sole discretion, name the Participants in the Plan, provided, however, that each Participant must be a Key Employee, Non-Employee Director, consultant or advisor of the Company or of an Affiliate at the time a Stock Right is granted. Notwithstanding the foregoing, the Committee may authorize the grant of a Stock Right to a person not then an employee, Non-Employee Director, consultant or advisor of the Company or of an Affiliate; PROVIDED, HOWEVER, that the actual grant of such Stock Right shall be conditioned upon such person becoming eligible to become a Participant at or prior to the time of execution of the Stock Agreement evidencing such Stock Right. The granting of any Stock Right to any individual shall neither entitle that individual to, nor disqualify him or her from, participation in other grants of Stock Rights. Nothwithstanding anything to the contrary contained in this Plan, no Stock Rights shall be granted to any director or officer of the Company except in accordance with the applicable rules of the Nasdaq Stock Market or other securities market where the Common Stock is traded.

6.  TERMS AND CONDITIONS OF OPTIONS

    6.1 General. Each Option shall be set forth in writing in a Stock Agreement, duly executed by the Company and, to the extent required by law or requested by the Company, by the Participant. The

Committee may provide that Options be granted subject to such conditions as the Committee may deem appropriate including, without limitation, subsequent approval by the shareholders of the Company of this Plan or any amendments thereto, PROVIDED, HOWEVER, that the option price per share of the Shares covered by each Option shall not be less than the Fair Market Value per share of the Common Stock on the date of grant (or par value if greater). Each Stock Agreement shall state the number of Shares to which it pertains, the date or dates on which it first is exercisable and the date after which it may no longer be exercised. Option rights may accrue or become exercisable in installments over a period of time, or upon the achievement of certain conditions or the attainment of stated goals or events. Exercise of any Option may be conditioned upon the Participant's execution of a Share purchase agreement in form satisfactory to the Committee providing for certain protections for the Company and its other shareholders, including requirements that the Participant's or the Participant's Survivors' right to sell or transfer the Shares may be restricted, and the Participant or the Participant's Survivors may be required to execute letters of investment intent and to acknowledge that the Shares will bear legends noting any applicable restrictions.

    6.2 ISOs. ISOs shall be issued only to Key Employees. In addition to the minimum standards set forth in Section 6.1, ISOs shall be subject to the following terms and conditions, with such additional restrictions or changes as the Committee determines are appropriate but not in conflict with Code
Section 422 and relevant regulations and rulings of the Internal Revenue
Service:

    6.2.1 ISO OPTION PRICE: The Option price per Share of the Shares subject to an ISO shall not be less than one hundred percent (100%) of the Fair Market Value per share of the Common Stock on the date of grant of the ISO; provided, however that the Option price per share of the Shares subject to an ISO granted to a Participant who owns, directly or by reason of the applicable attribution rules in Code Section 424(d), more than ten percent (10%) of the total combined voting power of all classes of share capital of the Company or an Affiliate, shall not be less than one hundred ten percent (110%) of the said Fair Market Value on the date of grant.

    6.2.2 TERM OF ISO: Each ISO shall expire not more than ten (10) years from the date of grant; provided, however, that an ISO granted to a Participant who owns, directly or by reason of the applicable attribution rules in Code
Section 424(d), more than ten percent (10%) of the total combined voting power of all classes of share capital of the Company or an Affiliate, shall expire not more than five (5) years from the date of grant.

    6.2.3  LIMITATION ON GRANT OF ISOS: No ISOs shall be granted after
December 8, 2004, the date which is ten (10) years from the earlier of the date of the adoption of this Plan and the date of the approval of the Plan by the shareholders of the Company.

    6.3 Non-Employee Directors' Options. Each Non-Employee Director, upon first being elected or appointed to the Board of Directors, shall be granted an NQSO to purchase 20,000 Shares. Each such Option shall (i) have an exercise price equal to the Fair Market Value (per share) on the date of grant of the Option,
(ii) have a term of ten (10) years, and (ii) shall become cumulatively exercisable in sixteen (16) equal quarterly installments, upon completion of each full quarter of service on the Board of Directors after the date of grant. In addition, on June 1 of each year, each Non-Employee Director shall be granted a NQSO to purchase 7,500 shares. Each such Option shall (i) have an exercise price equal to the Fair Market Value (per share) on the date of grant of such Option, (ii) have a term of ten (10) years, and (iii) be exercisable in full immediately on the date of grant. Any director entitled to receive an Option grant under this Section may elect to decline the Option. Notwithstanding the provisions of Section 24 concerning amendment of the Plan, the provisions of this Subsection shall not be amended more than once every six months, other than to comport with changes in the Code, the Employee Retirement Income Security Act, or the rules thereunder. Notwithstanding anything to the contrary contained in any other provisions of this Plan, the Committee shall have no discretion to vary the terms of Options granted under this Section 6.3 from those set forth herein. The provisions of Sections 11, 13 and 14 below shall not apply to Options granted pursuant to this Subsection.

    6.4 Limitation on Number of Options Granted. Notwithstanding anything in this Plan to the contrary, no Participant shall be granted Options in any calendar year for the purchase of more than 200,000 Shares (subject to adjustment pursuant to Section 17 to the extent consistent with Section 162(m) of the Code).

7.  TERMS AND CONDITIONS OF STOCK AWARDS

    Each Stock Award shall be set forth in a Stock Agreement, duly executed by the Company and, to the extent required by law or requested by the Company, by the Participant. The Stock Agreement shall be in the form approved by the Committee, with such changes and modifications to such form as the Committee, in its discretion, shall approve with respect to any particular Participant or Participants. The Stock Agreement shall contain terms and conditions which the Committee determines to be appropriate and in the best interest of the Company; PROVIDED, HOWEVER, that the purchase price per share of the Shares covered by each Stock Award shall not be less than the par value per Share. Each Stock Agreement shall state the number of Shares to which the Stock Award pertains, the date prior to which the Stock Award must be exercised by the Participant, and the terms of any right of the Company to reacquire the Shares subject to the Stock Award, including the time and events upon which such rights shall accrue and the purchase price therefor, and any restrictions on the transferability of such Shares. All Stock Awards shall be subject to restrictions on transfer and a right of repurchase by the Company and shall vest over a period of not less than three years from the date of grant, or upon the later of one year after the date of grant or the achievement of such performance objectives as shall be approved by the Committee when granting the Stock Award. The Committee, in its discretion, may accelerate the vesting of Stock Awards in the event of
(a) death or disability of the Participant, or (b) in connection with an Acquisition as defined in Section 17.2.

8.  EXERCISE OF STOCK RIGHTS AND ISSUANCE OF SHARES

    A Stock Right (or any part or installment thereof) shall be exercised by giving written notice to the Company, together with provision for payment of the full purchase price in accordance with this Section for the Shares as to which such Stock Right is being exercised, and upon compliance with any other condition(s) set forth in the Stock Agreement. Such written notice shall be signed by the person exercising the Stock Right, shall state the number of Shares with respect to which the Stock Right is being exercised and shall contain any representation required by the Plan or the Stock Agreement.

    Payment of the purchase price for the Shares as to which such Stock Right is being exercised shall be made (a) in United States dollars in cash or by check acceptable to the Committee, or (b) at the discretion of the Committee,
(i) through delivery of shares of Common Stock (which, in the case of shares acquired from the Company, have been held by the Participant for at least six
(6) months) not subject to any restriction under any plan and having a fair market value equal as of the date of exercise to the cash exercise price of the Stock Right, determined in good faith by the Committee, or (ii) in accordance with a cashless exercise program established with a securities brokerage firm, and approved by the Company, or (iii) by any other means (excluding, however, delivery of a promissory note of the Participant) which the Committee determines to be consistent with the purpose of this Plan and applicable law, or (iv) by any combination of the foregoing. Notwithstanding the foregoing, the Committee shall accept only such payment on exercise of an ISO as is permitted by
Section 422 of the Code.

    The Company shall then as soon as is reasonably practicable deliver the Shares as to which such Stock Right was exercised to the Participant (or to the Participant's Survivors, as the case may be). It is expressly understood that the delivery of the Shares may be delayed by the Company in order to comply with any law or regulation which requires the Company to take any action with respect to the Shares prior to their issuance. The Shares shall, upon delivery, be fully paid, non-assessable Shares.

9.  RIGHTS AS A SHAREHOLDER

    No Participant to whom a Stock Right has been granted shall have rights as a shareholder with respect to any Shares covered by such Stock Right, except after due exercise thereof and tender of the full purchase price for the Shares being purchased pursuant to such exercise and registration of the Shares in the Company's share register in the name of the Participant.

10. ASSIGNABILITY AND TRANSFERABILITY OF STOCK RIGHTS

    ISOs and, except as otherwise provided by the Committee, NQSOs and Stock Awards shall not be transferable by the Participant other than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act or the rules thereunder, PROVIDED, HOWEVER, that the designation of a beneficiary of a Stock Right by a Participant shall not be deemed a transfer prohibited by this Section. Except as provided in the preceding sentence or as otherwise permitted under an NQSO or Stock Award Stock Agreement, a Stock Right shall be exercisable, during the Participant's lifetime, only by such Participant (or by his or her legal representative) and shall not be assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process. Any attempted transfer, assignment, pledge, hypothecation or other disposition of any Stock Right or of any rights granted thereunder contrary to the provisions of this Plan, or the levy of any attachment or similar process upon a Stock Right, shall be null and void.

11. EFFECT OF TERMINATION OF SERVICE

    11.1 Except as otherwise provided in the pertinent Stock Agreement or as otherwise provided in Sections 12, 13 or 14, if a Participant ceases to be an employee, director, consultant or advisor with the Company and its Affiliates (for any reason other than termination "for cause", Disability, or death) (a "Termination of Service") before the Participant has exercised all Stock Rights, the Participant may exercise any Stock Right granted to him or her to the extent that the Stock Right is exercisable on the date of such Termination of Service, but only within the originally prescribed term of the Stock Right.

    11.2 The provisions of this Section, and not the provisions of Section 13 or 14, shall apply to a Participant who subsequently becomes disabled or dies after the Termination of Service; provided, however, that in the case of a Participant's death within three (3) months after the Termination of Service, the Participant's Survivors may exercise the Stock Right within one (1) year after the date of the Participant's death, but in no event after the date of expiration of the term of the Stock Right.

    11.3 Notwithstanding anything herein to the contrary, if subsequent to a Participant's Termination of Service, but prior to the exercise of a Stock Right, the Committee determines that, either prior or subsequent to the Participant's Termination of Service, the Participant engaged in conduct which would constitute "cause" (as defined in Section 12), then such Participant shall forthwith cease to have any right to exercise any Stock Right.

    11.4 Absence from work with the Company or an Affiliate because of temporary disability or a leave of absence for any purpose, shall not, during the period of any such absence in accordance with Company policies, be deemed, by virtue of such absence alone, a Termination of Service, except as the Committee may otherwise expressly provide.

    11.5 A change of employment or other service within or among the Company and its Affiliates shall not be deemed a Termination of Service, so long as the Participant continues to be an employee, director, consultant or advisor of the Company or any Affiliate.

12. EFFECT OF TERMINATION OF SERVICE FOR "CAUSE"

    Except as otherwise provided in the pertinent Stock Agreement, in the event of a Termination of Service of a Participant "for cause" all outstanding and unexercised Stock Rights as of the date the Participant is notified his or her service is terminated "for cause" will immediately be forfeited. For purposes of this Section 12, "cause" shall include (and is not limited to) dishonesty with respect to the Company and its Affiliates, insubordination, substantial malfeasance or non-feasance of duty, unauthorized disclosure of confidential information, conduct substantially prejudicial to the business of the Company or any Affiliate, and termination by the Participant in violation of an agreement by the Participant to remain in the employ of the Company of an Affiliate. The determination of the Committee as to the existence of cause will be conclusive on the Participant and the Company. "Cause" is not limited to events which have occurred prior to a Participant's Termination of Service, nor is it necessary that the Committee's finding of "cause" occur prior to termination. If the Committee determines, subsequent to a Participant's Termination of Service but prior to the exercise of a Stock Right, that either prior or subsequent to the Participant's termination the Participant engaged in conduct which would constitute "cause," then the right to exercise any Stock Right shall be forfeited. Any definition in an agreement between a Participant and the Company or an Affiliate which contains a conflicting definition of "cause" for termination and which is in effect at the time of such termination shall supersede the definition in this Plan with respect to that Participant.

13. EFFECT OF TERMINATION OF SERVICE FOR DISABILITY

    Except as otherwise provided in the pertinent Stock Agreement, in the event of a termination of service with the Company and its Affiliates by reason of Disability, the Disabled Participant may exercise any Stock Right granted to him or her to the extent exercisable but not exercised on the date of Disability. A Disabled Participant may exercise such rights only within a period of not more than one (1) year after the date that the Participant became Disabled or, if earlier, within the originally prescribed term of the Stock Right.

    The Committee shall make the determination both of whether Disability has occurred and of the date of its occurrence (unless a procedure for such determination is set forth in another agreement between the Company and such Participant, in which case such procedure shall be used for such determination). If requested, the Participant shall be examined by a physician selected or approved by the Committee, the cost of which examination shall be paid for by the Company.

14. EFFECT OF DEATH WHILE AN EMPLOYEE, DIRECTOR OR CONSULTANT

    Except as otherwise provided in the pertinent Stock Agreement, in the event of death of a Participant while the Participant is an employee, director, consultant or advisor of the Company or of an Affiliate, any Stock Rights granted to such Participant may be exercised by the Participant's Survivors to the extent exercisable but not exercised on the date of death. Any such Stock Right must be exercised within one (1) year after the date of death of the Participant but in no event after the date of expiration of the term of the Stock Right.

15. PURCHASE FOR INVESTMENT

    Unless the offering and sale of the Shares to be issued upon the particular exercise of an Stock Right shall have been effectively registered under the Securities Act of 1933, as now in force or hereafter amended (the "1933 Act"), the Company shall be under no obligation to issue the Shares covered by such exercise unless and until the following conditions have been fulfilled:

    a. The person(s) who exercise such Stock Right shall warrant to the Company, at the time of such exercise or receipt, as the case may be, that such person(s) are acquiring such Shares for their own respective accounts, for investment, and not with a view to, or for sale in connection with, the distribution of any such Shares, in which event the person(s) acquiring such Shares shall be bound by the provisions of the following legend which shall be endorsed upon the certificate(s) evidencing their Shares issued pursuant to such exercise or such grant:

               "The shares represented by this certificate have been taken for investment and they may not be sold or otherwise transferred by any person, including a pledgee, unless (1) either (a) a Registration Statement with respect to such shares shall be effective under the Securities Act of 1933, as amended, or
               (b) the Company shall have received an opinion of counsel satisfactory to it that an exemption from registration under such Act is then available, and (2) there shall have been compliance with all applicable state securities laws."

    b. The Company shall have received an opinion of its counsel that the Shares may be issued upon such particular exercise in compliance with the 1933 Act without registration thereunder.

    The Company may delay issuance of the Shares until completion of any action or obtaining of any consent which the Company deems necessary under any applicable law (including, without limitation, state securities or "blue sky" laws).

16. DISSOLUTION OR LIQUIDATION OF THE COMPANY

    Upon the dissolution or liquidation of the Company (other than in connection with a transaction subject to the provisions of Section 17.2), all Stock Rights granted under this Plan which as of such date shall not have been exercised will terminate and become null and void; provided, however, that if the rights of a Participant have not otherwise terminated and expired, the Participant will have the right immediately prior to such dissolution or liquidation to exercise any Stock Right to the extent that such Stock Right is exercisable as of the date immediately prior to such dissolution or liquidation.

17. ADJUSTMENTS

    Upon the occurrence of any of the following events, a Participant's rights with respect to any Stock Right granted to him or her hereunder which have not previously been exercised in full shall be adjusted as hereinafter provided, unless otherwise specifically provided in the written agreement between the Participant and the Company relating to such Stock Right or in any employment agreement between a Participant and the Company or an Affiliate:

    17.1 Stock Dividends and Stock Splits. If the shares of Common Stock shall be subdivided or combined into a greater or smaller number of shares or if the Company shall issue any shares of Common Stock as a stock dividend on its outstanding Common Stock, the number of shares of Common Stock deliverable upon the exercise of such Stock Right shall be appropriately increased or decreased, and appropriate adjustments shall be made in the purchase price per share to reflect such subdivision, combination or stock dividend.

    17.2 Consolidations or Mergers. In the event of a consolidation or merger in which the Company is not the surviving corporation or which results in the acquisition of substantially all the Company's outstanding stock by a single person or entity or by a group of persons and/or entities acting in concert, or in the event of the sale or transfer of substantially all the Company's assets (any of the foregoing, an "Acquisition"), all then outstanding Options shall terminate unless assumed pursuant to clause (i) below; provided, that either
(i) the Committee shall provide for the surviving or acquiring entity or an affiliate thereof to assume the outstanding Options or grant replacement options in lieu thereof, any such replacement to be upon an equitable basis as determined by the Committee, or (ii) if there is no such assumption or substitution, all outstanding Options shall become immediately and fully exercisable immediately prior to the Acquisition, notwithstanding any restrictions or vesting conditions set forth therein.

    17.3 Recapitalization or Reorganization. In the event of a recapitalization or reorganization of the Company (other than a transaction described in Section 17.2 above) pursuant to which securities of the Company or of another corporation are issued with respect to the outstanding shares of Common Stock, a Participant upon exercising a Stock Right shall be entitled to receive for the purchase price paid upon such exercise the securities he or she would have received if he or she had exercised such Stock Right prior to such recapitalization or reorganization.

    17.4 Modification of ISOs. Notwithstanding the foregoing, any adjustments made pursuant to Section 17.1, 17.2 or 17.3 with respect to ISOs shall be made only after the Committee determines whether such adjustments would constitute a "modification" of such ISOs (as that term is defined in Section 424(h) of the Code) or would cause any adverse tax consequences for the holders of such ISOs. If the Committee determines that such adjustments made with respect to ISOs would constitute a modification of such ISOs, it may refrain from making such adjustments, unless the holder of an ISO specifically requests in writing that such adjustment be made and such writing indicates that the holder has full knowledge of the consequences of such "modification" on his or her income tax treatment with respect to the ISO.

18. ISSUANCES OF SECURITIES

    Except as expressly provided herein, no issuance (including for this purpose the delivery of shares held in treasury) by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to Options. Except as expressly provided herein, no adjustments shall be made for dividends paid in cash or in property (including without limitation, securities) of the Company.

19. FRACTIONAL SHARES

    No fractional share shall be issued under the Plan and the person exercising any Stock Right shall receive from the Company cash in lieu of any such fractional share equal to the Fair Market Value thereof determined in good faith by the Board of Directors.

20. CONVERSION OF ISOS INTO NON-QUALIFIED OPTIONS: TERMINATION OF ISOS

    Any Options granted under this Plan which do not meet the requirements of the Code for ISOs shall automatically be deemed to be NQSOs without further action on the part of the Committee. The Committee, at the written request of any Participant, may in its discretion take such actions as may be necessary to convert such Participant's ISOs (or any portion thereof) that have not been exercised on the date of conversion into NQSOs at any time prior to the expiration of such ISOs, regardless of whether the Participant is an employee of the Company or an Affiliate at the time of such conversion. Such actions may include, but not be limited to, extending the exercise period or reducing the exercise price of the appropriate installments of such Options. At the time of such conversion, the Committee (with the consent of the Participant) may impose such conditions on the exercise of the resulting NQSOs as the Committee in its discretion may determine, provided that such conditions shall not be inconsistent with this Plan. Nothing in the Plan shall be deemed to give any Participant the right to have such Participant's ISOs converted into NQSOs, and no such conversion shall occur until and unless the Committee takes appropriate action. The Committee, with the consent of the Participant, may also terminate any portion of any ISO that has not been exercised at the time of such termination.

21. WITHHOLDING

    In the event that any federal, state, or local income taxes, employment taxes, Federal Insurance Contributions Act ("FICA") withholdings or other amounts are required by applicable law or governmental regulation to be withheld from the Participant's salary, wages or other remuneration in connection with the exercise of a Stock Right or a Disqualifying Disposition (as defined in Section 22), the Participant shall advance in cash to the Company, or to any Affiliate of the Company which employs or employed the Participant, the amount of such withholdings unless a different withholding arrangement, including the use of shares of the Company's Common Stock, is authorized by the Committee (and permitted by law), provided, however, that with respect to persons subject to Section 16 of the Exchange Act, any such withholding arrangement shall be in compliance with any applicable provisions of Rule 16b-3 promulgated under Section 16 of the Exchange Act. For purposes hereof, the Fair Market Value of any shares withheld for purposes of payroll withholding shall be determined in the manner provided in Section 1 above, as of the most recent practicable date prior to the date of exercise. If the Fair Market Value of the shares withheld is less than the amount of payroll withholdings required, the Participant my be required to advance the difference in cash to the Company or the Affiliate employer. The Committee in its discretion may condition the exercise of an Option for less than the then Fair Market Value on the Participant's payment of such additional withholding. In no event shall shares be withheld from any award in satisfaction of tax withholding requirements in an amount that exceeds the minimum tax withholding requirements of law.

22. NOTICE TO COMPANY OF DISQUALIFYING DISPOSITION

    Each Key Employee who receives an ISO must agree to notify the Company in writing immediately after the Key Employee makes a "Disqualifying Disposition" of any Shares acquired pursuant to the exercise of an ISO. A Disqualifying Disposition is any disposition (as defined in Section 424(c) of the Code) of such shares before the later of (a) two years from the date the Key Employee was granted the ISO, or (b) one year after the date the Key Employee acquired Shares by exercising the ISO. If the Key Employee has died before such Shares are sold, the notice provisions of this Section 22 shall not apply.

23. EFFECTIVE DATE; TERMINATION OF THE PLAN

    The Plan shall be effective on December 12, 1996, the date of its approval by the Board of Directors. The Plan will terminate on December 12, 2006. The Plan may be terminated at an earlier date by vote of the Board of Directors; provided, however, that any such earlier termination will not affect any Stock Rights granted or Stock Agreements executed prior to the effective date of such termination.

24. AMENDMENT OF THE PLAN; AMENDMENT OF STOCK RIGHTS

    The Plan may be amended by the stockholders of the Company. The Plan may also be amended by the Board of Directors or the Committee, including, without limitation, to the extent necessary to qualify any or all outstanding Stock Rights granted under the Plan or Stock Rights to be granted under the Plan for favorable federal income tax treatment (including deferral of taxation upon exercise) as may be afforded incentive stock options under Section 422 of the Code, to the extent necessary to ensure that Stock Rights granted or to be granted under the Plan are in accordance with Rule 16b-3 under the Exchange Act, and to the extent necessary to qualify the shares issuable upon exercise of any outstanding Stock Rights granted, or Stock Rights to be granted, under the Plan for listing on any national securities exchange or quotation in any national automated quotation system of securities dealers. No modification or amendment of the Plan shall adversely affect a Participant's rights under a Stock Right previously granted to the Participant without such Participant's consent.

    In its discretion, the Committee may amend any term or condition of any outstanding Stock Right, PROVIDED, (i) such term or condition as amended is permitted by the Plan, (ii) if the amendment is adverse to the Participant, such amendment shall be made only with the consent of the Participant, (iii) any such amendment of any ISO shall be made only after the Committee determines whether such amendment would constitute a "modification" of any Stock Right which is an ISO (as that term is defined in Section 424(h) of the Code) or would cause any adverse tax consequences for the holder of such ISO, and (iv) with respect to any Stock Right held by any Participant who is subject to the provisions of
Section 16(a) of the Exchange Act, any such amendment shall be made only after the Committee determines whether such amendment would constitute the grant of a new Stock Right. Notwithstanding the foregoing, the Committee may not reprice any Options, either directly through a reduction of the exercise price or indirectly by cancellation of outstanding Options in return for an immediate grant of Options with a lower exercise price.

25. EMPLOYMENT OR OTHER RELATIONSHIP

    Nothing in this Plan or any Stock Agreement shall be deemed to prevent the Company or an Affiliate from terminating the employment, consultancy or director status of a Participant, nor to prevent a Participant from terminating his or her own employment, consultancy or director status or to give any Participant a right to be retained in employment or other service by the Company or any Affiliate for any period of time.

26. GOVERNING LAW

    This Plan shall be construed and enforced in accordance with the law of The Commonwealth of Massachusetts.

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Part D of Article 6 of Vertex's restated articles of organization, as amended, provides that no director shall be personally liable to Vertex or its stockholders for monetary damages for any breach of fiduciary duty as a director. Such paragraph provides further, however, that to the extent provided by applicable law it will not eliminate or limit the liability of a director
(1) for any breach of the director's duty of loyalty to Vertex or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) under Section 61 or 62 of the Massachusetts Business Corporation Law, Chapter 156B of the General Laws of Massachusetts (the "MBCL"), or (4) for any transactions from which the director derived an improper personal benefit.

    Article V of Vertex's amended and restated by-laws provides that Vertex shall indemnify each of its directors and officers (including persons who serve at Vertex's request as a director, officer, or trustee of another organization in which Vertex has any interest, direct or indirect, as a stockholder, creditor, or otherwise or who serve at Vertex's request in any capacity with respect to any employee benefit plan) against all liabilities and expenses, including amounts paid in satisfaction of judgments, in compromise, or as fines and penalties, and counsel fees reasonably incurred by such director or officer in connection with the defense or disposition of any action, suit, or other proceeding, whether civil or criminal, in which such director or officer may be involved or with which such person may be threatened, while in office or thereafter, by reason of such person's being or having been such a director, officer, or trustee, except with respect to any matter as to which such director or officer shall have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that such director's or officer's action was in the best interest of Vertex or, to the extent that such matter relates to service with respect to an employee benefit plan, in the best interest of the participants or beneficiaries of such employee benefit plan.

    As to any matter disposed of by a compromise payment by any such person, pursuant to a consent decree or otherwise, Article V of Vertex's by-laws provides that no indemnification shall be provided to such person for such payment or for any other expenses unless such compromise has been approved as in the best interests of Vertex, after notice that it involves such indemnification
(1) by a disinterested majority of the directors then in office, or (2) by a majority of the disinterested directors then in office, provided, there has been obtained an opinion in writing of independent legal counsel to the effect that such director or officer appeared to have acted in good faith in the reasonable belief that such person's action was in the best interest of Vertex, or (3) by the holders of a majority of the outstanding stock at the time entitled to vote for directors, voting as a single class, exclusive of any stock owned by any interested director or officer.

    Article V of Vertex's by-laws provides that expenses, including counsel fees, reasonably incurred by any director or officer in connection with the defense or disposition of any such action, suit or other proceeding may be paid from time to time by Vertex at the discretion of a majority of the disinterested directors then in office, in advance of the final disposition thereof, upon receipt of an undertaking by such director or officer to repay Vertex the amounts so paid if it is ultimately determined that indemnification for such expenses is not authorized under Article V of the by-laws, which undertaking may be accepted by Vertex without reference to the financial ability of such director or officer to make repayment.

    Article V of Vertex's by-laws gives its board of directors the power to authorize the purchase and maintenance of insurance, in such amounts as the board of directors may from time to time deem appropriate, on behalf of any person who is or was a director, officer, or agent of Vertex, or who is or was serving at the request of Vertex as a director, officer or agent of another organization in which Vertex has any interest, direct or indirect, as a shareholder, creditor or otherwise, or with respect to any employee benefit plan, against any liability incurred by such person in any such capacity, or arising out of such person's status as such agent, whether or not such person is entitled to indemnification by Vertex pursuant to Article V of otherwise and whether or not Vertex would have the power to indemnify the person against such liability.

    Section 13(b)(1 1/2) of the MBCL authorizes the provisions, described above, contained in Part D Article 6 of Vertex's restated articles of organization, as amended.

    Section 67 of the MBCL authorizes the provisions, described above, contained in Article V of Vertex's by-laws.

    Section 65 of the MBCL provides that performance by a director, officer, or incorporator of his duties in good faith and in a manner he reasonably believes to be in the best interest of the corporation, and with such care as an ordinarily prudent person in a like position would use under similar circumstances, shall be a complete defense to any claim asserted against him, whether under Sections 60 to 64, inclusive, or otherwise, except as expressly provided by statute, by reason of his being or having been a director, officer, or incorporator of the corporation.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

    (a) The following exhibits are filed herewith or incorporated herein by reference:


EXHIBIT NO.                                     DESCRIPTION
-----------             ------------------------------------------------------------
          2.1           Agreement and Plan of Merger, dated as of April 29, 2001,
                        among Vertex Pharmaceuticals Incorporated, Ahab Acquisition
                        Sub, Inc. and Aurora Biosciences Corporation (included as
                        Annex A to the joint proxy statement-prospectus forming a
                        part of this Registration Statement and incorporated herein by reference).

          3.1           Restated Articles of Organization filed with the
                        Commonwealth of Massachusetts on July 31, 1991 (previously filed with the initial filing of the registration statement on May 23, 2001).

          3.2 Articles of Amendment filed with the Commonwealth of Massachusetts on June 4, 1997 (previously filed with the initial filing of the registration statement on May 23,
                        2001).

          3.3           Certificate of Vote of Directors Establishing a Series of a
                        Class of Stock, as filed with the Secretary of the
                        Commonwealth of Massachusetts on July 31, 1991 (previously filed with the initial filing of the registration statement on May 23, 2001).

          3.4 Articles of Amendment filed with the Commonwealth of Massachusetts on May 21, 2001 (previously filed with the initial filing of the registration statement on May 23,
                        2001).

          3.5           By-laws of Vertex as amended and restated as of March 12,
                        2001 (filed as Exhibit 3.4 to Vertex's 2000 Annual Report on
                        Form 10-K (File No. 000-19319) and incorporated herein by
                        reference).

          4.1           Specimen stock certificate (filed as Exhibit 4.1 to Vertex's
                        Registration Statement on Form S-1 (Registration
                        No. 3-40966) or amendments thereto and incorporated herein by reference).

          4.2           Stockholder Rights Plan (filed as Exhibit 4.2 to Vertex's
                        Registration Statement on Form S-1 (Registration
                        No. 3-40966) or amendments thereto and incorporated herein by reference).

EXHIBIT NO.                                     DESCRIPTION
-----------             ------------------------------------------------------------
          4.3           First Amendment to Rights Agreement dated as of
                        February 21, 1997 (filed as Exhibit 4.3 to Vertex's 1996
                        Annual Report on Form 10-K (File No. 000-19319) and
                        incorporated herein by reference).

          4.4           Indenture dated as of September 19, 2000 between Vertex and
                        State Street Bank and Trust Company (filed as Exhibit 4.1 to
                        Vertex's Quarterly Report on Form 10-Q for the quarter ended
                        September 30, 2000 (File No. 000-19319) and incorporated
                        herein by reference).

          4.5           Supplemental Indenture dated as of December 12, 2000 between
                        Vertex and State Street Bank and Trust Company (filed as
                        Exhibit 4.2 to the Form S-3 filed by Vertex (Registration
                        No. 333-49844) and incorporated herein by reference).

          4.6           Registration Rights Agreement dated as of September 19, 2000 among Vertex and Merrill Lynch & Co., Merrill Lynch, Pierce,
                        Fenner & Smith Incorporated, Credit Suisse First Boston
                        Corporation, Robertson Stephens, Inc., Chase Securities Inc.
                        and J.P. Morgan Securities Inc., as Initial Purchasers
                        (filed as Exhibit 4.2 to Vertex's Quarterly Report on
                        Form 10-Q for the quarter ended September 30, 2000 (File
                        No. 000-19319) and incorporated herein by reference).

          5.1           Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo,
                        P.C. regarding legality of securities being registered
                        (filed herewith).

          8.1           Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo,
                        P.C. regarding U.S. income tax aspects of the merger (filed herewith).

          8.2 Opinion of Cooley Godward LLP regarding U.S. income tax aspects of the merger (filed herewith).

          9.1           Stockholder Agreement between Vertex and Certain
                        Stockholders of Aurora dated April 29, 2001 (filed as
                        Exhibit 10.1 to Vertex's Current Report on Form 8-K (File
                        No. 000-19319, filing date April 30, 2001) and incorporated herein by reference).

          9.2           Stockholder Agreement between Aurora and Certain
                        Stockholders of Vertex dated April 29, 2001 (filed as
                        Exhibit 10.2 to Vertex's Current Report on Form 8-K (File
                        No. 000-19319, filing date April 30, 2001) and incorporated herein by reference).

         10.1 1991 Stock Option Plan, as amended and restated as of September 14, 1999 (filed as Exhibit 10.1 to Vertex's 1999
                        Annual Report on Form 10-K (File No. 000-19319) and incorporated herein by reference).

         10.2 1994 Stock and Option Plan, as amended and restated as of September 14, 1999 (filed as Exhibit 10.2 to Vertex's 1999
                        Annual Report on Form 10-K (File No. 000-19319) and incorporated herein by reference).

         10.3           1996 Stock and Option Plan, as Amended and Restated
                        (included as Annex D to the joint proxy statement-prospectus forming a part of this Registration Statement and
                        incorporated herein by reference).

         10.4           Non-Competition and Stock Repurchase Agreement between
                        Vertex and Joshua Boger, dated April 20, 1989 (filed as
                        Exhibit 10.2 to Vertex's Registration Statement on Form S-1
                        (Registration No. 33-40966) or amendments thereto and
                        incorporated herein by reference).

         10.5           Form of Employee Stock Purchase Agreement (filed as
                        Exhibit 10.3 to Vertex's Registration Statement on Form S-1
                        (Registration No. 33-40966) or amendments thereto and
                        incorporated herein by reference).

EXHIBIT NO.                                     DESCRIPTION
-----------             ------------------------------------------------------------
         10.6           Form of Employee Non-Disclosure and Inventions Agreement
                        (filed as Exhibit 10.4 to Vertex's Registration Statement on
                        Form S-1 (Registration No. 33-40966) or amendments thereto and incorporated herein by reference).

         10.7           Form of Executive Employment Agreement executed by Joshua S.
                        Boger and Vicki L. Sato (filed as Exhibit 10.6 to Vertex's
                        1994 Annual Report on Form 10-K (File No. 000-19319) and
                        incorporated herein by reference).

         10.8           Form of Amendment to Employment Agreement executed by Joshua
                        S. Boger and Vicki L. Sato (filed as Exhibit 10.1 to
                        Vertex's Quarterly Report on Form 10-Q for the quarter ended
                        June 30, 1995 (File No. 000-19319) and incorporated herein by reference).

         10.9           Executive Employment Agreement between Vertex and Iain P.M.
                        Buchanan (filed as Exhibit 10.9 to Vertex's 2000 Annual
                        Report on Form 10-K (File No. 000-19319) and incorporated
                        herein by reference).

        10.10           Agreement dated December 21, 2000 between Vertex and Richard
                        H. Aldrich (filed as Exhibit 10.10 to Vertex's 2000 Annual
                        Report on Form 10-K (File No. 000-19319) and incorporated
                        herein by reference).

        10.11           Lease dated March 3, 1995, between Fort Washington Realty
                        Trust and Vertex, relating to the premises at 130 Waverly
                        Street, Cambridge, MA (filed as Exhibit 10.15 to Vertex's
                        1994 Annual Report on Form 10-K (File No. 000-19319) and incorporated herein by reference).

        10.12           First Amendment to Lease dated March 3, 1995 between Fort
                        Washington Realty Trust and Vertex (filed as Exhibit 10.15 to Vertex's 1995 Annual Report on Form 10-K (File No.
                        000-19319) and incorporated herein by reference).

        10.13           Second Amendment to Lease and Option Agreement dated June
                        12, 1997 between Fort Washington Realty Trust and Vertex
                        (filed as Exhibit 10.17 to Vertex's 1999 Annual Report on
                        Form 10-K (File No. 000-19319) and incorporated herein by reference).

        10.14           Third, Fourth and Fifth Amendments to Lease between Fort
                        Washington Realty Trust and Vertex (filed with certain confidential information deleted as Exhibit 10.14 to Vertex's 2000 Annual Report on Form 10-K (File No.
                        000-19319) and incorporated herein by reference).

        10.15           Lease by and between Trustees of Fort Washington Realty
                        Trust, Landlord, and Vertex, executed September 17, 1999
                        (filed as Exhibit 10.27 to Vertex's Quarterly Report on Form
                        10-Q for the quarter ended September 30, 1999 with certain confidential information deleted (File No. 000-19319), and incorporated herein by reference).

        10.16           Lease by and between Kendall Square, LLC, Landlord, and
                        Vertex, executed January 18, 2001 (filed with certain confidential information deleted as Exhibit 10.16 to Vertex's 2000 Annual Report on Form 10-K (File No.
                        000-19319) and incorporated herein by reference).

        10.17           Agreement for Lease of Premises at 88 Milton Park, Abingdon,
                        Oxfordshire between Milton Park Limited and Vertex
                        Pharmaceuticals (Europe) Limited and Vertex Pharmaceuticals
                        Incorporated (filed as Exhibit 10.18 to Vertex's 1999 Annual
                        Report on Form 10-K (File No. 000-19319) and incorporated
                        herein by reference).

        10.18           Research Agreement and License Agreement, both dated
                        December 16, 1993, between Vertex and Burroughs Wellcome Co.
                        (filed with certain confidential information deleted as
                        Exhibit 10.16 to Vertex's Annual Report on Form 10-K for the
                        year ended December 31, 1993 (File No. 000-19319) and
                        incorporated herein by reference).

EXHIBIT NO.                                     DESCRIPTION
-----------             ------------------------------------------------------------
        10.19           Research and Development Agreement between Vertex and Eli
                        Lilly and Company effective June 11, 1997 (filed with
                        certain confidential information deleted as Exhibit 10.1 to
                        Vertex's Quarterly Report on Form 10-Q for the quarter ended
                        June 30, 1997, (File No. 000-19319) and incorporated herein by reference).

        10.20           Research and Development Agreement between Vertex and Kissei
                        Pharmaceutical Co. Ltd. effective September 10, 1997 (filed with certain confidential information deleted as
                        Exhibit 10.1 to Vertex's Quarterly Report on Form 10-Q for
                        the quarter ended September 30, 1997, (File No. 000-19319)
                        and incorporated herein by reference).

        10.21 Research Agreement between Vertex and Schering AG dated as of August 24, 1998 (filed with certain confidential information deleted as Exhibit 10.1 to Vertex's Quarterly
                        Report on Form 10-Q for the quarter ended September 30, 1998, (File No. 000-19319) and incorporated herein by reference).

        10.22           License, Development and Commercialization Agreement between the Company and Hoechst Marion Roussel Deutschland GmbH
                        dated September 1, 1999 (filed with certain confidential
                        information deleted as Exhibit 10.27 to Vertex's Quarterly
                        Report on Form 10-Q for the quarter ended September 30,
                        1999, (File No. 000-19319), and incorporated herein by
                        reference).

        10.23           Collaboration and Option Agreement between Vertex and Taisho
                        Pharmaceutical Co., Ltd. dated November 30, 1999 (filed with certain confidential information deleted as Exhibit 10.27 to
                        Vertex's 1999 Form 10-K, (File No. 000-19319) and
                        incorporated herein by reference).

        10.24           Research and Early Development Agreement between Vertex and
                        Novartis Pharma AG dated May 8, 2000 (filed with certain
                        confidential information deleted as Exhibit 10.1 to Vertex's
                        Quarterly Report on Form 10-Q for the quarter ended March
                        31, 2000, (File No. 000-19319) and incorporated herein by
                        reference).

        10.25           Research Agreement between Vertex and Laboratories Serono
                        S.A. dated December 11, 2000 (filed with certain confidential information deleted as Exhibit 10.26 to Vertex's 2000 Form 10-K (File No. 000-19319) and incorporated herein by reference).

        10.26           Letter Agreement, dated April 29, 2001, by and among Aurora
                        Biosciences Corporation and Stuart J.M. Collinson
                        (previously filed with the initial filing of the
                        registration statement on May 23, 2001).

        10.27           Employment Agreement, dated April 29, 2001, by and among
                        Aurora Biosciences Corporation and Harry Stylli (previously filed with the initial filing of the registration statement on May 23, 2001).

         21.1           Subsidiaries of Vertex (filed as Exhibit 21 to Vertex's 1999
                        Form 10-K (File No. 000-19319), and incorporated herein by reference).

         23.1           Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo,
                        P.C. (included as part of its opinions filed as Exhibit 5.1 and 8.1 and incorporated herein by reference).

         23.2 Consent of Cooley Godward LLP (included as part of its opinion filed as Exhibit 8.2 and incorporated herein by reference).

         23.3           Consent of PricewaterhouseCoopers LLP (filed herewith).

         23.4 Consent of Ernst & Young LLP, Independent Auditors (filed herewith).

EXHIBIT NO.                                     DESCRIPTION
-----------             ------------------------------------------------------------
         23.5           Consent of Merrill Lynch, Pierce, Fenner & Smith
                        Incorporated (previously filed with the initial filing of
                        the registration statement on May 23, 2001).

         23.6           Consent of Goldman, Sachs & Co. (filed herewith).

         23.7           Consent of Arthur Andersen LLP (filed herewith).

         23.8           Consent of KPMG LLP (filed herewith).

         24.1           Power of Attorney (previously filed with the initial filing of the registration statement on May 23, 2001).

         99.1           Opinion of Merrill Lynch, Pierce, Fenner & Smith
                        Incorporated (included as Annex B to the joint proxy statement-prospectus forming a part of this Registration
                        Statement and incorporated herein by reference).

         99.2           Opinion of Goldman, Sachs & Co. (included as Annex C to the joint proxy statement-prospectus forming a part of this
                        Registration Statement and incorporated herein by
                        reference).

        *99.3           Form of Proxy of Vertex (filed herewith).

        *99.4           Form of Proxy of Aurora (filed herewith).

         99.5           Affidavit of Sarah Cecil with respect to Stuart J.M.
                        Collinson (previously filed with the initial filing of the registration statement on May 23, 2001).


------------------------


*   Replaces previously filed exhibit.


ITEM 22.  UNDERTAKINGS

    Vertex undertakes:

    (1) that, for purposes of determining any liability under the Securities Act of 1933 (the "Act"), each filing of Vertex's annual report pursuant to
Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

    (2) that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), Vertex undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form;

    (3) that every prospectus (i) that is filed pursuant to paragraph (2) immediately preceding, or (ii) that purports to meet the requirements of
Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

    (4) to respond to requests for information that is incorporated by reference into the joint proxy statement-prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form S-4, within one business day of receipt of any such request, and to send the incorporated documents by first class mail or other equally prompt means, including information contained in documents filed after the effective date of this registration statement through the date of responding to such request; and

    (5) to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in this registration statement when it became effective.

    Insofar as indemnification for liabilities under the Act may be permitted to directors, officers and controlling persons of Vertex pursuant to the provisions described in Item 20 above, or otherwise, Vertex has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable. If a claim of indemnification against such liabilities (other than the payment by Vertex of expenses incurred or paid by a director, officer or controlling person of Vertex in a successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, Vertex will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, Commonwealth of Massachusetts, on June 8, 2001.


                                                       VERTEX PHARMACEUTICALS INCORPORATED

                                                       By:  /s/ JOSHUA S. BOGER
                                                            -----------------------------------------
                                                            Name: Joshua S. Boger
                                                            Title: Chief Executive Officer


    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities held on the dates indicated.



                      SIGNATURE                                      TITLE                    DATE
                      ---------                                      -----                    ----
/s/ JOSHUA S. BOGER                                    Director, Chairman and Chief
-------------------------------------------            Executive Officer (principal       June 8, 2001
Joshua S. Boger                                        executive officer)

/s/ JOHANNA MESSINA POWER
-------------------------------------------            Controller (principal financial    June 8, 2001
Johanna Messina Power                                  and accounting officer)

/s/ *
-------------------------------------------            Director                           June 8, 2001
Barry M. Bloom

/s/ *
-------------------------------------------            Director                           June 8, 2001
Roger W. Brimblecombe

/s/ *
-------------------------------------------            Director                           June 8, 2001
Donald R. Conklin

/s/ *
-------------------------------------------            Director                           June 8, 2001
Bruce I. Sachs

                      SIGNATURE                                      TITLE                    DATE
                      ---------                                      -----                    ----
/s/ *
-------------------------------------------            Director                           June 8, 2001
Charles A. Sanders

/s/ *
-------------------------------------------            Director                           June 8, 2001
Elaine S. Ullian



* By executing his name hereto Joshua S. Boger is signing this document on behalf of the persons indicated above pursuant to the power of attorney duly executed by such persons and filed with the Securities and Exchange Commission.



     /s/ JOSHUA S. BOGER
By:  ----------------------------------------
     Joshua S. Boger, Attorney-in-Fact

                                 EXHIBIT INDEX


EXHIBIT NO.                                     DESCRIPTION
-----------             ------------------------------------------------------------
         2.1            Agreement and Plan of Merger, dated as of April 29, 2001,
                        among Vertex Pharmaceuticals Incorporated, Ahab Acquisition
                        Sub, Inc. and Aurora Biosciences Corporation (included as
                        Annex A to the joint proxy statement-prospectus forming a
                        part of this Registration Statement and incorporated herein by reference).

         3.1            Restated Articles of Organization filed with the
                        Commonwealth of Massachusetts on July 31, 1991 (previously filed with the initial filing of the registration statement on May 23, 2001).

         3.2 Articles of Amendment filed with the Commonwealth of Massachusetts on June 4, 1997 (previously filed with the initial filing of the registration statement on May 23,
                        2001).

         3.3            Certificate of Vote of Directors Establishing a Series of a
                        Class of Stock, as filed with the Secretary of the
                        Commonwealth of Massachusetts on July 31, 1991 (previously filed with the initial filing of the registration statement on May 23, 2001).

         3.4 Articles of Amendment filed with the Commonwealth of Massachusetts on May 21, 2001 (previously filed with the initial filing of the registration statement on May 23,
                        2001).

         3.5            By-laws of Vertex as amended and restated as of March 12,
                        2001 (filed as Exhibit 3.4 to Vertex's 2000 Annual Report on
                        Form 10-K (File No. 000-19319) and incorporated herein by
                        reference).

         4.1            Specimen stock certificate (filed as Exhibit 4.1 to Vertex's
                        Registration Statement on Form S-1 (Registration
                        No. 3-40966) or amendments thereto and incorporated herein by reference).

         4.2            Stockholder Rights Plan (filed as Exhibit 4.2 to Vertex's
                        Registration Statement on Form S-1 (Registration
                        No. 3-40966) or amendments thereto and incorporated herein by reference).

         4.3            First Amendment to Rights Agreement dated as of
                        February 21, 1997 (filed as Exhibit 4.3 to Vertex's 1996
                        Annual Report on Form 10-K (File No. 000-19319) and incorporated herein by reference).

         4.4            Indenture dated as of September 19, 2000 between Vertex and
                        State Street Bank and Trust Company (filed as Exhibit 4.1 to
                        Vertex's Quarterly Report on Form 10-Q for the quarter ended
                        September 30, 2000 (File No. 000-19319) and incorporated
                        herein by reference).

         4.5            Supplemental Indenture dated as of December 12, 2000 between
                        Vertex and State Street Bank and Trust Company (filed as
                        Exhibit 4.2 to the Form S-3 filed by Vertex (Registration
                        No. 333-49844) and incorporated herein by reference).

         4.6            Registration Rights Agreement dated as of September 19, 2000 among Vertex and Merrill Lynch & Co., Merrill Lynch, Pierce,
                        Fenner & Smith Incorporated, Credit Suisse First Boston
                        Corporation, Robertson Stephens, Inc., Chase Securities Inc.
                        and J.P. Morgan Securities Inc., as Initial Purchasers
                        (filed as Exhibit 4.2 to Vertex's Quarterly Report on
                        Form 10-Q for the quarter ended September 30, 2000 (File
                        No. 000-19319) and incorporated herein by reference).

         5.1            Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo,
                        P.C. regarding legality of securities being registered
                        (filed herewith).

         8.1            Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo,
                        P.C. regarding U.S. income tax aspects of the merger (filed herewith).

         8.2 Opinion of Cooley Godward LLP regarding U.S. income tax aspects of the merger (filed herewith).

EXHIBIT NO.                                     DESCRIPTION
-----------             ------------------------------------------------------------
         9.1            Stockholder Agreement between Vertex and Certain
                        Stockholders of Aurora dated April 29, 2001 (filed as
                        Exhibit 10.1 to Vertex's Current Report on Form 8-K (File
                        No. 000-19319, filing date April 30, 2001) and incorporated herein by reference).

         9.2            Stockholder Agreement between Aurora and Certain
                        Stockholders of Vertex dated April 29, 2001 (filed as
                        Exhibit 10.2 to Vertex's Current Report on Form 8-K (File
                        No. 000-19319, filing date April 30, 2001) and incorporated herein by reference).

        10.1 1991 Stock Option Plan, as amended and restated as of September 14, 1999 (filed as Exhibit 10.1 to Vertex's 1999
                        Annual Report on Form 10-K (File No. 000-19319) and incorporated herein by reference).

        10.2 1994 Stock and Option Plan, as amended and restated as of September 14, 1999 (filed as Exhibit 10.2 to Vertex's 1999
                        Annual Report on Form 10-K (File No. 000-19319) and incorporated herein by reference).

        10.3            1996 Stock and Option Plan, as Amended and Restated
                        (included as Annex D to the joint proxy statement-prospectus forming a part of this Registration Statement and
                        incorporated herein by reference).

        10.4            Non-Competition and Stock Repurchase Agreement between
                        Vertex and Joshua Boger, dated April 20, 1989 (filed as
                        Exhibit 10.2 to Vertex's Registration Statement on Form S-1
                        (Registration No. 33-40966) or amendments thereto and
                        incorporated herein by reference).

        10.5            Form of Employee Stock Purchase Agreement (filed as
                        Exhibit 10.3 to Vertex's Registration Statement on Form S-1
                        (Registration No. 33-40966) or amendments thereto and
                        incorporated herein by reference).

        10.6            Form of Employee Non-Disclosure and Inventions Agreement
                        (filed as Exhibit 10.4 to Vertex's Registration Statement on
                        Form S-1 (Registration No. 33-40966) or amendments thereto and incorporated herein by reference).

        10.7            Form of Executive Employment Agreement executed by Joshua S.
                        Boger and Vicki L. Sato (filed as Exhibit 10.6 to Vertex's
                        1994 Annual Report on Form 10-K (File No. 000-19319) and
                        incorporated herein by reference).

        10.8            Form of Amendment to Employment Agreement executed by Joshua
                        S. Boger and Vicki L. Sato (filed as Exhibit 10.1 to
                        Vertex's Quarterly Report on Form 10-Q for the quarter ended
                        June 30, 1995 (File No. 000-19319) and incorporated herein by reference).

        10.9            Executive Employment Agreement between Vertex and Iain P.M.
                        Buchanan (filed as Exhibit 10.9 to Vertex's 2000 Annual
                        Report on Form 10-K (File No. 000-19319) and incorporated
                        herein by reference).

        10.10           Agreement dated December 21, 2000 between Vertex and Richard
                        H. Aldrich (filed as Exhibit 10.10 to Vertex's 2000 Annual
                        Report on Form 10-K (File No. 000-19319) and incorporated
                        herein by reference).

        10.11           Lease dated March 3, 1995, between Fort Washington Realty
                        Trust and Vertex, relating to the premises at 130 Waverly
                        Street, Cambridge, MA (filed as Exhibit 10.15 to Vertex's
                        1994 Annual Report on Form 10-K (File No. 000-19319) and incorporated herein by reference).

        10.12           First Amendment to Lease dated March 3, 1995 between Fort
                        Washington Realty Trust and Vertex (filed as Exhibit 10.15 to Vertex's 1995 Annual Report on Form 10-K (File No.
                        000-19319) and incorporated herein by reference).

        10.13           Second Amendment to Lease and Option Agreement dated June
                        12, 1997 between Fort Washington Realty Trust and Vertex
                        (filed as Exhibit 10.17 to Vertex's 1999 Annual Report on
                        Form 10-K (File No. 000-19319) and incorporated herein by reference).

EXHIBIT NO.                                     DESCRIPTION
-----------             ------------------------------------------------------------
        10.14           Third, Fourth and Fifth Amendments to Lease between Fort
                        Washington Realty Trust and Vertex (filed with certain
                        confidential information deleted as Exhibit 10.14 to
                        Vertex's 2000 Annual Report on Form 10-K (File No.
                        000-19319) and incorporated herein by reference).

        10.15           Lease by and between Trustees of Fort Washington Realty
                        Trust, Landlord, and Vertex, executed September 17, 1999
                        (filed as Exhibit 10.27 to Vertex's Quarterly Report on Form
                        10-Q for the quarter ended September 30, 1999 with certain confidential information deleted (File No. 000-19319), and incorporated herein by reference).

        10.16           Lease by and between Kendall Square, LLC, Landlord, and
                        Vertex, executed January 18, 2001 (filed with certain confidential information deleted as Exhibit 10.16 to Vertex's 2000 Annual Report on Form 10-K (File No.
                        000-19319) and incorporated herein by reference).

        10.17           Agreement for Lease of Premises at 88 Milton Park, Abingdon,
                        Oxfordshire between Milton Park Limited and Vertex
                        Pharmaceuticals (Europe) Limited and Vertex Pharmaceuticals
                        Incorporated (filed as Exhibit 10.18 to Vertex's 1999 Annual
                        Report on Form 10-K (File No. 000-19319) and incorporated
                        herein by reference).

        10.18           Research Agreement and License Agreement, both dated
                        December 16, 1993, between Vertex and Burroughs Wellcome Co.
                        (filed with certain confidential information deleted as
                        Exhibit 10.16 to Vertex's Annual Report on Form 10-K for the
                        year ended December 31, 1993 (File No. 000-19319) and
                        incorporated herein by reference).

        10.19           Research and Development Agreement between Vertex and Eli
                        Lilly and Company effective June 11, 1997 (filed with
                        certain confidential information deleted as Exhibit 10.1 to
                        Vertex's Quarterly Report on Form 10-Q for the quarter ended
                        June 30, 1997, (File No. 000-19319) and incorporated herein by reference).

        10.20           Research and Development Agreement between Vertex and Kissei
                        Pharmaceutical Co. Ltd. effective September 10, 1997 (filed with certain confidential information deleted as
                        Exhibit 10.1 to Vertex's Quarterly Report on Form 10-Q for
                        the quarter ended September 30, 1997, (File No. 000-19319)
                        and incorporated herein by reference).

        10.21 Research Agreement between Vertex and Schering AG dated as of August 24, 1998 (filed with certain confidential information deleted as Exhibit 10.1 to Vertex's Quarterly
                        Report on Form 10-Q for the quarter ended September 30, 1998, (File No. 000-19319) and incorporated herein by reference).

        10.22           License, Development and Commercialization Agreement between the Company and Hoechst Marion Roussel Deutschland GmbH
                        dated September 1, 1999 (filed with certain confidential
                        information deleted as Exhibit 10.27 to Vertex's Quarterly
                        Report on Form 10-Q for the quarter ended September 30,
                        1999, (File No. 000-19319), and incorporated herein by
                        reference).

        10.23           Collaboration and Option Agreement between Vertex and Taisho
                        Pharmaceutical Co., Ltd. dated November 30, 1999 (filed with certain confidential information deleted as Exhibit 10.27 to
                        Vertex's 1999 Form 10-K, (File No. 000-19319) and
                        incorporated herein by reference).

        10.24           Research and Early Development Agreement between Vertex and
                        Novartis Pharma AG dated May 8, 2000 (filed with certain
                        confidential information deleted as Exhibit 10.1 to Vertex's
                        Quarterly Report on Form 10-Q for the quarter ended March
                        31, 2000, (File No. 000-19319) and incorporated herein by
                        reference).

        10.25           Research Agreement between Vertex and Laboratories Serono
                        S.A. dated December 11, 2000 (filed with certain confidential information deleted as Exhibit 10.26 to Vertex's 2000 Form 10-K (File No. 000-19319) and incorporated herein by reference).

EXHIBIT NO.                                     DESCRIPTION
-----------             ------------------------------------------------------------
        10.26           Letter Agreement, dated April 29, 2001, by and among Aurora
                        Biosciences Corporation and Stuart J.M. Collinson
                        (previously filed with the initial filing of the
                        registration statement on May 23, 2001).

        10.27           Employment Agreement, dated April 29, 2001, by and among
                        Aurora Biosciences Corporation and Harry Stylli (previously filed with the initial filing of the registration statement on May 23, 2001).

        21.1            Subsidiaries of Vertex (filed as Exhibit 21 to Vertex's 1999
                        Form 10-K (File No. 000-19319), and incorporated herein by reference).

        23.1            Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo,
                        P.C. (included as part of its opinions filed as Exhibit 5.1 and 8.1 and incorporated herein by reference).

        23.2 Consent of Cooley Godward LLP (included as part of its opinion filed as Exhibit 8.2 and incorporated herein by reference).

        23.3            Consent of PricewaterhouseCoopers LLP (filed herewith).

        23.4 Consent of Ernst & Young LLP, Independent Auditors (filed herewith).

        23.5            Consent of Merrill Lynch, Pierce, Fenner & Smith
                        Incorporated (previously filed with the initial filing of the registration statement on May 23, 2001).

        23.6            Consent of Goldman, Sachs & Co. (filed herewith).

        23.7            Consent of Arthur Andersen LLP (filed herewith).

        23.8            Consent of KPMG LLP (filed herewith).

        24.1            Power of Attorney (previously filed with the initial filing of the registration statement on May 23, 2001).

        99.1            Opinion of Merrill Lynch, Pierce, Fenner & Smith
                        Incorporated (included as Annex B to the joint proxy statement-prospectus forming a part of this Registration
                        Statement and incorporated herein by reference).

        99.2            Opinion of Goldman, Sachs & Co. (included as Annex C to the joint proxy statement-prospectus forming a part of this
                        Registration Statement and incorporated herein by
                        reference).

       *99.3            Form of Proxy of Vertex (filed herewith).

       *99.4            Form of Proxy of Aurora (filed herewith).

        99.5            Affidavit of Sarah Cecil with respect to Stuart J.M.
                        Collinson (previously filed with the initial filing of the registration statement on May 23, 2001).


------------------------


*   Replaces previously filed exhibit.